   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 2, 1998
                                                  REGISTRATION NO. 333-40471

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            PRE-EFFECTIVE AMENDMENT
                                   NO. 1 TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            BROOKLINE BANCORP, INC.
            (Exact name of registrant as specified in its charter)

         MASSACHUSETTS                       6712               (TO BE APPLIED FOR)
(State or other jurisdiction of        (Primary standard          (I.R.S. Employer
 incorporation or organization)    industrial classification)  identification number)

                             160 WASHINGTON STREET
                      BROOKLINE, MASSACHUSETTS 02147-7612
                                (617) 730-3500
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            RICHARD P. CHAPMAN, JR.
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             160 WASHINGTON STREET
                      BROOKLINE, MASSACHUSETTS 02147-7612
                                (617) 730-3500
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                  Copies to:
                                ERIC LUSE, ESQ.
                           ROBERT B. POMERENK, ESQ.
                     LUSE LEHMAN GORMAN POMERENK & SCHICK
                          5335 WISCONSIN AVENUE, N.W.
                                   SUITE 400
                            WASHINGTON, D.C. 20015

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933,
check the following box:     [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.     [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.     [X]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.     [X]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [X]



THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                            BROOKLINE BANCORP, INC.

                 Cross Reference Sheet Showing Location in the
                Subscription and Community Offering Prospectus
                 of Information Required by Items of Form S-1


Registration Statement Item and Caption        Prospectus Headings
---------------------------------------        -------------------
1.   Forepart of the Registration Statement    Front Cover Page
     and Outside Front Cover Page of
     Prospectus

2.   Inside Front and Outside Back Cover       Inside Front and
     pages of Prospectus                       Outside Back
     Cover Pages

3.   Summary Information, Risk Factors and     Summary of Reorganization and Offering; Risk
     Ratio of Earnings to Fixed Charges        Factors


4.   Use of Proceeds                           Use of Proceeds

5.   Determination of Offering Price           The Reorganization and Offering--
                                               Stock Pricing and the Number of Shares ro be Offered
                                               in the Offering

6.   Dilution                                  Not applicable

7.   Selling Security Holders                  Not applicable

8.   Plan of Distribution                      Front Cover Page; Summary of Reorganization and
                                               Offering; The Reorganization and Offering--
                                               Subscription Offering; --Community Offering; --Plan
                                               Of Distribution and Selling Commissions

9.   Description of Securities to be           Description of Capital Stock of the Company;
     Registered                                Restrictions on Acquisition of the Company and the
     Bank;

10.  Interests of Named Experts and Counsel    Not applicable

Registration Statement Item and Caption        Prospectus Headings
---------------------------------------        -------------------
11.  Information with Respect to the           Front Cover Page; Brookline Bancorp, MHC;
     Registrant                                Brookline Bancorp, Inc.; Brookline Savings Bank;
                                               Dividend Policy; Consolidated
                                               Statements of Income; Management's
                                               and Analysis of  Financial Condition and Discussion
                                               Results of Operations; Business
                                               of the Company; Business of the Bank; Regulation and
                                               Supervision; Management of the Company;
                                               Management of the Bank; The Reorganization and
                                               Offering; Description of Capital Stock of the Company;
                                               Consolidated Financial Statements

12.  Disclosure of Commission                  Not applicable.
     Position on Indemnification
     for Securities Act Liabilities

PROSPECTUS


                            BROOKLINE BANCORP, INC.
            8,789,000 (Anticipated minimum) Shares of Common Stock 11,891,000 (Anticipated Maximum) Shares of Common Stock
     13,674,650 (Anticipated Maximum, as Adjusted) Shares of Common Stock

         Brookline Bancorp, Inc. (the "Company" or "Brookline Bancorp"), a Massachusetts corporation, is offering up to 11,891,000 shares of its common stock, par value $.01 per share (the "Common Stock"), for a purchase price of $10.00 per share (the "Purchase Price") in connection with the mutual holding company reorganization (the "Reorganization") of Brookline Savings Bank (the "Bank"). The Reorganization will include the formation of a Massachusetts-chartered stock savings bank (the "Stock Bank") as the successor to the Bank in its mutual form, and the concurrent formation of the Company as a majority-owned subsidiary of Brookline Bancorp, MHC (the "Mutual Company"), as described more specifically below. In certain circumstances, the maximum number of shares sold hereby may be increased to up to 13,674,650 shares without a resolicitation of subscribers in the event of an increase by up to 15% in the estimated pro forma market value of the Company and the Bank. See "The Reorganization and Offering-- Stock Pricing and Number of Shares to be Offered in the Offering."

         The shares are being offered pursuant to the Bank's Plan of Reorganization From a Mutual Savings Bank to a Mutual Holding Company and Stock Issuance Plan (the "Plan") on a priority basis in a subscription offering (the "Subscription Offering") to: (i) the Bank's Eligible Account Holders (defined as holders of deposit accounts totaling $50 or more as of September 30, 1996); (ii) the Bank's Employee Stock Ownership Plan and Trust (the "ESOP") (for a total of up to 4% of the shares issued in the Offering, as defined below); (iii) the Bank's Supplemental Eligible Account Holders (defined as holders of deposit accounts totaling $50 or more as of December 31, 1997); and (iv) the Bank's employees, officers and trustees. Subscription rights are non-transferable. There is no obligation to subscribe for shares of Common Stock. There will be no change to the deposit accounts of Eligible Account Holders and Supplemental Eligible Account Holders who choose not to subscribe for shares of Common
Stock. Concurrently, and subject to the prior rights of holders of subscriptions in categories (i) through (iv) above, the Company is offering the shares of Common Stock not subscribed for in the Subscription Offering for sale in a direct community offering to certain members of the general public (the "Community Offering"). Shares not subscribed for in the Subscription and Community Offerings may be offered for sale to certain members of the general public in a syndicated community offering (the "Syndicated Community Offering"). The Company reserves the right, in its absolute discretion to accept or reject, in whole or in part, any or all orders in the Community Offering and Syndicated Community Offering. The Subscription Offering, the Community Offering and the Syndicated Community Offering are referred to collectively as the "Offering."

         Pursuant to the Plan, the Bank will organize the Mutual Company as a Massachusetts-chartered mutual holding company, which will own at least 51% of the Common Stock of the Company for so long as the Mutual Company remains in existence. The Bank will be a wholly-owned subsidiary of the Company. The Bank is regulated by the Massachusetts Division of Banks (the "Division"). The Mutual Company and the Company also will be regulated by the Board of Governors of the Federal Reserve System (the "FRB"). References to the Bank shall include Brookline Savings Bank in its current mutual form, or its post-Reorganization stock form as indicated by the context. References to the "Stock Bank" shall mean Brookline Savings Bank in its post-reorganization stock form.

         The shares of Common Stock sold in the Offering will represent a minority ownership interest equal to 47% of the Common Stock of the Company. The remaining issued and outstanding shares of Common Stock will be owned by the Mutual Company. Except for the ESOP, no Eligible Account Holder, Supplemental Eligible Account Holder, or employee, officer or trustee, in their respective capacities as such, may purchase in the Subscription Offering more than $300,000 of Common Stock; no person, together with associates and persons acting in concert with such person, may purchase in the Community Offering and Syndicated Community Offering more than $300,000 of Common Stock; and no person together with associates and persons acting in concert with such person may purchase in the aggregate more than $1.0 million of Common Stock in the Offering; provided that the Bank may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, increase or decrease such maximum purchase limitation. The ESOP intends to purchase up to 4% of the total number of shares sold in the Offering. The minimum purchase is 25 shares of Common Stock. Orders are subject to adjustment as a result of these and other limitations established pursuant to the Plan, which may be changed after the date hereof, and in the event of an oversubscription. See "The Reorganization and Offering."

         The shares of Common Stock will be issued at an aggregate purchase price equal to the estimated pro forma market value of such stock based on an independent appraisal of the Company and the Bank prepared by Feldman Financial Advisors, Inc. ("Feldman Financial"), an independent appraisal firm. Feldman Financial determined that the estimated pro forma market value of the Common Stock as of November 7, 1997 (the "Independent Valuation") ranged from a minimum of $187.0 million to a maximum of $253.0 million, with a midpoint of $220.0 million (the "Valuation Range"). The shares of Common Stock being sold in the Offering represent a minority ownership interest in the outstanding Common Stock of the Company equal to 47.0% of the estimated pro forma market value of the Common Stock based on the Independent Valuation. The aggregate Purchase Price of the Common Stock to be sold in the Offering will range from $87.9 million to $118.9 million (the "Offering Range") at a purchase price of $10.00 per share. The Independent Valuation will be updated immediately prior to consummation of the Offering. The maximum of the Valuation Range may be increased at that time by up to 15% to up to $291.0 million, which would result in a corresponding increase in the maximum of the Offering Range to up to 13,674,650 shares to reflect changes in market and financial conditions, without a resolicitation of subscribers. No resolicitation of subscribers will be made and subscribers will not be permitted to modify or cancel their subscriptions unless the gross proceeds from the sale of the Common Stock are less than the minimum or more than 15% above the maximum of the Offering Range. See "The Reorganization and Offering--Stock Pricing and Number of Shares to be Offered in the Offering." Any adjustment of shares will have a corresponding effect on the estimated net proceeds of the Offering and the pro forma capitalization and per share data of the Company. See "Use of Proceeds," "Capitalization" and "Pro Forma Data." In addition to the shares of Common Stock to be sold in the Offering, 53% of the shares of Common Stock outstanding upon the closing of the Reorganization and the Offering will be held by the Mutual Company.

         The Bank and the Company have engaged Ryan, Beck & Co., Inc., a registered broker-dealer ("Ryan Beck"), to consult with and advise the Bank in connection with the sale of Common Stock in the Offering. Ryan Beck has agreed to use its best efforts to assist the Company and the Bank in the solicitation of subscription and purchase orders for shares of Common Stock in the Offering. Ryan Beck is not obligated to take or purchase any shares of Common Stock in the Offering. See "The Reorganization and Offering--Plan of Distribution and Selling Commissions."

         The Subscription and Community Offerings will terminate at 11:00 a.m., Boston Time, on February ___, 1998 (the "Expiration Date"), unless extended by the Bank and the Company with the approval of the Division and the Federal Deposit Insurance Corporation ("FDIC"), if necessary. Orders submitted are irrevocable until completion of the Offering; provided, that, if the Offering is not completed within 45 days after the close of the Subscription and Community Offerings, (i.e., by April __, 1998) all subscribers will have the right to modify or rescind their subscription, or to have their subscription funds returned promptly with interest, (or to have their withdrawal authorizations canceled). The Reorganization and Offering must be approved by all applicable regulatory authorities. Moreover, the Reorganization cannot be completed until 15 days following approval by the FDIC and FRB of the Bank's merger application and holding company application, respectively. See "Summary of Reorganization and Offering--Conditions to Closing of Reorganization and Offering."

         Persons interested in purchasing Common Stock must return the accompanying Order Form, together with full payment for all Common Stock to be purchased at $10.00 per share, or appropriate instructions authorizing withdrawals of such an amount from existing deposit accounts at the Bank. An executed Order Form, once received by the Bank, may not be modified, amended or rescinded without the consent of the Bank. Purchase orders made by check or money order will earn interest at the Bank's passbook rate from the date of receipt until completion or termination of the Offering. Payments authorized by withdrawal from deposit accounts at the Bank will continue to earn interest at the contractual rate until the Offering is completed or terminated; these funds will be otherwise unavailable to the depositor. No early withdrawal penalties will apply for funds withdrawn from an account at the Bank for the purpose of purchasing stock. If the Offering is not completed by the Expiration Date, all funds held will be returned promptly with interest and all withdrawal authorizations will be canceled. See "The Reorganization and Offering--Procedure for Purchasing Shares--Payment for Shares."

         The Company has received conditional approval to have its Common Stock listed on the Nasdaq National Market System under the symbol "BRKL." The Company has never issued stock to the public or any person and there can be no assurance that an active and liquid trading market for the Common Stock will develop or that purchasers will be able to sell their shares at or above the Purchase Price. Ryan Beck has advised the Company that it intends to act as a market maker for the Common Stock following consummation of the Reorganization and Offering. See "Market for Common Stock beginning on Page 20 of this Prospectus."

         FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED
                 BY PROSPECTIVE INVESTORS, SEE "RISK FACTORS."

THE BANK'S REORGANIZATION, INCLUDING THE OFFERING, IS CONTINGENT UPON APPROVAL OF THE PLAN BY ITS CORPORATORS AND THE SALE OF THE MINIMUM NUMBER OF SHARES OFFERED IN THE OFFERING.

                                ----------------
                                [RYAN BECK LOGO]

                The Date of this Prospectus is January __, 1998.

                                ----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE MASSACHUSETTS DIVISION OF BANKS, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR BY ANY OTHER FEDERAL AGENCY, OR BY ANY STATE SECURITIES COMMISSION OR OTHER STATE AGENCY, NOR HAS SUCH COMMISSION, DIVISION, CORPORATION, OTHER AGENCY, OR ANY STATE SECURITIES COMMISSION OR OTHER STATE AGENCY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND, THE MASSACHUSETTS DEPOSITORS INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY, AND ARE NOT GUARANTEED BY THE COMPANY OR THE BANK. THE COMMON STOCK IS SUBJECT TO INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL INVESTED.


====================================================================================================================
                                                                                  Estimated
                                                              Estimated         Underwriting
                                                              Minority         Commissions and
                                         Subscription         Ownership        Other Fees and       Estimated Net
                                           Price(1)          Interest(2)         Expenses(3)         Proceeds(4)
====================================================================================================================
Minimum Price Per Share..............       $10.00               N/A                $0.25               $9.75
--------------------------------------------------------------------------------------------------------------------
Midpoint Price Per Share.............       $10.00               N/A                $0.21               $9.79
--------------------------------------------------------------------------------------------------------------------
Maximum Price Per Share..............       $10.00               N/A                $0.19               $9.81
--------------------------------------------------------------------------------------------------------------------
Minimum Total........................     $87,890,000           47.0%            $2,200,000         $ 85,690,000
--------------------------------------------------------------------------------------------------------------------
Midpoint Total.......................    $103,400,000           47.0%            $2,200,000         $101,200,000
--------------------------------------------------------------------------------------------------------------------
Maximum Total........................    $118,910,000           47.0%            $2,200,000         $116,710,000
--------------------------------------------------------------------------------------------------------------------
Adjusted Maximum Total(5)............    $136,746,500           47.0%            $2,200,000         $134,546,500
====================================================================================================================

-----------------------------
(1) Determined in accordance with an independent appraisal prepared by Feldman Financial Advisors, Inc. ("Feldman Financial") dated as of November 7, 1997, which states that the estimated pro forma market value of the Common Stock ranged from $187,000,000 to $253,000,000 with a midpoint of $220,000,000 (the "Valuation Range"). The independent appraisal of Feldman Financial is based upon estimates and projections that are subject to change, and the valuation must not be construed as a recommendation as to the advisability of purchasing the Common Stock nor an assurance that a purchaser of Common Stock will thereafter be able to sell the Common Stock at prices within the Valuation Range. Based on the Valuation Range, the Board of Directors of the Company and the Board of Trustees of the Bank established an estimated price range for the 47% of the Common Stock of the Company being offered for sale in the Offering within a range of $87.9 million to $118.9 million (the "Offering Range") or between 8,789,000 and 11,891,000 shares of Common Stock issued at the $10.00 per share price (the "Purchase Price") to be paid for each share of Common Stock subscribed for or purchased in the Offering. See "The Reorganization and Offering--Stock Pricing and Number of Shares to be Offered in the Offering."
(2) The Company will issue to the Mutual Company 53% of the shares of Common Stock that will be outstanding at the conclusion of the Reorganization and Offering; 47% of the Company's to-be outstanding shares will be sold in the Offering.
(3) Consists of the estimated costs to the Bank and the Company arising from the Reorganization and Offering, including estimated expenses of approximately $1.2 million, and marketing fees to be paid to Ryan Beck of $1.0 million. See "The Reorganization and Offering--Plan of Distribution and Selling Commissions." The actual fees and expenses may vary from the estimates. See "Pro Forma Data" for the assumptions used to arrive at these estimates.
(4) Actual net proceeds may vary substantially from estimated amounts depending upon the number of shares sold and other factors. Includes the purchase of shares of Common Stock by the Brookline Savings Bank Employee Stock Ownership Plan and related trust (the "ESOP") which is intended to be funded by a loan to the ESOP from the Company or from a third party, which will be deducted from the Company's stockholders' equity. See "Use of Proceeds" and "Pro Forma Data."
(5) As adjusted to reflect an increase in the Independent Valuation of up to 15% immediately prior to the completion of the Offering and the sale of up to an additional 15% of the Common Stock which may be offered at the Purchase Price, without resolicitation of subscribers or any right of cancellation, due to regulatory considerations or changes in market and financial conditions, or to fill in whole or in part, the subscription order of the ESOP. See "Pro Forma Data" and "The Reorganization and Offering--Stock Pricing and Number of Shares to be Offered in the Offering." For a discussion of the distribution and allocation of the additional shares, if any, see "The Reorganization and Offering--Subscription Offering, " "--Community Offering" and "--Limitations upon Purchases of Common Stock."

                                     [MAP]

                    SUMMARY OF REORGANIZATION AND OFFERING

         The following summary does not purport to be complete, and is qualified in its entirety by more detailed information and the Consolidated Financial Statements of the Bank and Notes thereto appearing elsewhere in this Prospectus.

The Bank:               Brookline Savings Bank (the "Bank") is a Massachusetts-
                        chartered, FDIC-insured mutual savings bank headquartered in Brookline, Massachusetts. The Bank emphasizes the origination of multi-family and commercial real estate mortgage loans which constituted
                        71.6% of gross loans at August 31, 1997. The Bank also offers traditional deposit and single-family mortgage loan products and, to a lesser extent, construction and development mortgage loans, home equity loans and other consumer loans. The Bank also participates in short-term commercial loans to national companies and organizations that are originated and serviced primarily by money center banks. As of August 31, 1997, the Bank operated five full-service offices in the Town of Brookline, an urban and suburban community adjacent to the City of Boston. At August 31, 1997, the Bank had total assets of
                        $680.3 million, total deposits of $481.5 million and retained earnings of $125.4 million. The Bank's principal executive office is located at 160 Washington
                        Street, Brookline, Massachusetts 02147, and its telephone number at that address is (617) 730-3500. See
                        "Brookline Savings Bank."

The Company:            Brookline Bancorp, Inc. (the "Company") is a
                        Massachusetts corporation organized at the direction of the Bank to become a bank holding company and own 100% of the Bank's capital stock to be issued upon completion of the Reorganization. To date, the Company has not engaged in any business. Upon completion of the Reorganization and Offering, the only significant assets of the Company will be the capital stock of the Bank, a loan which is expected to be made by the Company to the Bank's ESOP to finance the purchase of up to 4% of the Common Stock issued in the Offering, and up to 50% of the net proceeds of the Offering which will be retained by the Company. The remaining net proceeds will be contributed to the Bank. The net proceeds will be used by the Company for general business purposes, including a loan to the ESOP. Initially, the net proceeds are expected to be invested by the Company primarily in short-and medium-term fixed-income securities. The
                        Company's offices are located at 160 Washington Street, Brookline, Massachusetts 02147, and its telephone number is (617) 730-3500. See "Brookline Bancorp, Inc.," "Use of Proceeds" and "The Reorganization and Offering--General."

The Mutual Company:     Brookline Bancorp, MHC (the "Mutual Company") is the
                        proposed parent mutual holding company of the Company, and will own 53% of the Common Stock of the Company upon completion of the Offering. It is expected that the Mutual Company will not engage in any business activity other than to hold a majority of the Common Stock of the Company and to invest any funds held by the Mutual
                        Company. See "Brookline Bancorp, MHC." The Mutual
                        Company's offices will be located at 160 Washington
                        Street, Brookline, Massachusetts 02147, and its telephone number at that address will be (617) 730-3500.

The Plan:               On October 8, 1997, the Board of Trustees of the Bank
                        unanimously adopted the Plan of Reorganization from a Mutual Savings Bank to a Mutual Company and Stock
                        Issuance Plan. Pursuant to the Plan, the Bank will organize: (i) the Stock Bank as a Massachusetts-chartered stock savings bank and the successor to the Bank in its current mutual form; (ii) the Company as a Massachusetts corporation which will own 100% of the stock of the Stock Bank; and
                        (iii) the Mutual Company as a Massachusetts-chartered mutual holding company which will own at least 51% of the Common Stock of the Company so long as the Mutual
                        Company remains in existence. The Stock Bank will succeed to the business and operations of the Bank in its mutual form and the Company will issue up to 47% of its Common Stock in the Offering. The Plan must be approved by the affirmative vote of the majority of the Bank's corporators as well as a majority of the Bank's
                        "independent corporators" who must constitute at least
                        60% of all corporators. The Plan authorizes the Company to offer Common Stock in one or more stock offerings up to a maximum of 49% of the issued and outstanding shares of the Company's voting stock. The Bank has the right, in its sole discretion, to interpret the Plan and determine whether prospective purchasers qualify to purchase stock under the Plan. See "The Reorganization and Offering--The Reorganization."

The Minority Ownership  The Company will issue to the Mutual Company at least
Interest:               51% of the shares of Common Stock that will be
                        outstanding at the conclusion of the Reorganization and Offering. The shares of Common Stock that will be sold in the Offering will constitute no more than 47% of the shares that will be outstanding after the Offering (the
                        "Minority Ownership Interest").

Terms of the Offering:  The shares of Common Stock are being offered for sale at a fixed price of $10.00 per share in the Subscription Offering pursuant to subscription rights in the following order of priority to: (i) holders of deposit accounts in the Bank with a balance of $50 or more on September 30, 1996 ("Eligible Account Holders"); (ii) the Bank's ESOP; (iii) holders of deposit accounts in the Bank with a balance of $50 or more on December 31, 1997 ("Supplemental Eligible Account Holders"); and (iv) employees, officers and trustees of the Bank. Concurrently, and subject to the prior rights of holders of subscription rights, any shares of Common Stock not subscribed for in the Subscription Offering are being offered in the Community Offering at $10.00 per share to certain members of the general public with a preference given to residents of the Bank's Community (as herein defined). All shares of Common Stock not purchased in the Subscription Offering and the Community Offering, if any, may be offered for sale to the general public at $10.00 per share in a Syndicated Community Offering through a syndicate of registered broker-dealers (which may include Ryan Beck) to be formed and managed by Ryan Beck acting as agent of the Company to assist the Company and the Bank in the sale of the Common Stock. The Syndicated Community Offering, if any, would occur as soon as practicable following the close of the Subscription Offering and the Community Offering. The Company and the Bank reserve the absolute right to reject orders, in whole or part, in their sole discretion, in the Community Offering and Syndicated Community Offering. Subscription rights will expire if not exercised by 11:00 a.m., Boston time, on February ___, 1998 unless extended by the Bank and the Company. See "The Reorganization and Offering--Subscription Offering" and "--Community Offering."

Purchase Price and      Federal and state regulations require that the aggregate
Independent Valuation:  purchase price of the Common Stock offered in the
                        Offering must be based on the appraised pro forma market value of the Common Stock, as determined by an independent valuation. The Bank has retained Feldman
                        Financial to make such valuation. The Independent
                        Valuation states that as of November 7, 1997, the estimated pro forma market value of the Common Stock ranged from $187,000,000 to $253,000,000, with a midpoint of $220,000,000 (the "Valuation Range"). Based on the Valuation Range and the Purchase Price, the total number of shares of Common Stock that the Company will issue will range from 18,700,000 shares to 25,300,000, with a midpoint of 22,000,000 shares. The Bank's Board of Trustees has determined to offer 47% of such shares in the Offering, or between 8,789,000 shares and 11,891,000 shares with a midpoint of 10,340,000 shares
                        (the "Offering Range"). The 53% of the outstanding shares of Common Stock that are not sold in the Offering will be issued to the Mutual Company.

                        Following commencement of the Subscription Offering, the maximum of the Valuation Range may be increased by up to 15% to up to $290,950,000, which would result in a corresponding increase in the maximum of the Offering Range to up to 13,674,650 shares, due to regulatory considerations or to reflect changes in market and financial conditions, without a resolicitation of subscribers. In the event the number of shares offered in the Offering is increased above the maximum of the Offering Range, the ESOP will have a priority right to purchase any such shares exceeding the maximum of the Offering Range to fill its subscription order. The minimum of the Valuation Range and the minimum of the Offering Range may not be decreased without a resolicitation of subscribers. See "The Reorganization and Offering--Limitations upon Purchases of Common Stock" as to the method of distribution and allocation of additional shares that may be issued in the event of an increase in the Offering Range to fill unfilled orders in the Subscription and Community Offerings. The Independent Valuation, however, is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing such shares. Because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons purchasing such shares in the Offering will thereafter be able to sell such shares at prices at or above the Purchase Price.

Marketing Agent:        The Bank and the Company have engaged Ryan Beck, a
                        registered broker-dealer, to consult with and advise the Bank in connection with the sale of Common Stock in the Offering. Ryan Beck has agreed to use its best efforts to assist the Bank and the Company in soliciting subscriptions and purchase orders in the Offering. The
                        Bank and the Company will pay to Ryan Beck a fee of $1.0 million for its services payable upon the closing of the Offering. See "The Reorganization and Offering--Plan of
                        Distribution and Selling Commissions." Neither Ryan Beck nor any registered broker-dealer shall have any obligations to take or purchase any shares of the Common
                        Stock in the Offering.

Exercise of             Order forms to subscribe for shares of Common Stock
Subscription Rights:    offered in the Subscription Offering and the Community
                        Offering will be accompanied by a Prospectus. Any person receiving a stock order and certification form who desires to subscribe for shares must do so prior to the Expiration Date by delivering to the Bank a properly executed stock order and certification form together with full payment. Once tendered, subscription orders cannot be revoked or modified without the consent of the Bank. See "The Reorganization and Offering--Procedure for Purchasing Shares."

Prospectus Delivery     To ensure that each purchaser receives a Prospectus at
and Procedure for       least 48 hours prior to the Expiration Date in
Delivering Shares:      accordance with Rule 15c2-8 of the Securities Exchange
                        Act of 1934, as amended (the "Exchange Act"), no
                        Prospectus will be mailed any later than five days prior to the Expiration Date or hand-delivered any later than two days prior to such date. Stock order forms will only be distributed with a Prospectus. The Bank is not obligated to accept for processing orders not submitted on an original stock order form. Payment by check, money order or debit authorization to an existing account at the Bank must accompany the stock order form. No wire transfers will be accepted. See "The Reorganization and Offering--Procedure for Purchasing Shares."

Restrictions on         No person may transfer or enter into any agreement or
Transfer of             understanding to transfer the legal or beneficial
Subscription Rights:    ownership of the subscription rights issued under the
                        Plan or the shares of Common Stock to be issued upon their exercise. All depositors who submit Order Forms will be required to certify that the purchase of Common
                        Stock by such depositor is solely for the purchaser's own account and there is no agreement or understanding regarding the sale or transfer of such shares. The Bank will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders believed by the Bank to involve the transfer of subscription rights. Following the Offering, there generally will be no restrictions on the transfer or sale of shares by purchasers other than affiliates of the Company and the Bank. See "The Reorganization and Offering--Restrictions on Agreements or Understandings Regarding Transfer of
                        Common Stock to be Purchased in the Offering."

Purchase Limitations:   No Eligible Account Holder, Supplemental Eligible
                        Account Holder or employee, officer or trustee, in their respective capacities as such, may purchase in the Subscription Offering more than $300,000 of Common
                        Stock; no person, together with associates or persons acting in concert with such person, may purchase in the Community Offering and the Syndicated Community Offering more than $300,000 of Common Stock; no person, together with associates or persons acting in concert with such person, may purchase in the aggregate more than $1.0 million of the Common Stock in the Offering; provided that the Bank may, in its sole discretion and without notice to or solicitation of subscribers or other prospective purchasers, increase or decrease such maximum purchase limitations. The ESOP, however, may purchase up to 10% of the Common Stock issued in the Offering and the ESOP intends to purchase 4% of the Common Stock issued in the Offering. The minimum purchase is 25 shares of Common Stock.

                        At any time during the Offering and without approval of the Bank's corporators or a resolicitation of subscribers, the Bank and the Company may, in their sole discretion, decrease the maximum purchase limitation below $300,000 of Common Stock, or increase the maximum purchase limitation to a maximum of 5% of the shares to be issued in the Offering. Similarly, the $1.0 million overall maximum purchase limitation may be increased to up to 5% of total shares of Common Stock offered in the Offering. Prior to consummation of the Offering, if the maximum purchase limitation is increased, subscribers for the maximum amount will be, and certain other large subscribers in the sole discretion of the Bank and Company may be, given the opportunity to increase their subscriptions up to the then applicable limits.

Dividend Policy:        The Company intends to pay an initial annual cash
                        dividend of [$____] per share on the Common Stock, to be paid on a quarterly basis. The first dividend is expected to be declared and paid following the first full quarter after completion of the Offering. There can be no assurance, however, that dividends will be paid or, if paid, what the amount of the dividends will be, or whether such dividends, once paid, will continue to be paid. The Mutual Company may, from time to time, waive the receipt of dividends declared and paid by the Company, subject to regulatory approval. There can be no assurance that the Mutual Company will waive the receipt of dividends, or that any dividend waiver would be approved by applicable banking regulators. Any waiver of dividends by the Mutual Company, if permitted by regulatory authorities, is likely to (i) be subject to various conditions, and (ii) result in a reduction of the Minority Ownership Interest in the event of a conversion of the Mutual Company to stock form (a
                        "Conversion Transaction") to reflect the benefit of any waived dividends to the stockholders of the Company other than the Mutual Company (the "Minority
                        Stockholders"). Such an adjustment would have the effect of diluting the aggregate voting interest of the Minority Stockholders in the Company immediately following a Conversion Transaction. Moreover, in the event of a Conversion Transaction, any dividends received by the Mutual Company, as well as any other assets of the Mutual Company (other than Common Stock in the Company), will be credited to the Mutual Company in determining the number of shares of Company Common Stock that will be offered for sale in a Conversion
                        Transaction and the amount of any voting dilution of the Minority Ownership Interest. See "Dividend Policy" and
                        "Risk Factors--Conversion of Mutual Company to Stock
                        Form."

Offering Expiration     The Offering will terminate at 11:00 a.m., Boston Time,
Date:                   on February __, 1998 (the "Expiration Date"), unless
                        extended by the Bank and the Company with the approval of the Division and the FDIC, if necessary. Orders submitted are irrevocable until completion of the Offering; provided, that, if the Offering is not completed within 45 days after the close of the Subscription and Community Offerings, (ie, by April __,
                        1998) all subscribers will have the right to modify or rescind their Subscriptions, or to have their Subscription funds returned promptly with interest, (or to have their withdrawal authorizations cancelled). See
                        "The Reorganization and Stock Offering--Procedure for
                        Purchasing Shares."

Conditions to Closing   The Reorganization and Offering will not be consummated
of Reorganization       until the following conditions are satisfied: (i) the
and Offering:           Bank's corporators approve the Plan; (ii) the Bank
                        receives favorable rulings or opinions of counsel with respect to the federal and Massachusetts tax consequences of the Reorganization and Offering; (iii) the FDIC issues a notice of non-objection to the Reorganization and Offering, approves the merger portion of the Reorganization under the Bank Merger Act, and approves deposit insurance for the Stock Bank and the de novo savings bank (the "De Novo") to be organized to effect the Reorganization; (iv) the Division authorizes the Reorganization and Offering and the Massachusetts
                        Board of Bank Incorporation ("BBI") approves the charter of the Stock Bank and the De Novo organized to facilitate the Reorganization; and (v) the FRB approves applications by the Mutual Company and the Company under the Bank Holding Company Act to acquire direct or indirect control of the Bank. The Bank's corporators have voted to approve the Plan. However, the regulatory approvals referred to have not yet been obtained, and there can be no assurances that the required regulatory approvals will be obtained. Moreover, the Reorganization and Offering cannot be completed until 15 days following approval by the FDIC and FRB of the merger application and holding company applications, respectively.

                        Accordingly, the Reorganization and Offering are unlikely to be completed prior to March, 1998. Approvals, nonobjections, and authorizations by the

                        FDIC, the FRB, the Division or the BBI do not constitute recommendations or endorsements of the Reorganization by such entities.

Reasons for the         The primary purpose of the Reorganization is to
Reorganization:         establish a stock holding company and to convert the
                        Bank to the stock form of ownership, which will enable the Bank to compete and expand more effectively in the financial services marketplace. The Reorganization will permit the Company to issue capital stock, which is a source of capital not available to mutual savings banks, and will enable depositors, employees, management and trustees to obtain an equity ownership interest in the Bank. Since the Company will not be offering all of its Common Stock for sale to depositors and the public in the Offering, the Reorganization will result in less capital raised in comparison to a standard mutual-to-stock conversion. The Reorganization, however, also will allow the Company and the Bank to raise additional capital in the future since a majority of the Company's Common Stock will be available for sale in the event of a conversion of the Mutual Company to stock form. The Reorganization also will provide the Bank with greater flexibility to structure and finance the expansion of its operations, including the potential acquisition of other financial institutions, and to diversify into other financial services, to the extent permissible by applicable law and regulation. See "The
                        Reorganization and Offering--Reasons for the
                        Reorganization."

Use of Proceeds:        Net proceeds from the sale of the Common Stock are
                        estimated to be between $85.7 million and $134.5 million, depending on the number of shares of Common
                        Stock sold and the expenses of the Offering. Up to 50% of the net proceeds of the Offering will be retained by the Company and used for general business purposes, including a loan by the Company directly to the ESOP to enable the ESOP to purchase up to 4% of the Common Stock issued in the Offering. The remaining net proceeds retained by the Company will be invested initially in short- and medium-term fixed-income securities. To the extent shares are unavailable to satisfy the ESOP's subscription for 4% of the Common Stock issued, the ESOP may purchase authorized but unissued shares of Common
                        Stock or purchase Common Stock in open market transactions subsequent to the Offering. Net proceeds from the Offering will be used by the Bank for general corporate purposes, including origination of loans and purchase of investments in the ordinary course of business. Initially, the net proceeds are expected to be invested primarily in short- and medium-term debt and equity securities. The Bank also may use the proceeds for the expansion of its facilities and to support the acquisition of other financial services businesses, or diversification into other related businesses or other corporate purposes. The Bank has no arrangements or understandings regarding acquisitions or diversification into other related businesses at this time. See "Use of Proceeds."

Management Purchases:   Trustees, executive officers and associates intend to
                        subscribe for _______ shares of Common Stock, or ___% of the 8,789,000 shares sold at the minimum of the Offering
                        Range and ____% of the 11,891,000 shares sold at the maximum of the Offering Range. There is no assurance, however, that such persons will not purchase more or less than such number of shares or that there will be sufficient shares available to fill such subscriptions.
                        Such persons will pay $10.00 per share for such shares.
                        In addition, the Mutual Company will control the voting of at least 51% of the total outstanding Common Stock of the Company, and the Bank's current trustees will control the Mutual Company. See "Shares to be Purchased by Management."

Potential Management    Among the benefits to the Bank and the Company
Benefits:               anticipated from the Reorganization and Offering is the
                        ability to attract and retain personnel through the use of stock options and other stock-based benefit programs.
                        Subsequent to the Offering, the Company intends to adopt
                        Stock Plans (as defined herein) and Stock Option Plans
                        (as defined herein) for the benefit of directors, officers and employees of the Bank and the Company. Such plans will be subject to stockholders' approval at a meeting of stockholders which may not be held earlier than six months after the Offering. The Company intends to adopt the Stock Plans which would provide for the granting of Common Stock to officers, directors and employees of the Bank and the Company in an amount equal to at least 4% of the Common Stock issued in the Offering, or 355,160 shares and 475,640 shares at the minimum and the maximum of the Offering Range, respectively. The Stock Option Plans that the Company intends to adopt would provide the Company with the ability to grant options to purchase Common Stock to officers, directors and employees of the Bank and the Company in an amount equal to 10% of the number of shares of Common Stock issued in the Offering, or 878,900 shares and 1,189,100 shares at the minimum and the maximum of the Offering Range, respectively. For a further description of the Stock Plans and Stock Option
                        Plans, see "Risk Factors--Stock-Based Benefits to
                        Management, Employment Contracts and Change in Control
                        Payments" and "Management of the Stock Bank--
                        Compensation of Officers and Trustees through Benefit
                        Plans."

                        For the purpose of ensuring continuity of senior management following completion of the Reorganization and Offering, the Bank has entered into an employment agreement with each of Richard P. Chapman, Jr., the Bank's President and Chief Executive Officer, and Charles H. Peck, the Bank's Executive Vice President. In addition it is anticipated that the Bank may enter into severance agreements with certain other executive officers upon completion of the Reorganization and Offering. See "Management of the Stock Bank-Employment and Severance Agreements."

                        Finally, the Bank intends to implement an Employee Stock Ownership Plan for the benefit of all employees, including the executive officers of the Bank. See "Management of the Stock Bank-Compensation of Officers and Trustees through Benefit Plans-Employee Stock Ownership Plan and Trust."

Market for Common       The Company was recently formed and has never issued
Stock:                  capital stock, and, as a mutual institution, the Bank
                        has never issued capital stock. Consequently, there is no existing market for the Common Stock. The Company has received conditional approval to have the Common Stock quoted on the Nasdaq National Market System under the symbol "BRKL" subject to the completion of the Offering and compliance with certain conditions, including the presence of at least three registered and active market members. Although under no obligation to do so, Ryan
                        Beck has indicated its intention to act as a market maker for the Common Stock following consummation of the Offering. No assurance can be given that the Common
                        Stock will be quoted on the Nasdaq National Market
                        System or that an established and liquid trading market for the Common Stock will develop. In addition, there can be no assurances that purchasers will be able to sell their shares at or above the Purchase Price after the Offering. See "Market for Common Stock."

Conversion of Mutual    The Reorganization does not preclude the conversion of
Company to Stock Form:  the Mutual Company to the stock form of organization. A
                        Conversion Transaction would be effected through a merger of the Mutual Company into the Company or the Bank concurrently with the sale of the shares of Common
                        Stock held by the Mutual Company in a subscription offering to qualifying depositors and others. The
                        Division has not yet adopted regulations governing the conversion of Massachusetts-chartered mutual holding companies to stock form. Accordingly, there can be no assurance that the Mutual Company will convert to stock form or of the conditions that the Division would impose on a Conversion Transaction by the Mutual Company.
                        However, the Plan provides that any Conversion
                        Transaction shall be fair and equitable to Minority
                        Stockholders and establishes a formula for readjusting the Minority Ownership Interest (if required by applicable banking regulators) in the event the Mutual
                        Company has significant assets (other than Common Stock of the Company) or the Mutual Company waives the receipt of dividends declared by the Company. Neither the Bank nor the Company has any plan to undertake a Conversion
                        Transaction. If a Conversion Transaction does not occur, the Mutual Company will continue to own at least 51% of the outstanding Common Stock and purchasers of the

                        Common Stock in the Offering will remain Minority Stockholders. See "Risk Factors--Conversion of Mutual Company to Stock Form."

No Board of Trustees'   The Bank's Board of Trustees and the Company's Board of
Recommendation:         Directors are not making any recommendations to
                        depositors or other potential investors regarding whether such persons should purchase Common Stock. An investment in the Common Stock must be evaluated by each investor.

Stock Information       Any questions regarding the Reorganization and Offering
Center:                 should be directed to the Stock Information Center at
                        (617) ___-____.

Risk Factors:           The purchase of the Common Stock involves a substantial
                        degree of risk. Prospective investors should carefully consider the matters set forth under "Risk Factors." THE
                        SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT INSURED OR
                        GUARANTEED BY THE FDIC OR ANY OTHER GOVERNMENT AGENCY
                        AND ARE NOT GUARANTEED BY THE COMPANY OR THE BANK.

                         DESCRIPTION OF REORGANIZATION

         Pursuant to the Plan, the Bank will reorganize into a two-tier mutual holding company structure. The two-tier mutual holding company will be structured as follows and will consist of: (i) a Massachusetts mutual holding company (the Mutual Company); (ii) a Massachusetts stock holding company (the Company) that will issue and sell 47% of its Common Stock in the Offering, with the remaining 53% of its Common Stock owned by the Mutual Company; and (iii) a Massachusetts-chartered stock savings bank (the Stock Bank), which will be the successor to the Bank in its current mutual form and which will be wholly-owned by the Company.



           -----------------------          ------------------------
                The Mutual                          Public
                  Company                        Stockholders
           -----------------------          ------------------------

                       53% of the                       47% of the
                        Common                            Common
                         Stock                             Stock

           ---------------------------------------------------------

                                 The Company

           ---------------------------------------------------------

                                         100% of the
                                         Common Stock

           ---------------------------------------------------------

                                The Stock Bank

           ---------------------------------------------------------


         The Reorganization will structure the Bank in the stock form of ownership, which is the corporate form used by commercial banks, most major businesses and a large number of savings institutions. The primary purpose of the Reorganization is to establish a holding company and to convert the Bank to the stock form of ownership in order to compete and expand more effectively in the financial services marketplace. The Reorganization also will enable employees, management and trustees to have an equity ownership interest in the Bank, which management believes will enhance long-term growth and performance of the Bank and the Company by enabling the Bank to attract and retain qualified employees who have a more direct interest in the financial success of the Bank. The Reorganization will permit the Company to issue capital stock, which is a source of capital not available to mutual savings banks. Since the Company will not be offering all of its Common Stock for sale to depositors and the public in the Offering, the Reorganization will result in less capital raised in comparison to a standard mutual-to-stock conversion. The Reorganization, however, also will allow the Bank to raise additional capital in the future because a majority of the Company's Common Stock will be available for sale in the event of a conversion of the Mutual Company to stock form. The Reorganization also will provide the Bank with greater flexibility to structure and finance the expansion of its operations, both directly and through the Company, including the potential acquisition of other financial institutions, and to diversify into other financial services, to the extent permissible by applicable law and regulation. Although there are no current arrangements, understandings or agreements regarding any such opportunities, the Company will be in a position after the Reorganization, subject to regulatory limitations and the Company's financial position, to take advantage of any such opportunities that may arise. Lastly, the Reorganization will enable the Bank to better manage its capital by providing broader investment opportunities through the holding company structure and by enabling the Company to repurchase its common stock as market conditions permit. Although the Reorganization and Offering will create a stock savings bank and stock holding company, only a minority of the Common Stock will be offered for sale in the Offering.

         The Board of Trustees believes that these advantages outweigh the potential disadvantages of the mutual holding company structure, which may include: (i) the inability of stockholders other than the Mutual Company to obtain majority ownership of the Company and the Bank, which may result in the perpetuation of the management and Board of Directors of the Bank and the Company; and (ii) that the mutual holding company structure is a relatively new form of corporate ownership, and new regulatory policies relating to the mutual interest in the Mutual Company that may be adopted from time-to-time may have an adverse impact on Minority Stockholders. A majority of the voting stock of the Company will be owned by the Mutual Company, which is a mutual institution that will be controlled by the existing Board of Trustees of the Bank. While this structure will permit management to focus on the Company's and the Bank's long-term business strategy for growth and capital redeployment without undue pressure from stockholders, it will also serve to perpetuate the existing management and trustees of the Bank. The Mutual Company will be able to elect all members of the Board of Directors of the Company, and will be able to control the outcome of all matters presented to the stockholders of the Company for resolution by vote except for certain matters, such as the approval of the stock award plans and the stock option plans, that, if established within the first year after the conclusion of the Offering, must be approved by a majority of the shares held by the Minority Stockholders. No assurance can be given that the Mutual Company will not take action adverse to the interests of the Minority Stockholders. For example, the Mutual Company could revise the dividend policy, prevent the sale of control of the Company, or defeat a candidate for the Board of Directors of the Company or other proposals put forth by the Minority Stockholders.

         The Reorganization does not preclude the conversion of the Mutual Company from the mutual to stock form of organization which would be effected through a merger of the Mutual Company into the Company or the Bank and the concurrent sale of the shares held by the Mutual Company in a subscription offering. The Commissioner has not yet adopted regulations governing the conversion of Massachusetts-chartered mutual holding companies to stock form. Accordingly, there can be no assurance that the Mutual Company will convert to stock form or of the specific conditions that the Commissioner would impose on a stock conversion by the Mutual Company. However, the Plan provides that any conversion shall be fair and equitable to Minority Stockholders and establishes a formula for readjusting the Minority Stockholders' ownership interest (if required by applicable banking regulators) if the Mutual Company has significant assets other than its ownership of the Common Stock of the Company or if the Mutual Company waives the receipt of dividends declared by the Company.

         Following the completion of the Reorganization, all depositors who had liquidation rights with respect to the Bank as of the effective date of the Reorganization will continue to have such rights solely with respect to the Mutual Company so long as they continue to hold deposit accounts with the Bank. In addition, all persons who become depositors of the Bank subsequent to the Reorganization will have such liquidation rights with respect to the Mutual Company. Borrowers currently do not have liquidation rights in the Bank and will not receive such rights with respect to the Mutual Company.

         All insured deposit accounts of the Bank that are transferred to the Stock Bank will continue to be insured by the FDIC and the Massachusetts Depositors Insurance Fund ("DIF") up to the legal maximum limit in the same manner as deposit accounts existing in the Bank immediately prior to the Reorganization. Upon completion of the Reorganization, the Bank may exercise any and all powers, rights and privileges of, and shall be subject to all limitations applicable to, capital stock savings banks under Massachusetts law. As long as the Mutual Company is in existence, the Mutual Company will be required to own at least 51% of the voting stock of the Company, and the Company will own 100% of the voting stock of the Bank. The Bank and the Company may issue any amount of non-voting stock or debt to persons other than the Mutual Company.

          SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF THE BANK

         Set forth below are the selected consolidated financial and other data of the Bank. This financial data is derived in part from, and should be read in conjunction with, the Consolidated Financial Statements of the Bank and Notes thereto presented elsewhere in this Prospectus.



                                                                                     At December 31,
                                                  At August 31,   -----------------------------------------------------
                                                    1997/(1)/        1996       1995       1994       1993       1992
                                                    ---------     ---------  ---------  ---------  ---------  ---------
                                                                                      (In thousands)
Selected Financial Condition Data:
Total assets....................................    $ 680,316     $ 666,988  $ 632,788  $ 607,737  $ 550,025  $ 543,156
Loans (2).......................................      485,515       480,683    448,631    422,036    378,045    378,413
Allowance for loan losses.......................       12,443        12,326     12,326     12,274     12,745     11,775
Debt securities (3):
  Available for sale............................      104,899        97,007     62,691     31,585         --         --
  Held to maturity/held for investment..........       49,801        41,620     89,342    125,126    151,131    140,948
Marketable equity securities (3):
  Available for sale............................       23,626        20,365     19,074     13,301         --         --
  Held for investment...........................           --            --         --         --      3,790      3,973
Deposits........................................      481,467       484,016    474,215    471,811    444,848    444,507
Borrowed funds..................................       61,815        60,565     49,665     43,265     27,000     23,700
Retained earnings...............................      125,370       113,947    100,583     85,722     72,522     66,221
Net unrealized gain on securities
  available for sale, net of taxes,
  included in retained earnings.................       10,957         8,660      7,233      4,100         --         --
Non-performing loans............................        1,412         1,337        748      1,284      3,360      4,768
Non-performing assets...........................        3,414         3,026      2,470      3,089      6,938     11,269

                                                   Eight months ended
                                                       August 31,                        Year ended December 31,
                                               ------------------------  --------------------------------------------------
                                                1997/(1)/     1996/(1)/    1996       1995      1994       1993      1992
                                               ----------    ----------  -------   --------   -------    -------    -------
                                                                                 (In thousands)
Selected Operating Data:
Interest income..............................   $36,119       $33,563    $51,019   $48,920    $39,943    $37,461    $41,011
Interest expense.............................    17,204        16,859     25,458    23,938     17,761     16,793     21,075
                                                -------       -------    -------   -------    -------    -------    -------
  Net interest income........................    18,915        16,704     25,561    24,982     22,182     20,668     19,936
Provision (credit) for loan losses...........        --            --         --        --       (477)     2,170      3,893
                                                -------       -------    -------   -------    -------    -------    -------
  Net interest income after provision
    (credit) for loan losses.................    18,915        16,704     25,561    24,982     22,659     18,498     16,043
Gains (losses) on sales of securities, net...        74           464        464       877          4        (10)       132
Other real estate owned income (expense), net       158           186        299       (40)      (741)    (1,616)    (1,253)
Other non-interest income....................       597           839      1,077       768        816        789        793
Non-interest expense.........................    (5,738)       (4,807)    (7,713)   (7,450)    (7,696)    (7,493)    (7,113)
                                                -------       -------    -------   -------    -------    -------    -------
Income before income taxes...................    14,006        13,386     19,688    19,137     15,042     10,168      8,602
Provision for income taxes...................     4,880         5,191      7,751     7,409      5,942      3,867      3,197
                                                -------       -------    -------   -------    -------    -------    -------
Net income...................................   $ 9,126       $ 8,195    $11,937   $11,728    $ 9,100    $ 6,301    $ 5,405
                                                =======       =======    =======   =======    =======    =======    =======

                                                         Eight months ended
                                                              August 31,                     Year ended December 31,
                                                       ---------------------   -----------------------------------------------------

                                                        1997/(1)/  1996/(1)/     1996       1995       1994       1993        1992
                                                       ---------  ----------   ---------  ---------  ---------  ---------   --------

Selected Financial Ratios and Other Data (4):
Performance Ratios:
  Return on average assets...............................   2.03%       1.91%      1.84%      1.91%      1.59%      1.16%      1.01%

  Return on average retained earnings:
     Inclusive of net unrealized gain on securities
        available for sale, net of taxes.................  11.46       11.69      11.15      12.62      11.34       9.20       8.64
     Exclusive of net unrealized gain on securities
        available for sale, net of taxes.................  12.43       12.54      11.95      13.42      11.89       9.20       8.64
  Retained earnings to total assets at end of period.....  18.43       16.53      17.08      15.89      14.11      13.19      12.19
  Net interest rate spread (5)...........................   3.09        3.08       3.10       3.37       3.40       3.46       3.30
  Net interest margin (6)................................   4.06        3.96       4.00       4.15       3.96       3.92       3.83
  Average interest-earning assets to
     average interest-bearing liabilities................ 125.18      122.28     122.59     119.96     117.86     114.55     113.34
  Total non-interest expense to average assets...........   1.27        1.12       1.19       1.21       1.34       1.38       1.33
  Efficiency ratio (7)...................................  29.06       26.42      28.15      28.02      34.57      37.78      36.27
Regulatory Capital Ratios (8):
  Tier 1 leverage capital................................  16.95       15.81      15.86      14.96      13.63      13.31      12.39
  Tier 1 risk-based capital..............................  20.99       18.29      19.26      18.20      17.03      17.26      15.71
  Total risk-based capital...............................  22.25       19.55      20.53      19.46      18.30      18.54      16.98
Asset Quality Ratios:
  Non-performing loans as a percent of loans (9).........   0.29        0.23       0.28       0.17       0.30       0.89       1.26
  Non-performing assets as a percent of total assets.....   0.50        0.43       0.45       0.39       0.51       1.26       2.07
  Allowance for loan losses as a percent of loans........   2.56        2.55       2.56       2.75       2.91       3.37       3.11
  Allowance for loan losses as a percent of
     total non-performing loans.......................... 881.23    1,106.52     921.91   1,647.86     955.92     379.32     246.96
Number of Full Service Customer Facilities...............    5           5          5          5          5          5          5

--------------------
(1) The data presented at and for the eight months ended August 31, 1997 and 1996 was derived from unaudited consolidated financial statements and reflect, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) which are necessary to present fairly the results for such interim periods. Interim results at and for the eight months ended August 31, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997.
(2) Loans are comprised of gross loan balances less unadvanced funds on loans, deferred loan origination fees and unearned discounts.
(3) The Bank adopted SFAS No. 115 as of January 1, 1994 and reclassified securities having a market value of $26.0 million from its held to maturity portfolio to its available for sale portfolio in November 1995 pursuant to a FASB interpretation of SFAS No. 115. Prior to the adoption of SFAS No. 115, securities were carried at amortized cost, adjusted for amortization of premiums and accretion of discounts over the remaining terms of the securities from the dates of purchase. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."
(4) Asset Quality Ratios and Regulatory Capital Ratios are end of period ratios. With the exception of end of period ratios, all ratios are based on average daily balances during the indicated periods and are annualized where appropriate.
(5) The net interest rate spread represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of average interest-bearing liabilities.
(6) The net interest margin represents net interest income (tax equivalent basis) as a percent of average interest-earning assets.
(7) The efficiency ratio represents the ratio of non-interest expenses, divided by the sum of net interest income and non-interest income.
(8) For definitions and further information relating to the Bank's regulatory capital requirements, see "Regulation--Regulatory Capital Requirements." See "Regulatory Capital Compliance" for the Bank's pro forma capital levels as a result of the Offering.
(9) Non-performing loans consist of all loans 90 days or more past due and other loans which have been identified by the Bank as presenting uncertainty with respect to the collectibility of interest or principal. It is the Bank's policy to cease accruing interest on all such loans.

                              RECENT DEVELOPMENTS

     The following table sets forth certain consolidated financial and other data of the Bank at and for the periods indicated. Consolidated financial and operating data and financial ratios and other data at and for the year ended December 31, 1996 have been derived from and should be read in conjunction with the audited Consolidated Financial Statements of the Bank and Notes thereto presented elsewhere in this Prospectus. Consolidated financial and operating data and financial ratios and other data at and for the eleven months ended November 30, 1997 and 1996 were derived from unaudited Consolidated Financial Statements. The results of operations and ratios and other data presented for the eleven months ended November 30, 1997 are not necessarily indicative of the results of operations for the year ending December 31, 1997.


                                                                             AT                AT
                                                                        NOVEMBER 30,      DECEMBER 31,
                                                                          1997 (1)            1996
                                                                       ---------------  ----------------
                                                                                (IN THOUSANDS)

SELECTED FINANCIAL CONDITION DATA:
Total assets.........................................................      $693,449          $666,988
Loans (2)............................................................       498,967           480,683
Allowance for loan losses............................................        12,454            12,326
Debt securities:
 Available for sale..................................................        87,578            97,007
 Held to maturity....................................................        63,592            41,620
Marketable equity securities:
 Available for sale..................................................        26,613            20,365
Deposits.............................................................       480,736           484,016
Borrowed funds.......................................................        68,265            60,565
Retained earnings....................................................       130,670           113,947
Net unrealized gain on securities available for sale, net of taxes,
 included in retained earnings.......................................        12,845             8,660
Non-performing loans.................................................           803             1,337
Non-performing assets................................................         3,229             3,026


                                                                                 ELEVEN MONTHS
                                                                               ENDED NOVEMBER 30,
                                                                           --------------------------
                                                                            1997(1)          1996(1)
                                                                           --------          --------
                                                                                 (IN THOUSANDS)
SELECTED OPERATING DATA:
Interest income......................................................      $ 49,564          $ 46,420
Interest expense.....................................................        23,643            23,271
                                                                           --------          --------
 Net interest income.................................................        25,921            23,149
Provision for loan losses............................................            --                --
                                                                           --------          --------
 Net interest income after provision for loan losses.................        25,921            23,149
Gains on sales of securities, net....................................            74               464
Other real estate owned income, net..................................           219               277
Other non-interest income............................................           752             1,023
Non-interest expense.................................................        (7,748)           (6,740)
                                                                           --------          --------
Income before income taxes...........................................        19,218            18,173
Provision for income taxes...........................................         6,680             7,094
                                                                           --------          --------
Net income...........................................................      $ 12,538          $ 11,079
                                                                           ========          ========

                                             (footnotes begin on following page)


                                                                                                       ELEVEN MONTHS
                                                                                                     ENDED NOVEMBER 30,
                                                                                                ----------------------------
                                                                                                 1997(1)            1996(1)
                                                                                                ---------          ---------
SELECTED FINANCIAL RATIOS AND OTHER DATA (3):
PERFORMANCE RATIOS:
 Return on average assets..........................................................                2.02%             1.87%
 Return on average retained earnings:
  Inclusive of net unrealized gain on securities available for sale, net of taxes..               11.22             11.35
  Exclusive of net unrealized gain on securities available for sale, net of taxes..               12.22             12.17
 Retained earnings to total assets at end of period................................               18.84             16.77
 Net interest rate spread (4)......................................................                3.09              3.08
 Net interest margin (5)...........................................................                4.09              3.96
 Average interest-earning assets to average interest-bearing liabilities...........              125.91            122.53
 Total non-interest expense to average assets......................................                1.25              1.14
 Efficiency ratio (6)..............................................................               28.73             27.05
REGULATORY CAPITAL RATIOS (7):
 Tier 1 leverage capital...........................................................               17.24             15.79
 Tier 1 risk-based capital.........................................................               21.16             19.54
 Total risk-based capital..........................................................               22.42             20.80
ASSET QUALITY RATIOS:
 Non-performing loans as a percent of loans (8)....................................                0.16              0.30
 Non-performing assets as a percent of total assets................................                0.47              0.45
 Allowance for loan losses as a percent of loans...................................                2.50              2.66
 Allowance for loan losses as a percent of total non-performing loans..............            1,550.93            900.37
NUMBER OF FULL SERVICE CUSTOMER FACILITIES.........................................                   5                 5
-------------------------


(1) The data presented at and for the eleven months ended November 30, 1997 and 1996 was derived from unaudited consolidated financial statements and reflect, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) which are necessary to present fairly the results for such interim periods. Interim results at and for the eleven months ended November 30, 1997 are not necessarily indicative of the results that may be expected for the year ended December 31, 1997.
(2) Loans are comprised of gross loan balances less unadvanced funds on loans, deferred loan origination fees and unearned discounts.
(3) Asset Quality Ratios and Regulatory Capital Ratios are end of period ratios. With the exception of period ratios, all ratios are based on average daily balances during the indicated periods and are annualized where appropriate.
(4) The net interest spread represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of average interest-bearing liabilities.
(5) The net interest margin represents net interest income (tax equivalent basis) as a percent of average-earning assets.
(6) The efficiency ratio represents the ratio of non-interest expenses divided by the sum of net interest income and non-interest income.
(7) For definitions and further information relating to the Bank's regulatory capital requirements, see "Regulation--Regulatory Capital Requirements." See "Regulatory Capital Compliance" for the Bank's pro forma capital levels as a result of the Offering.
(8) Non-performing loans consist of all loans 90 days or more past due and other loans which have been identified by the Bank as presenting uncertainty with respect to the collectibility of interest or principal. It is the Bank's policy to cease accruing interest on all such loans.

COMPARISON OF FINANCIAL CONDITION AT NOVEMBER 30, 1997 AND DECEMBER 31, 1996

     Total assets were $693.4 million at November 30, 1997 compared to $667.0 million at December 31, 1996, an increase of $26.4 million, or 4.0%. This growth resulted primarily from an $18.2 million, or 3.9%, increase in net loans outstanding and a $7.4 million, or 4.1%, increase in investments. Asset growth was funded primarily by a $7.7 million, or 12.7%, increase in borrowed funds and a $16.7 million, or 14.7%, increase in retained earnings.

     Of the $7.4 million net increase in investments between December 31, 1996 and November 30, 1997, $6.8 million was attributable to higher unrealized gains on the Bank's marketable equity securities portfolio. Securities held to maturity increased by $22.0 million while debt securities available for sale declined $9.4 million and short-term investments declined $11.6 million between those respective dates. These shifts resulted from the Bank's decision to improve investment yields by reducing excess liquidity and increasing its holdings of corporate obligations. Most of the debt securities purchased had maturities in the range of two years.

     The net increase in loans resulted from greater mortgage loan originations and less purchases of commercial loan participations. From December 31, 1996 to November 30, 1997, the most significant areas of growth were in one-to-four family mortgage loans ($10.9 million, or 18.9%), multi-family mortgage loans ($19.5 million, or 9.7%), commercial real estate mortgage loans ($8.2 million, or 5.9%) and construction loans ($4.6 million, or 63.9%). These increases were partially offset by a $23.0 million decrease in commercial loan participations and a modest net decrease in other loan categories. Commercial loan participations represent purchases of a portion of loans to national companies and organizations originated and serviced by money center banks. The participations generally mature between one day and three months. The Bank views such participations as an alternative investment to slightly lower-yielding short-term investments.

     Total deposits declined by $3.3 million, or 0.7%, from $484.0 million at December 31, 1996 to $480.7 million at November 30, 1997. The modest reduction in deposits resulted from continuation of a low interest rate environment wherein the Bank must compete against other instruments available to the public such as mutual funds and annuities. The decrease in deposits was more than offset by a $7.7 million increase in funds borrowed from the FHLB.

     The increase in retained earnings to $130.7 million at November 30, 1997, or 18.8% of total assets, resulted from net earnings of $12.5 million for the eleven months ended November 30, 1997 and a $4.2 million increase in unrealized gains (net of taxes) on securities available for sale.

COMPARISON OF OPERATING RESULTS FOR THE ELEVEN MONTHS ENDED NOVEMBER 30, 1997 AND NOVEMBER 30, 1996

     General. Net income for the eleven months ended November 30, 1997 was $12.5 million, an increase of $1.4 million, or 13.2%, as compared to $11.1 million for the eleven months ended November 30, 1996. The increase was attributable to higher net interest income of $2.8 million and a $414,000 decrease in income tax expense resulting from a lower effective income tax rate, partially offset by a $1.0 million increase in non-interest expense due to higher operating costs and a $719,000 decline in non-interest income due in part to $390,000 less in gains from sales of securities. The increase in net interest income was due primarily to growth in average interest-earning assets and receipt of $908,000 in interest from a borrower whose loans were on non-accrual and which related to interest earned in periods prior to 1997.

     Interest Income. Interest income for the eleven months ended November 30, 1997 was $49.6 million, compared to $46.4 million for the eleven months ended November 30, 1996, an increase of $3.2 million, or 6.8%. Excluding the receipt of $908,000 in interest income referred to in the preceding paragraph, the rate of increase over the prior period was 4.8%. Subsequent comments on income from lending activities in 1997 exclude the effect of the $908,000. Substantially all of the increase in interest income resulted from growth in average interest-earning assets of $30.6 million, or 4.7%. The principal areas of growth related to mortgage loans (up $24.8 million, or 6.0%) and debt securities (up $13.6 million, or 10.2%). Most of the mortgage loan growth resulted from originations of one-to-four family, multi-family and commercial real estate loans. The increase in debt securities resulted from a decision to shift some of the Bank's liquid funds placed in short-term investments and commercial loan participations into debt securities so as to improve asset yield.

     Interest Expense. Interest expense for the eleven months ended November 30, 1997 was $23.6 million, compared to $23.3 million for the eleven months ended November 30, 1996, an increase of $372,000, or 1.6%. This increase resulted primarily from a higher average balance of interest-bearing liabilities ($10.2 million, or 1.9%) as the average rate paid on such liabilities declined by only 1 basis point. Average interest-bearing deposit balances increased modestly ($1.8 million, or 0.4%) as a continued low rate environment made it difficult to attract deposits. The Bank increased its borrowings from the FHLB as part of its management of interest rate risk resulting from the origination and refinancing of multi-family and commercial real estate mortgage loans at fixed rates for certain time intervals. Interest expense on borrowed funds increased $444,000, or 13.3%, in the eleven months ended November 30, 1997 due to an $8.4 million, or 15.3%, increase in the average rate paid on borrowed funds to 6.52% in the 1997 period compared to the 1996 period.

     Provision for Loan Losses. The Bank did not provide for loan losses in the eleven month periods ended November 30, 1997 and 1996 based on continuation of favorable trends in the various factors considered by management in evaluating the adequacy of the Bank's allowance for loan losses. Non-performing loans amounted to $803,000, or 0.16%, of total loans at November 30, 1997 and $1.4 million, or 0.30%, at November 30, 1996. At those respective dates, the allowance for loan losses was $12.5 million and $12.3 million, or 2.50% and 2.66% of total loans outstanding.

     Non-Interest Income. Non-interest income is comprised of fees and charges for Bank services, gains or losses from sales of assets, other real estate owned activity and other income resulting from miscellaneous transactions. Total non-interest income was $1.1 million for the eleven months ended November 30, 1997 compared to $1.8 million for the eleven months ended November 30, 1996, a decrease of $719,000, or 40.8%. The decrease resulted primarily from a $190,000 reduction in Bank fees and services, less gains from sales of marketable equity securities ($74,000 in the 1997 period compared to $464,000 in the 1996 period), and a $58,000 reduction in income from other real estate owned activities. The decrease in Bank fees and services resulted primarily from less fees from loan prepayments and late payments.

     Non-Interest Expense. Non-interest expense increased by $1.0 million, or 15.0%, from $6.7 million for the eleven months ended November 30, 1996 to $7.7 million for the eleven months ended November 30, 1997. Of this increase, $549,000 related to compensation and employee benefits, which rose 13.3% to $4.7 million for the eleven months ended November 30, 1997. The higher level of compensation and employee benefits was attributable to several factors: the addition of a chief financial officer and another commercial loan officer, increased use of temporary personnel from an outside agency because of personnel turnover, increased accruals for supplemental executive retirement costs and bonuses, a one-time charge for compensation-related costs pertaining to the creation of a real estate investment trust ($65,000), increased personnel benefit costs and increased personnel training in connection with conversion to a new computer system.

     Occupancy expense increased $67,000, or 11.7%, to $642,000 for the eleven months ended November 30, 1997 as a result of branch lease renewals at higher annual rental charges and the cost of refurbishings at the main office of the Bank. Equipment and data processing expenses increased from $828,000 in the 1996 period to $995,000 in the 1997 period primarily as a result of higher depreciation expense on new equipment put into use in connection with the Bank's conversion to a new computer system. Other operating expense categories did not change significantly between the 1997 and 1996 periods except for an increase of $54,000 in FDIC deposit insurance premiums and an increase of $244,000 in professional fees associated with the decision to establish a mutual holding company, formation of a real estate investment trust subsidiary and higher annual audit costs.

     Income Taxes. Total income tax expense for the eleven months ended November 30, 1997 was $6.7 million compared to $7.1 million for the eleven months ended November 30, 1996, resulting in effective tax rates of 34.8% and 39.0% for the respective periods. The lower effective tax rate resulted from creation of a real estate investment trust and continued utilization of a securities investment subsidiary to substantially reduce state income taxes. The rate of federal income tax is slightly less than the statutory rate as a result of the exemption of part of the Bank's dividend income on equity securities from taxable income.

                                 RISK FACTORS

         The following risk factors, in addition to those discussed elsewhere in this Prospectus, should be considered by investors in deciding whether to purchase the Common Stock offered hereby.

Lending Risks Associated with Multi-Family and Commercial Real Estate Mortgage Lending

         The Bank's urban and suburban market area is characterized by a large number of apartment buildings, condominiums and office buildings. As a result, in serving the borrowing needs of its customers, the Bank originates a significant number of multi-family and commercial real estate mortgage loans. Such loans generally involve larger principal amounts and a greater degree of risk than one-to-four family residential mortgage loans. Many of the Bank's borrowers have more than one multi-family or commercial real estate mortgage loan outstanding with the Bank. Moreover, these loans are concentrated primarily in the greater Boston metropolitan area and eastern Massachusetts. At August 31, 1997, the Bank's portfolio of multi-family, commercial real estate, and construction and development mortgage loans totaled $365.1 million, or 73.2% of gross loans, and 52.9% of total interest-earning assets. At that date, multi-family real estate mortgage loans totaled $214.1 million, or 42.9% of gross loans, commercial real estate mortgage loans totaled $143.2 million, or 28.7% of gross loans, and construction and development mortgage loans totaled $7.8 million, or 1.6% of gross loans. Additionally at such date, the Bank had $22.5 million of outstanding commitments to fund multi-family, commercial real estate and construction and development mortgage loans. See "Business of the Bank--Lending Activities."

         Multi-family and commercial real estate mortgage loans are generally viewed as exposing the lender to a greater risk of loss than one-to-four family residential mortgage loans. Repayment of multi-family and commercial real estate mortgage loans generally is dependent, in large part, on sufficient income from the property to cover operating expenses and debt service. Economic events and government regulations, which are outside the control of the borrower or lender, could impact the value of the properties securing loans or the future cash flow of the affected properties. See "Business of the Bank--Delinquent Loans, Other Real Estate Owned and Classified Assets."

Geographic Concentration of Loans

         The Bank's lending area is concentrated primarily in the greater Boston metropolitan area and eastern Massachusetts (the "primary lending area"). Accordingly, the asset quality of the Bank's loan portfolio is highly dependent upon the economy and unemployment rate in this area. These factors are affected to a great extent by the success of financial service and "high technology" companies headquartered in the area. The success of these companies in the past few years has helped to keep the economy stable. Their continued success, however, is dependent on the strength of national and international financial markets and their ability to develop new technological products, both of which are factors subject to rapid change. A downturn in the economy in the Bank's primary lending area would likely adversely affect the Bank's operations. See "Business of the Bank--Market Area and Competition."

Sensitivity to Changes in Interest Rates

         The Bank's profitability, like that of most financial institutions, depends to a large extent upon its net interest income, which is the difference between its interest income on interest-earning assets, such as loans and securities, and its interest expense on interest-bearing liabilities, such as deposits and borrowed funds. Accordingly, the Bank's results of operations and financial condition depend largely on movements in market interest rates and its ability to manage its assets and liabilities in response to such movements.

         The Bank has sought to manage its interest rate risk exposure by (i) emphasizing the origination of adjustable rate mortgage loans and (ii) investing in liquid and relatively short-term debt securities. At August 31, 1997, 95.4% of the Bank's gross loans contractually due after August 31, 1998 had adjustable interest rates. While management anticipates that adjustable rate mortgage loans will better offset the adverse effects of an increase in interest rates, the larger mortgage payments required from adjustable-rate borrowers in a rising interest rate environment could potentially lead to an increase in the Bank's level of loan delinquencies and defaults.

         Also at August 31, 1997, the $104.9 million of debt securities in the Bank's investment portfolio classified as available for sale had a weighted average life to maturity of 11 months, and the $49.8 million of debt securities classified as held to maturity had a weighted average life of two years. These securities, combined with the $27.1 million portfolio of equity securities, represented 26.9% of the Bank's interest-earning assets at August 31, 1997. In addition, short-term investments ($7.5 million) and commercial loan participations ($36.5 million) maturing within 90 days from August 31, 1997 equaled 6.5% of interest-earning assets at that date.

         At August 31, 1997, $441.2 million, or 82.8% of the Bank's interest-bearing deposits and borrowed funds had maturities of one year or less. As a result, at August 31, 1997, the Bank's cumulative one-year gap position, the difference between the amount of interest-earning assets maturing or repricing within one year and interest-bearing liabilities maturing or repricing within one year, was a negative 9.81%. Due to the Bank's level of short-term certificates of deposit, the Bank's cost of funds may increase at a greater rate in a rising interest rate environment than if it had a greater amount of transaction deposit accounts (NOW, savings and money market savings accounts) which, in turn, may adversely affect net interest income and net income. Accordingly, in a rising interest rate environment, the Bank's interest-bearing liabilities may adjust upwardly more rapidly than the yield on its adjustable-rate loans, thereby adversely affecting the Bank's interest rate spread, net interest income and net income.

Uncertainty as to Future Growth Opportunities

         In an effort to fully deploy post-Offering capital, in addition to attempting to increase its loan and deposit growth, the Company may seek to expand its banking franchise by acquiring other financial institutions or branches. The Company's ability to grow through selective acquisitions of other financial institutions or branches of such institutions will depend on successfully identifying, acquiring and integrating such institutions or branches. Moreover, the Bank's ability to increase its multi-family and commercial real estate mortgage lending will depend on market conditions in the Bank's primary lending area. There can be no assurance the Bank will be able to generate loan growth internally or identify attractive acquisition candidates, acquire such candidates on favorable terms or successfully integrate any acquired institutions or branches into the Bank. Neither the Company nor the Bank has any specific plans, arrangements or understandings regarding any such expansions or acquisitions at this time, nor have criteria been established to identify potential candidates for acquisition.

Low Return on Equity following the Reorganization

         At August 31, 1997, the Bank's ratio of equity to assets was 18.43%. The Bank's equity position will be significantly increased as a result of the Offering. On a pro forma basis as of August 31, 1997, assuming the sale of Common Stock at the midpoint of the Offering Range, the Company's consolidated ratio of equity to assets would exceed 28%. The Company's ability to leverage this capital will be significantly affected by competition for loans and deposits and economic conditions. The Bank currently anticipates that it will take considerable time to prudently deploy such capital. As a result, the Bank's return on equity is expected to be below the industry average for a period of time after the Offering.

Strong Competition within the Bank's Market Area

         Competition in the banking and financial services industry is intense. In its market area, the Bank competes for loans and deposits with commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms operating locally and elsewhere. Many of these competitors have substantially greater resources and lending limits than the Bank and may offer certain services that the Bank does not or cannot provide. Moreover, in recent years, a more active secondary market for securitized commercial real estate mortgage loans has developed, with the result that the Bank has encountered greater competition for the origination of commercial real estate mortgage loans from non-portfolio commercial lenders. Deposit customers have shifted funds from relatively low-yielding deposit accounts at banking institutions into other types of investments, including, in particular, mutual funds.

Regulatory Oversight and Legislation

         The Bank is subject to extensive regulation, supervision and examination by the Massachusetts Division of Banks, as its chartering authority, and by the FDIC as insurer of its deposits up to applicable limits. The Bank also is a member of the Federal Home Loan Bank System and is subject to certain limited regulations promulgated by the Federal Home Loan Bank (the "FHLB"). As the holding company of the Bank, the Company will be subject to regulation and oversight by the FRB. Such regulation and supervision govern the activities in which an institution and its holding company may engage and are intended primarily for the protection of the insurance fund, depositors and borrowers. Regulatory authorities have been granted extensive discretion in connection with their supervisory and enforcement activities which are intended to strengthen the financial condition of the banking and thrift industries, including the imposition of restrictions on the operation of an institution, the classification of assets by the institution and the adequacy of an institution's allowance for loan losses. Regulatory and law enforcement authorities also have wide discretion and extensive enforcement powers under various consumer protection and civil rights laws, including the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Real Estate Settlement Procedures Act and the Massachusetts deceptive acts and practices law. These laws permit private individual and class action law suits and provide for the recovery of attorneys fees in certain instances. Any change in the interpretation or application to the Bank of such laws, regulations and oversight and enforcement powers, whether by the Division, the FDIC, other state or federal authorities, or Congress, could have a material impact on the Company, the Bank and their respective operations. See "Regulation."

Certain Anti-Takeover Provisions

         The Mutual Holding Company Structure. Under Massachusetts law, at least 51% of the Company's voting shares must be owned by the Mutual Company, and the Mutual Company will be controlled by its Board of Trustees who will consist initially of the current members of the Board of Trustees of the Bank. The Mutual Company, acting through its Board of Trustees, will be able to control the business and operations of the Company and of the Bank and will be able to prevent any challenge to the ownership or control of the Company by Minority Stockholders.

         Provisions in the Company's and the Bank's Governing Instruments. Certain provisions of the Company's Articles of Organization and Bylaws, particularly a provision limiting voting rights, and the Bank's Charter and Bylaws, as well as certain federal and state regulations, assist the Company in maintaining its status as an independent, publicly-owned corporation. These provisions provide for, among other things, supermajority voting, staggered boards of directors, noncumulative voting for directors, limits on the calling of special meetings of stockholders and certain uniform price provisions for certain business combinations. Moreover, the regulations of the Division prohibit, for a period of three years following the date of a conversion, offers to acquire or the acquisition of beneficial ownership of more than 10% of the outstanding stock of the Bank. The Bank's Charter also prohibits for three years the acquisition, directly or indirectly, of the beneficial ownership of more than 4.9% of the Bank's equity securities and after such three year period, 10% of the Bank's equity securities. Any person, or group acting in concert, violating this restriction may not vote the Bank's or Company's securities in excess of the designated percentage. These provisions in the Bank's and the Company's governing instruments may discourage potential proxy contests and other potential takeover attempts, particularly those which have not been negotiated with the Board of Directors, and thus, generally may serve to perpetuate current management. See "Restrictions on Acquisition of the Company and the Bank."

Absence of Market for Common Stock

         The Company, as a newly organized company, has never issued capital stock and, consequently, there is no established market for its Common Stock at this time. The Company has received approval to have its Common Stock quoted on the Nasdaq National Market under the symbol "BRKL" conditioned on the consummation of the Offering. A public trading market having the desirable characteristics of depth, liquidity and orderliness depends upon the existence of willing buyers and sellers at any given time, the presence of which is dependent upon the individual decisions of buyers and sellers over which neither the Company nor any market maker has control. Accordingly, there can be no assurance that an active and liquid trading market for the Common Stock will develop or that, if developed, will continue, nor is there any assurance that purchasers of the Common Stock will be able to sell their shares at or above the Purchase Price. In the event a liquid market for the Common Stock does not develop or market makers for the Common Stock discontinue their activities, such occurrences may have an adverse impact on the market value of the Common Stock. See "Market for Common Stock."

Stock-Based Benefits to Management, Employment Agreements And Change in Control Payments

         Stock Plans. The Company intends to adopt one or more stock-based benefit plans which would provide stock grants of Common Stock to non-employee directors and selected officers and employees of the Company and the Bank (the "Stock Plans") and intends to seek stockholder approval of such plans at a meeting of stockholders following the Offering, which may be held no earlier than six months after completion of the Offering. The Company expects to acquire Common Stock on behalf of the Stock Plans in an amount equal to at least 4% of the Common Stock issued in connection with the Offering, or 351,560 shares and 475,640 shares at the minimum and the maximum of the Offering Range, respectively. These shares will be acquired either through open market purchases or from authorized but unissued Common Stock. If the Stock Plans are funded by the issuance of authorized but unissued shares, the voting interests of existing shareholders would be diluted by 1.8%.

         Although no specific award determinations have been made, the Company anticipates that it will provide awards under the Stock Plans to the directors and selected officers and employees of the Company and the Bank to the extent permitted by applicable regulations. Current FDIC regulations provide that, to the extent any non-tax qualified stock plan or stock option plan is implemented within one year after conversion, no individual may receive more than 25% of the shares of any such stock-based benefit plan and non-employee directors or trustees may not receive more than 5% individually, or 30% in the aggregate, of the shares awarded under any such plan. The shares granted under the Stock Plans will be awarded at no cost to the recipients. Under the terms of the Stock Plans, an independent trustee will vote unallocated shares in the same proportion as it receives instructions from recipients with respect to allocated shares which have not been earned and distributed. Recipients will vote allocated shares. The plan trustee will not vote allocated shares if it does not receive instructions from the recipient. The specific terms of the Stock Plans intended to be adopted and the amounts of awards thereunder have not yet been determined by the Board of Directors, and any such determination will include consideration of various factors, including but not limited to, the financial condition of the Company, current and past performance of plan participants and tax and securities law and regulation requirements. The stock-based benefits provided under the Stock Plans and stock option plans, discussed below, may be provided under separate plans established for officers and employees and non-employee trustees and directors or such benefits may be provided for under a single master stock-based benefit plan adopted by the Company which would incorporate the benefits and features of the separate plans. The implementation of such Stock Plans may result in increased compensation expense to the Company and may have a dilutive effect on existing stockholders. See "Management of the Stock Bank--Compensation of Officers and Trustees through Benefit Plans."

         Stock Option Plans. The Company also intends to adopt stock-based benefit plans which would provide options to purchase Common Stock ("Stock Options") to officers, employees and non-employee trustees and directors of the Company and the Bank (the "Stock Option Plans") and intends to seek stockholder approval of such plans at a meeting of stockholders following the Offering, which may be held no earlier than six months after completion of the Offering. Although no specific determinations have been made, the Company expects that non-employee directors and selected officers and employees of the Company and the Bank will be granted options to purchase Common Stock in an amount equal to 10% of the Common Stock issued in the Offering, (or 878,900 shares and 1,189,100 shares at the minimum and maximum of the Offering Range, respectively). It is currently intended that the exercise price of the Stock Options will be equal to the fair market value of the underlying Common Stock on the date of grant. Stock Options will permit such trustees, directors, officers and employees to benefit from any increase in the market value of the shares in excess of the exercise price at the time of exercise. Recipients of Stock Options will not be required to pay for the shares until the date of exercise. The specific terms of the Stock Option Plans intended to be adopted and amounts and awards thereunder have not yet been determined by the Board and any such determination will include consideration of various factors, including but not limited to, the financial condition of the Company, current and past performance of award recipients and tax and securities law and regulation requirements. The Stock Options discussed above may be provided under a single stock option plan, may be granted under separate stock option plans for officers and employees and non-employee directors or may be provided for under the master stock-based benefit plan which would incorporate the features and benefits of the separate stock option plans and the Stock Plans. The implementation of such Stock Option Plans may have a dilutive effect upon existing stockholders of the Company to the extent option exercises are satisfied with authorized but unissued shares. See "Management of the Stock Bank--Compensation of Officers and Trustees through Benefit Plans--Stock Option Plan."

         Change In Control Provisions. The Bank has entered into employment agreements with Messrs. Chapman and Peck, and may enter into severance agreements with certain other executive officers of the Bank. These agreements provide for benefits and cash payments in the event of a change in control of the Company or the Bank. These provisions may have the effect of increasing the cost of acquiring the Company or the Bank, thereby discouraging future attempts to take over the Company or the Bank. Additionally, the Bank's employee severance agreements, which similarly provide a cash payment and benefits to certain employees upon termination following a change in control of the Company or the Bank, also may have the effect of increasing the cost of acquiring the Company or the Bank. Based on current salaries, cash payments to be paid in the event of a change in control pursuant to the terms of the employment agreements and severance agreements would be approximately $1.9 million. However, the actual amount to be paid in the event of a change in control of the Bank or the Company cannot be estimated at this time because the actual amount is based on the highest salary (or, in certain cases, the average salary) of the employee, the number of executive officers, if any, who are granted severance agreements and the terms of such agreements, and other factors existing at the time of the change in control. See "Restrictions on Acquisition of the Company and the Bank--Provisions of the Company's Articles of Organization and Bylaws," "Management of the Stock Bank--Employment and Severance Agreements," "--Change in Control Agreements," "--Employee Severance Compensation Plan," "--Compensation of Officers and Trustees through Benefit Plans--Stock Option Plan."

         Employee Stock Ownership Plan. The Bank intends to implement an Employee Stock Ownership Plan (the ESOP) in connection with the Offering. The ESOP intends to borrow funds from the Company and use those funds to purchase a number of shares equal to up to 4% of the Common Stock to be issued in the Offering, or 355,160 shares and 475,640 shares at the minimum and maximum of the Offering Range, respectively. These shares will be acquired in the Offering, to the extent shares are available, or immediately following the Offering through open market purchases. Shares purchased by the ESOP will be held in a suspense account for allocation among eligible employees as the loan is repaid. Shares held in the suspense account will be voted in a manner calculated to most accurately reflect the instructions received from eligible employees regarding the allocated stock. Accordingly, the ESOP, as owner of 4% of the Common Stock issued in the Offering, may provide limited change of control protection, since such shares will be voted by persons (employees of the Bank) who may be expected to support the decisions of management of the Bank.

Management Control of Company through Mutual Company

         As the majority stockholder of the Company, the Mutual Company will elect directors and direct the affairs and business operations of the Company. The Mutual Company, in turn, will be managed and controlled by its corporators, trustees and executive officers. Accordingly, the purchasers of the Common Stock in the Offering will be Minority Stockholders of the Company who will have limited influence in electing directors or otherwise directing the affairs of the Company, and will have no control over the affairs of the Mutual Company. No assurance can be given that the Mutual Company will not take actions that may be considered adverse to the interests of Minority Stockholders.

Possible Increase in Valuation Range and Number of Shares Issued

         The number of shares to be sold in the Offering may be increased as a result of an increase in the Valuation Range of up to 15% to reflect changes in market and financial conditions following the commencement of the Subscription and Community Offerings. In the event that the Offering Range is so increased, it is expected that the Company will issue up to 13,674,650 shares of Common Stock at the Purchase Price for an aggregate purchase price of up to $136,746,500. An increase in the number of shares issued will decrease a subscriber's pro forma net earnings per share and stockholders' equity per share and will increase the Company's pro forma consolidated stockholders' equity and net earnings. Such an increase will also increase the Purchase Price as a percentage of pro forma stockholders' equity per share and net earnings per share. See "The Reorganization and Offering--The Offering."

Conversion of Mutual Company to Stock Form

         The Plan provides that the Mutual Company may convert to stock form (a Conversion Transaction) by merging the Mutual Company either into the Company or the Bank. In a Conversion Transaction, the shares of Common Stock owned by the Mutual Company will be canceled and shares of Common Stock of the Company will be offered for sale to eligible depositors and others in a subscription and community offering in accordance with regulations of the FDIC and the Division. The Plan provides that any Conversion Transaction shall be fair and equitable to Minority Stockholders, and establishes a formula for adjusting the Minority Ownership Interest in the event such adjustment is required by applicable banking regulators. Proposed regulations of the Division would prohibit a Conversion Transaction for three years following the Offering, subject to a waiver by the Division for supervisory reasons. To date, however, the Division has not yet issued regulations regarding the conversion of a Massachusetts mutual holding company to stock form, and there can be no assurance that such regulations will be effective at such time as the Mutual Company may wish to undertake a Conversion Transaction. Moreover, there can be no assurance as to what form such final regulations will take and what conditions the Division may impose on a Conversion Transaction. Neither the Bank nor the Company has any plan to undertake a Conversion Transaction. If a Conversion Transaction does not occur, the Mutual Company will continue to own at least 51% of the outstanding Common Stock, and purchasers in the Offering will remain Minority Stockholders.

         The Mutual Company may, from time-to-time, waive the receipt of dividends declared and paid by the Company, subject to regulatory approval. There can be no assurance that the Mutual Company will waive the receipt of dividends, or that any dividend waiver would be approved by applicable banking regulators. Any waiver of dividends by the Mutual Company, if permitted by regulatory authorities, is likely to (i) be subject to various conditions, and
(ii) result in a reduction of the Minority Ownership Interest in the event of a Conversion Transaction, to reflect the benefit of any waived dividends to the Minority Stockholders. Such an adjustment would have the effect of diluting the aggregate voting interest of the Minority Stockholders in the Company immediately following a Conversion Transaction. Moreover, in the event of a Conversion Transaction, any dividends received by the Mutual Company, as well as any other assets of the Mutual Company (other than Common Stock in the Company), will be credited to the Mutual Company in determining the number of shares of Company Common Stock that will be offered for sale in a Conversion Transaction and the amount of any voting dilution of the Minority Ownership Interest. See "Dividend Policy."

                            BROOKLINE BANCORP, MHC

         The Bank has applied to the Division to form the Mutual Company, and has also applied to the FRB for approval of the Mutual Company to indirectly own or control the Bank. No final approvals of the Division or the FRB have been received as of the date of this Prospectus. As part of the Reorganization, the Mutual Company will become a Massachusetts-chartered mutual holding company with the powers set forth in its Charter and Bylaws and under Massachusetts law. The Mutual Company will own at least 51% of the voting stock of the Company so long as the Mutual Company remains in existence. The Bank will capitalize the Mutual Company with approximately $250,000 in cash. The Mutual Company will be subject to regulation and supervision by the FRB and the Division. See "Regulation--Holding Company Regulation." Immediately after the consummation of the Reorganization, the Mutual Company is not expected to engage in any business activity other than to hold at least 51% of the Company's Common Stock and to invest any liquid assets of the Mutual Company. The Mutual Company's offices will be located at 160 Washington Street, Brookline, Massachusetts 02197, and its telephone number at that address will be (617) 730-3500.

                            BROOKLINE BANCORP, INC.

         Brookline Bancorp, Inc. was recently organized at the direction of the Board of Trustees of the Bank for the purpose of acquiring all of the capital stock of the Bank upon completion of the Reorganization and the Offering. The Bank has applied to the Division to form the Company, and also has applied to the FRB for the Company to own up to 100% of the voting stock of the Bank. No final approvals of the Division or the FRB have been received as of the date of this Prospectus. Upon completion of the Reorganization, the Company will be subject to regulation and supervision by the Division and the FRB. See "Regulation--General" and "--Holding Company Regulation." Upon completion of the Reorganization, the Company will have no significant liabilities and no assets other than 100% of the shares of the Bank's outstanding common stock, its loan to the ESOP and up to 50% of the net proceeds of the Offering. The Company intends to loan a portion of the net proceeds it retains to the ESOP to enable the ESOP to purchase up to 4% of the stock issued in connection with the Offering. See "Use of Proceeds." The management of the Company is set forth under "Management of the Company." Initially, the Company will neither own nor lease any property, but will instead use the premises, equipment and furniture of the Bank. At the present time, the Company does not intend to employ any persons other than certain officers who are currently officers of the Bank but will utilize the support staff of the Bank from time to time. Additional employees will be hired as appropriate to the extent the Company expands its business in the future. The Company's offices are located at the executive offices of the Bank, at 160 Washington Street, Brookline, Massachusetts 02147. Its telephone number is (617) 730-3500.

                            BROOKLINE SAVINGS BANK

         The Bank was organized in 1871 as a Massachusetts-chartered mutual savings bank. The Bank's deposits are insured by the Bank Insurance Fund ("BIF"), as administered by the FDIC, up to the maximum amount permitted by law and by the Massachusetts Depositors Insurance Fund ("DIF") in excess of the maximum FDIC insurance. The Bank conducts business from its home office in Brookline, Massachusetts and its four other offices located in the Town of Brookline. At August 31, 1997, the Bank had total assets of $680.3 million, total deposits of $481.5 million, retained earnings of $125.4 million, and had a Tier 1 leverage capital ratio of 16.92% and a risk-based capital ratio of 20.95%. See "Regulation--Regulatory Capital Requirements."

         The Bank emphasizes the origination of multi-family and commercial real estate mortgage loans, which constituted 71.6% of gross loans at August 31, 1997. The Bank also offers traditional deposit and single-family mortgage loan products and, to a lesser extent, construction and development loans, home equity loans and other consumer loans. The Bank also participates in short-term commercial loans to national companies and organizations that are originated and serviced primarily by money center banks. Of the Bank's total loan portfolio at August 31, 1997, 42.9% consisted of loans secured by multi-family residential properties, 28.7% were secured by commercial real estate, 13.1% consisted of loans secured by one-to-four family residential properties, and 9.0% consisted of commercial loans or participations in commercial loans. The Bank also invests in securities and other short-term investments. At August 31, 1997, investment securities and short-term investments amounted to $189.3 million, or 27.8% of the Bank's assets.

         The majority of the Bank's deposits are gathered from the general public in the Town of Brookline, an urban/suburban community adjacent to the City of Boston, and surrounding communities. The Bank's lending area is concentrated primarily in the greater Boston metropolitan area and eastern Massachusetts. This area benefits from the presence of numerous institutions of higher learning and the corporate headquarters of several significant financial service companies. Eastern Massachusetts also has many high technology companies employing personnel with specialized skills. The presence of these factors affects the demand for multi-family apartments, office buildings, shopping centers, industrial warehouses and other commercial properties.

         The Bank's executive office is located at 160 Washington Street, Brookline, Massachusetts 02147. Its telephone number is (617) 730-3500.

                          REGULATORY CAPITAL COMPLIANCE

         At August 31, 1997, the Bank exceeded each of its regulatory capital requirements. Set forth below is a summary of the Bank's compliance with the FDIC capital standards as of August 31, 1997, on an actual and pro forma basis, assuming that the indicated number of shares were sold as of such date and receipt by the Bank of 50% of the net proceeds. For purposes of the table below, the amount expected to be borrowed by the ESOP and the cost of its shares expected to be acquired by the Stock Plans are deducted from pro forma regulatory capital.



                                      Actual at
                                    August 31, 1997
                               ------------------------
                                              Percent
                                                of
                                 Amount      assets/(2)/
                               -----------  -----------
                                (Dollars in thousands)
GAAP(3) Capital..............   $125,370      18.43%
                                ========     ======

Leverage Capital:
  Capital level(4)...........   $114,413      16.95%
  Requirement(5).............     20,254       3.00
                                --------     ------
  Excess.....................   $ 94,159      13.95%
                                ========     ======

Risk-Based Capital:
  Capital level(4)(6)........   $121,297      22.25%
  Requirement................     43,615       8.00
                                --------     ------
  Excess.....................   $ 77,682      14.25%
                                ========     ======



                                             Pro forma at August 31, 1997 based upon the sale at $10.00 per share
                              ------------------------------------------------------------------------------------------------------
                                                                                                               13,674,650 shares
                                   8,879,000 shares     10,340,000 shares            11,891,000 shares           (15% above
                                   (minimum of the      (midpoint of the             (maximum of the            maximum of the
                                     estimated              estimated                   estimated                 estimated
                                    price range)           price range)                price range)             price range)/(1)/
                              -----------------------  -------------------------  ------------------------  ------------------------
                                            Percent                   Percent                    Percent                  Percent
                                              of                        of                         of                       of
                               Amount      assets/(2)/   Amount      assets/(2)/    Amount      assets/(2)/   Amount     assets/(2)/
                              ---------   -----------  ----------  -------------  ----------  ------------  ----------  ------------
                                                                        (Dollars in thousands)
GAAP(3) Capital..............  $168,215     23.26%       $175,970      24.08%      $183,725      24.87%       $192,643     25.77%
                               ========     =====        ========      =====       ========      =====        ========     =====

Leverage Capital:
  Capital level (4) ........   $157,258     21.90%       $165,013      22.74%      $172,768      23.55%       $181,686     24.47%
  Requirement (5) ...........    21,539      3.00          21,772       3.00         22,004       3.00          22,272      3.00
                               --------     -----        --------     ------       --------     ------        --------     -----
  Excess.....................  $135,719     18.90%       $143,241      19.74%      $150,764      20.55%       $159,414     21.47%
                               ========     =====        ========     ======       ========     ======        ========     =====

Risk-Based Capital:
  Capital level(4)(6)........  $164,142     28.32%       $171,897      29.35%      $179,652      30.35%       $188,570     31.48%
  Requirement................    46,362      8.00          46,859       8.00         47,356       8.00          47,928       8.00
                               --------     -----        --------     ------       --------     ------        --------     ------
  Excess.....................  $117,780     20.32%       $125,038      21.35%      $132,296      22.35%       $140,642     23.48%
                               ========     =====        ========     ======       ========     ======        ========     =====

-------------------------
 (1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Valuation Range of up to 15% as a result of regulatory considerations or changes in market conditions or general financial and economic conditions following the commencement of the Subscription and Community Offerings.
 (2) Leverage capital levels are shown as a percentage of tangible assets. Risk-based capital levels are calculated on the basis of a percentage of risk-weighted assets.
 (3) GAAP is defined as Generally Accepted Accounting Principles.
 (4) Pro forma capital levels assume receipt by the Bank of 50% of the net proceeds from the shares of Common Stock sold at the minimum, midpoint and maximum of the Offering Range. These levels also assume funding by the Company of the Stock Plans equal to 4% of the Common Stock issued and repayment of the Company's loan to the ESOP to enable the ESOP to purchase 4% of the Common Stock issued valued at the minimum, midpoint and maximum of the Offering Range. See "Management of the Stock Bank--Compensation of Officers and Trustees through Benefit Plans" for a discussion of the Stock Plans and ESOP.
 (5) The current leverage capital requirement for banks is 3% of total adjusted assets for banks that receive the highest supervisory rating for safety and soundness and that are not experiencing or anticipating significant growth. The current leverage capital ratio applicable to all other banks is 4% to 5%. See "Regulation--Regulatory Capital Requirements." The Company is also subject to regulatory capital requirements of the FRB.
     See "Regulation--Holding Company Regulation."
 (6) Assumes net proceeds are invested in assets that carry a risk-weighting equal to the actual risk weighting of the Bank's assets as of August 31, 1997.

                                 USE OF PROCEEDS

         Although the actual net proceeds from the sale of the Common Stock cannot be determined until the Offering is completed, it is presently anticipated that the net proceeds from the sale of the Common Stock will be between $85.7 million and $116.7 million (or $134.5 million if the Offering Range is increased by 15%). See "Pro Forma Data" and "The Reorganization and Offering--Stock Pricing and the Number of Shares to be Offered in the Offering" as to the assumptions used to arrive at such amounts. The Company will be unable to utilize any of the net proceeds of the Offering until the consummation of the Offering.

         The Company will contribute 50% of the net proceeds of the Offering to the Bank, or $42.8 million to $58.4 million at the minimum and maximum of the Offering Range, respectively. Such portion of net proceeds received by the Bank from the Company will be added to the Bank's general funds which the Bank currently intends to use for general corporate purposes, including investments in short- and medium-term, investment grade debt securities and marketable equity securities. Depending on market conditions, the Bank also intends to use funds to increase its origination of multi-family, commercial real estate and one-to-four family real estate mortgage loans. The Bank may also use funds for the expansion of its facilities and to expand operations through acquisitions of other financial institutions, branch offices or other financial services companies. However, the Company and the Bank have no current arrangements, understandings or agreements regarding any such transactions. To the extent that the stock-based benefit programs which the Company or the Bank intend to adopt subsequent to the Offering are not funded with authorized but unissued common stock of the Company, the Company or Bank may use net proceeds from the Offering to fund the purchase of stock to be awarded under such stock benefit programs. Assuming that the amount of stock to be purchased under the Stock Plan is 4% of the anticipated maximum of Common Stock issued in connection with the Offering and that the shares are purchased in the open market at $10.00 per share, the amount of net proceeds to be used in connection with the Stock Plan would be $4,756,400. However, the actual amount to be paid cannot be estimated at this time because the market value of the Common Stock at the time of purchase cannot be anticipated. See "Risk Factors--Stock-Based Benefits to Management, Employment Agreements and Change in Control Payments" and "Management of the Stock Bank--Compensation of Officers and Trustees through Benefit Plans--Stock Option Plan" and "--Compensation of Officers and Trustees through Benefit Plans--Stock Plan."

         The Company intends to use a portion of the net proceeds it retains to make a loan directly to the ESOP to enable the ESOP to purchase in the Offering, or in the open market to the extent Common Stock is not available to fill the ESOP's subscription, 4% of the Common Stock issued in connection with the Offering. Based upon the sale of 8,789,000 shares or 11,891,000 shares at the minimum and maximum of the Offering Range, the amount of the loan to the ESOP (assuming the ESOP purchases Common Stock at the Purchase Price in the Subscription Offering) would be $3.5 million or $4.8 million, respectively (or $5.5 million if the Offering Range is increased by 15%). The Company and the Bank may alternatively choose to fund the ESOP's stock purchases through a loan by a third party financial institution. See "Management of the Stock Bank--Compensation of Officers and Trustees through Benefit Plans--Employee Stock Ownership Plan and Trust." The remaining net proceeds retained by the Company will be invested initially in short- and medium-term fixed-income securities.

         Upon completion of the Offering, the Board of Directors of the Company will have the authority to adopt stock repurchase plans, subject to statutory and regulatory requirements. The FDIC may prohibit the holding company of a state-chartered savings bank which has converted from the mutual to stock form of ownership from repurchasing its capital stock within one year following the date of its conversion to stock form, except that stock repurchases of no greater than 5% of outstanding capital stock may be made during this one-year period where compelling and valid business reasons are established to the satisfaction of the FDIC. Based upon facts and circumstances following the Offering and subject to applicable regulatory requirements, the Board of Directors may determine to repurchase stock in the future. Such facts and circumstances may include but not be limited to: (i) market and economic factors such as the price at which the stock is trading in the market, the volume of trading, the attractiveness of other investment alternatives in terms of the rate of return and risk involved in the investment, the ability to increase the book value and/or earnings per share of the remaining outstanding shares, and the opportunity to improve the Company's return on equity; (ii) the avoidance of dilution to stockholders by not having to issue additional shares to cover the exercise of stock options or the purchase of shares by the ESOP in the event the ESOP is unable to acquire shares in the Subscription Offering, or to fund the Stock Plans; and (iii) any other circumstances in which repurchases would be in the best interests of the Company and its shareholders. In the event the Company determines to repurchase stock, such repurchases may be made at market prices which may be in excess of the Purchase Price in the Offering. Any stock repurchases will be subject to the determination of the Board of Directors that both the Company and the Bank will be capitalized in excess of all applicable regulatory requirements after any such repurchases and that such capital will be adequate, taking into account, among other things, the level of non-performing and other risk assets, the Company's and the Bank's current and projected results of operations and asset/liability structure, the economic environment, tax and other considerations. See "The Reorganization and Offering--Procedure for Purchasing Shares."

                                DIVIDEND POLICY

         Upon completion of the Offering, the Board of Directors of the Company will have the authority to declare dividends on the Common Stock, subject to statutory and regulatory requirements. The Company intends to pay an initial annual cash dividend of [$____] per share on the Common Stock, with the first such dividend expected to be declared and paid following the first full quarter after consummation of the Offering. There can be no assurance, however, that dividends will be paid or if paid, what the amounts of dividends will be, or whether such dividends, once paid, will continue to be paid. In addition, the source of funds for the Company's payment of dividends will, in part, depend upon dividends from the Bank, in addition to the net proceeds retained by the Company and earnings thereon. The Mutual Company may, from time to time, waive the receipt of dividends declared and paid by the Company, subject to regulatory approval. Under the FRB policy, a bank holding company should pay dividends only to the extent that the holding company's net income for the past year is sufficient to cover both the payment of the dividend and a rate of earnings retention that is consistent with the holding company's capital needs, asset quality and overall financial condition. See "Regulation--Holding Company Regulation--Dividends."

         The Bank's ability to pay cash dividends on the Common Stock is subject to various federal and state restrictions. Under FDIC regulations, the Bank would be prohibited from paying dividends if, among other things, the Bank was not in compliance with applicable regulatory capital requirements. Under Massachusetts law, a stock-form savings bank may pay dividends only out of its net profits and only to the extent it does not impair its capital and surplus accounts. Provided that the Bank can meet these requirements, Massachusetts law permits net profits of a bank to be distributed as a dividend so long as, after such distribution, either (i) the capital and surplus accounts of the bank equal at least 10% of its deposit liabilities, or (ii) the surplus account of the bank equals 100% of its capital account, subject to certain statutory exceptions. Dividends or any repurchase by the Bank of its stock in excess of the Bank's current and accumulated earnings could result in the realization by the Bank of taxable income. See "Federal and State Taxation--Federal Taxation."

                           MARKET FOR THE COMMON STOCK

         The Company was recently formed and has never issued capital stock. The Bank, as a mutual institution, has never issued capital stock. The Company has received conditional approval to have its Common Stock quoted on the Nasdaq National Market under the symbol "BRKL" subject to the completion of the Offering and compliance with certain conditions including the presence of at least three registered and active market makers. The Company will seek to encourage and assist at least three market makers to make a market in its Common Stock. Although under no obligation to do so, Ryan Beck has indicated its intention to act as market maker for the Common Stock following consummation of the Offering. Making a market involves maintaining bid and ask quotations and being able, as principal, to effect transactions in reasonable quantities at those quoted prices, subject to various securities laws and other regulatory requirements. There can be no assurance that the Common Stock will be able to meet the applicable listing criteria in order to maintain its quotation on the Nasdaq National Market or that an active and liquid trading market will develop or, if developed, will be maintained. A public market having the desirable characteristics of depth, liquidity and orderliness, however, depends upon the presence in the marketplace of both willing buyers and sellers of Common Stock at any given time, which is not within the control of the Company. No assurance can be given that an investor will be able to resell the Common Stock at or above the Purchase Price of the Common Stock after the Offering. See "Risk Factors--Absence of Market for Common Stock."

                                 CAPITALIZATION

         The following table presents the actual capitalization of the Bank at August 31, 1997 and the pro forma consolidated capitalization of the Company after giving effect to the Offering based upon the sale of the number of shares indicated in the table and the other assumptions set forth under "Pro Forma Data."



                                                                                           Company pro forma based
                                                                                       upon the sale at $10.00 per share
                                                                               -----------------------------------------------------
                                                                                                                      13,674,650
                                                                               8,789,000   10,340,000   11,891,000       shares
                                                                                shares       shares       shares       15% above
                                                                               (minimum     (midpoint    (maximum       maximum
                                                                                of the       of the       of the        of the
                                                                    Bank       estimated    estimated     estimated    estimated
                                                                   actual     price range) price range) price range) price range(1)
                                                                   ------     ------------ ------------ ------------ --------------
                                                                                          (In thousands)
Deposits(2)...................................................     $481,467      $481,467     $481,467     $481,467     $481,467
Borrowed funds................................................       61,815        61,815       61,815       61,815       61,815
                                                                   --------       -------     --------     --------     --------
  Total deposits and borrowed funds...........................     $543,282      $543,282     $543,282     $543,282     $543,282
                                                                   ========      ========     ========     ========     ========

Stockholders' equity:
  Preferred Stock, $.01 par value, 5,000,000
    shares authorized; none to be issued......................     $    -        $    -       $    -       $    -       $    -
  Common Stock, $.01 par value, 45,000,000 shares authorized(3)         -              88          103          119          137
  Additional paid-in capital(3)...............................          -          85,602      101,097      116,591      134,410
  Retained earnings(4)........................................      114,413       114,413      114,413      114,413      114,413
  Net unrealized gain on securities available for sale, net of
   taxes......................................................       10,957        10,957       10,957       10,957       10,957
Less:
  Common Stock acquired by the ESOP(5)........................          -          (3,516)      (4,136)      (4,756)      (5,470)
  Common Stock acquired by the Stock Plans(6).................          -          (3,516)      (4,136)      (4,756)      (5,470)
                                                                   --------       -------      -------     --------     --------
Total stockholders' equity....................................     $125,370      $204,028     $218,298     $232,568     $248,977
                                                                   ========      ========     ========     ========     ========

----------------------
(1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Offering Range of up to 15% as a result of regulatory considerations or changes in market or general financial and economic conditions following the commencement of the Subscription and Community Offerings.

(2) Does not reflect withdrawals from deposit accounts for the purchase of Common Stock in the Offering. Such withdrawals would reduce pro forma deposits by the amount of such withdrawals.

(3) Reflects the issuance of shares sold in the Offering. No effect has been given to the issuance of additional shares of Common Stock pursuant to the Company's proposed Stock Option Plans intended to be adopted by the Company and presented for approval of stockholders at a meeting of stockholders following the Offering. The Stock Option Plans would provide the grant of stock options to purchase an amount of Common Stock equal to 10% of the shares of Common Stock issued in the Offering. See "Management of the Stock Bank--Compensation of Officers and Trustees through Benefit Plans--Stock Option Plan."

(4) The retained earnings of the Bank will be restricted at the time of the Offering. See "Description of Capital Stock Offering of the
      Company--Common Stock--Liquidation or Dissolution."

(5) Assumes that 4% of the shares issued in connection with the Offering will be purchased by the ESOP and the funds used to acquire the ESOP shares will be borrowed from the Company. The Common Stock acquired by the ESOP is reflected as a reduction of stockholders' equity. See "Management of the Stock Bank--Compensation of Officers and Trustees through Benefit Plans--Employee Stock Ownership Plan and Trust" and "--Compensation of Officers and Trustees through Benefit Plans--Stock Plan."

(6) Assumes that, subsequent to the Offering, an amount equal to at least 4% of the shares of Common Stock issued in the Offering, is purchased by the Stock Plans through open market purchases. The Common Stock purchased by the Stock Plans is reflected as a reduction of stockholders' equity. See Footnote 2 to the tables under "Pro Forma Data" and "Management of the Stock Bank--Compensation of Officers and Trustees through Benefit Plans-- Stock Plan."

                                 PRO FORMA DATA

         The actual net proceeds from the sale of the Common Stock cannot be determined until the Offering is completed. However, net proceeds are currently estimated to be between $85.7 million and $116.7 million based upon the assumption that estimated expenses for the Reorganization and Offering will be $2.2 million, including a fee to Ryan Beck of $1.0 million. Actual Offering expenses may vary from those estimated.

         Pro forma consolidated net income of the Company for the eight months ended August 31, 1997 and for the year ended December 31, 1996 have been calculated as if the Common Stock had been sold at the beginning of the respective periods and the net proceeds had been invested at 5.56% and 5.49%, respectively (the one year U.S. Treasury bill rate as of August 31, 1997 and December 31, 1996, respectively). The tables do not reflect the effect of withdrawals from deposit accounts for the purchase of Common Stock. The pro forma after-tax yield for the Company and the Bank is assumed to be 3.50% for the eight months ended August 31, 1997 and 3.46% for the year ended December 31, 1996 (in both cases, based on an assumed tax rate of 37.0%). Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of Common Stock, as adjusted to give effect to the purchase of shares by the ESOP. No effect has been given in the pro forma stockholders' equity calculations for the assumed earnings on the net proceeds. As discussed under "Use of Proceeds," for the purposes of these calculations, the Company is assumed to retain 50% of the net Offering proceeds.

         The following pro forma information may not be representative of the financial effects of the foregoing transactions at the dates on which such transactions actually occur and should not be taken as indicative of future results of operations. Pro forma consolidated stockholders' equity represents the difference between the stated amount of assets and liabilities of the Company. The pro forma stockholders' equity is not intended to represent the fair market value of the Common Stock and may be greater than amounts that would be available for distribution to stockholders in the event of liquidation.

         The following tables summarize actual data of the Bank and pro forma data of the Company at or for the eight months ended August 31, 1997 and at or for the year ended December 31, 1996, based on the assumptions set forth above and in the tables and should not be used as a basis for projections of market value of the Common Stock following the Offering. The tables give effect to the Stock Plans, which are expected to be adopted by the Company following the Offering and presented to stockholders for approval at a meeting of stockholders. See Footnote 2 to the tables and "Management of the Stock Bank--Compensation of Officers and Trustees through Benefit Plans--Stock Plan." No effect has been given in the tables to the possible issuance of additional shares reserved for future issuance pursuant to the Stock Option Plans to be adopted by the Board of Directors of the Company and presented to stockholders for approval at a meeting of stockholders, nor does book value as presented give any effect to the liquidation account to be established for the benefit of Eligible Account Holders or Supplemental Eligible Account Holders or, in the event of liquidation of the Bank, to the tax effect of the bad debt reserve and other factors. See Footnote 3 to the tables below, "Description of Capital Stock of the Company--Common Stock--Liquidation or Dissolution" and "Management of the Stock Bank--Compensation of Officers and Trustees through Benefit Plans--Stock Option Plan."



                                                                       At or for the eight months ended August 31, 1997
                                                                      --------------------------------------------------
                                                                                                              13,674,650
                                                                      8,789,000    10,340,000   11,891,000      shares
                                                                       shares       shares       shares         sold at
                                                                       sold at      sold at      sold at        $10.00
                                                                       $10.00       $10.00       $10.00        per share
                                                                      per share    per share     per share        (15%
                                                                       (minimum     (midpoint    (maximum     above maximum
                                                                      of offering  of offering  of offering    of offering
                                                                        range)       range)       range)       range)(7)
                                                                     -----------  -----------  -----------   -------------
                                                                         (Dollars in thousands, except per share data)
Gross proceeds....................................................     $  87,890    $ 103,400   $ 118,910    $ 136,747
Less: estimated Offering expenses.................................        (2,200)      (2,200)     (2,200)      (2,200)
                                                                      ----------   ----------   ---------    ---------
  Estimated net proceeds..........................................        85,690      101,200     116,710      134,547
Less: Common Stock acquired by the ESOP...........................        (3,516)      (4,136)     (4,756)      (5,470)
Less: Common Stock acquired by the Stock Plans....................        (3,516)      (4,136)     (4,756)      (5,470)
                                                                      ----------   ----------   ---------    ---------
  Estimated net investable proceeds...............................     $  78,658    $  92,928   $ 107,198    $ 123,607
                                                                       =========    =========   =========    =========

Net income:
  Actual for the eight months ended August 31, 1997...............     $   9,126    $   9,126   $   9,126    $   9,126
  Pro forma income on estimated net investable proceeds...........         1,835        2,168       2,501        2,884
  Pro forma ESOP adjustment(1)....................................          (211)        (248)       (285)        (328)
  Pro forma Stock Plans adjustment(2).............................          (295)        (347)       (400)        (459)
                                                                      ----------   ----------   ---------    ---------
      Pro forma net income........................................     $  10,455    $  10,699   $  10,942    $  11,223
                                                                       =========    =========   =========    =========

Net income per share:
  Actual for the eight months ended August 31, 1997...............     $    0.50 $       0.42   $    0.37    $    0.32
  Pro forma income on estimated net investable proceeds...........          0.10         0.10        0.10         0.10
  Pro forma ESOP adjustment(1)....................................         (0.01)       (0.01)      (0.01)       (0.01)
  Pro forma Stock Plans adjustment(2).............................         (0.02)       (0.02)      (0.02)       (0.02)
                                                                       ---------     --------   ---------    ---------
      Pro forma net income per share..............................     $    0.57     $   0.49   $    0.44    $    0.39
                                                                       =========     ========   =========    =========

Stockholders' equity:
  Actual at August 31, 1997.......................................     $ 125,370     $125,370   $ 125,370    $ 125,370
  Estimated net proceeds..........................................        85,690      101,200     116,710      134,547
  Less: Common Stock acquired by the ESOP.........................        (3,516)      (4,136)     (4,756)      (5,470)
  Less: Common Stock acquired by the Stock Plans..................        (3,516)      (4,136)     (4,756)      (5,470)
                                                                      ----------    ---------   ---------    ---------
      Pro forma stockholders' equity per share(2)(3)(4)...........     $ 204,028    $ 218,298   $ 232,568    $ 248,977
                                                                       =========    =========   =========    =========

Stockholders' equity per share(5):
  Actual at August 31, 1997.......................................     $    6.71 $       5.70   $    4.96    $    4.31
  Net proceeds....................................................          4.58         4.60        4.61         4.63
  Less: Common Stock acquired by the ESOP.........................         (0.19)       (0.19)      (0.19)       (0.19)
  Less: Common Stock acquired by the Stock Plans..................         (0.19)       (0.19)      (0.19)       (0.19)
                                                                       ---------    ---------   ---------    ---------
      Pro forma stockholders' equity per share....................     $   10.91    $    9.92   $    9.19    $    8.56
                                                                       =========    =========   =========    =========

  Offering price as a percentage of
    pro forma stockholders' equity per share......................         91.66%      100.81%     108.81%      116.82%
  Offering price as a multiple of pro forma
    net income per share(6).......................................         11.70x       13.61x      15.15x       17.09x

-------------------------
(1) It is assumed that 4% of the shares of Common Stock issued in the Offering will be purchased by the ESOP. For purposes of this table, the funds used to acquire such shares are assumed to have been borrowed by the ESOP from the Company. The amount to be borrowed is reflected as a reduction of stockholders' equity. The pro forma net income assumes: (i) that the ESOP shares are released over seven years; (ii) that 33,484, 39,392, 45,301 and 52,096 shares at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively, were committed to be released during the eight months ended August 31, 1997 at an average fair value of $10.00 per share in accordance with Statement of Position ("SOP") 93-6; and (iii) only the ESOP shares committed to be released were considered outstanding for purposes of the net income per share calculations. See "Management of the Stock Bank--Compensation of Officers and Trustees through Benefit Plans--Employee Stock Ownership Plan and Trust."
(2) Gives effect to the Stock Plans expected to be adopted by the Company following the Offering and presented for approval at a meeting of stockholders. The Stock Plans intend to acquire an amount of Common Stock equal to 4% of the shares of Common Stock sold in the Offering or 351,560, 413,600, 475,640 and 546,986 shares of Common Stock at the minimum, midpoint, maximum and 15% above the maximum of the Offering Range, respectively, either through open market purchases, if permissible, or from authorized but unissued shares of Common Stock or treasury stock of the Company, if any. In calculating the pro forma effect of the Stock Plans, it is assumed that the shares were acquired by the Stock Plans at the beginning of the period presented in open market purchases at the Purchase Price and that

      13.3% of the amount contributed was an amortized expense during such period. The issuance of authorized but unissued shares of the Company's Common Stock to the Stock Plans instead of open market purchases would dilute the voting interests of existing stockholders by approximately 1.8% and pro forma net earnings per share would be $0.56, $0.49, $0.44 and $0.39 at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively, and pro forma stockholders' equity per share would be $10.81, $9.92, $9.21 and $8.58 at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively. There can be no assurance that the actual purchase price of the shares granted under the Stock Plans will be equal to the Purchase Price. See "Management of the Stock Bank--Compensation of Officers and Trustees through Benefit Plans--Stock Plan."
(3) No effect has been given to the issuance of additional shares of Common Stock pursuant to the Stock Option Plans expected to be adopted by the Company following the Offering. The Company expects to present the Stock Option Plans for approval at a meeting of stockholders. Under the Stock Option Plans, an amount equal to 10% of the Common Stock issued in the Offering, or 878,900, 1,034,000, 1,189,100 and 1,367,465 shares at the minimum, midpoint, maximum and 15% above the maximum of the Offering Range, respectively, will be reserved for future issuance upon the exercise of options to be granted under the Stock Option Plans. The issuance of Common Stock pursuant to the exercise of options under the Stock Option Plans will result in the dilution of existing stockholders' interests. Assuming all options were exercised at the beginning of the period at an exercise price of $10.00 per share, the pro forma net income per share would be $0.54, $0.47, $0.42 and $0.37, respectively, and the pro forma stockholders' equity per share would be $10.41, $9.49, $8.80 and $8.20, respectively. See "Management of the Stock Bank--Compensation of Officers and Trustees through Benefit Plans--Stock Option Plan."
(4) The retained earnings of the Bank will continue to be restricted after the Offering. See "Dividend Policy," "Description of Capital Stock of the Company--Common Stock--Liquidation of Dissolutions" and "Regulation and Supervision--Massachusetts Bank Regulation."
(5) Stockholders' equity per share data is based upon 18,700,000, 22,000,000, 25,300,000 and 29,095,000 shares outstanding representing shares sold in the Offering, and shares purchased by the ESOP and Stock Plans.
(6) Based on annualization of pro forma net income for the eight months ended August 31, 1997.
(7) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Independent Valuation and the Offering Range of up to 15% as a result of regulatory considerations or changes in market or general financial and economic conditions following the commencement of the Subscription and Community Offerings.


                                                                          At or for the year ended December 31, 1996
                                                                       ----------------------------------------------------
                                                                                                               13,674,650
                                                                       8,789,000    10,340,000   11,891,000      shares
                                                                         shares       shares       shares        sold at
                                                                         sold at      sold at      sold at       $10.00
                                                                         $10.00       $10.00       $10.00       per share
                                                                        per share    per share    per share       (15%
                                                                        (minimum     (midpoint    (maximum   above maximum
                                                                       of offering  of offering  of offering  of offering
                                                                          range)       range)      range)        range)(6)
                                                                       -----------  -----------  -----------  -----------
                                                                         (Dollars in thousands, except per share data)

Gross proceeds....................................................     $  87,890    $ 103,400    $ 118,910    $ 136,747
Less: estimated Offering expenses.................................        (2,200)      (2,200)      (2,200)      (2,200)
                                                                       ---------    ---------    ---------    ---------
  Estimated net proceeds..........................................        85,690      101,200      116,710      134,547
Less: Common Stock acquired by the ESOP...........................        (3,516)      (4,136)      (4,756)      (5,470)
Less: Common Stock acquired by the Stock Plans....................        (3,516)      (4,136)      (4,756)      (5,470)
                                                                       ---------    ---------    ---------    ---------
  Estimated net investable proceeds...............................     $  78,658    $  92,928    $ 107,198    $ 123,607
                                                                       =========    =========    =========    =========

Net income:
  Actual for the year ended December 31, 1996.....................     $  11,937    $  11,937    $  11,937    $  11,937
  Pro forma income on net proceeds................................         2,722        3,215        3,709        4,277
  Pro forma ESOP adjustment(1)....................................          (316)        (372)        (428)        (492)
  Pro forma Stock Plans adjustment(2).............................          (443)        (521)        (599)        (689)
                                                                       ---------    ---------    ---------    ---------
      Pro forma net income........................................     $  13,900    $  14,259    $  14,619    $  15,033
                                                                       =========    =========    =========    =========

Net income per share:
  Actual for the year ended December 31, 1996.....................     $    0.65    $    0.55    $    0.48    $    0.42
  Pro forma income on estimated net investable proceeds...........          0.15         0.15         0.15         0.15
  Pro forma ESOP adjustment(1)....................................         (0.02)       (0.02)       (0.02)       (0.02)
  Pro forma Stock Plans adjustment(2).............................         (0.02)       (0.02)       (0.02)       (0.02)
                                                                       ---------    ---------    ---------    ---------
      Pro forma net income........................................     $    0.76    $    0.66    $    0.59    $    0.53
                                                                       =========    =========    =========    =========
Stockholders' equity(5):
  Actual at December 31, 1996.....................................     $ 113,947    $ 113,947    $ 113,947    $ 113,947
  Estimated net proceeds..........................................        85,690      101,200      116,710      134,547
  Less: Common Stock acquired by the ESOP.........................        (3,516)      (4,136)      (4,756)      (5,470)
  Less: Common Stock acquired by the Stock Plans..................        (3,516)      (4,136)      (4,756)      (5,470)
                                                                       ---------    ---------    ---------    ---------
      Pro forma stockholders' equity(2)(3)(4).....................     $ 192,605    $ 206,875    $ 221,145    $ 237,554
                                                                       =========    =========    =========    =========

Stockholders' equity per share(5):
  Actual at December 31, 1996.....................................     $    6.10    $    5.18    $    4.51    $    3.92
  Net proceeds....................................................          4.58         4.60         4.61         4.62
  Less: Common Stock acquired by the ESOP.........................         (0.19)       (0.19)       (0.19)       (0.19)
  Less: Common Stock acquired by the Stock Plans..................         (0.19)       (0.19)       (0.19)       (0.19)
                                                                       ---------    ---------    ---------    ---------
      Pro forma stockholders' equity..............................     $   10.30    $    9.40    $    8.74    $    8.16
                                                                       =========    =========    =========    =========

  Offering price as a percentage of
    pro forma stockholders' equity per share......................         97.09%      106.38%      114.42%      122.55%
  Offering price as a multiple of pro forma
    net income per share..........................................         13.16x       15.15x       16.95x       18.87x

-------------------------
(1) It is assumed that 4% of the shares of Common Stock issued in the Offering will be purchased by the ESOP. For purposes of this table, the funds used to acquire such shares are assumed to have been borrowed by the ESOP from the Company. The amount to be borrowed is reflected as a reduction of stockholders' equity. The pro forma net income assumes: (i) that the ESOP shares are released over seven years; (ii) that 50,223, 59,086, 67,943 and 78,143 shares at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively, were committed to be released during the year ended December 31, 1996 at an average fair value of $10.00 per share in accordance with SOP 93-6; and (iii) only the ESOP shares committed to be released were considered outstanding for purposes of the net income per share calculations. See "Management of the Stock Bank--Compensation of Officers and Trustees through Benefit Plans--Employee Stock Ownership Plan and Trust."
(2) Gives effect to the Stock Plans expected to be adopted by the Company following the Offering and presented for approval at a meeting of stockholders. The Stock Plans intend to acquire an amount of Common Stock equal to 4% of the shares of Common Stock issued with the Offering, or 351,560, 413,600, 475,640 and 546,986 shares of Common Stock at the minimum, midpoint, maximum and 15% above the maximum of the Offering Range, respectively, either through open market purchases, if permissible, or from authorized but unissued shares of Common Stock or treasury stock of the Company, if any. In calculating the pro forma effect of the Stock Plans, it is assumed that the shares were acquired by the Stock Plans at the beginning of the period presented in open market purchases at the Purchase Price and that

      20.0% of the amount contributed was an amortized expense during such period. The issuance of authorized but unissued shares of the Company's Common Stock to the Stock Plans instead of open market purchases would dilute the voting interests of existing stockholders by approximately 1.8% and pro forma net income per share would be $0.75, $0.65, $0.58 and $0.52 at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively, and pro forma stockholders' equity per share would be $10.29, $9.41, $8.76 and $8.20 at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively. There can be no assurance that the actual purchase price of the shares granted under the Stock Plans will be equal to the Purchase Price. See "Management of the Stock Bank--Compensation of Officers and Trustees through Benefit Plans--Stock Plan."
(3) No effect has been given to the issuance of additional shares of Common Stock pursuant to the Stock Option Plans expected to be adopted by the Company following the Offering. The Company expects to present the Stock Option Plans for approval at a meeting of stockholders. Under the Stock Option Plans, an amount equal to 10% of the Common Stock issued in the Offering, or 878,900, 1,034,000, 1,189,100 and 1,367,465 shares at the minimum, midpoint, maximum and 15% above the maximum of the Offering Range, respectively, will be reserved for future issuance upon the exercise of options to be granted under the Stock Option Plans. The issuance of Common Stock pursuant to the exercise of options under the Stock Option Plans will result in the dilution of existing stockholders' interests. Assuming all options were exercised at the beginning of the period at an exercise price of $10.00 per share, the pro forma net income per share would be $0.71, $0.62, $0.56 and $0.50, respectively, and the pro forma stockholders' equity per share would be $9.84, $9.00, $8.38 and $7.84, respectively. See "Management of the Stock Bank--Compensation of Officers and Trustees through Benefit Plans--Stock Option Plan."
(4) The retained earnings of the Bank will continue to be restricted after the Offering. See "Dividend Policy," "Description of Capital Stock of the Company--Common Stock--Liquidation or Dissolution" and "Regulation and Supervision--Massachusetts Bank Regulation."
(5) Stockholders' equity per share data is based upon 18,700,000, 22,000,000, 25,300,000 and 29,095,000 shares outstanding representing shares sold in the Offering, and shares purchased by the ESOP and Stock Plans.
(6) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Independent Valuation and the Offering Range of up to 15% as a result of regulatory considerations or changes in market or general financial and economic conditions following the commencement of the Subscription and Community Offerings.

                    BROOKLINE SAVINGS BANK AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME

     The following Consolidated Statements of Income of the Bank for each of the years in the three year period ended December 31, 1996 have been audited by Grant Thornton LLP, independent certified public accountants, whose report thereon appears elsewhere in this Prospectus. With respect to information for the eight months ended August 31, 1997 and 1996, which is unaudited, in the opinion of management, all adjustments necessary for a fair presentation of such periods have been included and are of a normal recurring nature. Results for the eight months ended August 31, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997. These statements should be read in conjunction with the Consolidated Financial Statements and Notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this Prospectus.



                                                                 Eight months ended
                                                                     August 31,              Year ended December 31,
                                                                 ------------------      ------------------------------
                                                                  1997        1996        1996         1995       1994
                                                                 ------      ------      ------       ------     ------
                                                                     (unaudited)
                                                                                     (In thousands)
Interest income:
  Loans.......................................................  $29,350     $27,230     $41,251     $38,949     $31,711
  Debt securities.............................................    5,778       5,320       8,115       8,963       7,189
  Marketable equity securities................................      472         476         697         678         566
  Restricted equity securities................................      147         124         191         185         203
  Short-term investments......................................      372         413         765         145         274
                                                                -------     -------     -------     -------     -------
     Total interest income                                       36,119      33,563      51,019      48,920      39,943
                                                                -------     -------     -------     -------     -------

Interest expense:
  Deposits....................................................   14,463      14,530      21,775      20,910      15,835
  Borrowed funds..............................................    2,741       2,329       3,683       3,028       1,926
                                                                -------     -------     -------     -------     -------
     Total interest expense...................................   17,204      16,859      25,458      23,938      17,761
                                                                -------     -------     -------     -------     -------
Net interest income...........................................   18,915      16,704      25,561      24,982      22,182
Provision (credit) for loan losses............................      -           -           -           -          (477)
                                                                -------     -------     -------     -------     -------
Net interest income after provision (credit) for loan losses..   18,915      16,704      25,561      24,982      22,659
                                                                -------     -------     -------     -------     -------
Non-interest income:
  Fees and charges.............................................     525         729         957         759         722
  Gains on sales of securities net.............................      74         464         464         877           4
  Other real estate owned income (expense), net................     158         186         299         (40)       (741)
  Other income.................................................      72         110         120           9          94
                                                                -------     -------     -------     -------     -------
     Total non-interest income.................................     829       1,489       1,840       1,605          79
                                                                -------     -------     -------     -------     -------

Non-interest expense:
  Compensation and employee benefits...........................   3,500       2,974       4,513       4,395       4,017
  Occupancy....................................................     473         409         627         579         591
  Equipment and data processing................................     720         606         892         882         878
  Deposit insurance premiums...................................      47           7          11         561       1,023
  Other........................................................     998         811       1,670       1,033       1,187
                                                                -------     -------     -------     -------     -------
     Total non-interest expense                                   5,738       4,807       7,713       7,450       7,696
                                                                -------     -------     -------     -------     -------

Income before income taxes.....................................  14,006      13,386      19,688      19,137      15,042
Provision for income taxes.....................................   4,880       5,191       7,751       7,409       5,942
                                                                -------     -------     -------     -------     -------
Net income..................................................... $ 9,126     $ 8,195     $11,937     $11,728     $ 9,100
                                                                =======     =======     =======     =======     =======

See accompanying notes to the consolidated financial statements.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

         The Company has only recently been formed and, accordingly, has no results of operations. The Bank's results of operations depend primarily on its net interest income, which is the difference between the income earned on the Bank's loan and securities portfolios and its cost of funds, consisting of the interest paid on deposits and borrowings. Results of operations are also affected by the Bank's provision for loan losses, income and expenses pertaining to other real estate owned, gains and losses from sales of securities, and non-interest expenses. The Bank's non-interest expenses consist principally of compensation and employee benefits, occupancy, equipment and data processing, federal deposit insurance premiums and other operating expenses. Results of operations are also significantly affected by general economic and competitive conditions, changes in interest rates, as well as government policies and actions of regulatory authorities. Future changes in applicable law, regulations or government policies may materially affect the Company and the Bank.

Management Strategy

         Historically, the Bank has focused on offering deposit products in the Town of Brookline and surrounding communities. The Bank's lending activities are concentrated primarily in the greater Boston metropolitan area and eastern Massachusetts. The Bank generates its profitability primarily by originating loans, investing in debt and equity securities, attracting and retaining deposits by paying competitive interest rates, borrowing from the Federal Home Loan Bank of Boston ("FHLB") and maintaining a lower operating expense ratio in comparison to banks of similar size. Depending on demand and overall market conditions, the Bank intends to continue to emphasize multi-family and commercial real estate lending and to pursue opportunities for growth in these areas of business. While this type of lending typically generates higher yields, it is also involves greater credit risk. As a consequence, in future periods, the Bank may increase the level of its provision for loan losses depending on market conditions, the level of non-performing loans and other factors.

Management of Credit Risk

         Management considers credit risk to be the most important risk factor affecting the financial condition and operating results of the Bank. The potential for loss associated with this risk factor is managed through a combination of policies established by the Bank's Board of Trustees, the monitoring of compliance with these policies, and the periodic reporting and evaluation of loans with problem characteristics. Policies relate to the maximum amount that can be granted to a single borrower and his or her related interests, the aggregate amount of loans outstanding by type in relation to total assets and capital, loan concentrations, loan to collateral value ratios, approval limits and other underwriting criteria. Policies also exist with respect to performing credit reviews by an officer not involved in loan origination, the rating of loans, when loans should be placed in a non-performing status and the factors that should be considered in establishing the Bank's allowance for loan losses. See "Business of the Bank--Lending Activities."

Management of Interest Rate Risk

         Another important risk factor affecting the financial condition and operating results of the Bank is interest rate risk. This risk is managed by periodic evaluation of the interest rate risk inherent in certain balance sheet accounts, determination of the level of risk considered appropriate given the Bank's capital and liquidity requirements, business strategy, performance objectives and operating environment, and maintenance of such risks within guidelines approved by the Board of Trustees. Through such management, the Bank seeks to reduce the vulnerability of its operations to changes in interest rates. The Bank's Asset/Liability Committee, comprised of senior management, is responsible for managing interest rate risk and reviewing with the Board of Trustees on a quarterly basis its activities and strategies, the effect of those strategies on the Bank's operating results, the Bank's interest rate risk position, and the effect changes in interest rates would have on the Bank's net interest income. The extent of movement of interest rates is an uncertainty that could have a negative impact on the earnings of the Bank. See "Risk Factors--Sensitivity to Changes in Interest Rates."

         The principal strategies used by the Bank to manage interest rate risk include (1) emphasizing on the origination and retention of adjustable-rate loans or loans with maturities matched with those of the deposits and borrowings funding the loans, (2) investing in debt securities with relatively short maturities and (3) classifying of a significant portion of the Bank's investment portfolio as available for sale so as to provide sufficient flexibility in liquidity management.

         Gap Analysis. The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are "interest rate sensitive" and by monitoring a bank's interest rate sensitivity "gap." An asset or liability is deemed to be interest rate sensitive within a specific time period if it will mature or reprice within that time period. The interest rate sensitivity gap is defined as the difference between the amount of interest-earning assets maturing or repricing within a specific time period and the amount of interest bearing-liabilities maturing or repricing within that same time period. At August 31, 1997, the Bank's cumulative one-year gap position, the difference between the amount of interest-earning assets maturing or repricing within one year and interest-bearing liabilities maturing or repricing within one year, was a negative 9.81%. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities. A gap is considered negative when the amount of interest rate sensitive liabilities exceeds the amount of interest rate sensitive assets. Accordingly, during a period of rising interest rates, an institution with a negative gap position generally would not be in as favorable a position, compared to an institution with a positive gap, to invest in higher yielding assets. The resulting yield on the institution's assets generally would increase at a slower rate than the increase in its cost of interest-bearing liabilities. Conversely, during a period of falling interest rates, an institution with a negative gap would tend to experience a repricing of its assets at a slower rate than its interest-bearing liabilities which, consequently, would generally result in its net interest income growing at a faster rate than an institution with a positive gap position.

         The following table sets forth the amounts of interest-earning assets and interest-bearing liabilities outstanding at August 31, 1997, which are anticipated by the Bank, based upon certain assumptions, to reprice or mature in each of the future time periods shown (the "GAP Table"). Except as stated below, the amount of assets and liabilities shown which reprice or mature during a particular period were determined in accordance with the earlier of term to repricing or the contractual maturity of the asset or liability. The table sets forth an approximation of the projected repricing of assets and liabilities at August 31, 1997, on the basis of contractual maturities, anticipated prepayments and scheduled rate adjustments within a three month period and subsequent selected time intervals. The loan amounts in the table reflect principal balances expected to be redeployed and/or repriced as a result of contractual amortization and anticipated prepayments of adjustable-rate and fixed-rate loans, and as a result of contractual rate adjustments on adjustable-rate loans. The annual prepayment rate for real estate mortgage loans is assumed to be 7.5%. See "Business of the Bank--Lending Activities," "--Investment Activities" and "--Sources of Funds."


                                                                                   At August 31, 1997
                                                          ----------------------------------------------------------------------
                                                                                     More          More       More
                                                            More         More        than          than       than
                                                         than three    than six       one          three      five
                                                Three     months to    months to     year          years      years      More
                                                months      six          one       to three       to five    to ten      than
                                               or less     months        year        years         years      years    ten years
                                              ---------  ----------   ----------- ----------     ---------  --------  -----------
                                                                                 (Dollars in thousands)
Interest-earning assets(1):
  Short-term investments....................  $  7,495   $    -       $    -       $    -        $    -     $    -     $    -
  Debt and equity securities(2).............    29,603     15,117       30,833       79,243           218        579        489
  Mortgage loans(3).........................   172,844     29,292       49,822      138,821        42,261      7,951        201
  Commercial participation loans............    36,500        -            -            -             -          -          -
  Other loans...............................     5,846         39          169        1,454           151         34        -
                                              --------   --------     --------     --------      --------   --------   --------
     Total interest-earning assets..........   252,288     44,448       80,824      219,518        42,630      8,564        690
                                              --------   --------     --------     --------      --------   --------   --------

Interest-bearing liabilities:
  NOW accounts..............................    37,786        -            -            -             -          -          -
  Savings accounts..........................    14,399        -            -            -             -          -          -
  Money market savings accounts.............   157,782        -            -            -             -          -          -
  Certificate of deposit accounts...........    74,928     59,521       75,352       43,503         8,079        -          -
  Borrowed funds............................     6,850      3,000       11,600       25,015        15,350        -          -
                                              --------   --------     --------     --------      --------   --------   --------
     Total interest-bearing liabilities.....   291,745     62,521       86,952       68,518        23,429        -          -
                                              --------   --------     --------     --------      --------   --------   --------
Interest sensitivity gap(4).................  $(39,457)  $(18,073)    $ (6,128)    $151,000      $ 19,201   $  8,564   $    690
                                              ========   ========     ========     ========      ========   ========   ========

Cumulative interest sensitivity gap.........  $(39,457)  $(57,530)    $(63,658)    $ 87,342      $106,543   $115,107   $115,797
                                              ========   ========     ========     ========      ========   ========   ========

Cumulative interest sensitivity gap
  as a percentage of total assets...........     (5.80)%    (8.46)%      (9.36)%      12.84%       15.66%      16.92%     17.02%
Cumulative interest sensitivity
  gap as a percentage of total
  interest-earning assets...................     (6.08)%    (8.86)%      (9.81)%      13.46%       16.42%      17.74%     17.84%
Cumulative interest-earning
  assets as a percentage of
  cumulative interest-bearing
  liabilities...............................      86.48%     83.76%       85.57%     117.14%      119.98%     121.59%    121.72%

                                                   Total
                                                   -----
                                             (Dollars in thousands)
Interest-earning assets(1):
  Short-term investments....................     $   7,495
  Debt and equity securities(2).............       156,082
  Mortgage loans(3).........................       441,192
  Commercial participation loans............        36,500
  Other loans...............................         7,693
                                                 ---------
     Total interest-earning assets..........       648,962
                                                 ---------

Interest-bearing liabilities:
  NOW accounts..............................        37,786
  Savings accounts..........................        14,399
  Money market savings accounts.............       157,782
  Certificate of deposit accounts...........       261,383
  Borrowed funds............................        61,815
                                                 ---------
     Total interest-bearing liabilities.....       533,165
                                                 ---------
Interest sensitivity gap(4).................     $ 115,797
                                                 =========

-------------------
(1) Interest-earning assets are included in the period in which the balances are expected to be redeployed and/or repriced as a result of anticipated prepayments, scheduled rate adjustments and contractual maturities.

(2) Debt and equity securities include all debt securities and $1.5 million of auction rate preferred stock, the maturities of which have been assumed to be the date on which they are next auctioned (3 months or less). All other marketable equity securities and restricted equity securities are excluded.

(3) For purposes of the gap analysis, the allowance for loan losses, deferred loan fees, unearned discounts and non-performing loans have been excluded.

(4) Interest sensitivity gap represents the difference between interest-earning assets and interest-bearing liabilities, expressed as a percentage.

                Certain shortcomings are inherent in the method of analysis presented in the GAP Table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets such as adjustable-rate loans, have features which restrict changes in interest rates both on a short-term basis and over the life of the asset. Further, in the event of changes in interest rates, prepayment and early withdrawal levels would likely deviate significantly from those assumed in calculating the table. Finally, the ability of many borrowers to service their adjustable-rate loans may decrease in the event of an interest rate increase.

            Analysis of Net Interest Income

                Net interest income represents the difference between income on interest-earning assets and expense on interest-bearing liabilities. Net interest income also depends on the relative amounts of interest-earning assets and interest-bearing liabilities and the interest rates earned or paid on them.

         Average Balance Sheet. The following table sets forth certain information relating to the Bank at August 31, 1997, for the eight months ended August 31, 1997 and 1996 and the years ended December 31, 1996, 1995 and 1994. The average yields and costs are derived by dividing income or expense by the average balance of interest-earning assets or interest-bearing liabilities, respectively, for the periods shown and reflect annualized yields and costs. Average balances are derived from average daily balances. The yields and costs include fees which are considered adjustments to yields.


                                                                                 Eight months ended August 31,
                                                                      -------------------------------------------------
                                            At August 31, 1997                               1997
                                        --------------------------    -------------------------------------------------
                                                         Average                                          Average
                                                          yield/          Average                           yield/
                                           Balance         cost           balance         Interest/(1)/      cost
                                          ---------       -------        ---------        --------------   --------
                                                                      (Dollars in thousands)
Assets:
Interest-earnings assets:
  Short-term investments............      $   7,495          5.47%       $  10,332           $   372          5.40%
  Debt securities (2)...............        154,700          6.02          144,171             5,778          6.01
  Equity securities (2).............         27,145          4.72           24,858               792          4.78
  Mortgage loans (3)(4).............        441,320          8.91          434,363            26,072          9.00
  Commercial participation loans (3)         36,500          5.69           51,017             1,916          5.63
  Other commercial loans (3)........          6,359          9.64            5,911               380          9.64
  Consumer loans (3)................          1,336         10.37            1,052                74         10.55
                                          ---------                      ---------           -------
      Total interest-earning assets         674,855          7.88          671,704            35,384          7.90
                                                            -----                            -------         -----
Allowance for loan losses...........        (12,443)                       (12,417)
Non-interest earning assets.........         17,904                         15,830
                                          ---------                      ---------
      Total assets..................      $ 680,316                      $ 675,117
                                          =========                      =========

Liabilities and Retained Earnings:
Interest-bearing liabilities:
  Deposits:
      NOW accounts..................      $  37,786          1.75%       $  37,606           $   430          1.72%
      Savings accounts (5)..........         14,399          2.50           15,327               252          2.47
      Money market savings accounts         157,782          3.81          158,618             4,066          3.85
      Certificate of deposit
        accounts....................        261,383          5.64          262,009             9,715          5.56
                                          ---------                      ---------           -------
         Total deposits.............        471,350          4.62          473,560            14,463          4.58
  Borrowed funds....................         61,815          6.44           63,019             2,741          6.52
                                          ---------                      ---------           -------
         Total interest-bearing
           liabilities                      533,165          4.83          536,579            17,204          4.81
                                                            -----                                            -----
Non-interest-bearing demand
  checking accounts.................         10,356                          9,723
Other liabilities...................         11,425                          9,367
                                          ---------                      ---------
         Total liabilities..........        554,946                        555,669
Retained earnings...................        125,370                        119,448
                                          ---------                      ---------
         Total liabilities and
            retained earnings.......      $ 680,316                      $ 675,117
                                          =========                      =========
Net interest income (tax equivalent
  basis)/interest rate spread (6)                            3.05%                            18,180          3.09%
                                                            =====                                            =====
Less adjustment of tax exempt income                                                             173
                                                                                             -------
Net interest income (4).............                                                         $18,007
                                                                                             =======
Net interest margin (7).............                                                                          4.06%
                                                                                                             =====
Ratio of interest-earning assets to
  interest-bearing liabilities......                       126.58%                                          125.18%
                                                           ======                                           ======


                                         Eight months ended August 31,
                                    ---------------------------------------
                                                     1996
                                    ---------------------------------------
                                                                   Average
                                       Average                     yield/
                                       balance    Interest/(1)/     cost
                                      --------    -------------    ------
                                             (Dollars in thousands)
Assets:
Interest-earnings assets:
  Short-term investments............  $ 11,836     $   413          5.23%
  Debt securities (2)...............   131,828       5,320          6.05
  Equity securities (2).............    21,788         774          5.33
  Mortgage loans (3)(4).............   412,337      24,850          9.04
  Commercial participation loans (3)    56,585       2,097          5.56
  Other commercial loans (3)........     3,172         195          9.22
  Consumer loans (3)................     1,138          88         11.60
                                      --------     -------
      Total interest-earning assets    638,684      33,737          7.92
                                                   -------        ------
Allowance for loan losses...........   (12,296)
Non-interest earning assets.........    15,975
                                      --------
      Total assets..................  $642,363
                                      ========

Liabilities and Retained Earnings:
Interest-bearing liabilities:
  Deposits:
      NOW accounts..................  $ 36,649     $   423          1.73%
      Savings accounts (5)..........    17,818         290          2.44
      Money market savings accounts    152,979       3,925          3.85
      Certificate of deposit
        accounts....................   262,203       9,892          5.66
                                      --------     -------
         Total deposits.............   469,649      14,530          4.64
  Borrowed funds....................    52,645       2,329          6.64
                                      --------     -------
         Total interest-bearing
           liabilities..............   522,294      16,859          4.84
                                                   -------        ------
Non-interest-bearing demand
  checking accounts.................     9,439
Other liabilities...................     5,469
                                      --------
         Total liabilities..........   537,202
Retained earnings...................   105,161
                                      --------
         Total liabilities and
            retained earnings.......  $642,363
                                      ========
Net interest income (tax equivalent
  basis)/interest rate spread (6)                   16,878          3.08%
                                                                  ======
Less adjustment of tax exempt income                   174
                                                   -------
Net interest income (4).............               $16,704
                                                   =======
Net interest margin (7).............                                3.96%
                                                                  ======
Ratio of interest-earning assets to
  interest-bearing liabilities......                              122.28%
                                                                  ======

--------------------
(1) Tax exempt income on equity securities is included on a tax equivalent basis.
(2) Average balances include unrealized gains on securities available for sale. Equity securities include marketable equity securities (preferred and common stocks) and restricted equity securities.
(3)   Loans on non-accrual status are included in the average balances.
(4) Excluded from interest income for the eight months ended August 31, 1997 is $908 collected from a borrower whose loans were on non-accrual and which relates to interest earned in periods prior to January 1, 1997.

(5) Savings accounts include interest-bearing mortgagors' escrow accounts.
(6) Net interest spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(7) Net interest margin (annualized) represents net interest income (tax equivalent basis) divided by average interest-earning assets.

                                                                    Year ended December 31,
                                        ---------------------------------------------------------------------------
                                                      1996                                      1995
                                        -------------------------------------  ------------------------------------
                                                                   Average                                Average
                                          Average                   yield/        Average                  yield/
                                          balance   Interest/(1)/    cost         balance   Interest/(1)/   cost
                                        ---------  -----------    -----------   ----------- ------------- ----------
                                                              (Dollars in thousands)
  Assets:
  Interest-earning assets:
     Short-term investments...........  $  14,562     $   765        5.25%        $  2,511     $    145       5.77%
     Debt securities (2)..............    135,039       8,115        6.01          154,736        8,963       5.79
     Equity securities (2)............     21,746       1,142        5.25           18,387        1,110       6.04
     Mortgage loans (3)...............    415,054      37,765        9.10          392,509       36,366       9.27
     Commercial participation
       loans (3)......................     54,076       3,007        5.56           35,766        2,166       6.06
     Other commercial loans (3).......      3,792         345        9.10            2,624          271      10.33
     Consumer loans (3)...............      1,098         134       12.20            1,338          146      10.91
                                        ---------     -------                    ---------      -------
        Total interest-earning assets.    645,367      51,273        7.94          607,871       49,167       8.09
                                                      -------      ------                       -------   --------
 Allowance for loan losses............    (12,319)                                 (12,247)
  Non-interest earning assets.........     15,863                                   18,857
                                        ---------                                ---------
        Total assets..................  $ 648,911                                $ 614,481
                                        =========                                =========
Liabilities and Retained Earnings:
  Interest-bearing liabilities:
     Deposits
        NOW accounts..................  $  37,095     $   641        1.73%        $ 35,787      $   620       1.73%
        Savings accounts (4)..........     17,302         426        2.46           20,460          498       2.43
        Money market savings accounts.    154,541       5,957        3.85          151,334        5,665       3.74
        Certificate of deposit
          Accounts                        262,007      14,751        5.63          252,985       14,127       5.58
                                        ---------     -------                    ---------      -------
          Total deposits..............    470,945      21,775        4.62          460,566       20,910       4.54
     Borrowed funds...................     55,497       3,683        6.64           46,172        3,028       6.56
                                        ---------     -------                    ---------      -------
Total interest-bearing liabilities....    526,442      25,458        4.84          506,738       23,938       4.72
                                                      -------      ------                       -------      -----
  Non-interest-bearing demand
    checking accounts.................      9,595                                    8,266
  Other liabilities...................      5,808                                    6,553
                                        ---------                                ---------
        Total liabilities.............    541,845                                  521,557
  Retained earnings...................    107,066                                   92,924
                                        ---------                                ---------
       Total liabilities and retained
             earnings.................  $ 648,911                                $ 614,481
                                        =========                                =========
  Net interest income (tax equivalent
     basis)/interest rate spread (5)..                 25,815        3.10%                       25,229       3.37%
                                                                   ======                                    =====
  Less adjustment of tax exempt
    income............................                    254                                       247
                                                      -------                                   -------
  Net interest income.................                $25,561                                   $24,982
                                                      =======                                   =======
  Net interest margin (6).............                               4.00%                                    4.15%
                                                                   ======                                    =====
  Ratio of interest-earning assets to
     interest-bearing liabilities.....                             122.59%                                  119.96%
                                                                   ======                                   ======
                                                    Year Ended December 31,
                                             -------------------------------------
                                                             1994
                                             -------------------------------------
                                                                          Average
                                               Average                    yield/
                                               balance   Interest/(1)/     cost
                                              ---------  -------------  -----------
                                                     (Dollars in thousands)
  Assets:
  Interest-earning assets:
     Short-term investments...........          6,745   $     274         4.06%
     Debt securities (2)..............        142,504       7,189         5.04
     Equity securities (2)............         14,130         976         6.91
     Mortgage loans (3)...............        361,061      29,730         8.23
     Commercial participation loans (3)        37,259       1,691         4.54
     Other commercial loans (3).......          2,380         160         6.72
     Consumer loans (3)...............          1,318         130         9.86
                                             --------      ------      -------
        Total interest-earning assets.        565,397      40,150         7.10
                                                           ======      =======
  Allowance for loan losses...........        (12,741)
  Non-interest earning assets.........         21,010
                                            ---------
        Total assets..................      $ 573,666
                                            =========



Liabilities and Retained Earnings:
  Interest-bearing liabilities:
     Deposits
        NOW accounts.....................   $  37,226   $     657         1.76%
        Savings accounts (4).............      25,673         628         2.45
        Money market savings accounts....     172,859       5,278         3.05
        Certificate of deposit accounts..     211,066       9,272         4.39
                                            ---------     -------
          Total deposits.................     446,824      15,835         3.54
     Borrowed funds......................      32,904       1,926         5.85
                                            ---------     -------
  Total interest-bearing liabilities.....     479,728      17,761         3.70
                                            ---------     -------       ------
  Non-interest-bearing demand
    checking accounts....................       7,678
  Other liabilities......................       6,013
                                            ---------
          Total liabilities..............     493,419
  Retained earnings......................      80,247
                                            ---------
          Total liabilities and
            retained earnings............   $ 573,666
                                            =========
  Net interest income (tax equivalent
     basis)/interest rate spread (5).....                  22,389         3.40%
                                                                         =====
  Less adjustment of tax exempt income...                     207
                                                          -------
  Net interest income....................                 $22,182
                                                          =======
  Net interest margin (6)................                                 3.96%
                                                                         =====
  Ratio of interest-earning assets to
     interest-bearing liabilities........                               117.86%
                                                                        ======

(1) Tax exempt income on equity securities is included on a tax equivalent basis.

(2) Average balances include unrealized gains on securities available for sale. Equity securities include marketable equity securities (preferred and common stocks) and restricted equity securities.

(3)   Loans on non-accrual status are included in the average balances.

(4) Savings accounts include interest-bearing mortgagors' escrow accounts.

(5) Net interest spread represents the difference between the yield on interest-earning assets and interest-bearing liabilities.

(6) Net interest margin (annualized) represents annualized net interest income (tax equivalent basis) divided by average interest-earning assets.

         Rate/Volume Analysis. The following table presents, on a tax equivalent basis, the extent to which changes in interest rates and changes in volume of interest-earning assets and interest-bearing liabilities have affected the Bank's interest income and interest expense during the periods indicated. Information is provided in each category with respect to: (i) changes attributable to changes in volume (changes in volume multiplied by prior rate);
(ii) changes attributable to changes in rate (changes in rate multiplied by prior volume); and (iii) the net change. The changes attributable to the combined impact of volume and rate have been allocated proportionately to the changes due to volume and the changes due to rate.


                                                      Eight months ended                            Year ended
                                                        August 31, 1997                          December 31, 1996
                                                          compared to                               compared to
                                                       eight months ended                           year ended
                                                         August 31, 1996                         December 31, 1995
                                               -----------------------------------       -----------------------------------
                                                Increase (decrease)                       Increase (decrease)
                                                       due to                                    due to
                                               ----------------------                    ----------------------
                                                Volume        Rate          Net           Volume        Rate          Net
                                               ---------    ---------    ---------       ---------    ---------    ---------
                                                                               (In Thousands)
  Assets:
     Interest-earning assets:
        Short-term investments...............    $   (64)   $      23      $ (41)        $   634      $  (14)      $    620
        Debt securities......................        529          (71)       458          (1,174)        326           (848)
        Equity securities....................        149         (131)        18             187        (155)            32
        Mortgage loans.......................      1,416         (194)     1,222           2,060        (661)         1,399
        Commercial participation loans.......       (234)          53       (181)          1,031        (190)           841
        Other commercial loans...............        176            9        185             109         (35)            74
        Consumer loans.......................         (6)          (8)       (14)            (28)         16            (12)
                                               ---------    ---------    -------         -------      ------       --------
          Total interest-earning assets......      1,966         (319)     1,647           2,819        (713)         2,106
                                               ---------    ---------    -------         -------      ------       --------
  Liabilities and Retained Earnings:
     Interest-bearing liabilities:
        Deposits:
          NOW accounts.......................    $    14    $      (7)     $   7          $   23     $    (2)       $    21
          Savings accounts...................        (44)           6        (38)            (78)          6            (72)
          Money market savings accounts              148           (7)       141             122         170            292
          Certificate of deposit accounts....         (7)        (170)      (177)            507         117            624
                                               ---------    ---------    -------         -------      ------       --------
          Total deposits.....................        111         (178)       (67)            574         291            865
        Borrowed funds.......................        487          (75)       412             618          37            655
                                               ---------    ---------    -------         -------      ------       --------
          Total interest-bearing liabilities.        598         (253)       345           1,192         328          1,520
                                               ---------    ---------    -------         -------      ------       --------
     Net change in net interest income.......  $   1,368    $     (66)   $ 1,302         $ 1,627     $(1,041)        $  586
                                               =========    =========    =======         =======      ======       ========
                                                             Year ended
                                                         December 31, 1995
                                                            compared to
                                                             year ended
                                                         December 31, 1994
                                               -----------------------------------
                                                Increase  (decrease)
                                                       due to
                                               ----------------------
                                                 Volume        Rate          Net
                                               ---------    ---------    ---------
  Assets:
     Interest-earning assets:
        Short-term investments...............   $ (215)     $     86     $   (129)
        Debt securities......................      651         1,123        1,774
        Equity securities....................      268          (134)         134
        Mortgage loans.......................    2,722         3,914        6,636
        Commercial participation loans.......      (70)          545          475
        Other commercial loans...............       18            93          111
        Consumer loans.......................        4            12           16
                                               -------      --------     --------
          Total interest-earning assets......    3,378         5,639        9,017
                                               -------      --------     --------
  Liabilities and Retained Earnings:
     Interest-bearing liabilities:
        Deposits:
          NOW accounts.......................  $   (25)     $    (12)    $    (37)
          Savings accounts...................     (127)           (3)        (130)
          Money market savings accounts......     (710)        1,097          387
          Certificate of deposit accounts....    2,053         2,802        4,855
                                               -------      --------     --------
          Total deposits.....................    1,191         3,884        5,075
        Borrowed funds.......................      849           253        1,102
                                               -------      --------     --------
          Total interest-bearing liabilities.    2,040         4,137        6,177
                                               -------      --------     --------
     Net change in net interest income.......  $ 1,338      $  1,502     $  2,840
                                               =======      ========     ========

Comparison of Financial Condition at August 31, 1997 and December 31, 1996

         Total assets increased by $13.3 million, or 2.0%, from $667.0 million at December 31, 1996 to $680.3 million at August 31, 1997. This growth was due primarily to a $7.0 million, or 3.8%, increase in investments and a $4.7 million, or 1.0%, increase in net loans. Asset growth was funded primarily by an $11.4 million, or 10.0%, increase in retained earnings.

         The Bank's investment strategy between December 31, 1996 and August 31, 1997 was to reduce excess liquidity and slightly extend the maturity of its investments. As a result, short-term investments decreased by $12.4 million and investments in debt securities increased by $16.1 million. The change in debt securities included an $8.6 million increase in corporate obligations, a $7.7 million increase in U.S. Government and Agency obligations and a $204,000 decrease in mortgage-backed securities. Most of the debt securities purchased had maturities in the range of two years.

         The net increase in loans resulted from greater mortgage loan originations which was partially offset by fewer purchases of commercial loan participations. From December 31, 1996 to August 31, 1997, one-to-four family mortgage loans increased by $7.5 million (13.0%), multi-family mortgage loans increased by $13.7 million (6.8%) and commercial real estate mortgage loans increased by $3.8 million (2.7%). These increases were offset by a reduction in commercial loan participations from $53.0 million at December 31, 1996 to $36.5 million at August 31, 1997 and modest decreases in other loan categories. Commercial loan participations represent purchases of a portion of loans to national companies originated and serviced by money center banks. The participations generally mature between one day and three months. The Bank views such participations as an alternative investment to slightly lower yielding short-term investments.

         Total deposits at August 31, 1997 were $481.5 million, a decrease of $2.5 million, or 0.5%, compared to $484.0 million at December 31, 1996. The modest decline in deposits was attributable to continuation of a low interest rate environment wherein the Bank must compete against other instruments available to the public such as mutual funds and annuities. Total borrowed funds were $61.8 million at August 31, 1997 compared to $60.6 million at December 31, 1996, an increase of $1.2 million, or 2.1%. The increase in retained earnings of $11.4 million to $125.4 million at August 31, 1997, or 18.4% of total assets, resulted from net earnings of $9.1 million for the eight months ended August 31, 1997 and a $2.3 million increase in unrealized gains (net of taxes) on securities available for sale, most of which pertained to the Bank's marketable equity securities portfolio.

Comparison of Financial Condition at December 31, 1996 and December 31, 1995

         Total assets were $667.0 million at December 31, 1996 compared to $632.8 million at December 31, 1995, an increase of $34.2 million, or 5.4%. Substantially all of the growth was due to a $32.1 million, or 7.3%, increase in net loans. Asset growth was funded primarily from increased deposits
($9.8 million), increased borrowings from the FHLB ($10.9 million) and increased retained earnings ($13.4 million).

         Total net loans increased from $448.6 million at December 31, 1995 to $480.7 million at December 31, 1996. Between those dates, total mortgage loans increased by $19.7 million, or 4.8%, to $431.1 million and total commercial loans increased by $14.5 million, or 30.4%, to $62.2 million. The most significant areas of mortgage loan growth were in commercial real estate loans which increased by $14.1 million, or 11.2%, to $139.4 million and multi-family loans which increased by $6.6 million, or 3.4%, to $200.4 million. While the market in these lending areas was strong throughout the year, so too was the competition for such business. Many borrowers took advantage of the increased competition to refinance their properties. As a result, the Bank's net growth in mortgage loans in 1996 ($19.7 million) was slightly less than that achieved in 1995 ($20.9 million), despite a higher level of loan originations in 1996 than in 1995. Of the increase in commercial loans, $9.9 million was attributable to commercial loan participations and $4.6 million to other commercial loans, primarily to condominium associations.

         While total investments increased modestly from $179.7 million at December 31, 1995 to $182.3 million at December 31, 1996, the extent of change within investment classifications was more significant. Short-term investments increased $14.2 million, securities available for sale increased $35.6 million and securities held to maturity decreased $47.7 million. In November 1995, in accordance with the FASB interpretation regarding SFAS No. 115, the Bank transferred debt securities having a carrying value and market value of $26.0 million from its held to maturity portfolio to its available for sale portfolio.

         Total deposits increased 2.1% from $474.2 million at December 31, 1995 to $484.0 million at December 31, 1996. Substantially all of the growth came from a $9.5 million increase in money market savings accounts to $158.1 million at December 31, 1996. Total certificates of deposit increased slightly from $260.9 million at December 31, 1995 to $261.8 million at December 31, 1996. The modest inflow of deposits was caused primarily by customers opting to place their funds in other instruments such as mutual funds and annuities rather than in deposit products perceived to have less appealing returns. The Bank increased its borrowings from the FHLB from $49.7 million at December 31, 1995 to $60.6 million at December 31, 1996 as part of its management of interest rate risk resulting from the origination and refinancing of multi-family and commercial real estate loans at fixed interest rates for certain time intervals.

         The increase in retained earnings of $13.4 million to $113.9 million at December 31, 1996, or 17.1% of total assets, resulted from net earnings of $11.9 million and a $1.4 million increase in unrealized gains (net of taxes) on securities available for sale to $8.7 million.

Comparison of Operating Results For the Eight Months Ended August 31, 1997 and August 31, 1996

         General. Net income increased by $931,000, or 11.4%, from $8.2 million for the eight months ended August 31, 1996 to $9.1 million for the eight months ended August 31, 1997. The improvement was attributable to higher net interest income of $2.2 million and a $311,000 decrease in income tax expense resulting from a lower effective income tax rate, partially offset by an increase of $931,000 in non-interest expense due to higher operating costs and a $660,000 decline in non-interest income due in part to $390,000 less in gains from sales of securities. The increase in net interest income was due primarily to growth in average interest-earning assets and receipt of $908,000 in interest from a borrower whose loans were on non-accrual and which related to interest earned in periods prior to 1997.

         Interest Income. Interest income for the eight months ended August 31, 1997 was $36.1 million, compared to $33.6 million for the eight months ended August 31, 1996, an increase of $2.6 million, or 7.6%. Excluding the receipt of $908,000 in interest income referred to in the preceding paragraph, the rate of increase over the prior period was 4.9%. Subsequent discussion herein regarding income from lending activities in 1997 excludes the effect of the $908,000 in interest income. Substantially all of the increase in interest income resulted from growth in average interest-earning assets of $33.0 million, or 5.2%. The principal areas of growth related to mortgage loans (up $22.0 million, or 5.3%) and debt securities (up $12.3 million, or 9.4%). Most of the mortgage loan growth resulted from increased originations of one-to-four family, multi-family and commercial real estate loans. The increase in debt securities resulted from a decision to shift some of the Bank's liquid funds placed in short-term investments and commercial loan participations into debt securities so as to improve asset yield. Generally, debt securities with maturities in the two year range earned approximately 30 to 50 basis points higher than the yields on shorter term assets during the eight months ended August 31, 1997.

         Interest Expense. Interest expense for the eight months ended
August 31, 1997 was $17.2 million, compared to $16.9 million for the eight months ended August 31, 1996, an increase of $345,000, or 2.0%. This increase resulted from a higher average balance of interest-bearing liabilities
($14.3 million, or 2.7%) which was partially offset by a 3 basis point reduction in the average rate paid for funds. Average interest-bearing deposit balances increased modestly ($3.9 million, or 0.8%) as a continued low rate environment made it difficult to attract deposits at acceptable interest rate levels. The Bank expanded its use of borrowings from the FHLB as part of its management of interest rate risk. Interest expense on borrowed funds increased $412,000, or 17.7%, in the eight months ended August 31, 1997 due to a $10.4 million, or 19.7%, increase in the average balance of such funds to $63.0 million, which was partially offset by a 12 basis point reduction in the average rate paid on borrowed funds to 6.52% in the 1997 period compared to the 1996 period.

         Provision for Loan Losses. The Bank did not provide for loan losses in the eight month periods ended August 31, 1997 and 1996 based on continuation of favorable trends in the various factors considered by management in evaluating the adequacy of the Bank's allowance for loan losses. Non-performing loans amounted to $1.4 million, or 0.3%, of total loans at August 31, 1997 and $1.1 million, or 0.2%, at August 31, 1996. The allowance for loan losses was $12.4 million at each of those dates, or 2.56% and 2.55%, respectively, of total loans outstanding. During the eight months ended August 31, 1997, the Bank experienced net recoveries of $117,000, compared to net recoveries of $66,000 for the eight months ended August 31, 1996. While management believes that, based on information currently available, the Bank's allowance for loan losses is sufficient to cover losses inherent in its loan portfolio at this time, no assurances can be given that the level of the Bank's allowance will be sufficient to cover future loan losses incurred by the Bank or that future adjustments to the allowance will not be necessary if economic and/or other conditions differ substantially from the economic and other conditions considered by management in evaluating the adequacy of the current level of the allowance. In addition to the periodic evaluations made by management, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to provide additions to the allowance based upon judgments different from those of management.

         Non-Interest Income. Non-interest income is comprised of fees and charges for Bank services, gains or losses from sales of assets, other real estate owned activity and other income resulting from miscellaneous transactions. Total non-interest income was $829,000 for the eight months ended August 31, 1997 compared to $1.5 million for the eight months ended August 31, 1996, a decrease of $660,000, or 44.3%. The decrease resulted primarily from a decline in

Bank fees for services and charges and gains from sales of securities. Fees and charges were reduced to $525,000 in the 1997 period from $729,000 in the 1996 period primarily because of $157,000 less in fees from loan prepayments and late payments and $23,000 less in fees on deposit accounts where fees are not assessed if customers maintain minimum deposit balances. Sales of marketable equity securities resulted in gains of $74,000 in the 1997 period compared to $464,000 in the 1996 period. Other real estate owned activity contributed income of $158,000 and $186,000 for the eight months ended August 31, 1997 and 1996, respectively. The 1997 income resulted from rental income exceeding related property expenses while most of the 1996 income ($149,000) resulted from sales of other real estate owned.

         Non-Interest Expense. Non-interest expense increased by $931,000, or 19.4%, from $4.8 million for the eight months ended August 31, 1996 to $5.7 million for the eight months ended August 31, 1997. Of this increase, $526,000 related to compensation and employee benefits, which rose 17.7% to $3.5 million for the eight months ended August 31, 1997. The higher level of compensation and employee benefits was attributable to several factors: the addition of a chief financial officer and another commercial loan officer, increased use of temporary personnel from an outside agency because of personnel turnover, increased accruals for supplemental executive retirement costs and bonuses, a one-time charge for compensation-related costs pertaining to the creation of a real estate investment trust, increased personnel benefit costs and increased personnel training in connection with conversion to a new computer system. While the rate of increase in compensation and employee benefits expense is expected to be lower for the remainder of 1997, the Bank expects compensation and employee benefits expense to increase significantly after the Offering, primarily as a result of adoption of various employee benefit plans in connection with the Offering. In this regard, the proposed ESOP, which intends to purchase 4% of the Common Stock issued in connection with the Offering and the Stock Plans which, if implemented, would purchase an amount of Common Stock equal to 4% of the Common Stock issued in connection with the Offering, would result in increased compensation and employee benefits expense as the amortization of the ESOP loan and the Stock Plans awards would be reflected as compensation expense. See "Management of the Stock Bank--Compensation of Officers and Trustees through Benefit Plans--Employee Stock Ownership Plan and Trust."

         Occupancy expense increased $64,000, or 15.6%, to $473,000 for the eight months ended August 31, 1997 primarily as a result of branch lease renewals. Equipment and data processing expenses increased from $606,000 in the 1996 period to $720,000 in the 1997 period primarily as a result of the Bank's conversion to a new computer system. The increase in other non-interest expense from $811,000 in the 1996 period to $998,000 in the 1997 period was attributable primarily to professional fees associated with the decision to establish a mutual holding company, formation of a real estate investment trust subsidiary and an increase in the accrual for annual audit costs.

         Income Taxes. Total income tax expense for the eight months ended August 31, 1997 was $4.9 million compared to $5.2 million for the eight months ended August 31, 1996, resulting in effective tax rates of 34.8% and 38.8% for the respective periods. The lower effective tax rate resulted from creation of a real estate investment trust and continued utilization of a securities investment subsidiary to substantially reduce state income taxes. See "Business of the Bank--Subsidiary Activities". The rate of federal income taxes is slightly less than the statutory rate as a result of the exemption from taxable income of part of the Bank's dividend income on equity securities.

Comparison of Operating Results for the Years Ended December 31, 1996 and December 31, 1995

         General. Net income was $11.9 million in 1996 compared to $11.7 million in 1995, an increase of $209,000, or 1.8%. Despite an increase in average interest-earning assets of $37.5 million, or 6.2%, net interest income increased by only $579,000, or 2.3%, from $25.0 million in 1995 to $25.6 million in 1996 caused by a reduction in the Bank's interest rate spread from 3.37% in 1995 to 3.10% in 1996. The other significant factor affecting the change in net income was a $342,000 increase in the Bank's income tax expense from $7.4 million in 1995 to $7.8 million in 1996.

         Interest Income. Interest income was $51.0 million in 1996, compared to $48.9 million in 1995, an increase of $2.1 million, or 4.3%. A $2.8 million improvement in interest income resulting from interest-earning asset growth was partially offset by a $713,000 decline resulting from lower yields. The average yield on mortgage loans declined from 9.27% in 1995 to 9.10% in 1996 as a result of a lower prime rate and the fact that a significant portion of the Bank's mortgage loans are tied to the prime rate. As the prime rate decreased, some of the Bank's commercial real estate borrowers refinanced their loans at fixed rates for three to five year intervals so as to lock in more favorable interest rates. Increased competition within the Bank's market area facilitated the ability of borrowers to arrange such refinancings. In recognition of this trend and to protect against possible negative consequences that would result from further reductions in the prime rate, in 1996, the Bank placed more funds in short-term investments and commercial loan participations rather than longer-term debt securities. The yields on such short-term assets were lower in 1996 than in 1995. The decline in the yield on the Bank's equity securities from 6.04% in 1995 to 5.25% in 1996 was caused by the inclusion of the increased unrealized appreciation on those securities in average asset balances.

         Interest Expense. Interest expense increased by $1.5 million, or 6.3%, from $23.9 million in 1995 to $25.4 million in 1996. The increase resulted from a $19.7 million, or 3.9%, increase in average interest-bearing liabilities and a 12 basis point, or 2.5%, increase in the average rate paid on such liabilities. Total average interest-bearing deposits increased by $10.4 million, or 2.3%, with most of the increase occurring in certificates of deposit because of the higher rates offered on such deposits in comparison to those offered on other types of deposits. The strength of the stock market made investment in mutual funds an attractive alternative deployment of funds for many customers. Because of the level of loan refinancings at fixed rates for three-to-five year intervals, the Bank increased its borrowings from the FHLB as part of interest rate risk management. The average amount of borrowings outstanding increased by $9.3 million, or 20.2%, from $46.2 million in 1995 to $55.5 million in 1996.

         Provision for Loan Losses. The Bank made no provision for loan losses in 1996 and 1995 as all the significant factors considered by management in evaluating the adequacy of the Bank's allowance for loan losses remained positive. Non-performing loans were $1.3 million at the end of 1996 and $748,000 at the end of 1995, or 0.28% and 0.17% of total loans outstanding at those respective dates. Loan recoveries ($166,000) equaled loan charge-offs in 1996 and exceeded loan charge-offs ($240,000) by $52,000 in 1995. The allowance for loan losses was $12.3 million at the end of 1996 and 1995, or 2.56% and 2.75% of total loans outstanding at those respective dates.

         Non-Interest Income. Total non-interest income was $1.8 million in 1996, an increase of $235,000, or 14.6%, from $1.6 million in 1995. The increase in fees and charges from $759,000 in 1995 to $957,000 in 1996 was substantially attributable to a $205,000 increase in prepayment fees caused by loan payments and refinancings. Sales of marketable equity securities generated net gains of $464,000 in 1996 compared to $877,000 in 1995. Other real estate owned activity contributed income of $299,000 in 1996, compared to a loss of $40,000 in 1995, as a result of gains from sales of properties ($149,000 in 1996 and none in 1995) and income from the rental of properties exceeding property expenses by $150,000 in 1996, compared to a shortfall of $40,000 in 1995. Other income was higher in 1996 than in 1995 primarily as a result of funds received in 1996 from a settlement involving a loan-related dispute and the partial charge-off in 1995 of a miscellaneous receivable included in other assets.

         Non-Interest Expense. Total non-interest expense was $7.7 million in 1996, compared to $7.4 million in 1995, an increase of $263,000, or 3.5%. This increase resulted in part from a $550,000 reduction in premiums paid to the FDIC for deposit insurance. Some of this benefit was offset by an increase in professional fees resulting from implementation of a tax strategy involving creation of a real estate investment trust and a diagnostic review of the Bank's risk management process. The increase in other expenses in 1996 was also attributable to higher advertising and promotion costs and expenses incurred in connection with the Bank's conversion to a new data processing system.

         Income Taxes. Total income tax expense was $7.8 million in 1996 compared to $7.4 million in 1995. The effective tax rate was higher in 1996 (39.4%) than in 1995 (38.7%) primarily because the Bank was able to use capital loss carryforwards in 1995 to reduce part of the tax due on gains from sales of equity securities.

Comparison of Operating Results for the Years Ended December 31, 1995 and December 31, 1994

         General. Net income increased by $2.6 million, or 28.9%, from $9.1 million in 1994 to $11.7 million in 1995. Contributing to the increase in net income was a $2.8 million, or 12.6%, improvement in net interest income, $873,000 more in gains from sales of marketable equity securities, $701,000 less in expenses relating to other real estate owned and a $462,000 reduction in premiums paid to the FDIC for deposit insurance. Partially offsetting these additions to income was a $1.5 million increase in the provision for income taxes and a credit of $477,000 for loan losses in 1994.

         Interest Income. Interest income was $48.9 million in 1995, compared to $39.9 million in 1994, an increase of $9.0 million, or 22.5%. Of this increase, $5.6 million resulted from higher asset yields and $3.4 million from a higher volume of interest-earning assets. The 99 basis point, or 13.9%, increase in the average yield on interest-earning assets was caused by the upward movement in the prime rate throughout 1994 and most of 1995. This movement was beneficial to the Bank since much of its loan portfolio was priced off of the prime rate and its investment portfolio had relatively short maturities. Maturing investments were replaced with somewhat similar instruments earning higher interest rates. In addition, the Bank shifted some of its funds from short-term investments and commercial loan participations into debt securities. Total average interest-earning assets increased by $42.5 million, or 7.5%, to $607.9 million in 1995. Most of the growth was in mortgage loans (up $31.4 million, or 8.7%) and in debt securities (up $12.2 million, or 8.6%). Improved economic conditions resulted in an increased level of loan originations in the multi-family and commercial real estate sectors.

         Interest Expense. Interest expense was $23.9 million in 1995, compared to $17.7 million in 1994, an increase of $6.2 million, or 34.8%. Of this increase, $4.1 million resulted from higher rates paid on deposits and borrowed funds and $2.1 million from higher levels of deposits and borrowed funds. While average interest-bearing deposits increased by only $13.7 million, or 3.1%, significant shifts in the mix of deposits took place as interest rates rose in 1994 and 1995. The average balance of certificates of deposit increased by $41.9 million, or 19.9%, from $211.1 million in 1994 to $253.0 million in 1995. The average balances of money market savings accounts and regular savings accounts declined by $21.5 million (12.5%) and $5.2 million (20.3%), respectively, from 1994 to 1995. As a result of these changes, the average rate paid on all interest-bearing deposits increased by 100 basis points, or 28.2%, from 3.54% in 1994 to 4.54% in 1995. The average balance of borrowed funds increased 40.3% from $32.9 million in 1994 to $46.2 million in 1995 as part of the Bank's management of interest rate risk. The average rate paid on borrowed funds was 6.56% in 1995, compared to 5.85% in 1994, an increase of 71 basis points, or 12.1%.

         Provision for Loan Losses. In 1994, the Bank reduced its allowance for loan losses by $477,000 and credited expense by the same amount. No provision for loan losses was recorded in 1995. Correspondingly, in 1994, the Bank established a valuation allowance for losses on other real estate owned by a $541,000 charge to income. The reduction in the allowance for loan losses was deemed appropriate by management after its review of all significant factors normally considered in its evaluation process. Non-performing loans declined from $3.4 million, or 0.89% of total loans outstanding at the end of 1993, to $1.3 million, or 0.30% of loans outstanding at the end of 1994, and $748,000, or 0.17% of total loans outstanding at the end of 1995. During 1995 and 1994, loan recoveries exceeded loan charge-offs by $52,000 and $6,000, respectively.

         Non-Interest Income. Non-interest income increased to $1.6 million in 1995 from $79,000 in 1994, primarily as a result of transactions involving investment securities and other real estate owned. Sales of marketable equity securities generated gains of $877,000 in 1995 compared to $4,000 in 1994. Other real estate owned activity resulted in net charges to income of $40,000 in 1995 compared to $741,000 in 1994. The higher level in 1994 resulted from the establishment of a valuation allowance by a $541,000 charge to income, property expenses exceeding income from the rental of properties by $200,000 in 1994 compared to $40,000 in 1995 and the lack of gains from sales of properties in 1994 compared to $149,000 of gains in 1995. Write-downs of $84,000 and $138,000 were charged to the valuation allowance in 1995 and 1994, respectively. Other sources of income, primarily fees and charges, did not change significantly between 1995 and 1994.

         Non-Interest Expense. Total non-interest expense was $7.5 million in 1995, compared to $7.7 million in 1994, a decrease of $246,000, or 3.2%. The decrease was attributable to a $462,000 reduction in premiums paid to the FDIC for deposit insurance, from $1.0 million in 1994 to $561,000 in 1995. Compensation and employee benefits increased by $378,000, or 9.4%, to $4.4 million in 1995. The increase resulted from a higher provision for supplemental executive retirement benefits ($160,000), increased postretirement benefit expense ($68,000) and general salary increases. Other operating expense categories did not change significantly between 1995 and 1994, except for legal fees which declined from $153,000 in 1994 to $54,000 in 1995.

         Income Taxes. Income tax expense was $7.4 million in 1995 and $5.9 million in 1994, an increase of $1.5 million, or 24.7%. The effective tax rate declined from 39.5% in 1994 to 38.7% in 1995 primarily as a result of the availability of capital loss carryforwards to reduce part of the tax due on gains from sales of equity securities.

Liquidity and Capital Resources

         The Bank's primary sources of funds are deposits, principal and interest payments on loans and debt securities and borrowings from the FHLB. While maturities and scheduled amortization of loans are predictable sources of funds, deposit flows and mortgage prepayments are greatly influenced by interest rate trends, economic conditions and competition.

         Total assets increased by $13.3 million, $34.2 million, $25.1 million and $57.7 million for the eight months ended August 31, 1997 and the years ended December 31, 1996, 1995 and 1994, respectively. These increases included
$4.8 million, $32.1 million, $26.6 million and $44.0 million, respectively, of growth in the loan portfolio.

         During the past few years, the combination of generally low interest rates on deposit products and the attraction of alternative investments such as mutual funds and annuities has significantly affected deposit flows. The Bank experienced a $2.5 million net deposit outflow for the eight months ended
August 31, 1997 and net deposit inflows of $9.8 million, $2.4 million and $27.0 million for the years ended December 31, 1996, 1995 and 1994, respectively. The Bank expanded the use of borrowings from the FHLB as part of its management of interest rate risk. Such borrowings increased by $1.3 million, $10.9 million, $6.4 million and $16.3 million, during the eight months ended August 31, 1997 and the years ended December 31, 1996, 1995 and 1994, respectively. At August 31, 1997, total borrowings from the FHLB amounted to $61.8 million and the Bank had the capacity to increase that total to $244.9 million. Depending on market conditions and the Bank's liquidity and GAP position, the Bank may continue to borrow from the FHLB.

         The Bank's most liquid assets are cash and due from banks, short-term investments, debt securities and commercial loan participations that generally mature within 90 days. The levels of these assets are dependent on the Bank's operating, financing, lending and investment activities during any given period. At August 31, 1997, cash and due from banks, short-term investments, commercial loan participations and debt securities maturing within one year amounted to $121.8 million, or 17.9% of total assets.

         At August 31, 1997, the Bank had commitments to originate loans, unused outstanding lines of credit and undisbursed proceeds of loans totaling
$47.9 million. The Bank anticipates that it will have sufficient funds available to meets its current loan commitments. Certificates of deposit maturing within one year from August 31, 1997 amounted to $209.8 million. The Bank expects that substantially all of the maturing certificate accounts will be retained by the Bank at maturity.

         At August 31, 1997, the Bank exceeded all of its regulatory requirements with a leverage capital of $114.4 million, or 17.0% of adjusted assets, which is above the required level of $20.3 million, and risk-based capital of $121.3 million, or 22.2% of adjusted assets, which is above the required level of $43.6 million, or 8.00%. See "Regulation--Regulatory Capital Requirements" and "--Insurance of Accounts and Regulation by the FDIC."

Impact of Inflation and Changing Prices

         The Consolidated Financial Statements and Notes thereto presented herein have been prepared in accordance with GAAP, which require the measurement of financial position and operating results in terms of historical dollar amounts without considering the changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of the Bank's operations. Unlike industrial companies, nearly all of the assets and liabilities of the Bank are monetary in nature. As a result, interest rates have a greater impact on the Bank's performance than do the effects of general levels of inflation. Interest rates do no necessarily move in the same direction or to the same extent as the price of goods and services.

Impact of New Accounting Standards

         Accounting for Long-Lived Assets. In 1995, the FASB issued Statement of Financial Accounting Standards No. 121, "Accounting for Impairment of Long-Lived Assets and for Long Lived Assets to be Disposed of" ("SFAS No. 121"). This Statement established accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used for long-lived assets and certain identifiable intangibles to be disposed of. This Statement became effective on January 1, 1996.
Adoption of this Statement did not have a material impact on the financial position or operating results of the Bank.

         Accounting for Stock-Based Compensation. In November 1995, the FASB issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" ("SFAS No. 123"). This Statement established financial accounting standards for stock-based employee compensation plans. SFAS No. 123 permits the Bank to choose either a new fair value based method or the current Accounting Principles Board ("APB") Opinion 25 intrinsic value based method of accounting for its stock-based compensation arrangements. SFAS No. 123 requires pro forma disclosures of net earnings and earnings per share computed as if the fair value based method had been applied in financial statements of companies that continue to follow current practice in accounting for such arrangements under APB Opinion 25. SFAS No. 123 applies to all stock-based employee compensation plans in which an employer grants shares of its stock or other equity instruments to employees except for employee stock ownership plans. SFAS No. 123 also applies to plans in which the employer incurs liabilities to employees in amounts based on the price of the employer's stock (e.g., stock option plans, stock purchase plans, restricted stock plans and stock appreciation rights). The Statement also specifies the accounting for transactions in which a company issues stock options or other equity instruments for services provided by nonemployees or to acquire goods or services from outside suppliers or vendors. The recognition provisions of SFAS No. 123 for companies choosing to adopt the new fair value based method of accounting for stock-based compensation arrangements is applicable to all transactions entered into in fiscal years that begin after December 15, 1995. Any effect that this Statement will have on the Bank will be applicable upon consummation of the Offering.

         Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. In June 1996, the FASB issued Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities" ("SFAS No. 125"). This Statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities based on consistent application of a financial-components approach that focuses on control. It distinguishes transfers of financial assets that are sales from transfers that are secured borrowings. Under the financial-components approach, after a transfer of financial assets, an entity recognizes all financial and servicing assets it controls and liabilities it has incurred and derecognizes financial assets it no longer controls and liabilities that have been extinguished. The financial-components approach focuses on the assets and liabilities that exist after the transfer. Many of these assets and liabilities are components of financial assets that existed prior to the transfer. If a transfer does not meet the criteria for a sale, the transfer is accounted for as a secured borrowing with pledge of collateral. The Statement is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996, and is to be applied prospectively. Earlier or retroactive application of this Statement is not permitted. In December 1996, the FASB issued Statement of Financial Accounting Standards No. 127, "Deferral of the Effective Date of Certain Provisions of SFAS No. 125" ("SFAS No. 127"). This Statement requires the deferral of implementation as it relates to repurchase agreements, dollar-rolls, securities lending and similar transactions until years beginning after December 31, 1997. Earlier or retroactive application of this Statement is not permitted. Adoption of SFAS No. 125 and SFAS No. 127 are not expected to have a material impact on the financial position or operating results of the Bank.

         Earnings Per Share. In February 1997, the FASB issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS No. 128"). This Statement, which supersedes APB Opinion 15, simplifies the reporting of earnings per share by eliminating the presentation of primary earnings per share and requiring the presentation of basic earnings per share. The calculation of basic earnings per share excludes the effect of potential common shares to be issued, thus resulting in no dilution. The Statement requires entities with complex capital structures to present basic and diluted earnings per share on the face of the income statement and eliminates the modified treasury stock method of computing potential common shares. The Statement is effective for financial statements issued for fiscal years ending after December 15, 1997. The Company will follow the guidance of SFAS No. 128 when it is required to report earnings per share.

         Reporting Comprehensive Income. In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). This Statement requires entities presenting a complete set of financial statements to include details of comprehensive income that arise in the reporting period. Comprehensive income consists of net income or loss for the current period and other comprehensive income consisting of revenue, expenses, gains and losses that bypass the income statement and are reported directly in a separate component of equity. Other comprehensive income includes, for example, unrealized gains and losses on certain investment securities, minimum pension liability adjustments and foreign currency items. SFAS No. 130 requires that components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. At August 31, 1997, the Bank's other comprehensive income consisted of unrealized gains on securities classified as available for sale. This Statement is effective for fiscal years beginning after December 31, 1997 and requires restatement of prior period financial statements presented for comparative purposes.

         Disclosures about Segments of an Enterprise and Related Information. In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS
No. 131"). This Statement changes the current practice for reporting segment information under SFAS No. 14, "Financial Reporting for Segments of an Enterprise." Public entities are required to report financial and descriptive information about their reportable operating segments. An operating segment is a component of an entity for which financial information is developed and evaluated by the entity's chief operating decision maker to assess performance and to make decisions about resource allocation. Disclosures about operating segments should generally be based on the information used internally. This Statement is effective for financial statements for periods beginning after December 15, 1997. On adoption, comparative information for earlier years is to be restated. Based on current operations, the Company does not believe adoption of this Statement will have any impact on its public financial reporting.

                             BUSINESS OF THE COMPANY

General

         As part of the Reorganization, the Company was established as a majority-owned subsidiary of the Mutual Company. The Company is currently not an operating company. Following the Reorganization and the Offering, in addition to directing, planning and coordinating the business activities of the Bank, the Company will initially invest up to 50% of the net proceeds primarily in short- and medium-term fixed-income securities. The Company also intends to fund the loan to the ESOP to enable the ESOP to subscribe for up to 4% of the Common Stock issued in the Offering, although a third party lender may be utilized to lend funds to the ESOP. In the future, the Company may acquire or organize other operating subsidiaries, including other financial institutions and financial services companies. See "Use of Proceeds." Currently, there are no agreements or understandings for an expansion of the Company's operations. Initially, the Company will neither own nor lease any property from any third party, but will instead use the premises, equipment and furniture of the Bank. At the present time, the Company does not intend to employ any persons other than certain officers of the Bank, who will not be separately provided cash compensation by the Company. The Company may utilize support staff of the Bank from time to time, if needed. Additional employees will be hired as appropriate to the extent the Company expands its business in the future.

                              BUSINESS OF THE BANK

General

         The Bank is a community-oriented mutual savings bank which was originally chartered by the Commonwealth of Massachusetts in 1871. The Bank's principal business consists of accepting retail deposits from the general public through its branch offices and investing those deposits, together with funds generated from operations and borrowings, primarily in real estate mortgage lending and various debt and equity securities. The Bank emphasizes the origination of multi-family and commercial real estate mortgage loans as well as one-to-four family residential mortgage loans. The Bank also originates construction and development mortgage loans, home equity loans, commercial participation loans, other commercial loans and consumer loans. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Management Strategy."

Market Area

         The Bank operates five full-service banking offices in the Town of Brookline, an urban/suburban community adjacent to the City of Boston. The Bank's deposits are gathered from the general public primarily in the Town of Brookline and surrounding communities. The Bank's lending activities are concentrated primarily in the greater Boston metropolitan area and eastern Massachusetts. The greater Boston metropolitan area benefits from the presence of numerous institutions of higher learning, medical care and research centers and the corporate headquarters of several significant mutual fund investment companies. Eastern Massachusetts also has many high technology companies employing personnel with specialized skills. These factors affects the demand for multi-family apartments and office buildings, shopping centers, industrial warehouses and other commercial properties.

         For many years, the Bank has emphasized multi-family and commercial real estate mortgage lending. These types of loans typically generate higher yields, but also involve greater credit risk than one-to four-family mortgage loans. During the late 1980s and early 1990s, a regional recession caused a significant decline in employment and in real estate values, ultimately resulting in the failure of many financial institutions in Massachusetts and New England. In the past few years, the prices and values of real estate have increased in a number of segments. See "Risk Factors--Weakness in Local Economy."

Lending Activities

         Loan Portfolio Composition. The types of loans that the Bank may originate are subject to federal and state law and regulations. Interest rates charged by the Bank on loans are affected primarily by the demand for such loans, the supply of money available for lending purposes and the rates offered by competitors. These factors are, in turn, affected by national, regional and local economic conditions, the levels of federal government spending and revenue, monetary policies of the Federal Reserve Board, and tax policies.

         The Bank's loan portfolio consists primarily of first mortgage loans secured by multi-family, commercial and one-to-four family residential real estate properties located in the Bank's primary lending area. Another component of the loan portfolio consists of participations in commercial loans to national companies and organizations originated and serviced primarily by money center banks. Generally, the participations mature between one day and three months and are viewed by the Bank as an alternative short-term investment for liquidity management purposes rather than as traditional commercial loans. The Bank also provides financing for construction and development projects, commercial lines of credit primarily to condominium associations, home equity and second mortgage loans and other consumer loans.

         At August 31, 1997, the Bank's gross loan portfolio totaled
$498.6 million, of which $214.1 million, or 42.9% of gross loans, were multi-family loans, $143.2 million, or 28.7% of gross loans, were commercial real estate loans and $65.2 million, or 13.1% of gross loans, were one-to-four family residential mortgage loans. Commercial loan participations were $36.5 million, or 7.3% of gross loans. The remainder of the Bank's gross loans ($39.6 million, or 8.0%) consisted of the other types of loans made by the Bank. If commercial loan participations were excluded from gross loans, the percentages of multi-family, commercial real estate and one-to-four family residential mortgage loans to gross loans would increase to 46.3%, 31.0% and 14.1%, respectively.

         The following table sets forth the composition of the Bank's loan portfolio in dollar amounts and in percentages by type of loan at the dates indicated.

                                                                                        At December 31,
                                                                      --------------------------------------------------
                                           At August 31, 1997                   1996                     1995
                                      --------------------------      ------------------------  ------------------------
                                                       Percent                         Percent                  Percent
                                        Amount        of total          Amount        of total     Amount      of total
                                      ---------      ----------       ---------      ----------  ---------    ----------
Mortgage loans:
  One- to four-family.........        $ 65,226         13.08%          $ 57,725         11.68%    $56,814         12.34%
  Multi-family................         214,062         42.93            200,368         40.54     193,812         42.11
  Commercial real estate......         143,187         28.72            139,430         28.21     125,363         27.24
  Construction and development           7,849          1.57              7,261          1.47      10,288          2.24
  Home equity.................           5,359          1.08              6,398          1.29       7,420          1.61
  Second......................          16,706          3.35             19,872          4.02      17,680          3.84
                                      --------       -------           --------       -------    --------      --------
    Total mortgage loans......         452,389         90.73            431,054         87.21     411,377         89.38
                                      --------       -------           --------       -------    --------      --------
Commercial loans:
  Participations..............          36,500          7.32             52,950         10.71      43,100          9.36
  Other.......................           8,384          1.68              9,221          1.87       4,584          1.00
                                      --------       -------           --------      --------    --------      --------
    Total commercial loans....          44,884          9.00             62,171         12.58      47,684         10.36
                                      --------       -------           --------      --------    --------      --------
Consumer loans................           1,336          0.27              1,023          0.21       1,192          0.26
                                      --------       -------           --------      --------    --------      --------
    Gross loans...............         498,609        100.00%           494,248        100.00%    460,253        100.00%
                                                     =======                         ========                  ========
Less:
  Unadvanced funds on loans...         (11,812)                         (11,950)                   (9,879)
  Deferred loan origination fees        (1,272)                          (1,326)                   (1,012)
  Unearned discounts..........             (10)                            (289)                     (731)
                                      --------                         ---------                 --------
    Total loans...............        $485,515                         $480,683                  $448,631
                                      ========                         ========                  ========

                                                                     At December 31,
                                      ------------------------------------------------------------------------------
                                                1994                     1993                       1992
                                      -------------------------  -------------------------  ------------------------
                                                       Percent                    Percent                   Percent
                                        Amount        of total     Amount        of total     Amount       of total
                                      ---------      ----------  ---------      ----------  ----------    ----------
                                      (Dollars in thousands)
Mortgage loans:
  One- to four-family.........        $ 57,792         13.39%    $ 60,821         15.77%      $63,904        16.64%
  Multi-family................         184,537         42.75      163,183         42.32       156,575        40.77
  Commercial real estate......         114,923         26.62       99,804         25.88        94,853        24.70
  Construction and development           8,096          1.88        6,432          1.67         6,768         1.76
  Home equity.................           7,791          1.80        9,098          2.36         9,826         2.56
  Second......................          17,369          4.02       16,426          4.26        16,881         4.39
                                      --------       -------     --------       -------       -------     --------
    Total mortgage loans......         390,508         90.46      355,764         92.26       348,807        90.82
                                      --------       -------     --------       -------       -------     --------
Commercial loans:
  Participations..............          36,400          8.43       25,800          6.69        31,500         8.20
  Other.......................           3,062           .71        2,627           .68         2,002          .52
                                      --------       -------     --------       -------       -------     --------
    Total commercial loans....          39,462          9.14       28,427          7.37        33,502         8.72
                                      --------       -------     --------       -------       -------     --------
Consumer loans................           1,722          0.40        1,428          0.37         1,743         0.46
                                      --------       -------     --------       -------       -------     --------
    Gross loans...............         431,692        100.00%     385,619        100.00%      384,052       100.00%
                                                     =======                    =======                   ========
Less:
  Unadvanced funds on loans...          (8,158)                    (7,063)                     (5,186)
  Deferred loan origination fees          (767)                      (511)                       (453)
  Unearned discounts..........            (731)                       -                           -
                                      ---------                  --------                    --------
    Total loans...............        $422,036                   $378,045                    $378,413
                                      ========                   ========                    ========

         Loan Originations. Substantially all of the Bank's loan origination activity is conducted by the Bank's loan personnel at its main office and, to a lesser extent, at the Bank's other retail office locations. As of August 31, 1997, an Executive Vice President and four Vice Presidents were responsible for originating and underwriting all loans other than one-to-four family residential mortgage and consumer loans which were handled by other Bank personnel. The President of the Bank and non-officer members of the Board of Trustees serving on the Bank's Real Estate Committee and Board of Investment are also involved in the loan approval process.

         The Bank relies on community contacts as well as referrals from existing customers, attorneys and other real estate professionals to generate business within its lending area. In addition, existing borrowers are an important source of business since many of its commercial real estate customers have more than one loan outstanding with the Bank. A commissioned loan originator on the staff of the Bank is also used to generate residential mortgage loan business. The Bank's ability to originate loans depends on the strength of the economy, trends in interest rates, customer demands and competition. See "Risk Factors - Increased Lending Risks Associated With Multi-Family, Commercial Real Estate and Construction and Development Lending."

         Loan Sales and Servicing. Occasionally, the Bank originates large multi-family and commercial real estate mortgage loans and sells a participation in such loans to other financial institutions. This enables the Bank to accommodate customers seeking larger loans without taking on credit risks beyond policy guidelines. The sales are made on a non-recourse basis and the institutions purchasing the participations are responsible for conducting their own due diligence prior to the purchase. The Bank retains the servicing of all loans sold on a participation basis. Sales of loans on a participation basis amounted to $1.2 million for the eight months ended August 31, 1997 and $6.0 million, $3.0 million and $3.8 million for the years ended December 31, 1996, 1995 and 1994, respectively. At August 31, 1997, the balance of participation loans serviced by the Bank for other financial institutions was $15.5 million. No fees are collected by the Bank for servicing such loan participations.

         Loan Purchases. The Bank purchases participations in commercial loans to national companies and organizations primarily originated and serviced by money center banks. The Bank only purchases participations in loans to companies with commercial paper ratings by nationally recognized rating agencies that generally meet the Bank's policy guidelines (A-2 rating by Moody's Investors Services, Inc. or P-2 rating by Standard & Poor's). Purchases of such participations amounted to $834.4 million for the eight months ended August 31, 1997 and $1,423.9 million, $603.7 million and $789.5 million for the years ended December 31, 1996, 1995 and 1994, respectively. At August 31, 1997, the Bank's investment in such participations amounted to $36.5 million.

         Occasionally, the Bank purchases participations in commercial real estate loans originated by other financial institutions. Such purchases are made only after the Bank performs the same underwriting procedures followed for similar loans originated by the Bank. At August 31, 1997, the Bank owned participations amounting to $4.7 million in seven loans originated and serviced by other financial institutions. At that date, all of the loans were performing in accordance with their original terms.

         The Bank also purchases adjustable-rate one-to-four family mortgage loans primarily secured by residential properties in the Bank's primary lending area originated by mortgage companies. All loans are purchased at par and must meet the underwriting standards applied to loans originated by the Bank. Such loan purchases totaled $7.2 million for the eight months ended August 31, 1997 and $5.0 million, $2.4 million and none for the years ended December 31, 1996, 1995 and 1994, respectively.

         The following table sets forth the Bank's loan originations, purchases, sales and principal repayments for the periods indicated.

                                                              Eight months
                                                            ended August 31,              Year ended December 31,
                                                       -------------------------    -----------------------------------
                                                          1997            1996         1996        1995        1994
                                                       ----------      ---------    ----------  ----------   ----------
                                                                             (In thousands)
Loans outstanding at beginning of period.............  $  494,248      $ 460,253    $  460,253  $  431,692   $  385,619
                                                       ----------      ---------    ----------  ----------   ----------
Loans originated:
     Mortgage loans:
         One-to-four family .........................       6,207          4,863         6,463       5,758        7,710
         Multi-family................................      29,449         21,519        36,452      25,599       42,221
         Commercial real estate......................      17,737         23,724        34,214      18,399       20,130
         Construction and development................       7,186          9,850         9,850      10,638        3,762
         Home equity.................................       3,034          3,366         4,995       6,322        5,007
         Second mortgage.............................       1,400          2,150         2,200       1,765          895
                                                       ----------      ---------    ----------  ----------   ----------
             Total mortgage loans....................      65,013         65,472        94,174      68,481       79,725
     Commercial loans................................       1,466          4,254         5,728       2,395          845
     Consumer loans..................................         190            304           453         154          214
                                                       ----------      ---------    ----------  ----------   ----------
             Total loans originated..................      66,669         70,030       100,355      71,030       80,784
                                                       ----------      ---------    ----------  ----------   ----------
Purchases of one-to-four family mortgage loans.......       7,246          3,425         5,028       2,381          -
                                                       ----------      ---------    ----------  ----------   ----------
Commercial loan participations:
     Purchases.......................................     834,418      1,029,905     1,423,850     603,700      789,515
     Repayments......................................    (850,868)    (1,009,255)   (1,414,000)   (597,000)    (780,915)
                                                       ----------      ----------   ----------  ----------   ----------
         Net increase (decrease) in
         commercial loan participations..............     (16,450)        20,650         9,850       6,700        8,600
                                                       ----------      ---------    ----------  ----------   ----------

Less:
     Principal repayments............................      51,615         51,869        74,011      48,215       38,769
     Participations sold.............................       1,198          3,965         5,965       3,000        3,831
     Transfers to other real estate owned............         285            526         1,096          95          671
     Principal charged-off...........................           6             94           166         240           40
                                                       ----------      ---------    ----------  ----------   ----------
Loans outstanding at end of period...................  $  498,609      $ 497,904    $  494,248  $  460,253   $  431,692
                                                       ==========      =========    ==========  ==========   ==========

         Loan Maturity and Repricing. The following table shows the contractual maturity and repricing dates of the Bank's loan portfolio at August 31, 1997. The table does not include prepayments or scheduled principal amortization. Prepayments and scheduled principal amortization totaled $51.6 million for the eight months ended August 31, 1997 and $74.0 million, $48.2 million and $38.8 million for the years ended December 31, 1996, 1995 and 1994, respectively.

                                                                     At August 31, 1997
                                          ------------------------------------------------------------------------------------------
                                                                Real estate mortgage loans
                                          --------------------------------------------------------                  Other
                                                                                          Home                    commercial
                                            One-to-             Commercial Construction equity and  Commercial       and
                                             four      Multi-      real        and        second       loan       consumer   Total
                                            family     family     estate   development   mortgage  participations   loans    loans
                                          ---------  ---------  ---------  -----------   --------  -------------- -------- ---------
                                                                              (In thousands)
Amounts due(1):
  Within one year................         $ 22,023   $ 99,390    $ 78,858    $ 4,241     $11,091       $36,500   $ 6,000  $ 258,103
                                          --------   --------    --------    -------     -------       -------   -------  ---------

After one year:
  More than one year to three years         40,366     56,082      35,520         -        6,512           -       1,370    139,850
  More than three years to five years        1,542     41,939      21,090         -        1,771           -         195     66,537
  More than five years to ten  years           372     13,060       6,278        796          -            -         130     20,636
  More than ten  years...........              766        456         449         -           -            -          -       1,671
                                          --------   --------     -------     -------     -------      -------   -------   --------
    Total due after August 31, 1998         43,046    111,537      63,337         796       8,283          -       1,695    228,694
                                          --------   --------     -------     -------     -------      -------   -------   --------
    Total amount due.............         $ 65,069   $210,927    $142,195     $ 5,037     $19,374      $36,500   $ 7,695    486,797
                                          ========   ========    ========     =======     =======      =======   =======
Less:
  Deferred loan origination fees.                                                                                            (1,272)
  Unearned discounts.............                                                                                               (10)
  Allowance for loan losses......                                                                                           (12,443)
                                                                                                                          ---------
    Net loans....................                                                                                         $ 473,072
                                                                                                                          =========

---------------
(1) Amounts due are net of unadvanced funds on loans.



         The following table sets forth at August 31, 1997 the dollar amount of gross loans contractually due or scheduled to reprice after August 31, 1998 and whether such loans have fixed interest rates or adjustable interest rates.

                                                                                 Due After August 31, 1998
                                                                           ------------------------------------
                                                                              Fixed     Adjustable      Total
                                                                           ----------   ----------     --------
                                                                                      (In thousands)
Real estate mortgage loans:
  One-to-four family...................................................    $    1,300  $   41,746   $   43,046
  Multi-family.........................................................         1,951     109,586      111,537
  Commercial real estate...............................................         3,991      59,346       63,337
  Construction and development.........................................           -           796          796
  Home equity and second mortgage......................................           -         8,283        8,283
                                                                           ----------  ----------   ----------
     Total real estate mortgage loans..................................         7,242     219,757      226,999
Consumer and commercial loans..........................................         1,406         289        1,695
                                                                           ----------  ----------   ----------
     Total loans.......................................................    $    8,648  $  220,046   $  228,694
                                                                           ==========  ==========   ==========

         Multi-family and commercial real estate loans with fixed interest rates have fixed-rate periods ranging from one to ten years, with the most frequent period being from three to five years. Depending on the size of the loan and the term for which it is fixed, the Bank often borrows from the FHLB for a term that matches the fixed interest rate period an amount equal to all or part of the loan at the time of origination. In addition to normal fees collected upon loan prepayments, fixed rate loans are also subject to "yield maintenance" fees when such loans are paid prior to the maturity of their fixed-rate period.

         One-to-Four Family Loans. The Bank currently offers both fixed-rate and adjustable-rate mortgage loans secured by one-to-four family residences located in the Bank's primary lending area, with maturities up to thirty years. One-to-four family mortgage loan originations are generally obtained by the Bank's commissioned loan originator through relationships established with real estate brokers within the Bank's market area and by personnel at the Bank's five operating offices. The Bank does not originate fixed-rate one-to-four family, owner-occupied loans for its own portfolio. The Bank offers fixed-rate loans through third-party conduit lenders who typically are mortgage company subsidiaries of other financial institutions. While the Bank initiates the underwriting of these loans, the conduit lender completes the underwriting process and determines whether a loan is approved or declined. Upon approval, the conduit lender commits to fund and service the loan at the time of closing. Although all loan documents are drawn in the name of the Bank, the documents are assigned to the conduit lender upon loan funding at the time of closing. This process enables the Bank to avoid the interest rate risk associated with fixed rate lending. Loans originated through conduit lenders totaled $3.5 million for the eight months ended August 31, 1997 and $2.4 million, $909,000 and $3.7 million for the years ended December 31, 1996, 1995 and 1994, respectively. At August 31, 1997, the Bank's one-to-four family mortgage loans totaled
$65.2 million, or 13.1% of gross loans.

         The Bank currently offers the following adjustable-rate mortgage loan programs: a one year adjustable-rate loan that reprices annually, a three year adjustable-rate loan that reprices every third year and a "3-1" loan where the interest rate is fixed for the first three years and is adjusted on an annual basis thereafter. The interest rates on the one year adjustable-rate loan and the 3-1 adjustable-rate loans are indexed to the weekly average of the one year Constant Maturity Treasury ("CMT") Index. The three year adjustable-rate loans are indexed to the weekly average of the three year CMT Index. The one year adjustable-rate loan and the 3-1 adjustable-rate loans are subject to interest rate caps of 2% for each adjustment period up to a maximum of 6% over the life of the loan. The three year adjustable-rate loan is subject to a 3% cap for each adjustment period up to a maximum of 6% over the life of the loan. As of August 31, 1997, the interest rates offered by the Bank on the three types of adjustable-rate loans were 2.75% above the Index rates. Depending on market conditions, a rate less than 2.75% above the Index is charged from the time of loan origination to the first interest rate adjustment.

         The volume and type of adjustable-rate mortgage loans originated by the Bank are affected by market factors such as interest rates, competition, consumer preferences and the availability of funds. While the origination of adjustable-rate loans helps reduce the Bank's exposure to increases in interest rates, credit risk can increase if borrowers are unable to make the larger payments that result from upward interest rate adjustments. Periodic and lifetime caps on interest rate increases help to reduce the risks associated with adjustable-rate loans but also limit the Bank's sensitivity to interest rate risk.

         One-to-four family residential mortgage loans are generally underwritten in accordance with FNMA and FHLMC guidelines. Loans are originated in amounts up to 95% of the lower of the appraised value or selling price of the property securing the loan. The Bank requires private mortgage insurance to be obtained for loans in excess of an 80% loan to value ratio.

         The Bank provides financing for low and moderate income home buyers as well as first time home buyers through participation in a program sponsored by the Massachusetts Housing Finance Agency and through the Bank's first time home buyer mortgage program. These programs generally provide low and moderate income households with loans at interest rates below prevailing market rates and lower down payments.

         Multi-Family Lending. Origination of loans secured by multi-family income properties is the Bank's most significant area of lending activity. The loans are generally secured by five to one hundred unit apartment buildings located in the Bank's primary lending area. It is the Bank's policy that multi-family mortgage loans must comprise at least 50% of all income property loans in its portfolio. Income property loans are defined by this policy as multi-family and commercial real estate mortgage loans. At August 31, 1997, multi-family mortgage loans totaled $214.1 million, or 42.9% of gross loans and 59.9% of income property loans.

         Pursuant to the Bank's underwriting policies, a number of factors are considered before a multi-family loan is made. The qualifications and financial condition of the borrower, including credit history, profitability and expertise, as well as the value and condition of the underlying property, are evaluated. When evaluating the qualifications of the borrower for a multi-family mortgage loan, the Bank considers the financial resources of the borrower, the borrower's experience in owning or managing similar property and the borrower's payment history with the Bank and other financial institutions. Factors considered in evaluating the underlying property include the net operating income of the mortgaged premises before debt service and depreciation, the debt service coverage ratio (the ratio of net operating income to debt service) and the ratio of the loan amount to the appraised value.

         According to Bank policy, multi-family mortgage loans may be made in an amount up to 75% of the lower of the appraised value (as determined by the Bank or a qualified independent appraiser, whichever is lower) or the sales price of the underlying property, provided the debt service coverage ratio is not less than 125%. Non-owner occupied condominium loans are generally limited to 70% of the appraised value. The appraisal process takes into consideration rents in comparison to the market, tenant mix, geographic location, comparable sales, vacancy rates, operating expenses and historic, current and projected economic conditions. Appraisals are obtained from independent licensed and certified fee appraisers for all loan requests in excess of $250,000.

         Typically, multi-family mortgage loans are made for five to ten year terms, with an amortization period of twenty to twenty-five years, and are priced on an adjustable-rate basis with the borrower's option to fix the interest rate for the first few years (most frequently two to five years). The adjustable-rate is generally tied to the Prime Rate as published in the Wall Street Journal. At the borrower's option, at the time of origination or later during the term, the multi-family mortgage loan may be converted to a fixed-rate loan for two to five years, provided the fixed-rate period selected by the borrower does not exceed the original term of the loan. The Bank often will partially fund loans originated or converted to fixed-rate loans through fixed-rate borrowings from the Federal Home Loan Bank of Boston obtained for periods that approximate the fixed-rate terms of the loans originated.

         The Bank's policy does not permit prepayments of multi-family mortgage loans in the first year following origination. After the first year, fixed and adjustable-rate loans may be prepaid subject to a 1% prepayment penalty. In addition, fixed-rate loans are subject to a yield maintenance fee in the event of prepayment.

         Many of the Bank's borrowers have done business with the Bank for many years and have more than one loan outstanding. It is the Bank's current policy that the aggregate amount of loans outstanding to any one borrower or related entities may not exceed 10% of the Bank's unimpaired surplus (retained earnings exclusive of unrealized gains or losses on securities available for sale, net of income taxes). At August 31, 1997, the largest borrower had aggregate loans outstanding of $8.0 million, or 7.0% of unimpaired surplus. Including this borrower, there were 12 borrowers each with aggregate loans outstanding at August 31, 1997 in excess of $5.0 million, the cumulative total of which was $79.0 million, or 15.8% of gross loans. Most of this cumulative amount is comprised of multi-family and commercial real estate mortgage loans.

         Loans secured by apartment buildings and other multi-family residential properties generally involve larger principal amounts and a greater degree of risk than one-to-four family residential mortgage loans. Because payments of loans secured by multi-family properties are often dependent on successful operation or management of the properties, repayment of such loans may be subject to a greater extent to adverse conditions in the real estate market or the economy. See "Risk Factors--Lending Risks Associated with Multi-family and Commercial Real Estate Mortgage Lending."

         Commercial Real Estate Lending. Another significant segment of the Bank's lending activities involves the origination of loans secured by properties used for business purposes or a combination of residential and retail purposes located in the Bank's primary lending area. Business purpose properties are comprised primarily of office buildings and industrial warehouse and distribution facilities. Retail purpose properties typically involve shopping plazas with up to 15 stores. At August 31, 1997, commercial real estate mortgage loans totaled $143.2 million, or 28.7% of gross loans.

         The Bank's underwriting policies and procedures for originating commercial real estate mortgage loans are similar to those followed for originating multi-family mortgage loans. The Bank considers the net operating income of the property, the profitability of the business, and the borrower's expertise and credit history. Generally, the Bank considers loans secured by commercial real estate properties to involve greater risk than multi-family mortgage loans since they are even more dependent on the ability of the borrowers to profitably manage a business and are more susceptible to adverse conditions in the real estate market and economy. As a result, to offset the greater risk, the Bank may require a somewhat higher debt service coverage ratio and, in some cases, a higher interest rate than for multi-family mortgage loans.

         The Bank intends to continue to emphasize its multi-family and commercial real estate lending activities in its primary lending area depending on the demand for such loans and trends in the real estate market and the economy.

         Construction and Development Lending. The Bank provides funding for construction and development projects involving residential and commercial properties within its primary lending area. These loans may be for the construction of new properties or the rehabilitation of existing properties. The Bank's construction lending includes loans on properties to be owner-occupied as well as properties to be sold or operated as income-producing properties. Generally, the Bank underwrites construction loans for owner-occupied properties using standard FNMA and FHLMC underwriting guidelines in anticipation that such loans will become long-term loans once construction is completed. For this type of construction loan, the Bank will lend up to 95% of the lesser of appraised value upon completion of construction or the cost of construction, provided private mortgage insurance coverage is obtained for any loan with a loan to value or loan to cost ratio in excess of 80%. For loans on one-to-four family properties being constructed for sale, the Bank lends up to 75% of the lesser of completed value or project cost. Typically, loan proceeds are disbursed in increments as construction progresses as determined by property inspections.

         Different criteria are applied in underwriting construction loans for which the primary source of repayment is the sale of the property than for construction loans for which the primary source of repayment is the stabilized cash flow from the completed project. For those loans where the primary source of repayment is from resale of the property, in addition to the normal credit analysis performed for other loans, the Bank also analyzes project costs, the attractiveness of the property in relation to the market in which it is located and demand within the market area. For those construction loans where the source of repayment is the stabilized cash flow from the completed project, the Bank analyzes not only project costs but also how long it might take to achieve satisfactory occupancy and the reasonableness of projected rental rates in relation to market rental rates. At August 31, 1997, total construction and development loans outstanding amounted to $7.8 million, or 1.6% of gross loans, and the Bank had committed to fund additional construction loans totaling $8.3 million. This amount is comprised of $3.0 million pertaining to construction of one-to-four family residential homes and $4.9 million pertaining to construction of commercial properties, $4.0 million of which is for construction of an office building.

         Construction and development financing is generally considered to involve a higher degree of risk than long-term financing on improved, occupied real estate. Risk of loss on a construction loan is largely dependent upon the accuracy of the initial estimate of construction costs, the estimated time to sell or rent the completed property at an adequate price or rate of occupancy, and market conditions. If the estimates and projections prove to be inaccurate, the Bank may be confronted with a project which, upon completion, has a value that is insufficient to assure full loan repayment.

         Home Equity and Second Mortgage Lending. The Bank offers home equity lines of credit on one-to-four family owner occupied properties in its primary lending area. Loans are offered in amounts up to 60% of the tax assessed value of the property securing the loan less the balance of any first mortgage loan or 75% of the appraised value of property less the balance of any first loan. Generally, appraisals are required on all home equity loan requests in excess of $50,000. The loans are offered on an adjustable-rate basis tied to the Prime Rate as published in the Wall Street Journal. At August 31, 1997, the Bank had $5.4 million in home equity loans, or 1.1% of gross loans.

         The Bank also makes second mortgage loans on multi-family and other types of commercial real estate properties. Generally, the Bank makes second mortgage loans only on properties where it holds the first mortgage.

The underwriting criteria for these loans is similar to that followed in underwriting first mortgage loans on multi-family and commercial real estate loans. Debt service coverage of the combined first and second mortgage loan balances is typically expected to be at least 125% and the loan to value ratio of the combined first and second mortgage loan balances is expected to be no higher than 75%. The repayment period for second mortgage loans is generally shorter than that for first mortgage loans and the interest rate is usually adjustable at a percent that is higher than the rate charged on the first mortgage loan. Second mortgage loans totaled $16.7 million, or 3.4% of gross loans, at August 31, 1997.

         Commercial Loans. At August 31, 1997, the commercial loan portfolio was $44.9 million, or 9.0% of gross loans. Of that amount, $36.5 million, or 7.3% of gross loans, represented purchases of a portion of loans to national companies and organizations primarily originated and serviced by money center banks. These participations mature between one day and three months and are viewed by the Bank as alternative short-term investments. See "Loan Purchases." The remainder of the commercial loan portfolio at August 31, 1997, $8.4 million or 1.7% of gross loans, represented loans originated by the Bank. Of this amount, $6.2 million relates to loans made to condominium associations for the purpose of funding capital improvements. In general, the Bank considers loans to well established condominium associations. Typically, the interest rate is set at a percentage above the Prime Rate as published in the Wall Street Journal. In some instances, a fixed-rate is offered on condominium association loans. The Bank expects to continue to pursue this type of commercial lending.

         Consumer Loans. The Bank offers consumers loans as a convenience to its customers. Generally, the loans are secured by collateral. At August 31, 1997, consumer loans totaled $1.3 million, or 0.3% of the Bank's gross loans.

         Loan Approval Procedures and Authority. The Board of Trustees establishes the lending policies and loan approval limits of the Bank. Certain loans require the approval of the Board of Investment or the Real Estate Committee of the Board. The Board of Investment is comprised of the President and four outside trustees. The Real Estate Committee is a sub-committee of the Board of Investment comprised of the President and two outside trustees who also serve on the Board of Investment. The President or the Senior Lending Officer, individually, may approve any home equity loan up to and including $50,000 provided the loan to value ratio of the combined first mortgage loan and requested home equity loan does not exceed 70%. All home equity loan requests exceeding $50,000 and all first mortgage and condominium loan requests up to and including $400,000 can be approved by the President and one other Lending Vice President, provided the loan to value ratio does not exceed 70%. Loans over $400,000 but not exceeding $1 million, or loans for lesser amounts where the loan to value ratio exceeds 70%, require the approval of the Real Estate Committee. All loans in excess of $1 million require the approval of the Board of Investment and a review of the loan file by the Credit Review Officer. The Credit Review Officer also reviews the loan file in instances when a new loan to a borrower with existing loans at the Bank brings the aggregate amount of loans outstanding to that borrower in excess of $2 million. The review of loan files typically includes an assessment of compliance with the Bank's underwriting criteria and an analysis of the net operating income derived from income producing properties and/or the financial capacity of the borrower and guarantors.

         Annually, the Board approves independent appraisers used by the Bank and the Bank's appraisal policy. The Bank requires an environmental site assessment to be performed by an independent professional for all non-residential mortgage loans. It is the Bank's policy to require title and hazard insurance on all mortgage loans. In addition, the Bank may require borrowers to make payments to a mortgage escrow account for the payment of property taxes. Any exceptions to the Bank's underwriting policies must be approved by the Bank's Real Estate Committee for loans up to and including $1 million and by the Board of Investment for loans over $1 million.

Environmental Issues

         The Bank encounters certain environmental risks in its lending activities. Under federal and state environmental laws, lenders may become liable for costs of cleaning up hazardous materials found on property securing their loans. In addition, the existence of hazardous materials may make it unattractive for a lender to foreclose on such properties. Although environmental risks are usually associated with loans secured by commercial real estate, risks also may be substantial for loans secured by multi-family and residential real estate if environmental contamination makes the property unsuitable for use. This could also have a negative effect on nearby property values. The Bank attempts to control its risk by requiring completion of a phase one environmental assessment as part of its underwriting of all non-residential real estate mortgage loans.

         The Bank believes its procedures regarding the assessment of environmental risk are adequate and, as of August 31, 1997, the Bank was unaware of any environmental issues which would subject it to any material liability. However, no assurance can be given that the values of properties securing loans in the Bank's portfolio will not be adversely affected by unforeseen environmental risks.

Delinquent Loans, Other Real Estate Owned and Classified Assets

         Delinquent Loans. Management performs a monthly review of all delinquent loans and reports the results of its review to the Board of Trustees, through its Watch Committee, on a quarterly basis. The Watch Committee is comprised of the President and a non-officer member of the Board of Investment. The Watch Committee reviews with the Bank's senior officers the status of the loan portfolio, the classification of loans and the adequacy of the allowance for loan losses. The actions taken by the Bank with respect to delinquencies vary depending upon the nature of the loan and the period of delinquency. Generally, the Bank requires that a delinquency notice be mailed no later than the 16th day of delinquency. A late charge is assessed on any loan account where the scheduled payment is unpaid after 14 days. After mailing a delinquency notice, the Bank's loan collection personnel call the borrower to ascertain the reasons for delinquency and the prospects for payment. On loans secured by one-to-four family owner occupied properties, the Bank attempts to work out a payment schedule with the borrower in order to avoid foreclosure. If a satisfactory arrangement is not achieved, the Bank refers the loan to legal counsel and foreclosure procedures are initiated. At any time prior to a sale of the property at foreclosure, foreclosure proceedings will be terminated if the borrower and the Bank are able to work out a satisfactory payment plan. On loans secured by multi-family and commercial real estate properties, the Bank also seeks to reach a satisfactory payment plan so as to avoid foreclosure. Generally, when a multi-family or commercial real estate mortgage loan become 30 days past due, the Bank exercises its right to take possession of the property and to collect rents, and refers the loan to legal counsel for initiation of foreclosure proceedings. Prior to foreclosure, the Bank requires an updated appraisal of the property.

         Other Real Estate Owned. Property acquired through foreclosure or acceptance of a deed in lieu of foreclosure are classified in the Bank's financial statements as other real estate owned ("OREO"). When a property is placed in OREO, the excess of the loan balance over the estimated fair value is charged to the allowance for loan losses. Estimated fair value usually represents the sales price a buyer would be willing to pay on the basis of current market conditions, including normal loan terms from other financial institutions, less estimated costs to sell the property. Management inspects all OREO properties periodically. When a decline in estimated fair value of a property is deemed to have taken place, management establishes an allowance for such decline by a charge to income. The adequacy of the allowance for OREO is evaluated by management and reviewed with the Watch Committee on a quarterly basis, taking into consideration each property in the portfolio and current real estate market conditions. At August 31, 1997, OREO consisted of two industrial properties carried at $1.9 million and residential condominium units carried at $320,000, net of a valuation allowance for OREO amounting to $186,000. For the eight months ended August 31, 1997, the Bank collected income of $242,000 from the rental of the two industrial buildings. The Bank expects to offer for sale all properties in OREO at prices in excess of their carrying value. Ultimate net proceeds from sales will depend on market conditions in effect at the time of sale.

         Classified Assets. The Bank utilizes an internal rating system to monitor and evaluate the credit risk inherent in its loan portfolio. At the time of loan approval, all loans other than one-to-four family residential mortgage loans, home equity loans and consumer loans, are assigned a rating based on all the factors considered in originating the loan. In the latter part of 1996, the Bank expanded the number of its loan ratings from five to eight. The initial loan rating is recommended by the loan officer and approved by the individuals or committee responsible for approving the loan. Loan officers are expected to recommend to the Real Estate Committee changes in loan ratings when facts come to their attention that warrant an upgrade or downgrade in a loan rating. Problem and potential problem assets are assigned the three highest ratings. Such ratings coincide with the "Substandard", "Doubtful" and "Loss" classifications used by federal regulators in their examination of financial institutions. Generally, an asset is considered Substandard if it is inadequately protected by the current net worth and paying capacity of the obligers and/or the collateral pledged. Substandard assets include those characterized by the distinct possibility that the insured financial institution will sustain some loss if the deficiencies are not corrected. Assets classified as Doubtful have all the weaknesses inherent in those classified Substandard with the added characteristic that the weaknesses present make collection or liquidation in full, on the basis of currently existing facts, highly questionable and improbable. Assets classified as Loss are those considered uncollectible and of such little value that their continuance as assets without the establishment of a specific loss reserve and/or charge-off is not warranted. Assets which do not currently expose the insured financial institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated "Special Mention." The Bank assigns its fourth highest rating to loans meeting this designation.

         On a quarterly basis, management reviews with the Watch Committee the status of each asset assigned one of the Bank's four adverse internal ratings, including the specific and general valuation allowances for losses deemed prudent. General valuation allowances represent loss allowances established to recognize the inherent risk associated with lending activities which, unlike specific allowances, have not been allocated to particular problem assets. Assets, or portions of assets, classified Loss are either charged-off against valuation allowances or a specific allowance is established in an amount equal to the amount classified Loss.

         The Bank's classification of its assets and the amount of the valuation allowances it sets aside for estimated losses is subject to review by the FDIC and the Division. Based on their reviews, these agencies can order the establishment of additional general or specific loss allowances. The FDIC, in conjunction with the other federal banking agencies, has adopted an interagency policy statement on allowances for loan and lease losses. The policy statement provides guidance for financial institutions on both the responsibilities of management for the assessment and establishment of adequate allowances and guidance for banking agency examiners to use in determining the adequacy of a financial institution's valuation methodology. Generally, the policy statement recommends that financial institutions have effective systems and controls to identify, monitor and address asset quality problems; that management analyze all significant factors that affect the collectibility of the portfolio in a reasonable manner; and that management establish acceptable valuation processes that meet the objectives set forth in the policy statement. While the Bank believes that it has established adequate allowances for losses on loans and OREO, there can be no assurance that the regulators, in reviewing the Bank's loan portfolio and OREO, will not request the Bank to materially increase at that time its allowances for losses, thereby negatively affecting the Bank's financial condition and earnings at that time. Although management believes that adequate specific and general loss allowances have been established, actual losses are dependent upon future events and, as such, further additions to the level of specific and general loss allowances may become necessary.

Allowance for Loan Losses

         The allowance for loan losses is established through provisions for loan losses based on management's on-going evaluation of the risks inherent in the Bank's loan portfolio. Factors considered in the evaluation process include growth of the loan portfolio, the risk characteristics of the types of loans in the portfolio, geographic and large borrower concentrations, current regional economic and real estate market conditions that could affect the ability of borrowers to pay, the value of underlying collateral, and trends in loan delinquencies and charge-offs. The allowance for loan losses is maintained at an amount management considers adequate to cover estimated losses in its loan portfolio which are deemed probable based on information currently known to management. See "--Delinquent Loans, Other Real Estate Owned and Classified Assets-Classified Assets."

For the past several years, a significant portion of the Bank's allowance for loan losses has been categorized as unallocated rather than being allocated to specific loan categories. The unallocated part of the allowance has been maintained in recognition of the inherent risks resulting from the following concentrations in the Bank's portfolio: the significance of loans pertaining to multi-family apartment building and commercial real estate properties, the geographic location of such properties and the aggregate amount of loans outstanding to larger borrowers. The combination of these three concentrations creates a higher than normal degree of risk in the Bank's loan portfolio. A downturn in economic conditions in the Bank's primary lending area could have adverse consequences on the collectibility of the loan portfolio in a relatively short period of time. See "Risk Factors - Lending Risks Associated with Multi-Family and Commercial Real Estate Landing - and - Geographic Concentration of Loans" and "Business of the Bank - Lending Activities - Multi-Family Lending and Commercial Real Estate Lending."

         The following table sets forth activity in the Bank's allowance for loan losses for the periods set forth in the table.

                                            Eight months
                                                ended                           Year ended December 31,
                                             August 31,      -------------------------------------------------------------
                                                1997            1996         1995         1994         1993         1992
                                            -------------    ---------    ---------    ---------     --------     --------
                                                                              (In thousands)
Balance at beginning of period..............  $  12,326      $  12,326    $  12,274    $  12,745     $ 11,775    $  8,617
Provision (credit) for loan losses..........        -              -            -           (477)       2,170       3,893
Charge-offs:
  Mortgage loans:
    One-to-four family......................        -              -            -              3          142         -
    Multi-family............................        -              -            -             13          234         150
    Commercial real estate..................        -              151          237          -            675         465
    Construction and development............        -              -            -            -            -           103
    Home equity.............................        -              -            -            -            109           6
    Second mortgage.........................        -              -            -            -             22         -
  Other commercial..........................        -              -            -            -             24         -
  Consumer loans............................          6             15            3           24          -            11
                                              ---------      ---------    ---------    ---------     --------    --------
      Total charge-offs.....................          6            166          240           40        1,206         735
                                              ---------      ---------    ---------    ---------     --------    --------
Recoveries:
  Mortgage loans:                                                  -
    Multi-family............................         18            140          271           31            6        -
    Commercial real estate..................        -              -              6            5          -          -
    Construction and development............        103             21          -            -            -          -
  Consumer loans............................          2              5           15           10          -          -
                                              ---------      ---------    ---------    ---------     --------    --------
      Total recoveries......................        123            166          292           46            6        -
                                              ---------      ---------    ---------    ---------     --------    --------
Net (charge-offs) recoveries................        117      -                   52            6       (1,200)       (735)
                                              ---------      ---------    ---------    ---------     --------    --------
Balance at end of period....................  $  12,443      $  12,326    $  12,326    $  12,274     $ 12,745    $ 11,775
                                              =========      =========    =========    =========     ========    ========

         At August 31, 1997, loans designated as Substandard and Special Mention totaled $3.9 million and $2.2 million, respectively. No loans were designated as Doubtful or Loss. The Substandard loans include two loans to one borrower totaling $2.3 million that are secured by office buildings and have had interest rates at a below market rate since 1994. Loan payments are current and the estimated market value of the underlying collateral exceeds the loan balances. Also included in Substandard loans are two other loans totaling $1.4 million that are secured by an office building and a building comprised of retail space and apartments. Payments on one of the loans is past due, but both of the loans are adequately secured by the estimated values of the underlying properties. Special Mention loans include a $1.9 million loan secured by an office building. The loan is adequately secured and payments are current.

         The following table sets forth delinquencies in the Bank's loan portfolio as of the dates indicated:

                                                    At August 31, 1997                            At December 31, 1996
                                    -----------------------------------------------  --------------------------------------------
                                          60-89 days           90 days or more             60-89 days           90 days or more
                                    ---------------------  ------------------------  --------------------  ----------------------
                                               Principal               Principal                Principal               Principal
                                     Number     balance      Number     balance       Number     balance      Number     balance
                                    of loans    of loans    of loans    of loans     of loans    of loans    of loans    of loans
                                    --------    --------    --------    --------     --------    --------    --------    --------
                                                                        (Dollars in Thousands)
Mortgage loans:
   One-to-four family............        1        $ 48           2      $   657           1       $ 156           1     $    428
   Multi-family..................        -           -           1           94           -           -           2          253
   Commercial real estate........        -           -           1          526           1         282           2          646
   Construction and development..        -           -           -            -           -           -           1            6
   Home equity and second
    mortgage.....................        1           8           3          133           1          50           -            -
Consumer loans...................        1           2           1            2           4           4           1            4
                                      ----       -----        ----      -------        ----       -----        ----     --------
     Total.......................        3       $  58           8      $ 1,412           7       $ 492           7     $  1,337
                                      ====       =====        ====      =======        ====       =====        ====     ========

Delinquent loans to total loans..                 0.01%                    0.29%                   0.10%                    0.28%
                                                  ====                  =======                   =====                 ========



                                                  At December 31, 1997                            At December 31, 1994
                                    -----------------------------------------------  --------------------------------------------
                                          60-89 days           90 days or more             60-89 days           90 days or more
                                    ---------------------  ------------------------  --------------------  ----------------------
                                               Principal               Principal                Principal               Principal
                                     Number     balance      Number     balance       Number     balance      Number     balance
                                    of loans    of loans    of loans    of loans     of loans    of loans    of loans    of loans
                                    --------    --------    --------    --------     --------    --------    --------    --------
                                                                        (Dollars in Thousands)
Mortgage loans:
   One-to-four family............        -        $  -           4      $   736           1       $  43           4      $   296
   Multi-family..................        -           -           -            -           -           -           1          120
   Commercial real estate........        1         570           -            -           -           -           -            -
   Construction and development..        -           -           1            6           -           -           2          763
   Home equity and second
    mortgage.....................        1          89           -            -           -           -           2           98
Consumer loans...................        -           -           7            6           3           1           5            7
                                      ----        ----        ----      -------        ----       -----        ----      -------
     Total.......................        2        $659          12      $   748           4       $  44          14      $ 1,284
                                      ====        ====        ====      =======        ====       =====        ====      =======

Delinquent loans to total loans..                 0.15%                    0.17%                   0.01%                    0.30%
                                                  ====                  =======                   =====                 ========

         Non-Accrual Loans, Non-Performing Assets and Restructured Loans. The following table sets forth information regarding non-accrual loans and other real estate owned.

                                                                                                 At December 31,
                                                                 At August 31,    ------------------------------------------------
                                                                     1997          1996      1995       1994       1993       1992
                                                                ------------      ------    ------     ------     ------     -----
                                                                                            (Dollars in thousands)
Non-accrual loans (1):
  Mortgage loans:
     One-to-four family.......................................       $  657       $  428    $  736     $  296     $1,070     $1,616
     Multi-family.............................................           94          253       -          120        291        244
     Commercial real estate...................................          526          646       -          -        1,310      1,744
     Construction and development.............................          -              6         6        763        584        983
     Home equity..............................................          133          -         -           98         94        148
  Other commercial............................................          -            -         -          -          -           31
  Consumer....................................................            2            4         6          7         11          2
                                                                     ------       ------    ------     ------     ------     ------
     Total non-accrual loans..................................        1,412        1,337       748      1,284      3,360      4,768
Other real estate owned, net (2)..............................        2,002        1,689     1,722      1,805      3,578      6,501
                                                                     ------       ------    ------     ------     ------     ------
     Total non-performing assets..............................       $3,414       $3,026    $2,470     $3,089     $6,938    $11,269
                                                                     ======       ======    ======     ======     ======    =======
Restructured loans............................................       $2,288       $5,438   $10,922    $45,972    $43,984     $1,623
                                                                     ======       ======    ======     ======     ======    =======
Allowance for loan losses as a percent of total loans.........         2.56%        2.56%     2.75%      2.91%      3.37%      3.11%
Allowance for loan losses as a percent of total
    non-performing loans(3)...................................       881.23       921.91  1,647.86     955.92     379.32     246.96
Non-performing loans as a percent of total loans..............         0.29         0.28      0.17       0.30       0.89       1.26
Non-performing assets as a percent of total assets............         0.50         0.45      0.39       0.51       1.26       2.07

-------------------
(1) Non-accrual loans include all loans 90 days or more past due and other loans which have been identified by the Bank as presenting uncertainty with respect to the collectibility of interest or principal.
(2)  Other real estate owned balances are shown net of related loss allowances.
(3)  Non-performing loans are comprised of non-accrual loans.

         Restructured loans represent performing multi-family and commercial real estate mortgage loans for which concessions (such as reductions of interest rates to below market terms and/or extension of repayment terms) have been granted due to the borrowers financial condition.

         The following tables set forth the Bank's percent of allowance by loan category and the percent of loans to total loans in each of the categories listed at the dates indicated.



                                                                                                At December 31,
                                                                           ---------------------------------------------------------
                                                   At August 31, 1997                 1996                           1995
                                        ---------------------------------  ----------------------------   --------------------------

                                                               Percent                         Percent                      Percent
                                                              of loans                         of loans                     of loans
                                                   Percent of  in each             Percent of  in each           Percent of in each
                                                   allowance  category             allowance  category           allowance  category
                                                   to total   to gross             to total   to gross           to total   to gross
                                         Amount    allowance    loans     Amount   allowance    loans    Amount  allowance    loans
                                        ---------  ---------  ---------  --------- ---------  --------- -------- ---------  --------

Mortgage loans:
  One- to four-family.................   $   228      1.83%    13.08%    $   202     1.64%     11.68%   $   199     1.61%   12.34%
  Multi-family........................     3,100     24.91     42.93       2,725    22.11      40.54      3,177    25.78    42.11
  Commercial real estate..............     2,918     23.45     28.72       3,256    26.42      28.21      2,695    21.86    27.24
  Construction and development........       219      1.76      1.57         463     3.76       1.47        504     4.09     2.24
  Home equity.........................        54      0.43      1.08          64     0.52       1.29         74     0.60     1.61
  Second  ............................        84      0.68      3.35          99     0.80       4.02        133     1.08     3.84
Commercial participation loans........        -         -       7.32          -                10.71         -        -      9.36
Other commercial loans................       101      0.81      1.68         110     0.89       1.87         92     0.75     1.00
Consumer loans........................        13      0.11      0.27          10     0.08       0.21         12     0.10     0.26
Unallocated...........................     5,726     46.02        -        5,397    43.78         -       5,440    44.13       -
                                         -------   -------    ------     -------   ------     ------    -------   -------  ------
     Total allowance for loan losses..   $12,443    100.00%   100.00%    $12,326   100.00%    100.00%   $12,326   100.00%  100.00%
                                         =======   =======    ======     =======   ======     ======    =======   ======   ======


                                                                                At December 31,
                                        --------------------------------------------------------------------------------------------

                                                      1994                            1993                           1992
                                        ---------------------------------  ----------------------------   --------------------------

                                                               Percent                         Percent                      Percent
                                                              of loans                         of loans                     of loans
                                                   Percent of  in each             Percent of  in each           Percent of in each
                                                   allowance  category             allowance  category           allowance  category
                                                   to total   to gross             to total   to gross           to total   to gross
                                         Amount    allowance    loans     Amount   allowance    loans    Amount  allowance    loans
                                        ---------  ---------  ---------  --------- ---------  --------- -------- ---------  --------
                                                                             (Dollars in Thousands)
Mortgage loans:
  One- to four-family................. $   202       1.65%    13.39%    $   224      1.76%     15.77%   $   224     1.90%    16.64%
  Multi-family........................   2,956      24.08     42.75       2,244     17.61      42.32      2,204    18.72     40.77
  Commercial real estate..............   2,534      20.64     26.62       1,960     15.38      25.88      2,108    17.90     24.70
  Construction and development........     445       3.63      1.88         415      3.26       1.67        413     3.51      1.76
  Home equity.........................      78       0.63      1.80          91      0.71       2.36        103     0.87      2.56
  Second  ............................     130       1.06      4.02         123      0.96       4.26        127     1.08      4.39
Commercial participation loans........      -          -       8.43          -         -        6.69         -        -       8.20
Other commercial loans................      61       0.50      0.71          53      0.41       0.68         40     0.34      0.52
Consumer loans........................      17       0.14      0.40          14      0.11       0.37         17     0.15      0.45
Unallocated...........................   5,851      47.67        -        7,621     59.80         -       6,539    55.53        -
                                       -------     ------    ------     -------    ------     ------    -------   ------    ------
     Total allowance for loan losses.. $12,274     100.00%   100.00%    $12,745    100.00%    100.00%   $11,775   100.00%   100.00%
                                       =======     ======    ======     =======    ======     ======    =======   ======    ======


Investment Activities

         The investment policy of the Bank is reviewed and approved by the Board of Trustees on an annual basis. The Bank views its investment portfolio as an alternative earning asset vehicle into which to deploy excess funds during periods of weak loan demand or perceived higher risks. The investment portfolio provides asset diversification and the opportunity to achieve capital appreciation through long-term investment in equity securities. Compliance with the Bank's investment policy is the responsibility of the President. Based on his guidance and direction, most investment purchases are initiated by the Bank's Comptroller in accordance with specific guidelines and criteria specified in the investment policy. No sales of investment securities can be made without the prior permission of the President. All investment transactions are reported to and reviewed by the Board of Investment on a monthly basis.

         The Bank's current policy generally favors investment in U.S. Government and Agency securities, corporate debt obligations and corporate equities. The policy permits investment in mortgage-backed and mortgage-related securities and allows the use of interest rate swaps, options and futures, but only for purposes of hedging the interest or credit risk of specific Bank assets. The notional value of hedges may not exceed 20% of retained earnings without prior approval of the Board of Investment. The Bank has seldom used hedging instruments and had no outstanding contracts involving such instruments at August 31, 1997. The Bank's current investment strategy has emphasized the purchase of U.S. Government and Agency obligations and corporate debt obligations generally maturing within two years.

         At August 31, 1997, the Bank had $181.8 million, or 26.7% of total assets, in securities consisting primarily of U.S. Government and Agency obligations ($77.7 million), corporate obligations ($74.4 million) and marketable common and preferred equity securities ($23.6 million). Investment in mortgage-backed securities was insignificant at that date ($2.6 million) and has declined steadily over the past few years. Also included in investments is $3.5 million in restricted equity securities, $3.3 million of which is in the stock of the FHLB. To avail itself of services offered by that organization, in particular the ability to borrow funds, the Bank is required to invest in the stock of the FHLB in an amount determined on the basis of the Bank's residential mortgage loans and borrowings from the FHLB. The stock is redeemable at par and earns dividends declared at the discretion of the FHLB.

         SFAS No. 115 requires the Bank to designate its securities as held to maturity, available for sale or trading depending on the Bank's intent regarding its investments. The Bank does not currently maintain a trading portfolio of securities. In accordance with the Special Report of the FASB regarding SFAS No. 115, in November 1995, the Bank transferred debt securities having a carrying value and market value of $26.0 million from its held to maturity portfolio to its available for sale portfolio. As of August 31, 1997, $128.5 million, or 70.7% of the portfolio, was classified as available for sale, $49.8 million, or 27.4% of the portfolio, was classified as held for investment and $3.5 million, or

1.9% of the portfolio, was invested in restricted equity securities. The net unrealized gain on securities classified as available for sale was $17.6 million, with $17.5 million of that amount attributable to marketable equity securities. As of August 31, 1997, the weighted average life to maturity of the Bank's $104.9 million of debt securities classified as available for sale was eleven months and $49.8 million of debt securities classified as held to maturity was two years.

         U.S. Government and Agency Obligations. At August 31, 1997, the Bank's U.S. Government and Agency securities portfolio totaled $77.7 million, $73.7 million of which was classified as available for sale and $4.0 million of which was classified as held to maturity. There were no structured notes in the portfolio, but there were $3.3 million of callable debentures that mature within one year.

         Corporate Obligations. At August 31, 1997, the Bank's portfolio of corporate obligations totaled $74.4 million, $31.2 million of which was classified as available for sale and $43.2 million was classified as held to maturity. The Bank's policy generally requires that investment in corporate obligations of any issuer that exceed $1 million should meet one of the following criteria: no more than $1 million of the investment should have a maturity beyond one year, the issue should be rated "A" or better by at least one nationally recognized rating agency at the time of purchase and investment in bank issues should only be in banks followed by a particular investment banking firm and that have a return on assets equal to at least 75 basis points. The aggregate amount invested in any corporate issuer cannot exceed $2 million without the prior approval of the President and $4 million without the prior approval of the Board of Investment. The policy allows the purchase of obligations rated "BBB" by at least one nationally recognized rating agency provided the aggregate amount of such securities does not exceed 10% of the Bank's retained earnings, they mature within two years and are only purchased at the specific direction of the President. At August 31, 1997, the portfolio included $1.0 million of corporate obligations with a "BBB" rating and $1.1 million with a "BBB+" rating.

         Marketable Equity Securities. At August 31, 1997, the Bank's marketable equity securities portfolio totaled $23.6 million, $15.5 million of which was in common stocks and $8.1 million in preferred stocks. The Bank's policy limits the aggregate carrying value of marketable equity securities to no more than 30% of the Bank's retained earnings. The purchase of an equity security with an initial cost in excess of $100,000 requires the prior approval of the Board of Investment. The aggregate carrying value of equity securities of any issuer cannot exceed $500,000, excluding unrealized gains on such securities. The Bank purchases marketable equity securities as long-term investments that can provide the opportunity for capital appreciation and dividend income that is taxed on a more favorable basis than operating income. There can be no assurance that investment in marketable equity securities will achieve appreciation in value and, therefore, such investments involve higher risk. Aggregate purchases of marketable equity securities totaled $143,000 for the eight months ended
August 31, 1997 and $1.0 million in both 1996 and 1995. No purchases were made in 1994. At August 31, 1997, net unrealized gains on common and preferred stocks amounted to $13.0 million and $4.5 million, respectively. Of the net unrealized gain on common stocks, $10.6 million relates to the Bank's investment in eight national and regional money center banks and $1.5 million in three electric utility companies. The net unrealized gain on preferred stocks is attributable entirely to the Bank's investment in Freddie Mac senior preferred stock. See "Regulation--Insurance of Accounts and Regulation by the FDIC."

         The following table sets forth the composition of the Bank's debt and equity securities portfolios at the dates indicated.




                                                                                At December 31,
                                                             ----------------------------------------------------------------
                                      At August 31, 1997           1996                1995                  1994
                                  -------------------------  -------------------  -------------------   ---------------------
                                                 Percent                Percent             Percent                Percent
                                    Amount      of total     Amount    of total    Amount   of total    Amount     of total
                                  ----------  -----------    -------  ----------  -------- ----------   --------  -----------
                                                                       (Dollars in thousands)
     Debt securities:
        U.S. Government and
          Agency obligations.....    $77,706      42.73%    $ 70,055     43.12%    $71,848     41.30%    $ 75,485      43.69%
        Corporate obligations....     74,434      40.93       65,808     40.50      77,035     44.28       76,819      44.47
        Mortgage-backed
          securities.............      2,560       1.41        2,764      1.70       3,150      1.81        4,407       2.55
                                    --------     ------     --------    ------     -------    ------     --------     ------
          Total debt securities      154,700      85.07      138,627     85.32     152,033     87.39      156,711      90.71
     Marketable equity securities     23,626      12.99       20,365     12.54      19,074     10.96       13,301       7.70
     Restricted equity securities      3,519       1.94        3,481      2.14       2,868      1.65        2,754       1.59
                                    --------     ------     --------    ------    --------    ------     --------     ------
          Total securities.......   $181,845     100.00%    $162,473    100.00%   $173,975    100.00%    $172,766     100.00%
                                    ========     ======     ========    ======    ========    ======     ========     ======

     Debt and equity securities
        available for sale.......   $128,525      70.68%    $117,372     72.24%    $81,765     47.00%    $ 44,886      25.98%
     Debt securities held to
        maturity.................     49,801      27.38       41,620     25.62      89,342     51.35      125,126      72.43
     Restricted equity securities      3,519       1.94%       3,481      2.14       2,868      1.65        2,754       1.59
                                    --------     ------     --------    ------    --------    ------     --------     ------

          Total securities.....     $181,845     100.00%    $162,473    100.00%   $173,975    100.00%    $172,766     100.00%
                                    ========     ======     ========    ======    ========    ======     ========     ======

         The following table sets forth certain information regarding the amortized cost and market values of the Bank's investment securities at the dates indicated:

                                                                                         At December 31,
                                                         -----------------------------------------------------------------------
                                   At August 31, 1997              1996                     1995                   1994
                                 ----------------------  -----------------------  ----------------------  ----------------------
                                  Amortized     Market    Amortized      Market   Amortized      Market   Amortized     Market
                                    cost         value      cost          value     cost         value      cost        value
                                 ---------     --------   --------     ---------  --------     ---------  ----------   ---------
                                                                       (Dollars in thousands)
Securities available for sale:
   Debt securities:
      U.S. Government and
        Agency obligations.......  $73,610      $73,719    $57,089      $ 57,104   $42,646      $ 42,901   $ 32,206    $ 31,585
      Corporate obligations......   31,171       31,180     39,890        39,903    19,745        19,790        -           -
                                   -------      -------    -------      --------   -------      --------   --------    --------
        Total debt securities....  104,781      104,899     96,979        97,007    62,391        62,691     32,206      31,585
                                   -------      -------    -------      --------   -------      --------   --------    --------
   Marketable equity securities:
      Common stocks..............    2,551       15,545      2,443        12,423     2,712        11,154      5,469      11,060
      Preferred stocks...........    3,617        8,081      4,260         7,942     5,210         7,920        821       2,241
                                   -------      -------    -------      --------   -------      --------   --------    --------
        Total marketable
          equity securities......    6,168       23,626      6,703        20,365     7,922        19,074      6,290      13,301
                                   -------      -------    -------      --------   -------      --------   --------    --------
        Total securities
          available for sale.....  110,949      128,525    103,682       117,372    70,313        81,765     38,496      44,886
   Net unrealized gains on
       securities available for
       sale......................   17,576          -       13,690           -      11,452           -        6,390         -
                                   -------      -------    -------      --------   -------      --------   --------    --------
        Total securities
          available for sale,
          net.................... $128,525     $128,525   $117,372      $117,372   $81,765      $ 81,765   $ 44,886    $ 44,886
                                  ========     ========   ========      ========   =======      ========   ========    ========
Securities held to maturity:
   U.S. Government and
     Agency obligations..........  $ 3,987      $ 3,991    $12,951      $ 12,953   $28,947      $ 29,072   $ 43,900    $ 43,143
   Corporate obligations.........   43,254       43,350     25,905        25,935    57,245        57,485     76,819      75,294
   Mortgage-backed securities....    2,560        2,605      2,764         2,807     3,150         3,252      4,407       4,409
                                   -------      -------    -------      --------   -------      --------   --------    --------
      Total securities held
        to maturity..............  $49,801      $49,946    $41,620      $ 41,695   $89,342      $ 89,809   $125,126    $122,846
                                   =======      =======    =======      ========   =======      ========   ========    ========
Restricted equity securities:
   Federal Home Loan Bank
     of Boston stock.............  $ 3,266                 $ 3,228                 $ 2,615                 $  2,501
   Massachusetts Savings Bank
     Life Insurance Company
     stock.......................      253                     253                     253                      253
                                   -------                 -------                 -------                 --------
      Total restricted equity
        securities...............  $ 3,519                 $ 3,481                 $ 2,868                 $  2,754
                                   =======                 =======                 =======                 ========

     The table below sets forth certain information regarding the carrying value, weighted average yields and contractual maturities of the Bank's securities portfolio as of August 31, 1997.


                                                                                   At August 31, 1997
                                                    ----------------------------------------------------------------------------
                                                                                 After one year              After five years
                                                       One year or less        through five years            through ten years
                                                    -----------------------  ------------------------  -------------------------
                                                                 Weighted                  Weighted                   Weighted
                                                     Carrying    average      Carrying      average       Carrying    average
                                                       value      yield        value        yield          value       yield
                                                    ----------- -----------  ---------- -------------  ------------ ------------
                                                                                  (Dollars in thousands)

Securities available for sale:
    Debt securities:
       U.S. Government Agency obligations .....        $ 29,849     5.69%     $ 43,870       6.03%        $  -             -
       Corporate obligations ..................          28,949     5.93         2,045       5.58           186           5.51
                                                       --------               --------                    -----
          Total debt securities ...............          58,798     5.81        45,915       6.01           186           5.51
                                                       --------               --------                    -----
    Marketable equity securities(1):
       Common stocks ..........................
       Preferred stocks .......................
          Total marketable equity securities ..
          Total securities available for sale .

Securities held to maturity:
    U.S. Government and Agency obligations ....             997     5.69         2,990       5.85            -             -
    Corporate obligations .....................          10,015     6.05        33,139       6.28           100           7.50
    Mortgage-backed securities ................             -        -             -          -             213           7.63
                                                       --------               --------                    -----
          Total securities held to maturity ...          11,012     6.02        36,129       6.24           313           7.59
                                                       --------               --------                    -----
Restricted equity securities:
    Federal Home Loan Bank of Boston stock ....
    Massachusetts Savings Bank Life Insurance
         Company stock(1) .....................
          Total restricted equity securities(1)
                                                       --------               --------                    -----
          Total securities ....................        $ 69,810     5.84%     $ 82,044       6.11%        $ 499           6.81%
                                                       ========               ========                    =====

                                                                        At August 31, 1997
                                                    --------------------------------------------------------
                                                         After ten years                    Total
                                                    ------------------------      --------------------------
                                                                   Weighted                       Weighted
                                                     Carrying      average         Carrying       average
                                                       value        yield           value           yield
                                                    -----------  -----------      -----------  -------------
                                                                        (Dollars in thousands)
Securities available for sale:
    Debt securities:
       U.S. Government Agency obligations .....       $     -           -  %        $ 73,719       5.89%
       Corporate obligations ..................             -           -             31,180       5.90
                                                      -------                       --------
          Total debt securities ...............             -           -            104,899       5.89
                                                      -------                       --------
    Marketable equity securities(1):
       Common stocks ..........................                                       15,545       4.22
       Preferred stocks .......................                                        8,081       4.05
                                                                                     -------
          Total marketable equity securities ..                                       23,626       4.16
                                                                                     -------
          Total securities available for sale .                                      128,525       5.58
                                                                                     -------

Securities held to maturity:
    U.S. Government and Agency obligations ....             -           -              3,987       5.81
    Corporate obligations .....................             -           -             43,254       6.23
    Mortgage-backed securities ................         2,347        7.95              2,560       7.92
                                                      -------                       --------
          Total securities held to maturity ...         2,347        7.95             49,801       6.28
                                                      -------                       --------
Restricted equity securities:
    Federal Home Loan Bank of Boston stock ....                                        3,266       6.50
    Massachusetts Savings Bank Life Insurance
         Company stock(1) .....................                                          253       4.18
          Total restricted equity securities(1)                                        3,519       6.33
                                                      -------                       --------
          Total securities ....................       $ 2,347        7.95%          $181,845       5.79%
                                                      =======                       ========

------------------
(1) The yields have been calculated on a tax equivalent basis.

Sources of Funds

         General. Deposits, repayments and prepayments of loans, proceeds from sales of loans and securities, proceeds from maturing securities and cash flows from operations are the primary sources of the Bank's funds for use in lending, investing and other general purposes. The Bank utilizes borrowed funds from the FHLB to fund its loans in connection with its management of the interest rate sensitivity of its assets and liabilities.

         Deposits. The Bank offers a variety of deposit accounts with a range of interest rates and terms. The Bank's deposit accounts consist of non-interest-bearing checking accounts and interest-bearing NOW accounts, savings accounts and money market savings accounts (referred to in the aggregate as "transaction deposit accounts") and certificate of deposit accounts. The Bank offers Individual Retirement Accounts ("IRAs") and other qualified plan accounts. The Bank offers no fee checking and NOW accounts for persons under 18 and over 65 years of age as well as a low-cost checking account for low-income customers.

         At August 31, 1997, the Bank's deposits of $481.5 million were comprised of $10.4 million in non-interest-bearing checking accounts and $471.1 million of interest-bearing deposit accounts. Interest-bearing deposits were 88.4% of total interest-bearing liabilities at that date. Transaction deposit accounts amounted to $220.3 million, or 45.7% of total deposits at August 31, 1997. The percentage of average transaction deposit accounts to total average deposits was 45.8% for the eight months ended August 31, 1997 and 45.5%, 46.0% and 53.6% for the years ended December 31, 1996, 1995 and 1994, respectively. The higher percentage in 1994 was attributable to the lower interest rates offered on certificate of deposit accounts during that year. Of the $261.4 million of certificate of deposit accounts at August 31, 1997, $209.8 million, or 80.3%, were scheduled to mature within one year. While this percentage is significant, based on its monitoring of historical trends in deposit flows and its current pricing strategy for deposits, management believes the Bank will retain a large portion of its certificate of deposit accounts upon maturity.

         The flow of deposits is influenced significantly by general economic conditions, changes in money market rates, prevailing interest rates and the relative attractiveness of competing deposit and investment alternatives. During the past few years, the strength of the stock market has affected deposit flows as some customers have opted to place their funds in instruments such as mutual funds rather than in deposit products perceived to have less attractive returns. The Bank's deposits are obtained predominantly from the Town of Brookline and surrounding communities. The Bank relies primarily on competitive pricing of its deposit products and customer service and long-standing relationships with customers to attract and retain these deposits. However, market interest rates and rates offered by competing financial institutions significantly affect the Bank's ability to attract and retain deposits. The Bank uses traditional means of advertising its deposit products, including transit and print media, and generally does not solicit deposits from outside its market area. The Bank does not use brokers to obtain deposits.

         The following table presents the deposit activity of the Bank for the periods indicated.

                                                           Eight months ended
                                                               August 31,               Year ended December 31,
                                                       ------------------------   -----------------------------------
                                                          1997          1996        1996          1995        1994
                                                       ----------     ---------   ---------    ----------   ---------
                                                                                (In thousands)
Net deposits (withdrawals).....................        $ (16,998)     $(16,763)   $(13,073)    $ (18,334)   $  11,379
Interest credited on deposit accounts..........           14,449        14,559      22,874        20,738       15,584
                                                       ---------      --------    --------     ---------    ---------
Total increase (decrease) in deposit accounts..        $  (2,549)     $ (2,204)   $  9,801     $   2,404    $  26,963
                                                       ==========     =========   ========     =========    =========

         The following table sets forth the distribution of the Bank's average deposit accounts for the periods indicated and the weighted average interest rates on each category of deposits presented. Averages for the periods presented utilize average daily balances.

                                                           Eight months ended August 31, 1997       Year ended December 31, 1996
                                                           ----------------------------------    ---------------------------------
                                                                         Percent                               Percent
                                                                        of total     Weighted                 of total    Weighted
                                                            Average      average      average     Average      average     average
                                                            balance     deposits       rate       balance     deposits      rate
                                                           ---------    --------     --------     -------     --------    --------
                                                                                    (Dollars in thousands)
NOW accounts...........................................    $  37,606       7.74%      1.72%      $  37,095       7.69%     1.73%
Savings accounts.......................................       15,327       3.16       2.47          17,302       3.59      2.46
Money market savings accounts..........................      158,618      32.67       3.85         154,541      32.03      3.85
Non-interest-bearing demand checking accounts..........       11,955       2.46         -           11,472       2.38        -
                                                           ---------    -------                  ---------    -------
    Total transaction deposit accounts.................      223,506      46.03       3.19         220,410      45.69      3.18
                                                           ---------    -------                  ---------    -------
Certificate of deposit accounts:
  Six months or less...................................       67,982      14.00       5.17          67,402      13.97      5.20
  Over six through 12 months...........................      108,730      22.40       5.41         107,064      22.19      5.60
  Over 12 months through 24 months.....................       28,579       5.89       5.79          32,298       6.70      5.84
  Over 24 months.......................................       56,718      11.68       6.21          55,243      11.45      6.09
                                                           ---------    -------                  ---------    -------
    Total certificate of deposit accounts..............      262,009      53.97       5.56         262,007      54.31      5.63
                                                           ---------    -------                  ---------    -------
    Total average deposits.............................    $ 485,515     100.00%      4.47%      $ 482,417     100.00%     4.51%
                                                           =========    =======                  =========    =======



                                                              Year ended December 31, 1995          Year ended December 31, 1994
                                                           ----------------------------------    ---------------------------------
                                                                         Percent                               Percent
                                                                        of total     Weighted                 of total    Weighted
                                                            Average      average      average     Average      average     average
                                                            balance     deposits       rate       balance     deposits      rate
                                                           ---------    --------     --------     -------     --------    --------
                                                                                    (Dollars in thousands)
NOW accounts...........................................    $  35,787       7.60%      1.73%      $  37,226       8.17%     1.76%
Savings accounts.......................................       20,460       4.35       2.43          25,673       5.63      2.45
Money market savings accounts..........................      151,334      32.16       3.74         172,859      37.91      3.05
Non-interest-bearing demand checking accounts..........       10,050       2.13         -            9,128       2.00        -
                                                           ---------    -------                  ---------    -------
    Total transaction deposit accounts.................      217,631      46.24       3.11         244,886      53.71      2.68
                                                           ---------    -------                  ---------    -------
Certificate of deposit accounts:
  Six months or less...................................       68,921      14.64       5.57          53,736      11.79      3.89
  Over six through 12 months...........................       93,925      19.96       5.63          74,236      16.28      3.98
  Over 12 months through 24 months.....................       35,184       7.48       5.29          33,436       7.33      4.62
  Over 24 months.......................................       54,955      11.68       5.72          49,658      10.89      5.40
                                                           ---------    -------                  ---------    -------
    Total certificate of deposit accounts..............      252,985      53.76       5.58         211,066      46.29      4.39
                                                           ---------    -------                  ---------    -------
    Total average deposits.............................    $ 470,616     100.00%      4.44%      $ 455,952     100.00%     3.47%
                                                           =========    =======                  =========    =======

      The following table presents, by various rate categories, the amount of certificate of deposit accounts outstanding at the dates indicated:

                                                            Period to maturity from August 31, 1997
                                                     -----------------------------------------------------
                                                        Less                            Three      Four
                                                        than     One to     Two to       to         to         At          At
                                                         one       two       three      four       five    August 31,  December 31,
                                                        year      years      years      years      years      1997        1996
                                                     ---------  ---------  ---------  ---------  --------- ----------- ------------
                                                                           (In thousands)
Certificate of deposit accounts:
  4.01% to 5.00%............................         $ 13,337   $ 1,123    $   -      $   -       $   -     $ 14,460    $ 14,619
  5.01% to 6.00%............................          185,477    21,185      5,542      1,678       1,692    215,574     212,312
  6.01% to 7.00%............................            8,972        25      4,077      1,355       3,354     17,783      21,696
  7.01% to 7.50%............................            2,015       -       11,551        -           -       13,566      13,153
                                                     --------   -------    -------    -------     -------   --------    --------
     Total..................................         $209,801   $22,333    $21,170    $ 3,033     $ 5,046   $261,383    $261,780
                                                     ========   =======    =======    =======     =======   ========    ========

      At August 31, 1997, the Bank had outstanding $41.8 million in certificate of deposit accounts of $100,000 or more, maturing as follows:

                                                                                             Weighted
                                                                            Amount         average rate
                                                                            ------         ------------
                                                                              (Dollars in thousands)
                           Maturity Period
                           ---------------
                           Three months or less...................         $  12,326           5.39%
                           Over three through six months..........            10,089           5.51
                           Over six through twelve months.........             9,962           5.69
                           Over twelve months.....................             9,406           6.50
                                                                           ---------
                                                                           $  41,783           5.74%
                                                                           =========

      Borrowings. The Bank utilizes advances from the FHLB primarily in connection with its management of the interest rate sensitivity of its assets and liabilities. The advances are collateralized primarily by certain of the Bank's mortgage loans and secondarily by the Bank's investment in the stock of the FHLB. The maximum amount that the FHLB will advance to member institutions, including the Bank, fluctuates from time to time in accordance with the policies of the FHLB. See "Regulation--Federal Home Loan Bank System." At August 31, 1997, the Bank had $61.8 million in outstanding advances from the FHLB and had the capacity to increase that amount to $244.9 million. The Bank expects to continue to utilize borrowings from the FHLB as part of its management of the interest sensitivity of its assets and liabilities.

      The following table sets forth certain information regarding borrowed funds for the dates indicated:

                                                                    Eight months ended
                                                                        August 31,                 Year ended December 31,
                                                                  ----------------------     -----------------------------------
                                                                     1997         1996         1996         1995         1994
                                                                  ---------     --------     --------     ---------    ---------
                                                                                      (Dollars in thousands)
Advances from the FHLB:
  Average balance outstanding.................................    $  63,019     $ 52,645     $ 55,497     $  46,172    $  32,904
  Maximum amount outstanding at any month end
     during the period........................................       65,315       58,665       62,665        50,665       43,265
  Balance outstanding at end of period........................       61,815       58,665       60,565        49,665       43,265
  Weighted average interest rate during the period............         6.52%        6.64%        6.64%         6.56%        5.85%
  Weighted average interest rate at end of period.............         6.44%        6.55%        6.49%         6.52%        6.32%

Subsidiary Activities

         BBS Investment Corporation. BBS Investment Corporation ("BBS") is a wholly-owned subsidiary of the Bank established in 1985 as a Massachusetts security corporation for the purpose of buying, selling and holding investment securities on its own behalf and not as a broker. The income earned on BBS's investment securities is subject to a significantly lower rate of state tax than that assessed on income earned on investment securities maintained at the Bank. At August 31, 1997, BBS had total assets of $91.8 million, $90.0 million of which was in investment securities.

         160 Associates, Inc. 160 Associates, Inc. ("Associates") is a wholly-owned subsidiary established in 1980 that engaged in marketing services at insignificant levels of activity through the end of 1996. In January 1997, Associates' articles of organization were restated to allow it, among other things, to acquire and hold stock in any subsidiary engaged in business that qualifies as a real estate investment trust. The amount of capital Associates invests in such activity cannot exceed $200 million. At August 31, 1997, its investment in such activity amounted to $180.3 million.

         Brookline Preferred Capital Corporation. Brookline Preferred Capital Corporation ("BPCC") was established in January 1997 to engage in real estate business activities (including the acquisition and holding of securities and mortgage loans) that enable it to be taxed as a real estate investment trust for federal and Massachusetts tax purposes. At August 31, 1997, BPCC had total assets of $190.7 million, $179.5 million of which were mortgage loans originated by and acquired from the Bank. BPCC is a 99.9% owned subsidiary of Associates.

Competition

         The Bank faces significant competition both in making loans and in attracting deposits. The Boston metropolitan area has a high density of financial institutions, many of which are branches of significantly larger institutions which have greater financial resources than the Bank, and all of which are competitors of the Bank to varying degrees. The Bank's competition for loans comes principally from commercial banks, savings banks, savings and loan associations, mortgage banking companies, credit unions, insurance companies and other financial service companies. Its most direct competition for deposits has historically come from commercial banks, savings banks, savings and loan associations and credit unions. The Bank faces additional competition for deposits from non-depository competitors such as the mutual fund industry, securities and brokerage firms and insurance companies. Competition may also increase as a result of the lifting of restrictions on the interstate operations of financial institutions.

Year 2000 Issue

         Many computer programs in use today can only distinguish the final two digits of the year entered, and so can be expected to read entries for the year 2000 as the year 1900 and compute payment, interest or delinquency based on the wrong date or can be expected to be unable to compute payment, interest or delinquency. Rapid and accurate data processing is essential to the operation of the Bank.

         All of the material data processing of the Bank that could be affected by this problem is provided by a third party service bureau. The service bureau has advised the Bank that it expects to resolve this potential problem before the year 2000. However, if the service bureau is unable to resolve this potential problem in time, the Bank would likely experience significant data processing delays, mistakes or failures. These delays, mistakes or failures could have a significant adverse impact on the financial condition and results of operation of the Bank.

Properties

         The Bank currently conducts its business through five full service banking offices. The following table sets forth the Bank's offices as of August 31, 1997.

                                                                                                 Net book value of
                                                                                                    property or
                                                        Original year                                leasehold
                                       Leased or          leased or          Year of lease        improvements at
Location                                 owned             acquired            expiration         August 31, 1997
--------------------------------      -------------    ----------------     -----------------    ------------------
                                                                                                   (In thousands)
Corporate/Main Office:
160 Washington Street                    Owned               1921            Not Applicable            $151
Brookline, MA  02147

Operations Center:
24 Webster Place                         Leased              1986                 2001                  165
Brookline, MA  02147

Other Branch Offices:
Coolidge Corner Office                   Leased              1977                 2001                  204
1330-1340 Beacon Street
Brookline MA  02147

South Brookline Office
1018 West Roxbury Parkway                Leased              1952                 2006                  158
Brookline MA  02147

Longwood Office
1014 Beacon Street                       Leased              1956                 2008                    1
Brookline MA  02147

Washington Square Office
1661 Beacon Street                       Leased              1975                 2001                   27
Brookline MA  02147

Legal Proceedings

         The Bank is not involved in any pending legal proceedings other than routine legal proceedings occurring in the ordinary course of business which, in the aggregate, involve amounts which are believed by management to be immaterial to the financial condition and results of operations of the Bank.

Personnel

         As of August 31, 1997, the Bank had 84 full-time employees and eight part-time employees. The employees are not represented by a collective bargaining unit and the Bank considers its relationship with its employees to be good. See "Management of the Stock Bank--Compensation of Officers and Trustees through Benefit Plans" for a description of certain compensation and benefit programs offered to the Bank's employees.

                          FEDERAL AND STATE TAXATION

Federal Taxation

         General. The Mutual Company, the Company and the Bank will be subject to federal income taxation in the same general manner as other corporations, with some exceptions discussed below. The following discussion of federal taxation is intended only to summarize certain pertinent federal income tax matters and is not a comprehensive description of the tax rules applicable to the Bank.

         Method of Accounting. For federal income tax purposes, the Bank currently reports it income and expenses on the accrual method of accounting and uses a fiscal year ending October 31 for filing its consolidated federal income tax returns. The Small Business Protection Act of 1996 (the "1996 Act") eliminated the use of the reserve method of accounting for bad debt reserves by savings institutions, effective for taxable years beginning after 1995 (after October 31, 1996 in the case of the Bank).

         Bad Debt Reserves. Prior to the 1996 Act, the Bank was permitted to establish a reserve for bad debts and to make annual additions to the reserve. These additions could, within specified formula limits, be deducted in arriving at the Bank's taxable income. As a result of the 1996 Act, the Bank must use the specific charge-off method in computing its bad debt deduction beginning with its fiscal year 1997 federal tax return. In addition, the federal legislation requires the recapture (over a six year period) of the excess of tax bad debt reserves accumulated after October 31, 1988. The amount of such reserve subject to recapture by the Bank as of November 1, 1996 was $543,000.

         Taxable Distributions and Recapture. Prior to the 1996 Act, bad debt reserves created prior to November 1, 1988 were subject to recapture into taxable income should the Bank fail to meet certain thrift asset and definitional tests. New federal legislation eliminated these thrift related recapture rules. However, under current law, pre-1988 reserves remain subject to recapture should the Bank make certain non-dividend distributions or cease to maintain a bank charter. At October 31, 1996, the Bank's total federal pre-1988 reserve was $1.8 million. This reserve reflects the cumulative effects of federal tax deductions by the Bank for which no federal income tax provision has been made.

         Minimum Tax. The Code imposes an alternative minimum tax ("AMT") at a rate of 20% on a base of regular taxable income plus certain tax preferences ("alternative minimum taxable income" or "AMTI"). The AMT is payable to the extent such AMTI is in excess of an exemption amount. Net operating losses can offset no more than 90% of AMTI. Certain payments of alternative minimum tax may be used as credits against regular tax liabilities in future years. The Bank has not been subject to the alternative minimum tax and has no such amounts available as credits for carryover.

         Net Operating Loss Carryovers. A financial institution may carry back net operating losses to the preceding two taxable years and forward to the succeeding 20 taxable years. This provision applies to losses incurred in taxable years beginning after 1996. At August 31, 1997, the Bank had no net operating loss carryforwards for federal income tax purposes.

         Corporate Dividends-Received Deduction. The Company may exclude from its income 100% of dividends received from the Bank as a member of the same affiliated group of corporations. Following completion of the Reorganization and Offering, it is expected that the Mutual Company will own less than 80% of the outstanding Common Stock of the Company. As such, the Mutual Company will not be permitted to file a consolidated federal income tax return with the Company and the Bank. The corporate dividends-received deduction is 80% in the case of dividends received from corporations with which a corporate recipient does not file a consolidated return, and corporations which own less than 20% of the stock of a corporation distributing a dividend may deduct only 70% of dividends received or accrued on their behalf.

State Taxation

         Massachusetts State Taxation. For Massachusetts income tax purposes, a consolidated tax return cannot be filed. Instead, the Bank and each of its subsidiaries file an annual income tax return. The Bank is subject to an annual Massachusetts excise tax at a rate of 11.72% of its net income currently and declining in increments to 10.50% for the fiscal year ending October 31, 2000. In addition, one of the Bank's wholly-owned subsidiaries (160 Associates, Inc.) is subject to an excise tax at the rate of 9.50% of its net income plus a tax on its net worth. BBS Investment Corporation, the Bank's other wholly-owned subsidiary, is a securities corporation and, accordingly, is subject to an excise tax at the rate of 1.32% of its gross income. For these purposes, Massachusetts net income is defined as gross income from all sources without any exclusions, less the following deductions: all deductions (but not credits) which are allowable under the Code except for those deductions under the Code relating to (1) dividends received, (2) losses sustained in other taxable years and (3) taxes on or measured by income, franchise taxes for the privilege of doing business and capital stock taxes imposed by any state of the United States, the District of Columbia, the Commonwealth of Puerto Rico, any territory or possession of the United States or any foreign country, or a political subdivision of any of the foregoing. The Bank is not permitted to carry its losses forward or back for Massachusetts tax purposes. The Company intends to apply to the Massachusetts Department of Revenue to be classified as a Massachusetts security corporation. Bank holding companies that are so classified are subject to a state tax rate of 0.33% of gross income.

         In January 1997, the Bank incorporated Brookline Preferred Capital Corporation ("BPCC") which has elected to be taxed as a real estate investment trust ("REIT"). Shareholders of a REIT that are subject to the Massachusetts corporate excise tax are entitled to a 95% dividends-received deduction. A REIT corporation shareholder subject to Massachusetts corporate taxation will, therefore, pay income tax on only 5% of the dividends received from the REIT. For the eight months ended August 31, 1997, Massachusetts excise tax expense was reduced by $1.1 million as a result of the REIT.

                                  REGULATION

General

         The Bank is a Massachusetts-chartered mutual savings bank and its deposit accounts are insured up to applicable limits by the Bank Insurance Fund ("BIF") of the FDIC. The Bank is subject to extensive regulation by the Massachusetts Division of Banks (the "Division"), as its chartering agency, and by the FDIC, as its deposit insurer. The Bank is required to file reports with, and is periodically examined by, the FDIC and the Division concerning its activities and financial condition and must obtain regulatory approvals prior to entering into certain transactions, including, but not limited to, mergers with or acquisitions of other savings institutions. The Bank is a member of the Federal Home Loan Bank ("FHLB") of Boston and is subject to certain limited regulation by the Board of Governors of the Federal Reserve System ("FRB"). Both the Company and the Mutual Company, as bank holding companies, will be subject to regulation by the FRB and will be required to file reports with the FRB. Any change in such regulations, whether by the Division, the FDIC, or the FRB could have a material adverse impact on the Bank, the Company, or the Mutual Company. Certain of the regulatory requirements applicable to the Bank, the Company and the Mutual Company are referred to below or elsewhere herein.

Massachusetts Bank Regulation

         As a Massachusetts-chartered savings bank, the Bank is subject to supervision, regulation and examination by the Division and to various Massachusetts statutes and regulations which govern, among other things, investment powers, lending and deposit-taking activities, borrowings, maintenance of surplus and reserve accounts, distribution of earnings, and payment of dividends. In addition, the Bank is subject to Massachusetts consumer protection and civil rights laws and regulations. The Division's approval is required for a Massachusetts bank to establish or close branches, merge with other banks, organize a holding company, issue stock and undertake certain other activities.

         In response to a Massachusetts law enacted in 1996, the Massachusetts Commissioner of Banks (the "Commissioner") adopted rules that generally give Massachusetts banks powers equivalent to those of national banks. The Commissioner also has adopted procedures reducing regulatory burdens and expense and expediting branching by well-capitalized and well-managed banks.

         Investment Activities. As a Massachusetts-chartered savings bank, the Bank may invest in preferred and common stock of any corporation provided such investments do not involve control of any corporation and do not, in the aggregate, exceed 4% of the Bank's deposits. Subject to certain limits, a Massachusetts-chartered savings bank may invest up to 7% of its deposits in investments not otherwise legally permitted, provided that any such amounts which exceed 3% of deposits must be invested in companies organized for the purpose of acquiring, constructing, rehabilitating, leasing, financing and disposing of housing, and no investment in the equity securities or debt securities of any one issuer made pursuant to such authority may exceed 2% of the bank's deposits.

         Regulatory Enforcement Authority. Any Massachusetts bank that does not operate in accordance with the regulations, policies and directives of the Commissioner may be subject to sanctions for non-compliance, including seizure of the property and business of the bank and suspension or revocation of its charter. The Commissioner may under certain circumstances suspend or remove officers or directors who have violated the law, conducted the Bank's business in a manner which is unsafe, unsound or contrary to the depositors' interests, or been negligent in the performance of their duties. In addition, upon finding that a bank has engaged in an unfair or deceptive act or practice, the Commissioner may issue an order to cease and desist and impose a fine on the bank concerned. Finally, Massachusetts consumer protection and civil rights statutes applicable to the Bank permit private individual and class action law suits and provide for the rescission of consumer transactions, including loans, and the recovery of statutory and punitive damages and attorneys' fees in the case of certain violations.

         Depositors Insurance Fund. All Massachusetts-chartered savings banks are required to be members of the Depositors Insurance Fund (the "DIF"), a corporation created by the Commonwealth of Massachusetts that insures savings bank deposits not covered by federal deposit insurance. The DIF is authorized to charge savings banks an annual assessment of up to 1/16th of 1% of a savings bank's deposits.

Insurance of Accounts and Regulation by the FDIC

         The Bank is a member of the BIF, which is administered by the FDIC. Deposits are insured up to applicable limits by the FDIC and such insurance is backed by the full faith and credit of the U.S. Government. As insurer, the FDIC charges deposit insurance premiums and is authorized to conduct examinations of and to require reporting by FDIC-insured institutions. It also may prohibit any FDIC-insured institution from engaging in any activity the FDIC determines by regulation or order to pose a risk to the insurance fund. The FDIC also has the authority to initiate enforcement actions against savings banks, after giving the Commissioner an opportunity to take such action, and may terminate deposit insurance if it determines that the institution has engaged or is engaging in unsafe or unsound practices, or is in an unsafe or unsound condition.

         In September 1995, the BIF achieved its statutorily mandated reserve levels. As a result, in 1995 the FDIC issued a final rule effective with respect to the semi-annual premium assessment beginning January 1, 1996, which reduced deposit insurance premiums for BIF member institutions to zero basis points (subject to an annual minimum of $2,000) for institutions in the lowest risk category. Deposit insurance premiums for Savings Association Insurance Fund ("SAIF") members were maintained at 23 basis points for institutions in the lowest risk category because the SAIF had not achieved its required statutory reserve levels.

         On September 30, 1996, legislation was enacted to eliminate the premium differential between SAIF-insured institutions and BIF-insured institutions by recapitalizing the SAIF to the required ratio of 1.25% of insured deposits. The legislation provided (i) that the holders of SAIF-assessable deposits pay a one-time special assessment to recapitalize the SAIF, (ii) for the merger of the BIF and the SAIF, with such merger being conditioned upon the prior elimination of the thrift charter, and (iii) that BIF-insured institutions would share in part in the obligation to repay

Financing Corporation bonds that were issued in 1987 to help finance losses to the former insurance fund for state and federal savings associations.

         Following the imposition of the one-time special assessment, the FDIC lowered assessment rates for SAIF members to reduce the disparity in the assessment rates paid by BIF and SAIF members. From 1997 through 1999, FDIC-insured institutions will pay approximately 1.3 basis points of their BIF-assessable deposits and 6.4 basis points of their SAIF-assessable deposits to fund the Financing Corporation bonds. The Bank's insurance premium, which had amounted to the minimum $2,000 annual fee for its BIF-insured deposits, was increased to 1.3 basis points.

Regulatory Capital Requirements

         FDIC-insured savings banks are subject to risk-based capital guidelines that establish a framework for making regulatory capital requirements more sensitive to the risk profiles of each institution. The Bank is required to maintain certain levels of regulatory capital in relation to risk-weighted assets. The ratio of such regulatory capital to risk-weighted assets is referred to as the Bank's "risk-based capital ratio." Risk-based capital ratios are determined by allocating assets and specified off-balance sheet items to four risk-weighted categories ranging from 0% to 100%, with higher levels of capital being required for the categories perceived as representing greater risk.

         These guidelines divide a savings bank's capital into two tiers. The first tier ("Tier I") includes common equity, retained earnings, certain non-cumulative perpetual preferred stock (excluding auction rate issues) and minority interests in equity accounts of consolidated subsidiaries, less goodwill and other intangible assets (except mortgage servicing rights and purchased credit card relationships subject to certain limitations). Supplementary ("Tier II") capital includes, among other items, cumulative perpetual and long-term limited-life preferred stock, mandatory convertible securities, certain hybrid capital instruments, term subordinated debt and the allowance for loan and lease losses, subject to certain limitations, less required deductions. Savings banks are required to maintain a total risk-based capital ratio equal to at least 8% of risk-weighted assets, of which at least 4% must be Tier I capital.

         In addition, the FDIC has established regulations prescribing a minimum Tier I leverage capital ratio (Tier I capital to adjusted total assets as specified in the regulations). These regulations provide for a minimum Tier I leverage ratio of 3% for banks that meet certain specified criteria, including that they have the highest examination rating and are not experiencing or anticipating significant growth. All other banks are required to maintain a Tier I leverage ratio of 3% plus an additional cushion of at least 100 to 200 basis points. The FDIC may, however, set higher leverage and risk-based capital requirements on individual institutions when particular circumstances warrant. Savings banks experiencing or anticipating significant growth are expected to maintain capital ratios, including tangible capital positions, well above the minimum levels.

         The FDIC has also proposed that a bank's interest rate risk exposure should be quantified using either the measurement system set forth in the proposal or the institution's internal model for measuring such exposure. Management of the Bank has not determined what effect, if any, the proposed interest rate risk component would have on the Bank's capital if adopted as proposed.

Standards for Safety and Soundness

         The federal banking agencies have adopted a final regulation and Interagency Guidelines Prescribing Standards for Safety and Soundness ("Guidelines") to implement the safety and soundness standards required under federal law. The Guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The standards set forth in the Guidelines address internal controls and information systems; internal audit program; credit underwriting; loan documentation; interest rate risk exposure; asset growth; and compensation, fees and benefits. The agencies also adopted additions to the Guidelines which require institutions to examine asset quality and earnings standards. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the Guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard, as required by federal law. The final regulations establish deadlines for the submission and review of such safety and soundness compliance plans.

Limitations on Dividends and Other Capital Distributions

         The FDIC has the authority to use its enforcement powers to prohibit a savings bank from paying dividends if, in its opinion, the payment of dividends would constitute an unsafe or unsound practice. Federal law also prohibits the payment of dividends by a bank that will result in the bank failing to meet its applicable capital requirements on a pro forma basis. Massachusetts law also restricts the Bank from declaring a dividend which would reduce its capital below (i) the amount required to be maintained by state and federal law and regulations, or (ii) the amount of the Bank's liquidation account established in connection with the Reorganization.

Prompt Corrective Action

         The federal banking agencies have promulgated regulations to implement the system of prompt corrective action required by federal law. Under the regulations, a bank shall be deemed to be (i) "well capitalized" if it has total risk-based capital of 10.0% or more, has a Tier I risk-based capital ratio of 6.0% or more, has a Tier I leverage capital ratio of 5.0% or more and is not subject to any written capital order or directive; (ii) "adequately capitalized" if it has a total risk-based capital ratio of 8.0% or more, a Tier I risk-based capital ratio of 4.0% or more and a Tier I leverage capital ratio of 4.0% or more (3.0% under certain circumstances) and does not meet the definition of "well capitalized"; (iii) "undercapitalized" if it has a total risk-based capital ratio that is less than 8.0%, a Tier I risk-based capital ratio that is less than 4.0% or a Tier I leverage capital ratio that is less than 4.0% (3.0% under certain circumstances); (iv) "significantly undercapitalized" if it has a total risk-based capital ratio that is less than 6.0%, a Tier I risk-based capital ratio that is less than 3.0% or a Tier I leverage capital ratio that is less than 3.0%; and (v) "critically undercapitalized" if it has a ratio of tangible equity to total assets that is equal to or less than 2.0%. Federal law and regulations also specify circumstances under which a federal banking agency may reclassify a well capitalized institution as adequately capitalized and may require an adequately capitalized institution to comply with supervisory actions as if it were in the next lower category (except that the FDIC may not reclassify a significantly undercapitalized institution as critically undercapitalized).

         "Undercapitalized" banks are subject to growth, capital distribution (including dividend) and other limitations and are required to submit a capital restoration plan. A bank's compliance with such plan is required to be guaranteed by any company that controls the undercapitalized institution. If an "undercapitalized" bank fails to submit an acceptable plan, it is treated as if it is "significantly undercapitalized." "Significantly undercapitalized" banks are subject to one or more of a number of additional restrictions, including an order by the FDIC to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets and cease receipt of deposits from correspondent banks or to dismiss directors or officers, and restrictions on interest rates paid on deposits, compensation of executive officers and capital distributions by a parent holding company.

         Based on the foregoing, the Bank is currently classified as a "well capitalized" savings institution.

Activities and Investments of Insured State-Chartered Banks

         Federal law generally limits the activities and equity investments of FDIC-insured, state-chartered banks to those that are permissible for national banks, notwithstanding state laws. Under regulations dealing with equity investments, an insured state bank generally may not, directly or indirectly, acquire or retain any equity investment of a type, or in an amount, that is not permissible for a national bank. An insured state bank is not prohibited from, among other things: (i) acquiring or retaining a majority interest in a subsidiary; (ii) investing as a limited partner in a partnership, the sole purpose of which is direct or indirect investment in the acquisition, rehabilitation, or new construction of a qualified housing project, provided that such limited partnership investments may not exceed 2% of the bank's total assets; (iii) acquiring up to 10% of the voting stock of a company that solely provides or reinsures directors', trustees' and officers' liability insurance coverage or bankers' blanket bond group insurance coverage for insured depository institutions; and (iv) acquiring or retaining, through a subsidiary, up to 10% of the voting shares of a depository institution if certain requirements are met.

         Federal law and FDIC regulations permit certain exceptions to the foregoing limitations. For example, certain state-chartered banks, such as the Bank, may continue to invest, up to certain limits, in common or preferred stock listed on a National Securities Exchange or the National Market System of NASDAQ, and in the shares of an investment company registered under the Investment Company Act of 1940, as amended. Such banks may also continue to sell savings bank life insurance. As of August 31, 1997, the Bank had marketable equity securities with a carrying value of $23.6 million pursuant to this exception.

Transactions with Affiliates

         Under current federal law, transactions between depository institutions and their affiliates are governed by Sections 23A and 23B of the Federal Reserve Act. An affiliate of a savings bank is any company or entity that controls, is controlled by, or is under common control with the savings bank, other than a subsidiary. In a holding company context, at a minimum, the parent holding company of a savings bank and any companies which are controlled by such parent holding company are affiliates of the savings bank. Generally, Section 23A limits the extent to which the savings bank or its subsidiaries may engage in "covered transactions" with any one affiliate to an amount equal to 10% of such savings bank's capital stock and surplus, and contains an aggregate limit on all such transactions with all affiliates to an amount equal to 20% of such capital stock and surplus. The term "covered transaction" includes the making of loans or other extensions of credit to an affiliate; the purchase of assets from an affiliate; the purchase of, or an investment in, the securities of an affiliate; the acceptance of securities of an affiliate as collateral for a loan or extension of credit to any person; or issuance of a guarantee, acceptance or letter of credit on behalf of an affiliate. Section 23A also establishes specific collateral requirements for loans or extensions of credit to, or guarantees, acceptances or letters of credit issued on behalf of an affiliate.
Section 23B requires that covered transactions and a broad list of other specified transactions be on terms substantially the same, or no less favorable, to the savings bank or its subsidiary as similar transactions with nonaffiliates.

         Further, Section 22(h) of the Federal Reserve Act restricts a savings bank with respect to loans to directors, executive officers and principal stockholders. Under Section 22(h), loans to directors, executive officers and stockholders who control, directly or indirectly, 10% or more of voting securities of a savings bank, and certain related interests of any of the foregoing, may not exceed, together with all other outstanding loans to such persons and affiliated entities, the savings bank's total capital and surplus.
Section 22(h) also prohibits loans above amounts prescribed by the appropriate federal banking agency to directors, executive officers and shareholders who control 10% or more of voting securities of a stock savings bank, and their respective related interests, unless such loan is approved in advance by a majority of the board of directors of the savings bank. Any "interested" director may not participate in the voting. The loan amount (which includes all other outstanding loans to such person) as to which such prior board of director approval is required, is the greater of $25,000 or 5% of capital and surplus or any loans over $500,000. Further, pursuant to Section 22(h), loans to directors, executive officers and principal shareholders must generally be made on terms substantially the same as offered in comparable transactions to other persons.
Section 22(g) of the Federal Reserve Act places additional limitations on loans to executive officers.

Holding Company Regulation

         General. Upon consummation of the Reorganization, the Company, as the sole shareholder of the Bank, and the Mutual Company, as the indirect controlling shareholder of the Bank, will become bank holding companies. Bank holding companies are subject to comprehensive regulation and regular examinations by the FRB under the BHCA, and the regulations of the FRB. The FRB also has extensive enforcement authority over bank holding companies, including, among other things, the ability to assess civil money penalties, to issue cease and desist or removal orders and to require that a holding company divest subsidiaries (including its bank subsidiaries). In general, enforcement actions may be initiated for violations of law and regulations and unsafe or unsound practices. As a savings bank, the Bank may elect to have the Company and the Mutual Company regulated as savings and loan holding companies by the Office of Thrift Supervision ("OTS"). Regulation as a savings and loan holding company would require application to, and prior approval of, the OTS.

         Under FRB policy, a bank holding company must serve as a source of strength for its subsidiary bank. Under this policy, the FRB may require, and has required in the past, a holding company to contribute additional capital to an undercapitalized subsidiary bank.

         Under the BHCA, a bank holding company must obtain FRB approval before:
(i) acquiring, directly or indirectly, ownership or control of any voting shares of another bank or bank holding company if, after such acquisition, it would own or control more than 5% of such shares (unless it already owns or controls the majority of such shares); (ii) acquiring all or substantially all of the assets of another bank or bank holding company; or (iii) merging or consolidating with another bank holding company.

         The BHCA also prohibits a bank holding company, with certain exceptions, from acquiring direct or indirect ownership or control of more than 5% of the voting shares of any company which is not a bank or bank holding company, or from engaging directly or indirectly in activities other than those of banking, managing or controlling banks, or providing services for its subsidiaries. The principal exceptions to these prohibitions involve certain non-bank activities which, by statute or by FRB regulation or order, have been identified as activities closely related to the business of banking or managing or controlling banks. The list of activities permitted by the FRB includes, among other things, operating a savings institution, mortgage company, finance company, credit card company or factoring company; performing certain data processing operations; providing certain investment and financial advice; underwriting and acting as an insurance agent for certain types of credit-related insurance; leasing property on a full-payout, non-operating basis; selling money orders, travelers' checks and United States Savings Bonds; real estate and personal property appraising; providing tax planning and preparation services; and, subject to certain limitations, providing securities brokerage services for customers. The Company and the Mutual Company have no present plans to engage in any of these activities.

         Interstate Banking and Branching. Federal law allows the FRB to approve an application of an adequately capitalized and adequately managed bank holding company to acquire control of, or acquire all or substantially all of the assets of, a bank located in a state other than such holding company's home state, without regard to whether the transaction is prohibited by the laws of any state. The FRB may not approve the acquisition of the bank that has not been in existence for the minimum time period (not exceeding five years) specified by the statutory law of the host state. The FRB is prohibited from approving an application if the applicant (and its depository institution affiliates) controls or would control more than 10% of the insured deposits in the United States or 30% or more of the deposits in the target bank's home state or in any state in which the target bank maintains a branch. Individual states continue to have authority to limit the percentage of total insured deposits in the state which may be held or controlled by a bank or bank holding company to the extent such limitation does not discriminate against out-of-state banks or bank holding companies. Individual states may also waive the 30% state-wide concentration limit referred to above.

         Additionally, beginning on June 1, 1997, the federal banking agencies were authorized to approve interstate merger transactions without regard to whether such transactions are prohibited by the law of any state, unless the home state of one of the banks "opted out" by adopting a law which applies equally to all out-of-state banks and expressly prohibits merger transactions involving out-of-state banks. Interstate acquisitions of branches are permitted only if the law of the state in which the branch is located permits such acquisitions.

         In 1996, the Massachusetts legislature enacted a new interstate banking statute pursuant to which an out-of-state bank may (subject to various regulatory approvals and to reciprocity in its home state) establish and maintain bank branches in Massachusetts by (i) merging with a Massachusetts bank that has been in existence for at least three years, (ii) acquiring a branch or branches of a Massachusetts bank without acquiring the entire bank, or (iii) opening such branches de novo. Massachusetts banks' ability to exercise similar interstate banking powers in other states depend upon the laws of the other states. For example, according to the law of the bordering state of New Hampshire, out-of-state banks may acquire New Hampshire banks by merger, but may not acquire individual branches or establish de novo bank branches in New Hampshire.

         Federal law authorizes the FDIC to approve interstate branching de novo by national and state banks, respectively, only in states which specifically allow for such branching. The appropriate federal banking agencies are required to prescribe regulations which prohibit any out-of-state bank from using the interstate branching authority primarily for the purpose of deposit production. The FDIC and FRB have adopted such regulations. These regulations include guidelines to ensure that interstate branches operated by an out-of-state bank in a host state are reasonably helping to meet the credit needs of the communities which they serve. Should the FDIC determine that a bank's interstate branch is not reasonably helping to meet the credit needs of the communities serviced by the interstate branch, the FDIC is authorized to close the interstate branch or not permit the bank to open a new branch in the state in which the bank previously opened an interstate branch.

         Dividends. The FRB has issued a policy statement on the payment of cash dividends by bank holding companies, which expresses the FRB's view that a bank holding company should pay cash dividends only to the extent that the holding company's net income for the past year is sufficient to cover both the cash dividends and a rate of earnings retention that is consistent with the holding company's capital needs, asset quality and overall financial condition. The FRB also indicated that it would be inappropriate for a company experiencing serious financial problems to borrow funds to pay dividends. Furthermore, under the prompt corrective action regulations adopted by the FRB, the FRB may prohibit a bank holding company from paying any dividends if the holding company's bank subsidiary is classified as "undercapitalized." See "--Regulatory Capital Requirements."

         Bank holding companies are required to give the FRB prior written notice of any purchase or redemption of its outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of the consolidated net worth of the bank holding company. The FRB may disapprove such a purchase or redemption if it determines that the proposal would constitute an unsafe or unsound practice or would violate any law, regulation, FRB order, or any condition imposed by, or written agreement with, the FRB. This notification requirement does not apply to any company that meets the well-capitalized standard for commercial banks, has a safety and soundness examination rating of at least a "2" and is not subject to any unresolved supervisory issues.

          Dividend Waivers by the Mutual Company. It has been the policy of many mutual holding companies to waive the receipt of dividends declared by their savings institution subsidiary. In connection with its approval of mutual holding company reorganizations since 1994, however, the FRB has imposed certain conditions on the waiver of dividends by mutual holding companies declared on the common stock of subsidiary savings banks, and the Mutual Company expects that the FRB will impose such conditions on any dividend waivers by the Mutual Company on the Common Stock of the Company.

          In particular, it is expected that the FRB will require that the amount of any waived dividends will not be available for payment to Minority Stockholders and will be excluded from capital for purposes of calculating dividends payable to Minority Stockholders. Moreover, the cumulative amount of waived dividends must be maintained in a restricted capital account which would be added to any liquidation account of the Bank in the event of a conversion of the Mutual Company to stock form (a "Conversion Transaction"), and would not be available for distribution to Minority Stockholders. The restricted capital account and liquidation account amounts would not be reflected in the Bank's financial statements or the notes thereto, but would be considered as a notational or memorandum account of the Bank, and would be maintained in accordance with the rules, regulations and policy of the Office of Thrift Supervision except that such rules would be administered by the FRB, and any other rules and regulations adopted by the FRB. The Plan also provides that if the Mutual Company converts to stock form in the future, any waived dividends may reduce the Minority Ownership Interest following such Conversion Transaction. See "The Reorganization and Offering--Conversion of the Mutual Company to Stock Form."

          If the Mutual Company decides that it is in its best interest to waive a particular dividend to be paid by the Company, and the FRB approves such waiver, then the Company would pay such dividend only to Minority Stockholders, and the amount of the dividend waived by the Mutual Company would be treated in the manner described above. The Mutual Company's decision as to whether or not to waive a particular dividend, if such waiver is approved by the FRB, will depend on a number of factors, including the Mutual Company's capital needs, the investment alternatives available to the Mutual Company as compared to those available to the Company, and regulatory approvals. There can be no assurance
(i) that after the Reorganization the Mutual Company will waive dividends paid by the Company, (ii) that the FRB will approve any dividend waivers by the Mutual Company or (iii) of the terms that may be imposed by the FRB on any dividend waiver.

Federal Securities Law

         The common stock of the Company to be issued in the Offering will be registered with the Securities and Exchange Commission ("SEC") under the Exchange Act. The Company will be subject to the information, proxy solicitation, insider trading restrictions and other requirements of the SEC under the Exchange Act.

         Company Common Stock held by persons who are affiliates (generally officers, directors and principal stockholders) of the Company may not be resold without registration, unless such Common Stock is sold in accordance with certain resale restrictions. If the Company meets specified current public information requirements, each affiliate of the Company is able to sell in the public market, without registration, a limited number of shares in any three-month period.

Federal Reserve System

         The FRB requires all depository institutions to maintain noninterest-bearing reserves at specified levels against their transaction accounts (primarily checking, NOW and Super NOW checking accounts). At August 31, 1997, the Bank was in compliance with these reserve requirements. Savings banks are authorized to borrow from the Federal Reserve Bank "discount window," but FRB regulations require savings banks to exhaust other reasonable alternative sources of funds, including FHLB borrowings, before borrowing from the Federal Reserve Bank.

Community Reinvestment Act

         Under the Community Reinvestment Act, as amended (the "CRA"), as implemented by FDIC regulations, a savings bank has a continuing and affirmative obligation, consistent with its safe and sound operation, to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires the FDIC, in connection with its examination of a savings institution, to assess the institution's record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such institution, including applications to acquire branches and other financial institutions. The CRA requires the FDIC to provide a written evaluation of an institution's CRA performance utilizing a four-tiered descriptive rating system. The Bank's latest CRA rating was "satisfactory."

         Massachusetts has its own statutory counterpart to the Community Reinvestment Act which is also applicable to the Bank. The Massachusetts version is generally similar to the Community Reinvestment Act but utilizes a five-tiered descriptive rating system. Massachusetts law requires the Commissioner to consider, but not be limited to, a bank's record of performance under Massachusetts law in considering any application by the bank to establish a branch or other deposit-taking facility, to relocate an office, or to merge or consolidate with or acquire the assets and assume the liabilities of any other banking institution. The Bank's most recent rating under the Massachusetts law was "satisfactory."

Consumer Protection and Fair Lending Regulations

         The Bank is subject to a variety of federal and Massachusetts statutes and regulations that are intended to protect consumers and prohibit discrimination in the granting of credit. These statutes and regulations provide for a range of sanctions for non-compliance, including imposition of administrative fines and remedial orders, and referral to the Attorney General for prosecution of a civil action for actual and punitive damages and injunctive relief. Certain of these statutes authorize private individual and class action lawsuits and the award of actual, statutory and punitive damages and attorneys' fees for certain types of violations.

Federal Home Loan Bank System

         The Bank is a member of the FHLB of Boston, which is one of 12 regional FHLBs, that administers the home financing credit function of savings institutions. Each FHLB serves as a reserve or central bank for its members within its assigned region. It is funded primarily from proceeds derived from the sale of consolidated obligations of the FHLB System. It makes loans to members (i.e., advances) in accordance with policies and procedures established by the board of directors of the FHLB. These policies and procedures are subject to the regulation and oversight of the Federal Housing Finance Board. All advances from the FHLB are required to be fully secured by sufficient collateral as determined by the FHLB.

         As a member, the Bank is required to purchase and maintain stock in the FHLB of Boston. At August 31, 1997, the Bank owned $3.3 million of FHLB stock. In past years, the Bank has received dividends on its FHLB stock. The dividend yield from FHLB stock was 6.41% for the year ended December 31, 1996. No assurance can be given that such dividends will continue in the future at such levels.

         Under federal law, the FHLBs are required to provide funds for the resolution of troubled savings institutions and to contribute to low and moderately priced housing programs through direct loans or interest subsidies on advances targeted for community investment and low- and moderate-income housing projects. These contributions have affected adversely the level of FHLB dividends paid and could continue to do so in the future. These contributions could also have an adverse effect on the value of FHLB stock in the future. A reduction in value of the Bank's FHLB stock may result in a corresponding reduction in the Bank's capital.

                           MANAGEMENT OF THE COMPANY

DIRECTORS OF THE COMPANY

     The Board of Directors of the Company currently consists of 15 members, each of whom is currently serving as a trustee of the Bank. The current trustees of the Bank are as follows:

                                                                   DATED
                                                                  ELECTED
                                                                 TO BANK'S
                                         AGE AT        TERM        BOARD
          NAME                       AUGUST 31, 1997  EXPIRES   OF TRUSTEES
          -----------------------    ---------------  -------   -----------
          Oliver F. Ames                   76           2000         1973
          Dennis S. Aronowitz              66           2000         1991
          George C. Caner, Jr.             71           1999         1966
          David C. Chapin                  61           1998         1989
          Richard P. Chapman, Jr.          62           1999         1972
          William G. Coughlin              65           2000         1976
          John L. Hall, II                 57           1998         1983
          Charles H. Peck                  56           1998         1995
          Hollis W. Plimpton, Jr.          67           1998         1974
          Edward D. Rowley                 79           1999         1966
          Joseph J. Slotnik                61           2000         1970
          William V. Tripp, III            59           1999         1975
          Rosamond B. Vaule                59           1998         1989
          Peter O. Wilde                   58           1999         1993
          Franklin Wyman, Jr.              76           1998         1974

     Each director of the Company has served as such since the Company's incorporation in November 1997. Directors of the Company will serve three-year staggered terms so that approximately one-third of the Directors will be elected at each annual meeting of stockholders.

     The Reorganization will not result initially in an increase in the total compensation currently paid to trustees of the Bank. Such compensation, however, will be paid in part by the Mutual Company, the Company and the Stock Bank based on the services performed by such individuals for such entities. Subsequent to the Reorganization, compensation of the directors of the Company may be increased to reflect the additional responsibilities of directors of a stock company with public stockholders.

EXECUTIVE OFFICERS OF THE COMPANY

     The following individuals are executive officers of the Company and hold the offices set forth below opposite their names. The biographical information for each executive officer is set forth under "Management of the Stock Bank-- Biographical Information."

NAME                       AGE*    POSITION
-------------------------  ----    ---------
Richard P. Chapman, Jr.     62     President and Chief Executive Officer
Charles H. Peck             56     Executive Vice President
Paul R. Bechet              55     Senior Vice President and Chief Financial
                                   Officer
Susan M. Ginns              52     Senior Vice President and Treasurer
George C. Caner, Jr.        71     Secretary

________________
*As of August 31, 1997

     The Board of Directors of the Company shall appoint a President, a Chief Executive Officer, one or more Vice Presidents, and a Secretary after the annual meeting of stockholders. The Board of Directors may appoint such other officers from time to time as it may deem proper.

     Since the formation of the Company, none of the executive officers has received remuneration from the Company. It is not anticipated that the executive officers of the Company will initially receive any remuneration in his or her capacity as an executive officer. For information concerning compensation of executive officers of the Bank, see "Management of the Stock Bank."

INDEMNIFICATION

     The Articles of Organization of the Company provide that a director or officer of the Company shall be indemnified by the Company to the fullest extent authorized by Massachusetts law against all expenses, liability and loss reasonably incurred or suffered by such person in connection with his activities as a director or officer or as a director or officer of another company, if the director or officer held such position at the request of the Company. Massachusetts law requires that such director, officer, employee or agent, in order to be indemnified, must have acted in good faith and in a manner reasonably believed to be not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, either had reasonable cause to believe such conduct was lawful or did not have reasonable cause to believe his conduct was unlawful.

     In addition, the Articles of Organization and Massachusetts law also provide that the Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company has the power to indemnify such person against such expense, liability or loss under Massachusetts law. The Company intends to obtain such insurance.

                         MANAGEMENT OF THE STOCK BANK

DIRECTORS OF THE STOCK BANK

     Upon completion of the Reorganization, the initial directors of the Stock Bank will consist of those persons who currently serve on the Board of Investment and the Auditing Committee of the Board of Trustees of the Bank. The directors of the Stock Bank will have three year terms which will be staggered to provide for the election of approximately one-third of the board members each year. Directors of the Stock Bank will be elected by the Company as sole stockholder of the Stock Bank. The proposed directors of the Stock Bank are as follows:

DIRECTOR                  AGE*   OCCUPATION                                          TERM EXPIRES
--------                  ----   ----------                                          ------------
Oliver F. Ames             76    Retired                                                  2000
David C. Chapin            61    President; Cameron Properties                            1998
Richard P. Chapman, Jr.    62    President and Chief Executive Officer;
                                   Brookline Savings Bank                                 1999
William G. Coughlin        65    Private investor in commercial real estate               2000
Joseph J. Slotnik          61    Private investor                                         2000
William V. Tripp, III      59    Attorney; Sherburne, Powers and Needham, P.C.            1999
Peter O. Wilde             58    Managing Director; Beckwith Bemis Incorporated           1999
Franklin Wyman, Jr.        76    Chairman and Treasurer; O'Conor, Wright, Wyman, Inc.     1998

______________
*As of August 31, 1997

EXECUTIVE OFFICERS OF THE STOCK BANK

     The following table sets forth certain information regarding the executive officers of the Stock Bank, all of whom currently serve in their indicated position as executive officers of the Bank.

NAME                     AGE*  POSITION
----                     ----  --------
Richard P. Chapman, Jr.   62   President and Chief Executive Officer
Charles H. Peck           56   Executive Vice President
Paul R. Bechet            55   Senior Vice President and Chief Financial Officer
Susan M. Ginns            52   Senior Vice President and Treasurer
George C. Caner, Jr.      71   Clerk

______________
*As of August 31, 1997

     The Chief Executive Officer and Treasurer of the Stock Bank will be elected annually by the Board of Directors at its first meeting following the first annual meeting of stockholders of the Stock Bank after the Reorganization. The Clerk will be elected by the stockholders of the Stock Bank at annual meetings of the stockholders of the Stock Bank. Other officers will be elected by the Board of Directors of the Bank and will serve at its pleasure.

BIOGRAPHICAL INFORMATION

     Trustees of the Bank

     OLIVER F. AMES has served as a Trustee of the Bank since 1973 and a member of the Board of Investment of the Bank since 1974. Mr. Ames is retired, and has served on the board of directors of a number of civic and charitable organizations. From 1962 through 1970, Mr. Ames served as a State Senator.

     DENNIS S. ARONOWITZ has served as a Trustee of the Bank since 1991. In 1996, Mr. Aronowitz, an attorney, retired from Boston University where he served on the faculty of the Law School since 1967 and was Director of the Banking Law Center and Graduate Banking Law programs. He also is a trustee of a number of John Hancock mutual funds.

     GEORGE C. CANER, JR. has served as a Trustee of the Bank since 1966 and also serves as the Clerk of the Bank. Mr. Caner is an attorney at the law firm of Ropes & Gray, where he was a partner from 1965 through 1996. Mr. Caner currently is Of Counsel at the firm.

     DAVID C. CHAPIN has served as a Trustee of the Bank since 1989. Mr. Chapin is President of Cameron Properties, a real estate investment, property appraisal and management company, and has served in that capacity since 1975.

     RICHARD P. CHAPMAN, JR. has served as a Trustee of the Bank since 1972 and has also served as President of the Bank since 1973 and Chief Executive Officer since 1975. Mr. Chapman is also a trustee of a number of John Hancock mutual funds, a director of Lumber Insurance Cos. and a trustee of Northeastern University.

     WILLIAM G. COUGHLIN has served as a Trustee of the Bank since 1976 and became a member of the Board of Investment in 1997. Mr. Coughlin is a private investor in commercial real estate.

     JOHN L. HALL, II has served as a Trustee of the Bank since 1983. Mr. Hall is President of Hall Properties, Inc., a real estate investment, management and development company, and has served in that capacity since 1989.

     CHARLES H. PECK has served as a Trustee of the Bank since 1995. Mr. Peck also is an Executive Vice President of the Bank and has served as the Senior Loan Officer of the Bank since 1970.

     HOLLIS W. PLIMPTON, JR. has served as a Trustee of the Bank since 1974. Reverend Plimpton is Rector of St. George's Anglican Church.

     EDWARD D. ROWLEY has been a Trustee of the Bank since 1966 and also serves as the Assistant Clerk of the Bank. Prior to his retirement, Mr. Rowley was associated with a retail merchandising firm and served in an administrative position at the Harvard Business School.

     JOSEPH J. SLOTNIK has served as a Trustee of the Bank since 1970 and a member of the Board of Investment since 1974. Mr. Slotnik is a private investor and previously was managing partner of the Boston office of a brokerage and investment firm.

     WILLIAM V. TRIPP, III has served as a Trustee since 1975. Mr. Tripp is an attorney and partner at Sherburne, Powers and Needham, P.C., and has been with that firm since 1968.

     ROSAMOND B. VAULE has served as a Trustee of the Bank since 1989. Ms. Vaule is active in volunteer work for various educational and charitable organizations.

     PETER O. WILDE has served as a Trustee of the Bank since 1993. In 1997, Mr. Wilde became Managing Director of Beckwith Bemis Incorporated, a coatings and finishing company. Previously, he was Vice President of Finance and Administration at Ran Demo, Inc., a materials technology company, and served in that position since 1991.

     FRANKLIN WYMAN, JR. has served as a Trustee of the Bank since 1974 and became a member of the Board of Investment in 1979. Mr. Wyman is Chairman and Treasurer of O'Conor, Wright, Wyman, Inc., a consulting firm providing advisory services in mergers and acquisitions, where he has been since 1984. He is also a director of Unitil Corporation, an electric utility company in New Hampshire, and a director of Fitchburg Gas & Electric Company.

     Executive Officers of the Bank Who Are Not Trustees

     SUSAN M. GINNS is Senior Vice President and Treasurer of the Bank, a position she has held since 1987. Her primary areas of responsibility include retail banking, marketing and personnel.

     PAUL R. BECHET is Senior Vice President and Chief Financial Officer of the Bank, a position he has held since June 1997. Mr. Bechet is a certified public accountant who, prior to joining the Bank, was a partner at KPMG Peat Marwick LLP since 1972. His primary areas of responsibility include financial reporting and risk management.

MEETINGS AND COMMITTEES OF THE BOARD OF THE BANK

     The Board of Trustees of the Bank meets quarterly and may have additional special meetings as may be called by the Chairman or as otherwise provided by law. During the year ended December 31, 1996, the Board held four meetings. No trustee attended fewer than 75% in the aggregate of the total number of meetings of the Board or Board committees on which such trustee served for the year ended December 31, 1996. The Board of Trustees of the Bank has a Board of Investment as well as the following standing committees of the Board of Trustees: Audit Committee, CRA Committee, Real Estate Committee and Watch Committee.

BOARD OF DIRECTORS AND COMMITTEES OF THE STOCK BANK AND THE COMPANY AFTER THE REORGANIZATION

     Following the Reorganization, the Board of Directors of the Stock Bank will meet monthly, or more often as may be necessary. The Board of Directors initially is expected to have an Audit Committee, an Executive

Committee, a Loan Committee and a Watch Committee. The Board of Directors may, by resolution, designate one or more additional committees to be comprised of those directors elected by the Board of Directors.

     The Audit Committee initially will consist of the following directors of the Stock Bank: Messrs. Chapin, Tripp and Wilde. The Audit Committee is expected to meet at least quarterly to review the contents of and conclusions in the audit reports prepared by the independent auditors and Internal Auditor of the Stock Bank, to review and approve the annual engagement of the Stock Bank's independent auditors and to review the internal audit function and internal accounting controls of the Stock Bank.

     The CRA Committee initially will consist of the following directors of the Stock Bank: Messrs. Ames and Aronowitz and Ms. Vaule. The CRA Committee is expected to meet quarterly to review the status of the Bank's CRA program and any reports issued by regulators resulting from their examination of the Bank's compliance with CRA regulations.

     The Executive Committee initially will consist of the following directors of the Stock Bank: Messrs. Ames, Chapman, Coughlin, Slotnik and Wyman. The Executive Committee is expected to meet monthly to exercise general control and supervision of all matters pertaining to the interests of the Stock Bank, subject at all times to the direction of the Board of Directors.

     The Loan Committee initially will consist of the following directors of the Stock Bank: Messrs. Chapman, Coughlin and Wyman. The Loan Committee is expected to meet weekly to review and approve all loan requests of $400,000 and over.

     The Watch Committee initially will consist of the following directors of the Stock Bank: Messrs. Chapman and Slotnik. The Watch Committee is expected to meet quarterly to review the status of the loan portfolio and OREO properties, the classification of loans and the adequacy of the allowance for losses on loans and OREO.

     The Nominating Committee initially will consist of the following directors of the Stock Bank: Messrs. Coughlin, Wilde and Wyman. The Nominating Committee is expected to meet on an annual basis to identify, evaluate and recommend to the Board of Directors potential candidates for election as directors and appointments to the Board's committees.

COMPENSATION OF TRUSTEES AND DIRECTORS

     Executive officers of the Bank receive no fees for service on the Board of Trustees of the Bank or any committees of the Board. Trustees of the Bank receive fees of $500 for each meeting attended, and the Clerk of the Bank receives an additional $600 per meeting. Members of the Bank's Board of Investment are paid a quarterly retainer of $2,000 and a $500 fee for each meeting attended. The vice-chairman of the Board of Investment is paid an additional quarterly retainer of $875. Trustees who are not members of the Board of Investment but attend meetings of the Board of Investment are paid $500 for each meeting they attend.

     Members of the Bank's Real Estate Committee receive a quarterly retainer of $3,750. Members of the Bank's Audit Committee receive a quarterly retainer of $750. The chairman of the Audit Committee receives an additional $375 quarterly retainer. Members of the Bank's CRA Committee receive a fee of $500 per quarterly meeting. Members of the Bank's Watch Committee receive a quarterly retainer of $1,750.

     Subsequent to the consummation of the Reorganization, it is expected that the level and structure of compensation paid to the Boards of Directors of the Company and the Stock Bank and committees of such Boards will be reviewed in light of the levels and structure of compensation paid to Boards of Directors and committees of similarly-situated publicly traded financial institutions. After such review, the amount of compensation paid to Board and committee members may be adjusted.

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth the cash compensation paid by the Bank as well as certain other compensation paid or accrued for services rendered in all capacities during the year ended December 31, 1996 to the Chief Executive Officer of the Bank and the two other executive officers of the Bank who received total annual compensation in excess of $100,000 ("Named Executive Officers").

                                                                            LONG-TERM COMPENSATION
                                                                        ---------------------------------
                                           ANNUAL COMPENSATION                  AWARDS             PAYOUT
                                     --------------------------------   ----------------------     ------
                            YEAR                            OTHER                     OPTIONS/                    ALL
                            ENDED                           ANNUAL      RESTRICTED      SARS                     OTHER
       NAME AND             12/31                        COMPENSATION      STOCK         (#)       LTIP       COMPENSATION
   PRINCIPAL POSITION        (1)      SALARY     BONUS        (2)        AWARDS(3)       (4)      PAYOUTS         (5)
-------------------------   -----    --------   -------  ------------   ----------    --------   ---------    ------------
Richard P. Chapman, Jr.      1996    $300,000   $82,500       -              -            -           -         $246,806
  President and Chief
  Executive Officer
Charles H. Peck              1996     152,000    35,000       -              -            -           -           63,368
  Executive Vice
  President
Susan M. Ginns               1996     115,000    26,500       -              -            -           -           18,619
  Senior Vice President
  and Treasurer

__________________
(1) In accordance with the rules on executive officer and director compensation disclosure adopted by the SEC, Summary Compensation information is excluded for the years ended December 31, 1995 and 1994, as the Bank was not a public company during such periods.
(2) The Bank also provides certain members of senior management with the use of an automobile, club membership dues and certain other personal benefits, the aggregate value of which did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each officer.
(3) Does not include awards pursuant to the Stock Plans, as such awards were not earned or granted in 1996. For a discussion of the terms of the Stock Plans which are intended to be adopted by the Company, see "--Compensation of Officers and Trustees through Benefit Plans--Stock Award Plan."
(4) No stock options or SARs were earned or granted in 1996. For a discussion of the Stock Option Plan which is intended to be adopted by the Company, see "--Compensation of Officers and Trustees through Benefit Plans--Stock Option Plan."

(5) Other compensation includes supplemental retirement benefits of $237,759, and group term life insurance of $8,592 for Mr. Chapman. Supplemental retirement benefits of $57,960 and group term life insurance of $5,253 for Mr. Peck and supplemental retirement benefits of $15,728 and group term life insurance of $2,736 for Ms. Ginnf.


EMPLOYMENT AND SEVERANCE AGREEMENTS

     Employment Agreements. The Bank has entered into substantially identical employment agreements with Messrs. Chapman and Peck. Each of the agreements has a term of 36 months. On each anniversary date, the agreement may be extended for an additional twelve months, so that the remaining term shall be 36 months. If the agreement is not renewed, the agreement will expire 36 months following the anniversary date. Under the agreements, the current Base Salaries for Messrs. Chapman and Peck are $330,000 and $165,000, respectively. The
Base Salary may be increased but not decreased. In addition to the Base Salary, the agreement provides for, among other things, participation in retirement plans and other employee and fringe benefits applicable to executive personnel. The agreement provides for termination by the Bank for cause at any time. In the event the Bank terminates the executive's employment for reasons other than for cause, or in the event of the executive's resignation from the Bank upon (i) failure to re-elect the executive to his current offices, (ii) a material change in the executive's functions, duties or responsibilities, or relocation of his principal place of employment by more than 30 miles, (iii) liquidation or dissolution of the Bank, (iv) a breach of the agreement by the Bank, or (v) following a change in control of the Bank or the Company, the executive, or in the event of death, his beneficiary, would be entitled to severance pay in an amount equal to three times the Base Salary and the highest bonus paid during any of the last three years. Messrs. Chapman and Peck would receive $1,260,000 and $609,000, respectively pursuant to their employment agreements upon a change of control of the Bank or the Company, based upon current levels of compensation. The Bank would also continue the executive's life, health, dental and disability coverage for 36 months from the date of termination. In the event the payments to the executive would include an "excess parachute payment" as defined by Code Section 280G (relating to payments made in connection with a change in control), the payments would be reduced in order to avoid having an excess parachute payment.

     Under the agreement, the executive's employment may be terminated upon his retirement in accordance with any retirement policy established on behalf of the executive and with his consent. Upon the executive's retirement, he will be entitled to all benefits available to him under any retirement or other benefit plan maintained by the Bank. In the event of the executive's disability for a period of six months, the Bank may terminate the agreement provided that the Bank will be obligated to pay him his Base Salary for the remaining term of the agreement or one year, whichever is longer, reduced by any benefits paid to the executive pursuant to any disability insurance policy or similar arrangement maintained by the Bank. In the event of the executive's death, the Bank will pay his Base Salary to his named beneficiaries for one year following his death, and will also continue medical, dental, and other benefits to his family for one year. The employment agreement provides that, following his termination of employment, the executive will not compete with the Bank for a period of one year.

     Severance Agreements. Upon completion of the Offering, it is anticipated that the Bank will enter into Severance Agreements (the "Severance Agreements") with certain executive officers of the Bank which would provide certain benefits in the event of a change in control of the Bank or the Company. The Severance Agreements would provide for up to a three-year term. Commencing on each anniversary date, the Board of Directors may extend any Severance Agreement for an additional year. The Severance Agreements would enable the Bank to offer to designated officers certain protections against termination without cause in the event of a "change in control." For these purposes, a "change in control" is defined generally to mean: (i) consummation of a plan of reorganization, merger or sale of substantially all of the assets of the Bank or the Company where the Bank or the Company is not the surviving entity; (ii) changes to the Board of Directors of the Bank or the Board of Directors of the Company whereby individuals who constitute the current Board cease to constitute a majority of the Board, subject to certain exceptions; (iii) a change in "control" as defined by the BHCA, in effect on the date of the Severance Agreement; (iv) a transaction or occurrence whereby any person becomes the beneficial owner of 25% or more of the voting securities of the Company; and (v) a tender offer is made for 25% or more of the voting securities of the Company and 25% or more of the shareholders have tendered their shares. These protections against termination without cause in the event of a change in control are frequently offered by other financial institutions, and the Bank may be at a competitive disadvantage in attracting and retaining key employees if it does not offer similar protections. Although the Severance Agreements may have the effect of making a takeover more expensive to an acquiror, the Bank believes that the benefits of enhancing the Bank's ability to attract and retain qualified management persons by offering the Severance Agreements outweighs any disadvantage of such agreements.

     Following a change in control of the Company or the Bank, an officer would be entitled to a payment under the Severance Agreement if the officer voluntarily or involuntarily terminates employment during the term of such agreement, other than for cause, as defined. In the event that an officer who is a party to a Severance Agreement is entitled to receive payments pursuant to the Severance Agreement, he would receive a cash payment up to a maximum of three times the average of the three preceding years' annual base salary and bonuses. In addition to the severance payment, each covered officer would be entitled to receive life, health, dental and disability coverage for a period of up to 36 months from the date of termination. Notwithstanding any provision to the contrary in the Severance Agreement, payments under the Severance Agreements are limited so that they will not constitute an excess parachute payment under
Section 280G of the Internal Revenue Code.

COMPENSATION OF OFFICERS AND TRUSTEES THROUGH BENEFIT PLANS

     The Bank's current tax-qualified employee pension benefit plans consist of a defined benefit pension plan and a profit sharing plan with a salary deferral feature under section 401(k) of the Code. As a result of the Reorganization, the Company and the Bank will be able to compensate employees with stock-based compensation pursuant to the ESOP, the Stock Plans and the Stock Option Plan described below.

     Medical, Dental, Life and Other Similar Employee Benefit Plans. The Bank provides eligible employees (i.e., generally full-time employees and employees who work more than 17 1/2 hours per week) with group life (after three months of employment), accidental death and dismemberment, and long term disability coverage. For its eligible employees, the Bank pays 80% of the monthly premiums for group health coverage and 50% of the monthly premiums for individual and family dental coverage. The Bank pays 100% of the monthly premiums for group life insurance coverage after the employee has completed one year of service. The Bank also sponsors a flexible benefits plan under which employees can pay their ratable share of health insurance premiums on a pre-tax basis and a medical expense reimbursement plan under which employees can defer their salary on a pre-tax basis to cover the costs of certain medical expenses not reimbursed through insurance or otherwise.

     Disability/Death Benefit Plan. The Bank has entered into a non-qualified plan providing death and disability benefits to Mr. Chapman if he dies or becomes disabled prior to his retirement date, i.e., his 65th birthday. In the event of Mr. Chapman's death prior to his retirement date, his beneficiary will be entitled to a benefit equal to 50% of the average three highest total annual amounts of compensation paid to Mr. Chapman during the last five years of his employment (the "Annual Benefit"), reduced by any distribution from the Bank's tax-qualified defined benefit pension plan and one-half of any social security benefits that any beneficiary derives through Mr. Chapman. The annual benefit will be payable for 180 months. In the event of Mr. Chapman's disability prior to his retirement date, the Bank will pay to Mr. Chapman a disability benefit equal to the Annual Benefit, reduced by amounts paid to Mr. Chapman under any disability income policy provided by the Bank. Any disability benefits paid to Mr. Chapman under this plan will cease when Mr. Chapman attains his retirement date.

     Defined Benefit Pension Plan. The Bank maintains the Savings Banks Employees Retirement Association Pension Plan, which is a qualified, tax-exempt defined benefit plan ("Retirement Plan"). All employees age 21 or older who have worked at the Bank for a period of one year and have been credited with 1,000 or more hours of service with the Bank during the year are eligible to accrue benefits under the Retirement Plan. The Bank annually contributes an amount to the Retirement Plan necessary to satisfy the actuarially determined minimum funding requirements in accordance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     At the normal retirement age of 65, the plan is designed to provide a single life annuity. For a married participant, the normal form of benefit is an actuarially reduced joint and survivor annuity where, upon the participant's death, the participant's spouse is entitled to receive a benefit equal to 100% of that paid during the participant's lifetime. The joint and survivor annuity will be actuarially equivalent to the single life annuity. The retirement benefit provided is an amount equal to 1.25% of a participant's average compensation based on the average of the three consecutive years providing the highest average multiplied by the participant's years of service (up to a maximum of 25 years) plus .6% of such average compensation in excess of covered compensation multiplied by the participant's total number of years of service (up to a maximum of 25 years). Retirement benefits are also payable upon retirement due to early and late retirement, disability or death. A reduced benefit is payable upon early retirement at age 62, at or after age 55 and the completion of ten years of service with the Bank, or at age 50 and the completion of 15 years of service. Upon termination of employment other than as specified above, a participant who was employed by the Bank for a minimum of five years is eligible to receive his or her accrued benefit commencing, generally, on such participant's normal retirement date. Benefits under the Retirement Plan are payable in various annuity forms as well as in the form of a single lump sum payment. As of October 31, 1996, the most recent date for which information is available, the market value of the Retirement Plan assets equaled $4.8 million. No contribution was made to the Retirement Plan for the plan year ended October 31, 1996.

     The following table indicates the annual retirement benefit that would be payable under the Retirement Plan upon retirement at age 65 in calendar year 1997, expressed in the form of a single life annuity for the final average salary and benefit service classifications specified below.

     FINAL           YEARS OF SERVICE AND BENEFIT PAYABLE AT RETIREMENT
                   ------------------------------------------------------
    AVERAGE
  COMPENSATION       15        20       25     30 /2/   35 /2/    40 /2/
-----------------  -------   -------  -------  -------  -------  --------
 $50,000           $ 9,375   $12,500  $15,625  $15,625  $15,625  $15,6255
 100,000            18,750    25,000   31,250   31,250   31,250   31,2500
 150,000            28,125    37,500   46,875   46,875   46,875   46,8755
 200,000/1/         37,500    50,000   62,500   62,500   62,500   62,5000
 250,000/1/         46,875    62,500   78,125   78,125   78,125    78,125

___________________

/1/  Under present law, a retirement benefit cannot be funded based on
 -
     compensation in excess of $160,000. Prior to 1994, retirement benefits could be funded based on compensation of up to $235,840. If a participant had accrued a larger retirement benefit based on the law before 1994, the participant would be entitled to the larger benefit.

/2/  Benefits under the Retirement Plan are calculated based on a
 -
     participant's average compensation over a 3 year period and years of service, up to 25 years. Benefits do not increase due to years of service in excess of 25.

     At December 31, 1996, the approximate years of service for the named executive officers were as follows:

                                        YEARS OF SERVICE
                                        ----------------
          Richard P. Chapman                  25
          Charles H. Peck                     31
          Susan M. Ginns                      21

     Supplemental Retirement Income Agreement. The Bank has entered into non-qualified supplemental retirement income agreements ("SRIA") for the benefit of Mr. Richard P. Chapman, Mr. Charles H. Peck, and Ms. Susan M. Ginns. The SRIA for Mr. Chapman and Mr. Peck provide them with benefits generally equal to 70% of their average compensation for the three calendar years with the highest rate of compensation in the ten calendar year period prior to retirement, reduced by any distribution they are entitled to receive from the Bank's pension plan and one-half of any Social Security benefits. The SRIA for the benefit of Ms. Ginns provides for a benefit at normal retirement equal to $3,000 per month.

     Retirement Benefits under the SRIA are generally payable as a monthly benefit or, at the election of the Bank, as a lump sum benefit. The monthly benefits are payable on early or normal retirement or disability and continue until the later of the executive's death or 15 years from the executive's retirement (20 years in the case of Mr. Chapman). Monthly benefits are provided for designated beneficiaries of participants who do not survive until retirement commencing on the date of death and ending on the earlier of (1) the date the executive would have attained his standard life expectancy or (2) 15 years from the date of death (20 years in the case of the death of Mr. Chapman). Under the SRIAs for Messrs. Chapman and Peck, in the case of a change in control, the executive (or in the event of the executive's death, his beneficiary) is irrevocably entitled to elect a lump sum benefit equal to the actuarial equivalent of the monthly benefit to which the executive is entitled at such time. The SRIA is considered an unfunded plan for tax and ERISA purposes. All obligations under the SRIA are payable from the general assets of the Bank.

     401(k) Plan. The Bank maintains the Savings Banks Employees Retirement Association 401(k) Plan which is a qualified, tax-exempt profit sharing plan with a salary deferral feature under Section 401(k) of the Code (the "401(k) Plan"). All employees who have attained age 21 and have completed one year of employment during which they worked at least 1,000 hours are eligible to participate.

     Under the 401(k) Plan, participants are permitted to make salary reduction contributions equal to the lesser of 15% of compensation or $9,500 (as indexed annually). For these purposes, "compensation" includes wages reported on federal income tax form W-2, but does not include compensation in excess of the Code Section 401(a)(17) limits (i.e., $160,000 for plan years beginning in 1997). All employee contributions and earnings thereon are fully and immediately vested. A participant may withdraw salary reduction contributions in the event the participant suffers a financial hardship. The 401 (k) Plan permits employees to direct the investment of their own accounts into various investment options.

     Plan benefits will be paid to each participant in the form of a life annuity (or joint and survivor annuity if married) upon retirement or death unless an alternate form of distribution (lump sum or equal payments over a fixed period) is selected. If a participant terminates employment prior to retirement, his vested benefit will be held by the 401(k) Plan until the participant elects to receive his benefit from the plan. If a participant (and the participant's spouse, if married) elects to receive benefits after termination of employment prior to normal or early retirement age, benefits will be paid in a lump sum. Normal retirement age under the plan is age 65. Early retirement age is the earliest of age 62, age 55 with ten years of service, or the date on which a claim for Social Security disability income benefits is approved.

     Employee Stock Ownership Plan and Trust. The Bank intends to implement an Employee Stock Ownership Plan (the "ESOP") in connection with the Reorganization. Employees with at least one year of employment with the Bank and who have attained age 21 are eligible to participate. As part of the Reorganization, the ESOP intends to borrow funds from the Company and use those funds to purchase a number of shares equal to up to 4% of the Common Stock to be issued in the Offering. Collateral for the loan will be the Common Stock purchased by the ESOP. The loan will be repaid principally from the Bank's discretionary contributions to the ESOP over a period of not less than ten years. It is anticipated that the interest rate for the loan either will be indexed to the prime rate published in The Wall Street Journal ("Prime Rate") from time to time, or will be a fixed rate loan set at the Prime Rate on the date of closing of the Offering. Shares purchased by the ESOP will be held in a suspense account for allocation among participants as the loan is repaid.

     Contributions to the ESOP and shares released from the suspense account in an amount proportional to the repayment of the ESOP loan will be allocated among ESOP participants on the basis of compensation in the year of allocation. Participants in the ESOP will receive credit for up to 4 years of service prior to the effective date of the ESOP. Benefits generally vest over a seven year period. Benefits generally vest at the rate of 20% per year beginning in the third year of service until a participant is 100% vested after seven years or upon normal retirement (as defined in the ESOP), disability or death of the participant or a change in control (as defined in the ESOP). A participant who terminates employment for reasons other than death, retirement or disability prior to seven years of credited service will forfeit the nonvested portion of his benefits under the ESOP. Benefits will be payable in the form of Common Stock and cash upon death, retirement, early retirement, disability or separation from service. The Bank's contributions to the ESOP are discretionary, subject to the loan terms and tax law limits and, therefore, benefits payable under the ESOP cannot be estimated. The Bank is required to record compensation expense in an amount equal to the fair market value of the shares released from the suspense account.

     The Bank will establish a committee of non-employee directors to administer the ESOP. The Bank will either appoint its non-employee directors or an independent financial institution to serve as trustee of the ESOP. The ESOP committee may instruct the trustee regarding investment of funds contributed to the ESOP. The ESOP trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of participating employees. Under the ESOP, nondirected shares and shares held in the suspense account will be voted in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated stock so long as such vote is in accordance with the provisions of ERISA.

     Stock Option Plan. At a meeting of the Company's shareholders to be held no earlier than six months after the completion of the Offering, the Board of Directors intends to submit for shareholder approval the Stock Option Plan for directors and officers of the Bank and of the Company. If approved by the shareholders, Common Stock in an aggregate amount equal to 10% of the shares issued in the Offering would be reserved for issuance by the Company upon the exercise of the stock options granted under the Stock Option Plan. Ten percent of the shares issued in the Offering would amount to 878,900 shares, 1,034,000 shares, 1,189,100 shares or 1,367,465 shares at the minimum, mid-point, maximum and 15% above the maximum of the Estimated Valuation Range, respectively. No options would be granted under the Stock Option Plan until the date on which shareholder approval is received.

     The exercise price of the options granted under the Stock Option Plan will be equal to the fair market value of the shares on the date of grant of the stock options. If the Stock Option Plan is adopted within one year following the Offering, options will become exercisable at a rate of 20% at the end of each 12 months of service with the Bank after the date of grant. Options granted under the Stock Option Plan would be adjusted for capital changes such as stock splits and stock dividends. Notwithstanding the foregoing, awards will be 100% vested upon termination of employment due to death or disability, and if the Stock Option Plan is adopted more than 12 months after the Offering, awards would be 100% vested upon normal retirement or a change in control of the Bank or the Company. Unless the Company decides to call an earlier special meeting of shareholders, the date of grant of these options is expected to be the date of the Company's annual meeting of shareholders to be held at least six months after the Offering. Under FDIC rules, if the Stock Option Plan is adopted within the first 12 months after the Offering, no individual officer may receive more than 25% of the awards under the plan, no non-employee director may receive more than 5% of the awards under the plan, and all non-employee directors as a group can receive no more than 30% of the awards under the plan in the aggregate.

     The Stock Option Plan would be administered by a Committee of non-employee members of the Company's Board of Directors. Options granted under the Stock Option Plan to employees may be "incentive" stock options, to the extent permitted under the Code, designed to result in a beneficial tax treatment to the employee but no tax deduction to the Company. Non-qualified stock options may also be granted to employees under the Stock Option Plan, and will be granted to the non-employee directors who receive stock options. In the event an option recipient terminated his employment or service as an employee or director, the options would terminate during certain specified periods.

     Stock Plan. At a meeting of the Company's stockholders to be held at least six months after the completion of the Offering, the Board of Directors also intends to submit a Recognition and Retention Plan (the "Stock Plan") for stockholder approval. The Stock Plan will provide the Bank's directors and officers an ownership interest in the Company in a manner designed to encourage them to continue their service with the Bank. The Bank will contribute funds to the Stock Plan from time to time to enable it to acquire an aggregate amount of Common Stock equal to up to 4% of the shares of Common Stock issued in the Offering or 351,560 shares, 413,600 shares, 475,640 or 546,986 shares at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively. The Stock Plan may acquire the shares either directly from the Company or in open market purchases. In the event that additional authorized but unissued shares would be acquired by the Stock Plan after the Offering, the interests of existing stockholders would be diluted. The executive officers and directors will be awarded Common Stock under the Stock Plan without having to pay cash for the shares. No awards under the Stock Plan would be made until the date the Stock Plan is approved by the Company's stockholders.

     Awards under the Stock Plan would be nontransferable and nonassignable, and during the lifetime of the recipient could only be earned by him. Under FDIC rules, if the Stock Plan is adopted within one year following the Offering, the shares which are subject to an award would vest and be earned by the recipient at a rate of 20% of the shares awarded at the end of each full 12 months of service with the Bank after the date of grant of the award. Awards would be adjusted for capital changes such as stock dividends and stock splits. Notwithstanding the foregoing, awards would be 100% vested upon termination of employment or service due to death or disability, and if the Stock Plan is adopted more than 12 months after the Offering, awards would be 100% vested upon normal retirement or a change in control of the Bank or the Company. If employment or service were to terminate for other reasons, the award recipient would forfeit any nonvested award. If employment or service is terminated for cause (as defined in the Stock Plan), shares not already delivered under the Stock Plan would be forfeited. Under FDIC rules, if the Stock Plan is adopted within 12 months after the Offering, no individual officer may receive more than 25% of the awards under the plan, no non-employee trustee may receive more than 5% of the awards under the plan, and all non-employee trustees as a group may receive no more than 30% of the awards under the plan in the aggregate.

     When shares become vested under the Stock Plan, the participant will recognize income equal to the fair market value of the Common Stock earned, determined as of the date of vesting, unless the recipient makes an election under (S) 83(b) of the Code to be taxed earlier. The amount of income recognized by the participant would be a deductible expense for tax purposes for the Company. If the Stock Plan is adopted within one year following the Offering, dividends and other earnings will accrue and be payable to the award recipient when the shares vest. If the Stock Plan is adopted within one year following the Offering, shares not yet vested under the Stock Plan will be voted by the trustee of the Stock Plan, taking into account the best interests of the recipients of the Stock Plan awards. If the Stock Plan is adopted more than one year following the Offering, dividends declared on unvested shares will be distributed to the participant when paid, and the participant will be entitled to vote the unvested shares.

INDEBTEDNESS OF MANAGEMENT

     The Bank makes loans to non-officer trustees. Such loans are made on substantially the same terms and conditions as those of comparable transactions with the general public and do not present more than the normal risk of collectibility.

                            PURCHASES BY MANAGEMENT

     The following table sets forth information regarding intended Common Stock purchases by each of the trustees and executive officers of the Bank and their associates and by all trustees and executive officers as a group. In the event the individual maximum purchase limitation is increased, persons subscribing for the maximum amount may increase their purchase orders. This table excludes shares to be purchased by the ESOP or proposed restricted stock awards under the proposed Stock Plan or proposed option grants pursuant to the proposed Stock Option Plan. See "Management of the Bank." The trustees and executive officers of the Bank have indicated their intention to purchase in the Offering an aggregate of $___________ of Common Stock, equal to __________%, __________%,
___________%, and ___________% of the number of shares to be issued in the Offering, at the minimum, midpoint, maximum and 15% above the maximum of the Offering Range, respectively.

                              AGGREGATE      NUMBER    PERCENT
                              PURCHASE         OF        AT
NAME                            PRICE        SHARES    MIDPOINT
-----------                   ---------      ------    --------
Oliver F. Ames
Dennis S. Aronowitz
Paul R. Bechet
George C. Caner, Jr.
David C. Chapin
Richard P. Chapman, Jr.
William G. Coughlin
Susan M. Ginns
John L. Hall, II
Charles H. Peck
Hollis W. Plimpton, Jr.
Edward D. Rowley
Joseph J. Slotnik
William V. Tripp, III
Rosamond B. Vaule
Peter O. Wilde
Franklin Wyman, Jr.
All trustees and executive officers
 as a group (17 persons)
Brookline Bancorp, MHC
 and all trustees, directors
 and executive officers of
 the Mutual Company and
 of the Bank as a group
 (17 persons)

_____________________
*less than 1%

                        THE REORGANIZATION AND OFFERING

     THE DIVISION HAS APPROVED THE PLAN AND THE OFFERING OF THE COMMON STOCK SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS IMPOSED BY THE DIVISION. REGULATORY APPROVAL OF THE OFFERING, HOWEVER, DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE OFFERING OR THE PLAN BY THE DIVISION.

THE REORGANIZATION

     The Board of Trustees of the Bank has unanimously adopted the Plan and the Division has approved the Plan. Pursuant to the Plan, the Bank will reorganize into a two-tier mutual holding company structure. The two-tier mutual holding company structure will consist of: (i) a Massachusetts mutual holding company (the Mutual Company); (ii) a Massachusetts stock holding company (the Company) that will offer up to 47% of its Common Stock for sale in the Offering, with the remaining 53% of its Common Stock owned by the Mutual Company; and (iii) a Massachusetts-chartered stock savings bank (the Stock Bank), which will be the successor to the Bank in its current mutual form and which will be wholly-owned by the Company.

     The Reorganization will be effected as follows, or in any other manner approved by the Commissioner that is consistent with the purposes of the Plan and applicable laws and regulations.

     (i) The Bank will cause a Massachusetts-chartered de novo mutual savings bank (the De Novo) to be organized;

     (ii) The De Novo will reorganize into the Mutual Company and will form a de novo stock savings bank subsidiary (the Stock Bank), and all of the assets and liabilities of the De Novo will be transferred to the Stock Bank;

     (iii) The Bank will merge with and into the Stock Bank with the Stock Bank as the resulting entity;

     (iv) The Mutual Company will organize a Massachusetts-chartered stock company (the Company) as a separate wholly-owned subsidiary of the Mutual Company;

     (v) The Mutual Company will contribute all of the shares of common stock of the Stock Bank to the Company, which will result in the Mutual Company owning 100% of the Common Stock of the Company and the Company owning 100% of the common stock of the Stock Bank; and

     (vi) The Company will offer to sell 47% of its Common Stock in the Subscription Offering, the Community Offering and, if applicable, the Syndicated Community Offering.

     Upon consummation of the Reorganization, the legal existence of the Bank will not terminate, but the Stock Bank will be a continuation of the Bank by virtue of the merger (step (iii) above), and all property of the Bank of whatsoever kind and nature, will vest in the Stock Bank. The Stock Bank will continue to have, succeed to, and be responsible for all the rights, liabilities and obligations of the Bank and will maintain its headquarters and operations at the Bank's present locations. The Company expects to retain up to 50% of the net proceeds of the Offering and to contribute the remaining net proceeds to the Stock Bank. The Bank has applied to the Commissioner to capitalize the Mutual Company with approximately $250,000. Each deposit account in the Bank immediately prior to the consummation of the Reorganization will upon completion of the Reorganization become a deposit account in the Stock Bank in the same amount and on the same terms and conditions, and will continue to be federally insured up to the legal maximum by the FDIC (and the remaining amounts will be continued to be insured by the DIF) in the same manner as the deposit account existed in the Bank immediately prior to the Reorganization. Upon consummation of the Reorganization, all loans and other borrowings from the Bank shall retain the same status with the Stock Bank after the Reorganization as they had with the Bank immediately prior to the Reorganization.

     Upon completion of the Reorganization, the Stock Bank will be authorized to exercise any and all powers, rights and privileges of, and will be subject to all limitations applicable to, capital stock savings banks under Massachusetts law. The Stock Bank will be wholly-owned by the Company which, as the sole holder of the outstanding capital stock of the Stock Bank, shall have exclusive voting rights in the Stock Bank. The Company will be wholly-owned by its stockholders who initially will consist of the Mutual Company and the persons who purchase Common Stock in the Offering.

     At the completion of the Reorganization, the Stock Bank or the Company will establish a liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain deposit accounts with the Stock Bank following the Reorganization. The amount of the liquidation account will be equal to the Minority Ownership Interest multiplied by the net worth of the Bank as set forth in the most recent statement of financial condition contained in this Prospectus. In the unlikely event of a complete liquidation of the Stock Bank and the Company (and only in such event), each such account holder will be entitled to receive a liquidating distribution from the liquidation account in the amount of the then-adjusted account balances for such person's deposit accounts then held, following all liquidation payments to creditors. Neither the Stock Bank nor the Company shall be required to set aside funds for the purpose of establishing the liquidation account, and the creation and maintenance of the account will not operate to restrict the use or application of any of the net worth accounts of the Stock Bank, except that neither the Stock Bank nor the Company shall declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect would cause its net worth to be reduced below the amount required for the liquidation account.

     The Company will have the power to issue shares of capital stock to persons other than the Mutual Company. However, so long as the Mutual Company is in existence, the Mutual Company will be required to own at least 51% of the voting stock of the Company. The Company may issue any amount of non-voting stock to persons other than the Mutual Company.

REASONS FOR THE REORGANIZATION

     The Reorganization will structure the Bank in the stock form of ownership, which is the corporate form used by commercial banks, most major businesses and a large number of savings institutions. The primary purpose of the Reorganization is to establish a holding company and to convert the Bank to the stock form of ownership in order to compete and expand more effectively in the financial services marketplace. The Reorganization also will enable employees, management and trustees to have an equity ownership interest in the Bank, which management believes will enhance long-term growth and performance of the Bank and the Company by enabling the Bank to attract and retain qualified employees who have a more direct interest in the financial success of the Bank. The Reorganization will permit the Company to issue capital stock, which is a source of capital not available to mutual savings banks. Since the Company will not be offering all of its Common Stock for sale to depositors and the public in the Offering, the Reorganization will result in less capital raised in comparison to a standard mutual-to-stock conversion. The Reorganization, however, also will allow the Bank to raise additional capital in the future because a majority of the Company's Common Stock will be available for sale in the event of a conversion of the Mutual Company to stock form. The Reorganization also will provide the Bank with greater flexibility to structure and finance the expansion of its operations, both directly and through the Company, including the potential acquisition of other financial institutions, and to diversify into other financial services, to the extent permissible by applicable law and regulation. Although there are no current arrangements, understandings or agreements regarding any such opportunities, the Company will be in a position after the Reorganization, subject to regulatory limitations and the Company's financial position, to take advantage of any such opportunities that may arise. Lastly, the Reorganization will enable the Bank to better manage its capital by providing broader investment opportunities through the holding company structure and by enabling the Company to repurchase its common stock as market conditions permit. Although the Reorganization and Offering will create a stock savings bank and stock holding company, only a minority of the Common Stock will be offered for sale in the Offering. As a result, the Bank's mutual form of ownership and its ability to provide community-oriented financial services will be preserved through the mutual holding company structure.

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

     The Board of Trustees believes that these advantages outweigh the potential disadvantages of the mutual holding company structure to Minority Stockholders, which may include: (i) the inability of stockholders other than the Mutual Company to obtain majority ownership of the Company and the Bank, which may result in the perpetuation of the management and Board of Directors of the Bank and the Company; and (ii) that the mutual holding company structure is a relatively new form of corporate ownership, and new regulatory policies relating to the mutual interest in the Mutual Company that may be adopted from time-to-time may have an adverse impact on Minority Stockholders. A majority of the voting stock of the Company will be owned by the Mutual Company, which is a mutual institution that will be controlled by the existing Board of Trustees of the Bank. While this structure will permit management to focus on the Company's and the Bank's long-term business strategy for growth and capital redeployment without undue pressure from stockholders, it will also serve to perpetuate the existing management and trustees of the Bank. The Mutual Company will be able to elect all members of the Board of Directors of the Company, and will be able to control the outcome of all matters presented to the stockholders of the Company for resolution by vote except for certain matters, such as the approval of the stock plans and the stock option plans, that, if established within the first year after the conclusion of the Offering, must be approved by a majority of the shares of the Minority Stockholders of the Company. No assurance can be given that the Mutual Company will not take action adverse to the interests of the Minority Stockholders. For example, the Mutual Company could revise the dividend policy, prevent the sale of control of the Company, or defeat a candidate for the Board of Directors of the Company or other proposals put forth by the Minority Stockholders.

     The Reorganization does not preclude the conversion of the Mutual Company from the mutual to stock form of organization which would be effected through a merger of the Mutual Company into the Company or the Bank. In a Conversion Transaction, the shares of Common Stock owned by the Mutual Company would be cancelled and shares of Common Stock of the Company would be offered for sale to eligible depositors and others in a subscription and community offering in accordance with applicable regulations. Proposed regulations of the Division would prohibit a Conversion Transaction for three years following the Offering, subject to a waiver by the Division for supervisory reasons. The Commissioner has not yet adopted regulations governing the conversion of Massachusetts-chartered mutual holding companies to stock form. Accordingly, there can be no assurance that the Mutual Company will convert to stock form or of the conditions that the Commissioner would impose on a stock conversion by the Mutual Company. However, the Plan provides that any conversion shall be fair and equitable to Minority Stockholders and establishes a formula for readjusting the Minority Stockholders' ownership interest (if required by applicable banking regulators) if the Mutual Company has significant assets other than its ownership of the Common Stock of the Company or if the Mutual Company waives the receipt of dividends declared by the Company. See "--Conversion of Mutual Company to Stock Form."

THE OFFERING

     The Offering of between 8,789,000 and 11,891,000 shares of the Common Stock (subject to adjustment to up to 13,674,650 shares in the event the estimated pro forma market value of the Bank increases immediately prior to the conclusion of the Offering) is being made concurrently with the Reorganization. The shares of Common Stock that will be sold in the Offering will constitute no more than 47% of the shares that will be outstanding after the Offering (the "Minority Ownership Interest"). Following the Reorganization and the Offering, the Company also will be authorized to issue additional common stock or preferred stock to persons other than the Mutual Company, without prior approval of the holders of the Common Stock.

     The shares of Common Stock are being offered for sale at a fixed price of $10.00 per share in the Subscription Offering pursuant to subscription rights in the following order of priority to: (i) holders of deposit accounts with a balance of $50 or more on September 30, 1996 ("Eligible Account Holders"); (ii) the Bank's ESOP; (iii) holders of deposit accounts with a balance of $50 or more on December 31, 1997 ("Supplemental Eligible Account Holders"); and (iv) employees, officers and trustees of the Bank. Concurrently, and subject to the prior rights of holders of subscription rights, any shares of Common Stock not subscribed for in the Subscription Offering are being offered in the Community Offering at $10.00 per share to certain members of the general public with a preference given to residents of the Bank's community. Subscription rights will expire if not exercised by 11:00 a.m., Boston time, on February ___, 1998 unless extended by the Bank and the Company.

STOCK PRICING AND THE NUMBER OF SHARES TO BE OFFERED IN THE OFFERING

     The shares of Common Stock will be issued at an aggregate purchase price equal to the estimated pro forma market value of such stock based on an independent appraisal of the Company and the Bank prepared by Feldman Financial, an independent appraisal firm. Feldman Financial determined that the estimated pro forma market value of the Common Stock as of November 7, 1997 (the "Independent Valuation") ranged from $187.0 million to $253.0 million, with a midpoint of $220.0 million (the "Valuation Range"). The shares of Common Stock being sold in the Offering represent a minority ownership interest in the outstanding Common Stock of the Company equal to 47.0% of the estimated pro forma market value of the Common Stock based on the Independent Valuation. The aggregate Purchase Price of the Common Stock to be sold in the Offering will range from $87.9 million to $118.9 million (the "Offering Range") at a purchase price of $10.00 per share. Following the commencement of the Subscription Offering, the maximum of the Valuation Range may be increased by up to 15% to up to $291.0 million, which would result in a corresponding increase in the maximum of the Offering Range to up to 13,674,650 shares, to reflect changes in market and financial conditions, without a resolicitation of subscribers. No resolicitation of subscribers will be made and subscribers will not be permitted to modify or cancel their subscriptions unless the gross proceeds from the sale of the Common Stock are less than the minimum or more than 15% above the maximum of the Offering Range. Any adjustment of shares will have a corresponding effect on the estimated net proceeds of the Offering and the pro forma capitalization and per share data of the Company. In addition to the shares of Common Stock to be sold in the Offering, 53% of the shares of Common Stock outstanding upon the closing of the Reorganization and the Offering will be issued to the Mutual Company.

     Depending on market and financial conditions at the time of the completion of the Offering, the Bank may increase or decrease the number of shares to be issued in the Offering. If the change in the number of shares to be issued in the Offering results in fewer than 8,789,000 shares or more than 11,891,000 shares being sold in the Offering, the Bank may also elect to terminate the Offering. In the event that the Bank elects to terminate the Offering, subscribers will receive a prompt refund of their purchase orders, together with interest earned thereon, at the Bank's current passbook rate from the date of receipt to the date of termination of the Offering, and all authorizations for withdrawals of deposits will be canceled. In the event the Bank receives orders for fewer than 8,789,000 shares, at the discretion of the Board of Trustees and subject to the approval of the Commissioner and the FDIC, if necessary, the Bank may establish a new Offering Range and resolicit subscribers. In the event of such a resolicitation, subscribers will be permitted to modify or cancel their purchase orders. Any adjustments in the pro forma market value of the Bank and the Company as a result of market and financial conditions, or a resolicitation of prospective subscribers would be subject to Commissioner approval. A resolicitation, if any, following conclusion of the Offering would not extend beyond the Expiration Date, without prior approval of the Commissioner.

     Pursuant to the Plan, the number of shares of Common Stock to be offered in the Offering is based upon the estimated pro forma market value of the Common Stock as determined by the Independent Valuation, and the purchase price of the Common Stock as determined by the Bank. Based on factors including the size of the Offering, marketability of the shares to be sold in the Offering, expected liquidity of the shares in the aftermarket, and community preference, the Bank determined that the shares should be sold in the Offering for $10.00 per share. Based on the Independent Valuation and the Purchase Price, the Company will issue up to 11,891,000 shares in the Offering. The number of shares issued will change in the event the Independent Valuation changes when it is updated immediately prior to the conclusion of the Offering, but the Purchase Price is fixed at $10.00 per share and will not change if the Independent Valuation changes.

     Feldman Financial, which is experienced in the valuation and appraisal of business entities, including savings institutions, has been retained by the Bank to prepare the Independent Valuation. Feldman Financial will receive a fee of $40,000 for its appraisal, including subsequent updates, plus its reasonable out-of-pocket expenses incurred in connection with the Independent Valuation. The Bank has agreed to indemnify Feldman Financial under certain circumstances against liabilities and expenses (including certain legal fees) arising from or based upon the services provided by Feldman Financial, except where the liability is adjudicated to have resulted from Feldman Financial's negligence or willful misconduct.

     The Independent Valuation was prepared by Feldman Financial in reliance upon the information contained herein, including the consolidated financial statements. The appraisal contains an analysis of a number of factors including, but not limited to, the Bank's financial condition and operating trends, the competitive environment within which the Bank operates, operating trends of certain thrift institutions and savings and loan holding companies, relevant economic conditions both nationally and in Massachusetts that affect the operations of thrift institutions, and stock market values of certain institutions. Feldman Financial has advised the Bank that it also has considered the effect of the Minority Ownership Interest represented by the Common Stock in the Offering in terms of liquidity of the Common Stock in the after-market, marketability of the Common Stock, the proposed dividend policy, the possibility of conversion of the Mutual Company to stock form, and other factors considered relevant. In addition, Feldman Financial has advised the Bank that it has considered and will consider the effect of the additional capital raised by the sale of the Common Stock in the Offering on the estimated aggregate pro forma market value of such shares.

     On the basis of the foregoing, Feldman Financial has determined that as of November 7, 1997, the estimated aggregate pro forma market value of the Common Stock to be issued by the Company was $220.0 million. The Company and the Bank have determined to offer the shares in the Offering at a price of $10.00 per share. The Company and the Bank expect to sell a maximum of 47% of the Common Stock, or 11,891,000 shares, in the Offering. The Bank's Board of Trustees and the Company's Board of Directors reviewed the appraisal prepared by Feldman Financial, as updated _______, 1998, and, in determining the reasonableness and adequacy of such appraisal in consideration of FDIC and Massachusetts regulations and policies, has reviewed the methodology and reasonableness of the assumptions utilized by Feldman Financial in the preparation of such appraisal. The Board of Trustees of the Bank and the Board of Directors of the Company have also considered the implied pricing of the shares based on the appraised value and the range of the number of shares offered in the Offering. In determining the Offering Range, the Boards reviewed Feldman Financial's appraisal and, in particular, considered (i) the Bank's financial condition and results of operations for the year ended December 31, 1996 and the eight months ended August 31, 1997, (ii) financial comparisons of the Bank in relation to financial institutions of similar size and asset quality and (iii) stock market conditions generally and in particular for financial institutions, all of which are set forth in the appraisal. The Board also reviewed the methodology and the assumptions used by Feldman Financial in preparing its appraisal. As discussed above in this section, such number of shares are subject to change if the Independent Valuation changes at the conclusion of the Offering.

     The Independent Valuation will be updated at the time of the completion of the Offering, and the shares to be issued in the Offering may increase or decrease to reflect the changes in market conditions, the estimated pro forma market value of the Bank and the Company, or both. If the updated estimate of the pro forma market value of the Bank and the Company immediately upon conclusion of the Offering changes, there will be a corresponding change to the number of shares to be issued in the Offering. Subscribers will not be given the opportunity to change or withdraw their orders unless the Independent Valuation changes by more than 15%, or if more than 13,674,650 shares or fewer than 8,789,000 shares are sold in the Offering. Any adjustment of shares of Common Stock sold will have a corresponding effect on the estimated net proceeds of the Offering and the pro forma capitalization and per share data of the Company.

     THE INDEPENDENT VALUATION IS NOT INTENDED, AND MUST NOT BE CONSTRUED, AS A RECOMMENDATION OF ANY KIND AS TO THE ADVISABILITY OF PURCHASING THE COMMON STOCK. IN PREPARING THE INDEPENDENT VALUATION, FELDMAN FINANCIAL HAS RELIED UPON AND ASSUMED THE ACCURACY AND COMPLETENESS OF FINANCIAL AND STATISTICAL INFORMATION PROVIDED BY THE BANK. FELDMAN FINANCIAL DID NOT INDEPENDENTLY VERIFY THE FINANCIAL STATEMENTS AND OTHER INFORMATION PROVIDED BY THE BANK, NOR DID FELDMAN FINANCIAL VALUE INDEPENDENTLY THE ASSETS AND LIABILITIES OF THE BANK. THE INDEPENDENT VALUATION CONSIDERS THE BANK ONLY AS A GOING CONCERN AND SHOULD NOT BE CONSIDERED AS AN INDICATION OF THE LIQUIDATION VALUE OF THE BANK. MOREOVER, BECAUSE SUCH INDEPENDENT VALUATION IS BASED UPON ESTIMATES AND PROJECTIONS ON A NUMBER OF MATTERS, ALL OF WHICH ARE SUBJECT TO CHANGE FROM TIME TO TIME, NO ASSURANCE CAN BE GIVEN THAT PERSONS PURCHASING THE COMMON STOCK WILL BE ABLE TO SELL SUCH SHARES AT A PRICE EQUAL TO OR GREATER THAN THE PURCHASE PRICE.

     No sale of shares of Common Stock may be consummated unless, prior to such consummation, Feldman Financial confirms to the Bank, the FDIC and the Division that, to the best of its knowledge, nothing of a material nature has occurred that, taking into account all relevant factors, would cause Feldman Financial to conclude that the Independent Valuation is incompatible with its estimate of the pro forma market value of the Common Stock of the Company at the conclusion of the Offering. Any change that would result in an aggregate Purchase Price that is below the minimum or 15% above the maximum of the Offering Range would be subject to Division and FDIC approval. If such confirmation is not received, the Bank may extend the Offering, reopen or commence a new offering, establish a new Offering Range and commence a resolicitation of all purchasers with the approval of the Division and the FDIC or take such other actions as permitted by the Division and the FDIC in order to complete the Offering.

SUBSCRIPTION OFFERING

     Subject to the paragraph below and the limitations set forth in the "-- Limitations upon Purchases of Common Stock" section, the priorities for the purchase of Common Stock in the subscription offering are as follows:

     Priority 1: Eligible Account Holders. Each Eligible Account Holder shall be given the opportunity to purchase up to $300,000 of Common Stock offered in the Offering; provided that the Company may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, increase such maximum purchase limitation to up to 5% of the maximum number of shares offered in the Offering or decrease such maximum purchase limitation to as low as 0.1% of the maximum number of shares offered in the Offering, subject to the overall purchase limitation set forth in the section herein titled "Limitations upon Purchases of Common Stock." If there are insufficient shares available to satisfy all subscriptions of Eligible Account Holders, shares will be allocated to Eligible Account Holders so as to permit each such subscribing Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares will be allocated pro rata to remaining subscribing Eligible Account Holders whose subscriptions remain unfilled in the same proportion that each such subscriber's aggregate deposit account balances as of the Eligibility Record Date ("Qualifying Deposits") bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. Subscription rights to purchase Common Stock received by executive officers and trustees of the Bank including associates of executive officers and trustees, based on their increased deposits in the Bank in the one year preceding the Eligibility Record Date, shall be subordinated to the subscription rights of other Eligible Account Holders. To ensure proper allocation of stock, each Eligible Account Holder must list on his subscription order form all deposit accounts in which he had an ownership interest as of the Eligibility Record Date.

     Priority 2: Employee Stock Ownership Plan. The ESOP shall be given the opportunity to purchase up to 8% of the Common Stock issued in the Offering. In the event of an oversubscription in the Offering, subscriptions for shares by the ESOP may be satisfied, in whole or in part, out of authorized but unissued shares of the Company subject to the maximum purchase limitations set forth in the section herein titled "Limitations Upon Purchases of Common Stock," or may be satisfied, in whole or in part, through open market purchases by the ESOP subsequent to the closing of the Offering. In the event of an increase in the total number of shares offered in the Subscription Offering due to an increase in the maximum of the Offering Range of up to 15% (the "Adjusted Maximum"), the additional shares may be issued to fill the ESOP's subscription up to the Adjusted Maximum.

     Priority 3: Supplemental Eligible Account Holders. To the extent there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders and the ESOP, each Supplemental Eligible Account Holder shall have the opportunity to purchase up to $300,000 of Common Stock offered in the Offering; provided that the Company may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, increase such maximum purchase limitation to up to 5% of the maximum number of shares offered in the Offering or decrease such maximum purchase limitation to as low as 0.1% of the maximum number of shares offered in the Offering subject to the overall purchase limitations set forth in the section herein titled "Limitations Upon Purchases of Common Stock." In the event Supplemental Eligible Account Holders subscribe for a number of shares which, when added to the shares subscribed for by Eligible Account Holders and the ESOP, exceed available shares, the shares of Common Stock will be allocated among subscribing Supplemental Eligible Account Holders so as to permit each subscribing Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares will be allocated to each subscribing Supplemental Eligible Account Holder whose subscription remains unfilled in the same proportion that such subscriber's aggregate deposit account balances as of the Supplemental Eligibility Record Date ("Supplemental Qualifying Deposits") bear to the total amount of Supplemental Qualifying Deposits of all subscribing Supplemental Eligible Account Holders whose subscriptions remain unfilled.

     Priority 4: Employees, Officers and Trustees. To the extent there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders, the ESOP and Supplemental Eligible Account Holders, each employee, officer and trustee shall have the opportunity to purchase up to $300,000 of Common Stock offered in the Offering; provided that the aggregate subscription rights granted to employees, officers and trustees shall be limited to up to 25% of the total number of shares of Common Stock sold in the Offering. Shares purchased under this section shall be aggregated with shares purchased under the preceding priority categories when calculating the 25% purchase limitation applicable to purchases by such persons. Shares purchased under this section are also subject to purchase limitations on management persons set forth in the section herein titled "Limitations Upon Purchases of Common Stock." For purposes of this paragraph, trustees shall not be deemed to be associates or a group acting in concert solely as a result of their membership on the Board of Trustees of the Bank. In the event that employees, officers and trustees subscribe under this section for more shares of Common Stock than are available for purchase by them, the shares of Common Stock available for purchase will be allocated by the Board of Trustees among such subscribing persons on a equitable basis, such as by giving weight to the period of service, compensation and position of the individual subscriber, provided that no fractional shares will be allocated or issued.

     The Bank shall have the right, in its sole discretion, to determine whether prospective purchasers are "residents," "associates" or "acting in concert" as defined by the Plan and in interpreting any and all other provisions of the Plan. All such determinations are in the sole discretion of the Bank and may be based on whatever evidence the Bank chooses to use in making any such determination.

COMMUNITY OFFERING

     Any shares of Common Stock not subscribed for in the Subscription Offering may be offered for sale in a Community Offering. This will involve an offering of all unsubscribed shares directly to the general public. The Community Offering, if any, shall be for a period of not more than 45 days unless extended by the Company and the Bank, and shall commence concurrently with, during or promptly after the Subscription Offering. The Common Stock will be offered and sold in the Community Offering, in accordance with FDIC and Division regulations, so as to achieve the widest distribution of the Common Stock. No person, by himself, or with an associate or group of persons acting in concert, may subscribe for or purchase more than $300,000 of Common Stock offered in the Community Offering.

     In the event of an oversubscription for shares in the Community Offering, shares may be allocated (to the extent shares remain available) first to to cover orders of natural persons residing in the Bank's local community, consisting of the Town of Brookline, the City of Newton and the contiguous Boston neighborhoods of Allston and Brighton, and certain abutting census tracts of the Fenway, Jamaica Plain, Mission Hill and West Roxbury (the "Community"), then to cover the orders of any other person subscribing for shares in the Community Offering so that each such person may receive up to 1,000 shares, and thereafter, on a pro rata basis to such persons based on the amount of their respective subscriptions.

     The terms "residence," "reside," or "residing" as used herein with respect to any person shall mean any person who occupies a dwelling within the Bank's Community, has an intent to remain in the Community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the Community together with an indication that such presence in the Community is something other than merely transitory in nature. To the extent the person is a corporation or other business entity, the principal place of business or headquarters shall be in the Community. To the extent a person is a personal benefit plan, the circumstances of the beneficiary shall apply with respect to this definition. In the case of all other benefit plans, the circumstances of the trustee shall be examined for purposes of this definition. The Bank may utilize deposit or loan records or such other evidence provided to it to make a determination as to whether a person is a resident. In all cases, however, such a determination shall be in the sole discretion of the Bank.

     The Bank and the Company, in their sole discretion, may reject subscriptions, in whole or in part, received from any person in the Community Offering.

SYNDICATED COMMUNITY OFFERING

     Any shares of Common Stock not sold in the Subscription Offering or in the Community Offering, if any, may be offered for sale to the general public by a selling group of broker-dealers to be managed by Ryan Beck in a Syndicated Community Offering, subject to terms, conditions and procedures as may be determined by the Bank and the Company in a manner that is intended to achieve the widest distribution of the Common Stock subject to the rights of the Company to accept or reject in whole or in part all orders in the Syndicated Community Offering. It is expected that the Syndicated Community Offering will commence as soon as practicable after termination of the Subscription Offering and the Community Offering, if any. The Syndicated Community Offering shall be completed within 45 days after the termination of the Subscription Offering, unless such period is extended as provided herein.

     If for any reason a Syndicated Community Offering of unsubscribed shares of Common Stock cannot be effected and any shares remain unsold after the Subscription Offering and the Community Offering, if any, the Boards of Directors of the Company and the Bank will seek to make other arrangements for the sale of the remaining shares. Such other arrangements will be subject to the approval of the Division and the FDIC and to compliance with applicable state and federal securities laws.

RESTRICTIONS ON AGREEMENTS OR UNDERSTANDINGS REGARDING TRANSFER OF COMMON STOCK TO BE PURCHASED IN THE OFFERING

     Prior to the completion of the Offering, no depositor may transfer or enter into an agreement or understanding to transfer the legal or beneficial ownership of the shares of Common Stock to be purchased by such person in the Offering. Each depositor who submits an Order Form will be required to certify that the purchase of Common Stock by such person is solely for the purchaser's own account and there is no agreement or understanding regarding the sale or transfer of such shares. The Bank intends to pursue any and all legal and equitable remedies in the event it becomes aware of any such agreement or understanding, and will not honor orders reasonably believed by the Bank to involve such an agreement or understanding.

PROCEDURE FOR PURCHASING SHARES

     To ensure that each purchaser receives a Prospectus at least 48 hours before the Expiration Date, Prospectuses may not be mailed any later than five days prior to such date or be hand delivered any later than two days prior to such date. Order forms may only be distributed with a Prospectus.

     Expiration Date. The Offering will terminate at 11:00 a.m. Boston Time on February __, 1998 (the "Expiration Date"), unless extended by the Bank and the Company for up to an additional 45 days (i.e., until April __, 1998) or, if approved by the Division and the FDIC, if necessary, for an additional period after such extension. The Bank is not required to give purchasers notice of any extension unless the offering period is extended beyond April __, 1998, in which event purchasers will be given the right to increase, decrease, confirm or rescind their orders. If the minimum number of shares offered in the Offering (8,789,000 shares) is not sold by the Expiration Date, the Bank may terminate the Offering and promptly refund all orders for Common Stock. If the number of shares is reduced below the minimum of the Offering Range, purchasers will be given an opportunity to increase, decrease or rescind their orders.

     Use of Order Forms. In order to purchase the Common Stock, each purchaser must complete an Order Form except for certain persons purchasing in the Syndicated Community Offering as more fully described below. Any

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

person receiving an Order Form who desires to purchase Common Stock may do so by delivering (by mail or in person) to the Bank a properly executed and completed Order Form, together with full payment for the shares purchased. The Order Form must be received prior to 11:00 a.m. Boston Time on February __, 1998. ONCE TENDERED, AN ORDER FORM CANNOT BE MODIFIED OR REVOKED WITHOUT THE CONSENT OF THE BANK. Each person ordering shares is required to represent that he is purchasing such shares for his own account. The interpretation by the Bank of the terms and conditions of the Plan and of the acceptability of the Order Forms will be final. The Bank is not required to accept copies of Order Forms.

     Payment for Shares. Payment for all shares will be required to accompany all completed Order Forms for the purchase to be valid. Payment for shares may be made by (i) check or money order, or (ii) authorization of withdrawal from deposit accounts maintained with the Bank. Appropriate means by which such withdrawals may be authorized are provided in the Order Forms. Once such a withdrawal amount has been authorized, a hold will be placed on such funds, making them unavailable to the depositor until the Offering has been completed or terminated. In the case of payments authorized to be made through withdrawal from deposit accounts, all funds authorized for withdrawal will continue to earn interest at the contract rate until the Offering is completed or terminated. Interest penalties for early withdrawal applicable to certificate accounts will not apply to withdrawals authorized for the purchase of shares; however, if a withdrawal results in a certificate account with a balance less than the applicable minimum balance requirement, the certificate shall be canceled at the time of withdrawal without penalty, and the remaining balance will earn interest at the Bank's passbook rate subsequent to the withdrawal. In the case of payments made by check or money order, such funds will be placed in a segregated savings account and interest will be paid by the Bank at the Bank's passbook rate, which was [2.50%] on the date of this Prospectus, from the date payment is received until the Offering is completed or terminated. Such interest will be paid by check, on all funds held, including funds accepted as payment for shares of Common Stock, promptly upon completion or termination of the Offering. An executed Order Form, once received by the Bank, may not be modified, amended or rescinded without the consent of the Bank, unless the Offering is not completed by April __, 1998, in which event purchasers may be given the opportunity to increase, decrease, confirm or rescind their orders for a specified period of time.

     Depending on market conditions, the Common Stock may be offered for sale to the general public on a best efforts basis in the Syndicated Community Offering by a selling group (the "Selling Group") of broker-dealers ("Selected Dealers") to be managed by Ryan Beck. Ryan Beck, in its discretion, will instruct Selected Dealers as to the number of shares to be allocated to each Selected Dealer. Only upon allocation of shares to Selected Dealers may Selected Dealers take orders from their customers. Investors who desire to purchase shares in the Community Offering directly through a Selected Dealer, which may include Ryan Beck, are advised that the members of the Selling Group are required either
(a) upon receipt of an executed Order Form or direction to execute an Order Form on behalf of an investor, to forward the appropriate purchase price to the Bank for deposit in a segregated account on or before twelve noon, prevailing time, of the business day next following such receipt or execution; or (b) upon receipt of confirmation by such member of the Selling Group of an investor's interest in purchasing shares, and following a mailing of an acknowledgment by such member to such investor on the business day next following receipt of confirmation, to debit the account of such investor on the fifth business day next following receipt of confirmation and to forward the appropriate purchase price to the Bank for deposit in the segregated account on or before 12:00 noon, Boston time, of the business day next following such debiting. Payment for any shares purchased pursuant to alternative (a) above must be made by check in full payment therefor. Payment for shares purchased pursuant to alternative (b) above may be made by wire transfer to the Bank.

     Owners of self-directed IRAs may use the assets of such IRAs to purchase shares of Common Stock in the Offering. Individuals who are participants in self-directed tax qualified plans maintained by self-employed individuals ("Keogh Plans") may use the assets in their self-directed Keogh Plan accounts to purchase shares of Common Stock in the Offering. In addition, the provisions of ERISA and IRS regulations require that executive officers, trustees and 10% stockholders who use self-directed IRA funds and/or Keogh Plan accounts to purchase shares of Common Stock in the Offering, make such purchase for the exclusive benefit of the IRA and/or Keogh Plan participant.

     If the ESOP purchases shares of the Common Stock, such plan will not be required to pay for such shares until consummation of the Offering, provided that there is in force from the time the order is received a loan

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

commitment from an unrelated financial institution to lend to the ESOP the amount of funds necessary to purchase the number of shares ordered.

     Delivery of Stock Certificates. Certificates representing Common Stock issued in the Offering will be mailed by the Bank to the persons entitled thereto at the registration address noted on the Order Form, as soon as practicable following consummation of the Offering. Any certificates returned as undeliverable will be held by the Bank until claimed by persons legally entitled thereto or otherwise disposed of in accordance with applicable law. Until certificates for the Common Stock are available and delivered to purchasers, purchasers may not be able to sell the shares of stock which they ordered.

PLAN OF DISTRIBUTION AND SELLING COMMISSIONS

     Offering materials for the Offering initially have been distributed to certain persons by mail, with additional copies made available at the Bank's offices and by Ryan Beck. All prospective purchasers must send payment directly to the Bank, where such funds will be held in a segregated special escrow account and not released until the Offering is completed or terminated.

     To assist in the marketing of the Common Stock, the Bank and the Company have retained Ryan Beck, which is a broker-dealer registered with the NASD.
Ryan Beck will assist the Bank in the Offering as follows: (i) in training and educating the Bank's employees regarding the mechanics and regulatory requirements of the Offering; (ii) in conducting informational meetings for employees, customers and the general public; and (iii) in coordinating the selling efforts in the Bank's local communities. Ryan Beck has agreed to use its best efforts to assist the Bank in the solicitation of subscription and purchase orders for shares of Common Stock in the Offering. For these services, Ryan Beck will receive an advisory and marketing fee of $1.0 million and a management fee of 5.5% of the aggregate dollar amount of the Common Stock sold in the Syndicated Community Offering by NASD member firms (which may include Ryan Beck) under selected dealer agreements.

     The Bank also will reimburse Ryan Beck for its reasonable out-of-pocket expenses (including legal fees up to a maximum of $55,000) associated with its marketing effort. The maximum of Ryan Beck's out-of-pocket expenses to be reimbursed by the Bank is $15,000 (excluding legal fees). The Bank has made an advance payment to Ryan Beck in the amount of $25,000 upon commencement of the Offering. If the Plan is terminated by the Bank, the Offering is not completed by June 30, 1998, or if Ryan Beck terminates its agreement with the Bank in accordance with the provisions of the agreement, Ryan Beck is entitled to receive a fee of $25,000 for its advisory and administrative services, plus reimbursement of its reasonable out-of-pocket expenses. The Bank will indemnify Ryan Beck against liabilities and expenses (including legal fees) incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering material for the Common Stock, including liabilities under the Securities Act of 1933.

     Trustees and executive officers of the Bank may participate in the solicitation of offers to purchase Common Stock. Other trained employees of the Bank may participate in the Offering in ministerial capacities, providing clerical work in effecting a sales transaction or answering questions of a ministerial nature. Other questions of prospective purchasers will be directed to executive officers or registered representatives. The Bank will rely on Rule 3a4-1 of the Exchange Act, so as to permit officers, trustees and employees to participate in the sale of the Common Stock. No officer, trustee or employee of the Bank will be compensated for his participation by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the Common Stock.

     A Stock Information Center will be established at the Bank's main office, in an area separated from the Bank's banking operations. Employees will inform prospective purchasers to direct their questions to the Stock Information Center and will provide such persons with the telephone number of the Center.

     Other Restrictions. Notwithstanding any other provision of the Plan, no person is entitled to purchase any Common Stock to the extent such purchase would be illegal under any federal or state law or regulation (including state "blue-sky" laws and regulations), or would violate regulations or policies of the NASD, particularly those

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

regarding free riding and withholding. The Bank and/or its agents may ask for an acceptable legal opinion from any purchaser as to the legality of such purchase and may refuse to honor any such purchase order if such opinion is not timely furnished. The Plan prohibits the Bank from lending funds or extending credit to any persons to purchase Common Stock in the Offering.

LIMITATIONS UPON PURCHASES OF COMMON STOCK

     The following additional limitations have been imposed upon purchases of shares of Common Stock. Defined terms used in this section and not otherwise defined in this Prospectus shall have the meaning set forth in the Plan.

     A. The aggregate amount of outstanding Common Stock of the Company owned or controlled by persons other than the Mutual Company at the close of the Offering shall not exceed 49% of the Company's total outstanding Common Stock.

     B. No Person or group of persons Acting in Concert, may purchase more than $1.0 million of Common Stock offered in the Offering, except that: (i) the Company may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, increase such maximum purchase limitation to up to 5% of the number of shares offered in the Offering; (ii) Tax-Qualified Employee Plans may purchase up to 10% of the shares offered in the Offering; and (iii) for purposes of this paragraph shares to be held by any Tax-Qualified Employee Plan and attributable to a person shall not be aggregated with other shares purchased directly by or otherwise attributable to such person.

     C. The aggregate amount of Common Stock acquired in the Offering by all Management Persons and their Associates, exclusive of any stock acquired by such persons in the secondary market, shall not exceed 25% of the outstanding shares of Common Stock of the Company held by persons other than the Mutual Company at the close of the Offering. In calculating the number of shares held by Management Persons and their Associates under this paragraph or under the provisions of paragraph D below, shares held by any Tax-Qualified Employee Benefit Plan or any Non-Tax-Qualified Employee Benefit Plan of the Bank that are attributable to such persons shall not be counted.

     D. The aggregate amount of Common Stock acquired in the Offering by all Management Persons and their Associates, exclusive of any Common Stock acquired by such persons in the secondary market, shall not exceed 25% of the stockholders' equity of the Bank. In calculating the number of shares held by Management Persons and their Associates under this paragraph or under the provisions of paragraph C of this section, shares held by any Tax-Qualified Employee Benefit Plan or any Non-Tax-Qualified Employee Benefit Plan of the Bank that are attributable to such persons shall not be counted.

     E. With the approval of the Division, the Boards of Directors of the Bank and the Company may, in their sole discretion, increase the maximum purchase limitation set forth in paragraph B to up to 9.9%, provided that orders for Common Stock in excess of 5% of the number of shares of Common Stock offered in the Offering shall not in the aggregate exceed 10% of the total shares of Common Stock offered in the Offering (except that this limitation shall not apply to purchases by Tax-Qualified Employee Plans). If such 5% limitation is increased, subscribers for the maximum amount will be, and certain other large subscribers in the sole discretion of the Company and the Bank may be, given the opportunity to increase their subscriptions up to the then applicable limit. Requests to purchase additional shares of Common Stock under this provision will be determined by the Board of Directors of the Company, in its sole discretion.

     F. In the event of an increase in the total number of shares offered in the Subscription Offering due to an increase in the maximum of the Offering Range of up to 15% (the "Adjusted Maximum"), the additional shares will be issued in the following order of priority: (i) to fill the ESOP subscription to the Adjusted Maximum; (ii) in the event that there is an oversubscription in the Eligible Account Holder, Supplemental Eligible Account Holder or employee, officer and trustee categories, to fill unfulfilled subscriptions of such subscribers according to their respective priorities set forth in the Plan.

     G. Notwithstanding any other provision of the Plan, no person shall be entitled to purchase any Common Stock to the extent such purchase would be illegal under any federal law or state law or regulation or would violate regulations or policies of the National Association of Securities Dealers, Inc., particularly those regarding free riding and withholding. The Company and/or its agents may ask for an acceptable legal opinion from any purchaser as to the legality of such purchase and may refuse to honor any purchase order if such opinion is not timely furnished.

     H. The Board of Directors of the Company has the right in its sole discretion to reject any order submitted by a person whose representations the Board of Directors believes to be false or who it otherwise believes, either alone or acting in concert with others, is violating, circumventing or intends to violate, evade or circumvent the terms and conditions of the Plan.

     The Company, in its sole discretion, may make reasonable efforts to comply with the securities laws of any state in the United States in which its depositors reside, and will only offer and sell the Common Stock in states in which the offers and sales comply with such states' securities laws. However, no person will be offered or allowed to purchase any Common Stock under the Plan if he resides in a foreign country or in a state of the United States with respect to which any of the following apply: (i) a small number of persons otherwise eligible to purchase shares under the Plan reside in such state or foreign country; (ii) the offer or sale of shares of Common Stock to such persons would require the Bank or its employees to register, under the securities laws of such state or foreign country, as a broker or dealer or to register or otherwise qualify its securities for sale in such state or foreign country; or (iii) such registration or qualification would be impracticable for reasons of cost or otherwise.

FEDERAL AND STATE TAX CONSEQUENCES OF THE REORGANIZATION

     Consummation of the Reorganization is conditioned on prior receipt by the Bank of (i) either an IRS ruling or an opinion of counsel with respect to the federal income tax consequences of the Reorganization and (ii) either a ruling from the Massachusetts Department of Revenue or an opinion of counsel or tax advisor with respect to the Massachusetts tax consequences of the Reorganization. Unlike private letter rulings, opinions of counsel are not binding on the IRS or the Massachusetts Department of Revenue, and either agency could disagree with such opinions. In the event of such disagreement, there can be no assurance that the Stock Bank or the members would prevail in a judicial proceeding.

     In the following discussion, "Mutual Bank" refers to the Bank before the Reorganization and "Stock Bank" refers to the Bank after the Reorganization.
The Mutual Bank will receive an opinion of counsel from Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation, to the effect that, for federal income tax purposes, (1) the conversion of the De Novo Bank into the Mutual Company, a Massachusetts mutual holding company, will qualify as a tax-free reorganization under Code Section 368(a)(1)(F); (2) provided that the merger of the Mutual Bank into the Stock Bank qualifies as a merger under Massachusetts law, the merger of the Bank into the Stock Bank with the Stock Bank as the survivor and the transfer of the depositors' equity interest in the Bank to the Mutual Company in exchange for equity interests in the Mutual Company qualifies as a tax-free reorganization described in Code Sections 368(a)(1)(A) and 368(a)(2)(D). The Bank, the Stock Bank and the Mutual Company are each "a party to the reorganization," as defined in Code Section 368(b); (3) the Bank will recognize no gain or loss upon the transfer of substantially all its assets to the Stock Bank solely in exchange for equity interests (voting and liquidation rights) in the Mutual Company and the Stock Bank's assumption of its liabilities, if any; (4) neither the Stock Bank nor the Mutual Company will recognize gain or loss upon the receipt by the Stock Bank of substantially all of the assets of the Bank in exchange for equity interests in the Mutual Company and the Stock Bank's assumption of the Bank's liabilities; (5) the Mutual Company's basis in the stock of the Stock Bank will increase by an amount equal to the Bank's net basis in the property transferred to the Stock Bank; (6) the Stock Bank's basis in the property received from

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

the Bank will be the same as the basis of such property in the hands of the Bank immediately prior to the Reorganization; (7) the Stock Bank's holding period for the property received from the Bank will include the period during which such property was held by the Bank; (8) subject to the conditions and limitations set forth in Code Sections 381, 382, 383 and 384 and the Treasury regulations promulgated thereunder, the Stock Bank will succeed to and take into account the items of the Bank described in Code Section 381(c); (9) no gain or loss will be recognized by the depositors of the Bank on the receipt of equity interests with respect to the Mutual Company in exchange for their equity interests surrendered therefor; (10) each depositor's aggregate basis, if any, in the Mutual Company equity interest received in the exchange will equal the aggregate basis, if any, of each depositor's equity interest in the Bank; (11) the holding period of the Mutual Company equity interests received by the depositors of the Bank will include the period during which the Bank equity interests surrendered in exchange therefor were held; (12) the Mutual Company and the Minority Stockholders of the Company will recognize no gain or loss upon the transfer of the Stock Bank stock and cash, respectively, to the Company in exchange for stock of the Company; (13) the Company will recognize no gain or loss upon its receipt of property from the Mutual Company and Minority Stockholders in exchange for Common Stock of the Company; and (14) the Mutual Company will increase its basis in its shares of Company Common Stock by the Mutual Company's basis in its Stock Bank stock.

CONVERSION OF MUTUAL COMPANY TO STOCK FORM

     Although Massachusetts law permits mutual holding companies to convert to stock form, implementing regulations have not been adopted by the Division as of this time. Moreover, proposed regulations of the Division would prohibit a mutual holding company from converting to stock form for three years after its initial minority stock offering, except for supervisory reasons. There can be no assurance when, if ever, a Conversion Transaction will occur, and the board of trustees has no current intention or plan to undertake a Conversion Transaction. In a Conversion Transaction, the Mutual Company would merge with and into the Bank or the Company, with the Bank or the Company as the resulting entity, and the shares of Common Stock held by the Mutual Company would be canceled and reissued by the Company for sale on a priority basis to eligible depositors of the Bank and others pursuant to the formula set forth below.

     Any Conversion Transaction shall be fair and equitable to Minority Stockholders. In any Conversion Transaction, Minority Stockholders will be entitled, without additional consideration, to maintain the same percentage ownership interest in the Common Stock of the Company after the Conversion Transaction as their ownership interest in the Common Stock of the Company immediately prior to the Conversion Transaction (i.e., the Minority Ownership Interest), subject only to the following adjustments (if required by federal law, regulation, or regulatory policy) to reflect: (i) the cumulative effect of the aggregate amount of dividends waived by the Mutual Company; and (ii) the market value of assets of the Mutual Company (other than Common Stock of the Company).

     The adjustment referred to in clause (i) of the immediately preceding paragraph above would require that the Minority Ownership Interest be adjusted by multiplying the Minority Ownership Interest by the following fraction:

(Company stockholders' equity immediately preceding the Conversion Transaction)
-------------------------------------------------------------------------------
          - (aggregate amount of dividends waived by Mutual Company)
          ----------------------------------------------------------
 Company stockholders' equity immediately preceding the Conversion Transaction

     The adjustment referred to in clause (ii) above would further adjust the Minority Ownership Interest by multiplying the result obtained in the preceding paragraph by the following fraction:

(pro forma market value of Company) - (market value of assets of Mutual Company
-------------------------------------------------------------------------------
                       other than Company common stock)
                       --------------------------------
                       pro forma market value of Company

     At the sole discretion of the Board of Trustees of the Mutual Company and the Board of Directors of the Company, a Conversion Transaction may be effected in any other manner necessary to qualify the Conversion Transaction as a tax-free reorganization under applicable federal and state tax laws, provided such Conversion Transaction does not diminish the rights and ownership interest of Minority Stockholders as set forth in the preceding paragraphs. If a Conversion Transaction does not occur, the Mutual Company will always own a majority of the voting stock of the Company.

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

     A Conversion Transaction would require the approval of applicable bank regulators, and would be presented to a vote of the corporators of the Mutual Company and the stockholders of the Company as of a voting record date prior to the completion of the Conversion Transaction. Federal and state regulatory policy requires that in any Conversion Transaction the depositors of the Stock Bank will be accorded the same stock purchase priorities as if the Mutual Company were a mutual savings bank converting to stock form.

            RESTRICTIONS ON ACQUISITION OF THE COMPANY AND THE BANK

     Although the Board of Directors of the Bank and the Company are not aware of any effort that might be made to obtain control of the Company following the Reorganization, the Board of Directors, as discussed below, believes that it is appropriate to include certain provisions in the Company's Articles of Organization and Bylaws to protect the interests of the Company and its stockholders from takeovers which the Board of Directors of the Company might conclude are not in the best interest of the Bank, the Company, or the Company's stockholders. Even though the Mutual Company will own a minimum of 51% of the Common Stock and may, therefore, prevent any takeover proposal simply by voting its stock against any such a proposal, the Mutual Company may convert to the stock form of ownership in the future, although it has no present intention to do so. Accordingly, the Company is not assured that the Mutual Company will always control the Company by virtue of its ownership of the majority of the Common Stock. In addition, these provisions will increase protections available to the Company against transactions that, although not resulting in an acquisition of a majority of the Company's stock, nevertheless may harm the Company and its stockholders by disrupting the Bank's operations and management, and by causing the Company to incur substantial expenses.

     The following discussion is a general summary of the material provisions of the Company's Articles of Organization and Bylaws and certain other regulatory provisions which may be deemed to have an "anti-takeover" effect. The following description of certain of these provisions is necessarily general and, with respect to provisions contained in the Company's Articles of Organization and Bylaws and the Bank's proposed stock Charter and Bylaws, reference should be made in each case to the document in question, each of which is part of the Bank's application to the Commissioner and the Company's Registration Statement filed with the SEC. See "Additional Information."

PROVISIONS OF THE COMPANY'S ARTICLES OF ORGANIZATION AND BYLAWS

     Directors. Certain provisions of the Company's Articles of Organization and Bylaws will impede changes in control of the Board of Directors. The Company's Articles of Organization provide that the Board of Directors of the Company will be divided into three classes, with directors in each class elected for three-year staggered terms except for the initial directors. Thus, it would take two annual elections to replace a majority of the Company's Board. The Company's Articles of Organization provide that the size of the Board of Directors may be increased or decreased only by a majority vote of the Board. The Articles of Organization also provide that any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, shall be filled for the remainder of the unexpired term by a majority vote of the directors then in office. Finally, the Articles of Organization and Bylaws impose certain notice and information requirements in connection with the nomination by stockholders of candidates for election to the Board of Directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders.

     The Articles of Organization provide that a director may only be removed for cause by the affirmative vote of 80% of the shares eligible to vote. Removal for "cause" is limited to the grounds for termination in the federal regulations that apply to employment contracts of federally insured savings institutions.

     Restrictions on Call of Special Meetings. The Articles of Organization provide that a special meeting of stockholders may be called by a majority of the authorized Board of Directors of the Company or pursuant to a resolution adopted by a majority of the Board of Directors. Stockholders are not authorized to call a special meeting of stockholders.

     Absence of Cumulative Voting. The Articles of Organization provide that there shall be no cumulative voting for the election of directors.

     Authorization of Preferred Stock. The Articles of Organization authorize 5,000,000 shares of serial preferred stock, par value $0.01 per share (the "Preferred Stock"). The Company is authorized to issue Preferred Stock from time to time in one or more series subject to applicable provisions of law, and the Board of Directors is authorized to fix the designations, and relative preferences, limitations, voting rights, if any, including without limitation, offering rights of such shares (which could be multiple or as a separate class). In the event of a proposed merger, tender offer or other attempt to gain control of the Company that the Board of Directors does not approve, it might be possible for the Board of Directors to authorize the issuance of a series of Preferred Stock with rights and preferences that would impede the completion of such a transaction. An effect of the possible issuance of Preferred Stock, therefore, may be to deter a future takeover attempt. The Board of Directors has no present plan or understanding to issue any Preferred Stock.

     Other Control Considerations. The Articles of Organization further provide that the Board of Directors of the Company, when determining whether the interests of the Company and its stockholders will be served by any (i) exchange or tender offer, (ii) merger or consolidation or (iii) sale of substantially all of the assets of the Company, may consider the interests of the Company's employees, suppliers, creditors and customers, the economy of the state, region and nation, community and societal considerations and the long-term and short-term interests of the Company and its stockholders, including the possibility that these interests will be best served by the continued independence of the Company.

     Procedures for Certain Business Combinations. The Articles of Organization require that certain business combinations between the Company (or any majority-owned subsidiary thereof) and a 10% or greater stockholder either (i) be approved by at least 80% of the total number of outstanding voting shares of the Company or (ii) be approved by a majority of certain directors unaffiliated with such 10% or greater stockholder or (iii) involve consideration per share generally equal to the higher of (A) the highest amount paid by such 10% stockholder or its affiliates in acquiring any shares of the Common Stock or (B) the "Fair Market Value" (generally, the highest closing bid paid on the Common Stock during the 30 days preceding the date of the announcement of the proposed business combination or on the date the 10% or greater stockholder became such, whichever is higher).

     Amendment to Articles of Organization and Bylaws. The Articles of Organization may be amended by the affirmative vote of at least 80% of the total votes eligible to be cast by stockholders; provided, however, that if at least two-thirds of the Directors then in office recommend approval of an amendment, then such amendment shall require the affirmative vote of a majority of the total votes eligible to be cast by stockholders.

     The bylaws may be amended by the affirmative vote of the total number of directors of the Company or the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders.

     Purpose and Takeover Defensive Effects of the Company's Articles of Organization and Bylaws. At least 51% of the Common Stock of the Mutual Company will be controlled by the Mutual Company. Moreover, management believes that under current policy of the FDIC and other federal regulators, the Mutual Company could not be acquired without first converting the Mutual Company to stock form. As a result, it is very unlikely that the Company could be acquired so long as it is in a mutual holding company structure.
Notwithstanding the foregoing, the Mutual Company may convert to stock form in the future and the Board of Directors believes that the provisions described above are prudent and will reduce the Company's vulnerability to takeover attempts and certain other transactions which have not been negotiated with and approved by its Board of Directors. These provisions will also assist the Bank in the orderly deployment of the Offering proceeds into productive assets during the initial period after the Offering. The Board of Directors believes these provisions are in the best interests of the Bank, the Company and its stockholders. Attempts to acquire control of financial institutions and their holding companies have become increasingly common. Takeover attempts which have not been negotiated with and approved by the Board of Directors present to stockholders the risk of a takeover on terms which may be less favorable than might otherwise be available. A transaction which is negotiated and approved by the Board of Directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value for the Company and its stockholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of the Company's assets.

     An unsolicited takeover proposal can seriously disrupt the business and management of a corporation and cause it great expense. Although a tender offer or other takeover attempt may be made at a price substantially above then-current market prices, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous or retaining their investment in an enterprise which is under different management and the objectives of which may not be similar to those of the remaining stockholders.

     Potential Anti-Takeover Effects. Despite the belief of the Bank and the Company as to the benefits to stockholders of these provisions of the Company's Articles of Organization and Bylaws, these provisions, as well as the mutual holding company structure, will have the effect of discouraging any takeover attempt which would not be approved either by regulatory policy or by the Company's Board, but pursuant to which stockholders may receive a substantial premium for their shares over then-current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also make it more difficult to remove the Company's Board of Directors and management. The Boards of Directors of the Bank and the Company, however, have concluded that the potential benefits outweigh the possible disadvantages.

     Pursuant to applicable law, at any annual or special meeting of its stockholders after the Offering, the Company may adopt additional provisions to its Articles of Organization regarding the acquisition of its equity securities that would be permitted to a Massachusetts corporation. The Company and the Bank do not presently intend to propose the adoption of further restrictions on the acquisition of the Company's equity securities.

PROVISIONS OF THE STOCK BANK'S CHARTER AND BYLAWS

     Limitation on Voting Rights. The Stock Bank's Charter provides that, for a period of three years from the date of the Reorganization, no person shall directly or indirectly offer to acquire beneficial ownership of more than 4.9% of the outstanding shares of any class of equity securities of the Stock Bank and, after such three year period, no person shall directly offer to acquire beneficial ownership of more than 10% of the outstanding shares of any class of equity securities of the Stock Bank. Shares beneficially owned in violation of these stock ownership restrictions shall not be counted as shares entitled to vote, shall not be voted or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and shall not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the Stock Bank's stockholders for a vote. Additionally, the Stock Bank's Board of Directors may cause all securities beneficially owned in excess of these limitations to be transferred to an independent trustee for sale to the Stock Bank or on the open market.

     Directors. Like the Company's Articles of Organization, the Stock Bank's Charter provides that the Board of Directors of the Stock Bank will be divided into three classes, with directors in each class elected for three-year staggered terms except for the initial directors. Thus, it would take two annual elections to replace a majority of the Stock Bank's Board of Directors. Additionally, Directors of the Stock Bank may only be removed from office for cause and only by the affirmative vote of the holders of at least 80% of the Stock Bank's outstanding voting stock, voting together as a single class.

     Authorization of Preferred Stock. The Stock Bank's Charter authorizes 5,000,000 shares of serial preferred stock, par value $1.00 per share (the "Bank Preferred Stock"). The Bank is authorized to issue Bank Preferred Stock from time to time in one or more series subject to applicable provisions of law, and the Board of Directors is authorized to fix the designations, and relative preferences, limitations, voting rights, if any, including without limitation, offering rights of such shares (which could be multiple or as a separate class). In the event of a proposed merger, tender offer or other attempt to gain control of the Stock Bank that the Board of Directors does not approve, it might be possible for the Board of Directors to authorize the issuance of a series of Bank Preferred Stock with rights and preferences that would impede the completion of such a transaction. An effect of the possible issuance of Bank Preferred Stock, therefore, may be to deter a future takeover attempt. The Board of Directors has no present plans of understanding for the issuance of any Bank Preferred Stock but it may issue any Bank Preferred Stock on terms which the Board deems to be in the best interests of the Company and its stockholders.

MUTUAL HOLDING COMPANY STRUCTURE

     Under Massachusetts law, at least 51% of the Company's voting shares must be owned by the Mutual Company, and the Mutual Company will be controlled by its Board of Trustees who will consist initially of the current members of the Board of Trustees of the Bank. The Mutual Company, acting through its Board of Trustees, will be able to control the business and operations of the Company and the Bank and will be able to prevent any challenge to the ownership or control of the Company by Minority Stockholders.

FRB REGULATIONS

     The Change in Bank Control Act and the BHCA, together with the FRB regulations under those acts, require that the consent of the FRB be obtained prior to any person or company acquiring "control" of a bank holding company. Control is conclusively presumed to exist if an individual or company acquires more than 25% of any class of voting stock of the bank holding company. Control is rebuttably presumed to exist if the person acquires more than 10% of any class of voting stock of a bank holding company if either (i) the Company has registered securities under Section 12 of the Exchange Act or (ii) no other person will own a greater percentage of that class of voting securities immediately after the transaction. The regulations provide a procedure to rebut the rebuttable control presumption. Since the Company's Common Stock will be registered under Section 12 of the Exchange Act, any acquisition of 10% or more of the Company's Common Stock will give rise to a rebuttable presumption that the acquiror of such stock controls the Company, requiring the acquiror, prior to acquiring such stock, to rebut the presumption of control to the satisfaction of the FRB or obtain FRB approval for the acquisition of control. Restrictions applicable to the operations of bank holding companies may deter companies from seeking to obtain control of the Company. See "Regulation."

MASSACHUSETTS BANKING LAW

     Massachusetts banking law also prohibits any "company," defined to include banking institutions as well as corporations, from directly or indirectly controlling the voting power of 25% or more of the voting stock of two or more banking institutions without the prior approval of the Division. Additionally, an out-of-state company which already directly or indirectly controls voting power of 25% or more of the voting stock of two or more banking institutions may not also acquire direct or indirect ownership or control of more than 5% of the voting stock of a Massachusetts banking institution without the prior approval of the Division. Finally, for a period of three years following completion of a conversion to stock form, no person may directly or indirectly offer to acquire or acquire beneficial ownership of more than 10% of any class of equity security of a converting mutual savings bank without prior written approval of the Division.

                  DESCRIPTION OF CAPITAL STOCK OF THE COMPANY

GENERAL

     The Company is authorized to issue 45 million shares of Common Stock having a par value of $.01 per share and 5 million shares of serial Preferred Stock having a par value of $.01 per share. The Company currently expects to issue between 8,789,000 and 11,891,000 shares, with an adjusted maximum of 13,674,650 shares, of Common Stock and no shares of Preferred Stock in the Offering. Each share of the Common Stock will have the same relative rights as, and will be identical in all respects with, each other share of the Common Stock. Upon payment of the Purchase Price for the Common Stock, in accordance with the Plan, all such stock will be duly authorized, fully paid, validly issued and non-assessable.

     THE COMMON STOCK OF THE COMPANY WILL REPRESENT NONWITHDRAWABLE CAPITAL, WILL NOT BE AN ACCOUNT OF AN INSURABLE TYPE AND WILL NOT BE INSURED BY THE FDIC.

COMMON STOCK

     Voting Rights. Under Massachusetts law, the holders of the Common Stock will possess exclusive voting power in the Company. Each stockholder will be entitled to one vote for each share held on all matters voted upon by stockholders, except as discussed in "Restrictions on Acquisition of the Company and the Bank." If the Company issues Preferred Stock subsequent to the Offering, holders of the Preferred Stock may also possess voting rights.

     Dividends. Upon consummation of the Reorganization and the Offering, the Company's assets will consist of the Bank's Common Stock and up to 50% of the net proceeds of the Offering. The payment of dividends by the Company is subject to limitations which are imposed by law and applicable regulation. See "Dividends." The holders of Common Stock will be entitled to receive and share equally in such dividends as may be declared by the Board of Directors of the Company out of funds legally available therefor. If the Company issues Preferred Stock, the holders thereof may have a priority over the holders of the Common Stock with respect to dividends.

     Liquidation or Dissolution. In the unlikely event of the liquidation or dissolution of the Company, the holders of the Common Stock will be entitled to receive--after payment or provision for payment of all debts and liabilities of the Company (including all deposits in the Bank and accrued interest thereon) and after distribution of the liquidation account established upon the closing of the Reorganization and the Offering for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue their deposit accounts at the Bank--all assets of the Company available for distribution, in cash or in kind. If preferred stock is issued subsequent to the Offering, the holders thereof may have a priority over the holders of Common Stock in the event of liquidation or dissolution.

     No Preemptive Rights. Holders of the Common Stock will not be entitled to preemptive rights with respect to any shares which may be issued. The Common Stock will not be subject to call for redemption and, upon receipt by the Company of the full purchase price therefor, each share of the Common Stock will be fully paid and nonassessable.

     Preferred Stock. None of the 5 million authorized shares of Preferred Stock of the Company will be issued in the Offering. The Company Board of Directors is authorized, without stockholder approval, to issue serial preferred stock and to fix and state voting powers, designations, preferences or other special rights of such shares. If and when issued, the serial preferred stock may rank senior to the Common Stock as to dividend rights, liquidation preferences, or both, and may have full, limited or no voting rights. Accordingly, the issuance of preferred stock could adversely affect the voting and other rights of holders of Common Stock.

                         TRANSFER AGENT AND REGISTRAR

     _______________________ will act as the transfer agent and registrar for the Common Stock.

                             LEGAL AND TAX MATTERS

     The legality of the Common Stock and the federal income tax consequences of the Reorganization and the Offering will be passed upon for the Bank and the Company by Luse Lehman Gorman Pomerenk & Schick, P.C., Washington, D.C. The Massachusetts state income tax consequences of the Reorganization and the Offering will be passed upon for the Bank and the Company by Foley, Hoag & Eliot LLP, Boston, Massachusetts. Luse Lehman Gorman Pomerenk & Schick, P.C. and Foley, Hoag & Eliot LLP have consented to the references herein to their opinions. Certain legal matters will be passed upon for Ryan Beck by Peabody & Brown, Boston, Massachusetts and Washington, D.C.

                                    EXPERTS

     The consolidated financial statements as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 appearing in this Registration Statement have been audited by Grant Thornton LLP, independent certified public accountants, as stated in their reports appearing elsewhere herein, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     Feldman Financial Advisors, Inc. has consented to the publication herein of the summary of its report to the Bank and the Company setting forth its opinion as to the estimated pro forma market value of the Common Stock upon Reorganization and its valuation with respect to Subscription Rights.

                            ADDITIONAL INFORMATION

     The Company has filed with the SEC a registration statement under the Securities Act with respect to the Common Stock offered hereby. As permitted by the rules and regulations of the SEC, this Prospectus does not contain all the information set forth in the registration statement. Such information can be examined without charge at the public reference facilities of the SEC located at 450 Fifth Street, NW, Washington, D.C. 20549, and copies of such material can be obtained from the SEC at prescribed rates. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of this web site is http://www.sec.gov. The statements contained herein as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions thereof and are not necessarily complete but do contain all material information regarding such documents; each such statement is qualified by reference to such contract or document.

     The Bank has filed an Application for Offering with the Division with respect to the Reorganization. Pursuant to the rules and regulations of the Division, this Prospectus omits certain information contained in that Application. The Application may be examined at the office of the Division, 100 Cambridge Street, Boston, Massachusetts and at the main office of the Bank at 160 Washington Street, Brookline, Massachusetts, without charge.

     In connection with the Stock Offering, the Company will register the Common Stock with the SEC under Section 12(g) of the Exchange Act; and, upon such registration, the Company and the holders of its Common Stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Exchange Act. Under the Plan, the Company has undertaken that it will not terminate such registration for a period of at least three years following the Offering.

     A copy of the Articles of Organization and Bylaws of the Company are available without charge from the Bank.

                    BROOKLINE SAVINGS BANK AND SUBSIDIARIES

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                        Page
                                                                                                        ----
Report of Independent Certified Public Accountants...................................................    F-2

Consolidated Balance Sheets as of August 31, 1997 (unaudited) and
     December 31, 1996 and 1995 .....................................................................    F-3

Consolidated Statements of Income for the eight months ended August 31, 1997 and 1996
     (unaudited) and the years ended December 31, 1996, 1995 and 1994 ...............................    33

Consolidated Statements of Changes in Retained Earnings for the eight months ended
     August 31, 1997 and 1996 (unaudited) and the years ended December 31, 1996, 1995 and 1994.......    F-4

Consolidated Statements of Cash Flows for the eight months ended August 31, 1997 and 1996
     (unaudited) and the years ended December 31, 1996, 1995 and 1994................................F-5 to F-6

Notes to Consolidated Financial Statements...........................................................F-7 to F-28

         All schedules are omitted because they are not required or applicable, or the required information is shown in the consolidated financial statements or notes thereto.

         The financial statements of Brookline Bancorp, Inc. have been omitted because Brookline Bancorp, Inc. has not yet issued any stock, has no assets and no liabilities, and has not conducted any business other than of an organizational nature.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Trustees
Brookline Savings Bank:

         We have audited the accompanying consolidated balance sheets of Brookline Savings Bank and subsidiaries (the Bank) as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in retained earnings and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Brookline Savings Bank and subsidiaries as of December 31, 1996 and 1995, and the consolidated results of their operations and their consolidated cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.


                                                  /s/ Grant Thornton LLP

Boston, Massachusetts
February 13, 1997

                    BROOKLINE SAVINGS BANK AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                                (In thousands)

                                                                                              December 31,
                                                                           August 31,   -----------------------
                                                                              1997         1996         1995
                                                                           ----------   ----------   ----------
                                                                           (unaudited)
                 ASSETS
Cash and due from banks................................................     $   8,021    $   6,465    $   5,980
Short-term investments.................................................         7,495       19,870        5,698
Securities available for sale..........................................       128,525      117,372       81,765
Securities held to maturity (market value of $49,946,
 $41,695 and $89,809, respectively)....................................        49,801       41,620       89,342
Restricted equity securities...........................................         3,519        3,481        2,868
Loans..................................................................       485,515      480,683      448,631
Allowance for loan losses..............................................       (12,443)     (12,326)     (12,326)
                                                                            ---------    ---------    ---------
     Net loans.........................................................       473,072      468,357      436,305
                                                                            ---------    ---------    ---------
Accrued interest receivable............................................         5,923        5,106        5,593
Bank premises and equipment, net.......................................         1,354        1,442        1,122
Other real estate owned, net...........................................         2,002        1,689        1,722
Deferred income tax asset, net.........................................           -            875        1,676
Other assets...........................................................           604          711          717
                                                                            ---------    ---------    ---------
     Total assets......................................................     $ 680,316    $ 666,988    $ 632,788
                                                                            =========    =========    =========

     LIABILITIES AND RETAINED EARNINGS
Deposits...............................................................     $ 481,467    $ 484,016    $ 474,215
Borrowed funds.........................................................        61,815       60,565       49,665
Mortgagors' escrow accounts............................................         2,348        2,777        2,374
Income taxes payable...................................................         3,825        1,399        1,997
Deferred income tax liability, net.....................................           554          -            -
Accrued expenses and other liabilities.................................         4,937        4,284        3,954
                                                                            ---------    ---------    ---------
     Total liabilities.................................................     $ 554,946    $ 553,041    $ 532,205
                                                                            ---------    ---------    ---------
Commitments and contingencies

Retained earnings:
  Retained earnings....................................................       114,413      105,287       93,350
  Net unrealized gain on securities available for sale,
   net of taxes........................................................        10,957        8,660        7,233
                                                                            ---------    ---------    ---------
     Total retained earnings...........................................       125,370      113,947      100,583
                                                                            ---------    ---------    ---------
     Total liabilities and retained earnings...........................     $ 680,316    $ 666,988    $ 632,788
                                                                            =========    =========    =========

See accompanying notes to the consolidated financial statements.

                    BROOKLINE SAVINGS BANK AND SUBSIDIARIES
            CONSOLIDATED STATEMENTS OF CHANGES IN RETAINED EARNINGS
              Eight months ended August 31, 1997 (unaudited) and
                 years ended December 31, 1996, 1995 and 1994
                                (In thousands)

                                                                                     Net
                                                                               unrealized gain
                                                                                on securities
                                                                                  available
                                                                 Retained         for sale,
                                                                 earnings       net of taxes         Total
                                                               ------------    ---------------   -------------
Balance at December 31, 1993..............................     $   72,522         $    -         $   72,522
Effect of change in accounting for securities available
  for sale at January 1, 1994 - net unrealized gain,
  net of taxes............................................            -              5,291            5,291
Net income for the year ended December 31, 1994...........          9,100              -              9,100
Change in net unrealized gain on securities
  available for sale, net of taxes for the year ended
  December 31, 1994.......................................            -             (1,191)          (1,191)
                                                               ----------         ---------      -----------
Balance at December 31, 1994..............................         81,622            4,100           85,722
Net income for the year ended December 31, 1995...........         11,728              -             11,728
Change in net unrealized gain on securities
  available for sale, net of taxes for the year ended
  December 31, 1995.......................................            -              3,133            3,133
                                                               ----------         --------       ----------
Balance at December 31, 1995..............................         93,350            7,233          100,583
Net income for the year ended December 31, 1996...........         11,937              -             11,937
Change in net unrealized gain on securities
  available for sale, net of taxes for the year ended
  December 31, 1996.......................................            -              1,427            1,427
                                                               ----------         --------       ----------
Balance at December 31, 1996..............................        105,287            8,660          113,947
Net income for the eight months ended
  August 31, 1997 (unaudited).............................          9,126              -              9,126
Change in net unrealized gain on securities available
  for sale, net of taxes for the eight months ended
  August 31, 1997 (unaudited).............................            -              2,297            2,297
                                                               ----------         --------       ----------
Balance at August 31, 1997 (unaudited)....................     $  114,413         $ 10,957       $  125,370
                                                               ==========         ========       ==========

See accompanying notes to the consolidated financial statements.

                    BROOKLINE SAVINGS BANK AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (In thousands)

                                                                            Eight months
                                                                          ended August 31,             Year ended December 31,
                                                                      ----------------------     ----------------------------------
                                                                         1997       1996           1996         1995        1994
                                                                      ---------  -----------     --------     --------    --------
                                                                            (unaudited)
Cash flows from operating activities:
  Net income.......................................................   $   9,126  $   8,195       $  11,937    $  11,728   $   9,100
  Adjustments to reconcile net income to net cash provided
     by operating activities:
        Provision (credit) for loan losses.........................         -          -              -             -          (477)
        Provision for other real estate owned......................         -          -              -             -           541
        Depreciation and amortization..............................         296        180            261           227         205
        Amortization, net of accretion, of securities premiums
          and discounts............................................         389        542            526         1,226       1,696
        Accretion of deferred loan origination fees
          and unearned discounts...................................        (512)      (537)          (619)         (151)        (90)
        Net gains from sales of securities.........................         (74)      (464)          (464)         (877)         (4)
        Net gains from sales of other real estate owned............         -         (149)          (149)          -           -
        Deferred income taxes......................................        (107)       128            (21)          272         (39)
        (Increase) decrease in:
          Accrued interest receivable..............................        (817)       516            487          (629)       (772)
          Other assets.............................................          75         32              6           198          21
        Increase (decrease) in:
          Income taxes payable.....................................       2,374     (1,387)          (598)          (49)        177
          Accrued expenses and other liabilities...................         653        340            330           606       1,142
                                                                      ---------   --------       --------     ---------   ---------
             Net cash provided by operating activities.............      11,403      7,396         11,696        12,551      11,500
                                                                      ---------   --------       --------     ---------   ---------

Cash flows from investing activities:
  Proceeds from sales of securities available for sale.............         752      2,712          2,712         1,256           4
  Proceeds from redemptions and maturities of securities
     available for sale............................................      20,997     16,482         25,583        20,943         -
  Proceeds from redemptions and maturities of securities
     held to maturity..............................................      18,607     61,902        110,400        48,159      61,352
  Purchase of securities available for sale........................     (29,119)   (38,766)       (61,316)      (27,241)    (19,229)
  Purchase of securities held to maturity..........................     (27,001)   (10,333)       (63,077)      (39,499)    (52,520)
  Purchase of Federal Home Loan Bank of Boston stock...............         (38)      (318)          (613)         (113)        -
  Net increase in loans............................................     (22,136)   (19,863)       (28,644)      (22,787)    (37,797)
  Proceeds from sales of participations in loans...................       1,198      3,965          5,965         3,000       3,831
  Purchase of bank premises and equipment..........................        (193)      (193)          (570)         (218)       (250)
  Capital expenditures on other real estate owned..................         (43)       -              (17)          (49)        -
  Proceeds from sales of other real estate owned...................          32        683          1,284           219       1,903
                                                                      ---------   --------       --------     ---------   ---------
             Net cash provided by (used for) investing activities..     (36,944)    16,271         (8,293)      (16,330)    (42,706)
                                                                      ---------   --------       --------     ---------   ---------

Cash flows from financing activities:
  Increase (decrease) in demand deposits and NOW, savings and
     money market savings accounts.................................      (2,152)     8,515          8,918       (18,987)    (15,162)
  Increase (decrease) in certificates of deposit...................        (397)      (917)           883        21,391      42,125
  Proceeds from Federal Home Loan Bank of Boston advances..........      11,492     10,206         22,796        19,900      22,265
  Repayment of Federal Home Loan Bank of Boston advances...........     (10,242)    (1,206)       (11,896)      (13,500)     (6,000)
  Increase (decrease) in mortgagors' escrow accounts...............        (429)      (471)           403           114         301
                                                                      ---------   --------       --------     ---------   ---------
             Net cash provided by (used for) financing activities..       1,728      6,127         21,104         8,918      43,529
                                                                      ---------   --------       --------     ---------   ---------

Net increase (decrease) in cash and cash equivalents...............     (27,269)    39,794         24,507         5,139      12,323
Cash and cash equivalents at beginning of period...................      79,285     54,778         54,778        49,639      37,316
                                                                      ---------   --------       --------     ---------   ---------
Cash and cash equivalents at end of period.........................   $  52,016   $ 94,572       $ 79,285     $  54,778   $  49,639
                                                                      =========   ========       ========     =========   =========

                    BROOKLINE SAVINGS BANK AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF CASH FLOWS-(Continued)

                                                                            Eight months
                                                                          ended August 31,             Year ended December 31,
                                                                      ----------------------     ----------------------------------
                                                                         1997       1996           1996         1995        1994
                                                                      ---------  -----------     --------     --------    --------
                                                                            (unaudited)
Supplemental disclosures of cash flow information:
  Cash paid during the period for:
     Interest on deposits and borrowed funds..................       $  17,187   $ 16,840      $ 26,491      $  23,727    $  17,398
     Income taxes.............................................           2,480      6,468         8,361          7,190        5,804
  Non-cash activities:
     Transfers from loans to other real estate owned..........             285        526         1,096             95          671
     Transfer of investment securities from held to maturity
        to available for sale.................................             -          -             -           25,952       19,267

See accompanying notes to the consolidated financial statements.

                    BROOKLINE SAVINGS BANK AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   August 31, 1997 and 1996 (unaudited) and December 31, 1996, 1995 and 1994

(1) Summary of Significant Accounting Policies and Related Matters

Brookline Savings Bank and its subsidiaries (collectively the "Bank") operate five full service banking offices located in Brookline, Massachusetts. The Bank's primary activities include acceptance of deposits from the general public, origination of mortgage loans on residential and commercial real estate located principally in Massachusetts, and investment in debt and equity securities. The Bank is subject to competition from other financial and non-financial institutions. As a Massachusetts chartered savings bank whose deposits are insured by the Federal Deposit Insurance Corporation ("FDIC") and the Deposit Insurance Fund, the activities of the Bank are subject to regulation, supervision and examination by federal and state authorities.

    (a) Principles of Consolidation and Basis of Financial Statement
        Presentation

The consolidated financial statements include the accounts of Brookline Savings Bank and its wholly-owned subsidiaries, 160 Associates, Inc. ("Associates") and BBS Investment Corporation ("BBS"). Through 1996, Associates engaged in marketing services at immaterial levels of activity. In 1997, Brookline Preferred Capital Corporation ("BPCC") was established as a 99.9% owned subsidiary of Associates. BPCC is a real estate investment trust that owns and manages real estate mortgage loans originated by the Bank. BBS is engaged in buying, selling and holding investment securities. All significant intercompany transactions and balances are eliminated in consolidation.

The consolidated financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets, liabilities, income and expenses. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses.

Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on unanticipated changes in economic conditions, particularly in the Boston metropolitan area and eastern Massachusetts. In addition, the FDIC and the Massachusetts Division of Banks, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on their judgments about information available to them at the time of their examination.

    (b)  Cash Equivalents

For purposes of reporting cash flows, cash equivalents include highly liquid assets with an original maturity of three months or less. Highly liquid assets include cash and due from banks, short-term investments and commercial loan participations.

    (c)  Securities

Effective January 1, 1994, the Bank adopted Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Under SFAS No. 115, marketable equity securities and debt securities are classified as either trading account securities, held to maturity securities (applicable only to debt securities) or available for sale securities. Management determines the classification of securities at the time of purchase.

                    BROOKLINE SAVINGS BANK AND SUBSIDIARIES
         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)
   August 31, 1997 and 1996 (unaudited) and December 31, 1996, 1995 and 1994

Trading account securities are carried at estimated fair value with unrealized gains and losses included in earnings. None of the securities purchased by the Bank have been classified as trading account securities.

Debt securities for which the Bank has the positive intent and ability to hold to maturity are classified as held to maturity and carried at amortized cost. Those securities held for indefinite periods of time and not intended to be held to maturity are classified as available for sale. Securities held for indefinite periods of time include securities that management intends to use as part of its asset/liability management strategy and that may be sold in response to changes in interest rates or other business factors. Securities available for sale are carried at estimated fair value. Unrealized gains (losses) are reported as a separate component of retained earnings, net of related income taxes. Restricted equity securities are carried at cost.

In November 1995, FASB issued an implementation guide for SFAS No. 115 that allowed banks a one-time opportunity from mid-November 1995 to December 31, 1995 to reassess investment classifications and reclassify securities in the held to maturity and available for sale categories without tainting the remainder of the portfolio not reclassified. In connection with this opportunity, the Bank reclassified $26.0 million of debt securities from the held to maturity category to the available for sale category. Retained earnings increased by $62,000 as a result of the reclassification.

Premiums and discounts on debt securities are amortized to expense and accreted to income over the estimated life of the respective security using a method which approximates the interest method. Security transactions are recorded on the trade date. Realized gains and losses are determined using the specific identification method. Security valuations are reviewed and evaluated periodically by management. If the decline in the value of any security is deemed to be other than temporary, the security is written down to a new cost basis and the resulting loss is charged to income.

    (d) Loans

Loans are reported at the principal amount outstanding, reduced by net deferred loan origination fees, unearned discounts and unadvanced funds due mortgagors on uncompleted loans.

Loan origination fees and direct loan origination costs are deferred, and the net fee or cost is recognized in interest income using the interest method. Deferred amounts are recognized for fixed rate loans over the contractual life of the loans and for adjustable rate loans over the period of time required to adjust the contractual interest rate to a yield approximating a market rate at origination date.

Accrual of interest on loans is discontinued either when reasonable doubt exists as to the full timely collection of interest and principal or when a loan becomes past due 90 days. All interest previously accrued and not collected is reversed against interest income. Interest payments received on non-accrual and impaired loans are recognized as income unless further collections are doubtful, in which case the payments are applied as a reduction of principal. Loans are generally returned to accrual status when principal and interest payments are current, full collectibility of principal and interest is reasonably assured and a consistent record of performance (generally six months) has been achieved.

Effective January 1, 1995, the Bank prospectively adopted SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," as amended by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure." Under SFAS No. 114, a loan is considered impaired when, based on current information and events,

                    BROOKLINE SAVINGS BANK AND SUBSIDIARIES
         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)
   August 31, 1997 and 1996 (unaudited) and December 31, 1996, 1995 and 1994 it is probable that a creditor will be unable to collect principal or interest due according to the contractual terms of the loan. Impaired loans are measured and reported based on one of three methods: the present value of expected future cash flows discounted at the loan's effective interest rate; the loan's observable market price; or the fair value of the collateral if the loan is collateral dependent. If the measure is less than an impaired loan's recorded investment, an impairment loss is recognized as part of the allowance for loan losses. The adoption of SFAS No. 114 and SFAS No. 118 did not affect the Bank's overall allowance for loan losses.

    (e) Allowance for Loan Losses

The allowance for loan losses is based on a periodic analysis of the loan portfolio by management of the amount deemed necessary to adequately provide for losses in the loan portfolio. Factors considered in making the evaluation include growth of the loan portfolio, the risk characteristics of the types of loans in the portfolio, geographic and large borrower concentration, current regional economic and real estate market conditions that could affect the ability of borrowers to pay, the value of underlying collateral and trends in borrowers to loan delinquencies and charge-offs. Provisions for losses are charged to income. Loans are charged off against the allowance when the collectibility of principal is unlikely. Recoveries of loans previously charged off are credited to the allowance.

    (f) Bank Premises and Equipment

Bank premises and equipment are carried at cost less accumulated depreciation and amortization, except for land which is carried at cost. Bank premises and equipment are depreciated using the straight-line method over the estimate useful life of the assets. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or the estimated useful life of the improvements.

    (g) Other Real Estate Owned

Other real estate owned is comprised of properties acquired through foreclosure or acceptance of a deed in lieu of foreclosure. Such properties are recorded initially at estimated fair value less costs to sell. When a property is acquired, the excess of the loan balance over the estimated fair value is charged to the allowance for loan losses. An allowance for losses on other real estate owned is established by a charge to income when, upon periodic evaluation by management, further declines in the estimated fair value of properties have occurred. Such evaluations are based on an analysis of individual properties as well as a general assessment of current real estate market conditions.

Holding costs and rental income on properties are included in current operations while certain costs to improve such properties are capitalized. Gains and losses from the sale of properties are reflected in operating results when realized.

    (h) Employee Benefits

The Bank accounts for pension and post-retirement benefits on the net periodic cost method. This method recognizes the compensation cost of employee benefits over each employee's estimated service life. Pension costs are funded based on the maximum amount that can be deducted for federal income tax purposes.

                    BROOKLINE SAVINGS BANK AND SUBSIDIARIES
         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)
   August 31, 1997 and 1996 (unaudited) and December 31, 1996, 1995 and 1994

    (i)  Income Taxes

The Bank utilizes the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    (j)  New Accounting Pronouncements

Effective January 1, 1997, the Bank adopted SFAS No. 125, "Accounting for Transfers of Financial Assets and Extinguishment of Liabilities." This Statement is effective for transfers and servicing of financial assets and extinguishment of liabilities occurring after December 31, 1996, and is to be applied prospectively. However, SFAS No. 127, "Deferral of the Effective Date of Certain Provisions of SFAS No. 125," requires the deferral of implementation as it relates to repurchase agreements, dollar-rolls, securities lending and similar transactions until years beginning after December 31, 1997. Earlier or retroactive application of this Statement is not permitted. Adoption of SFAS No. 125 is not expected to have a significant effect on the Bank's financial position or results of operations.

In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income." This Statement requires entities presenting a complete set of financial statements to include details of comprehensive income that arise in the reporting period. Comprehensive income consists of net income or loss for the current period and other comprehensive income consisting of revenue, expenses, gains and losses that bypass the income statement and are reported directly in a separate component of equity. Other comprehensive income includes, for example, unrealized gains and losses on certain investment securities, minimum pension liability adjustments and foreign currency items. This Statement requires that components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. At August 31, 1997, the Bank's other comprehensive income consisted of unrealized gains on securities classified as available for sale. This Statement is effective for fiscal years beginning after December 31, 1997 and requires restatement of prior period financial statements presented for comparative purposes.

(2)  Cash and Short-Term Investments (In Thousands)

Aggregate reserves (in the form of deposits with the Federal Reserve Bank and vault cash) of $1,311, $1,155 and $1,268 were maintained to satisfy federal regulatory requirements at August 31, 1997 and December 31, 1996 and 1995, respectively.

Short-term investments are summarized as follows:

                                                                                                  December 31,
                                                                           August 31,            ------------
                                                                             1997            1996              1995
                                                                           ---------      ---------          --------
Money market funds.....................................................     $  6,645      $  15,870          $  5,620
Federal funds..........................................................          850          4,000                78
                                                                            --------      ---------           -------
                                                                            $  7,495      $  19,870          $  5,698
                                                                            ========      =========          ========

                    BROOKLINE SAVINGS BANK AND SUBSIDIARIES
         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)
   August 31, 1997 and 1996 (unaudited) and December 31, 1996, 1995 and 1994

Short-term investments are stated at cost which approximates market. Money market funds are invested in a mutual fund whose assets are comprised primarily of U.S. Treasury obligations, commercial paper and certificates of deposit with average maturities of 90 days or less.

(3)  Investment Securities (In Thousands)

Securities available for sale and held to maturity are summarized below:

                                                                                      At August 31, 1997
                                                                       -------------------------------------------------
                                                                                      Gross        Gross
                                                                       Amortized    unrealized   unrealized    Estimated
                                                                         cost         gains       losses      fair value
                                                                       ---------    ----------   ----------   ----------
Securities available for sale:
  Debt securities:
      U.S. Government and Agency obligations......................     $  73,610     $    140      $  31      $  73,719
      Corporate obligations.......................................        31,171           53         44         31,180
                                                                       ---------     --------      -----      ---------
         Total debt securities....................................       104,781          193         75        104,899
  Marketable equity securities....................................         6,168       17,530         72         23,626
                                                                       ---------     --------      -----      ---------
         Total securities available for sale......................     $ 110,949     $ 17,723      $ 147      $ 128,525
                                                                       =========     ========      =====      =========
Securities held to maturity:
  U.S. Government and Agency obligations..........................     $   3,987     $      5      $   1      $   3,991
  Corporate obligations...........................................        43,254          108         12         43,350
  Mortgage-backed securities......................................         2,560           54          9          2,605
                                                                       ---------     --------      -----      ---------
         Total securities held to maturity........................     $  49,801     $    167      $  22      $  49,946
                                                                       =========     ========      =====      =========
                                                                                       December 31, 1997
                                                                       -------------------------------------------------
                                                                                      Gross        Gross
                                                                       Amortized    unrealized   unrealized    Estimated
                                                                         cost         gains       losses      fair value
                                                                       ---------    ----------   ----------   ----------
Securities available for sale:
  Debt securities:
      U.S. Government and Agency obligations......................     $  57,089     $    101      $  86      $  57,104
      Corporate obligations.......................................        39,890           73         60         39,903
                                                                       ---------     --------      -----      ---------
         Total debt securities....................................        96,979          174        146         97,007
  Marketable equity securities....................................         6,703       13,750         88         20,365
                                                                       ---------     --------      -----      ---------
         Total securities available for sale......................     $ 103,682     $ 13,924      $ 234      $ 117,372
                                                                       =========     ========      =====      =========

Securities held to maturity:
  U.S. Government and Agency obligations..........................     $  12,951     $      3      $   1      $  12,953
  Corporate obligations...........................................        25,905           45         15         25,935
  Mortgage-backed securities......................................         2,764           54         11          2,807
                                                                       ---------     --------      -----      ---------
         Total securities held to maturity........................     $  41,620     $    102      $  27      $  41,695
                                                                       =========     ========      =====      =========

                    BROOKLINE SAVINGS BANK AND SUBSIDIARIES
         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)
   August 31, 1997 and 1996 (unaudited) and December 31, 1996, 1995 and 1994

                                                                                       December 31, 1995
                                                                       -------------------------------------------------
                                                                                      Gross        Gross
                                                                       Amortized    unrealized   unrealized    Estimated
                                                                         cost         gains        losses     fair value
                                                                       ---------    ----------   ----------   ----------
Securities available for sale:
  Debt securities:
      U.S. Government and Agency obligations......................     $  42,646     $    262       $   7     $  42,901
      Corporate obligations.......................................        19,745          104          59        19,790
                                                                       ---------     --------       -----     ---------
         Total debt securities....................................        62,391          366          66        62,691
  Marketable equity securities....................................         7,922       11,210          58        19,074
                                                                       ---------     --------       -----     ---------
         Total securities available for sale......................     $  70,313     $ 11,576       $ 124     $  81,765
                                                                       =========     ========       =====     =========

Securities held to maturity:
  U.S. Government and Agency obligations..........................     $  28,947     $    132       $   7     $  29,072
  Corporate obligations...........................................        57,245          303          63        57,485
  Mortgage-backed securities......................................         3,150          105           3         3,252
                                                                       ---------     --------       -----     ---------
         Total securities held to maturity........................     $  89,342     $    540       $  73     $  89,809
                                                                       =========     ========       =====     =========

Restricted equity securities are as follows:

                                                                                                 December 31,
                                                                           August 31,     -------------------------
                                                                             1997            1996             1995
                                                                           --------       --------          -------
Federal Home Loan Bank of Boston stock.................................    $  3,266       $  3,228          $ 2,615
Massachusetts Savings Bank Life
  Insurance Company stock..............................................         253            253              253
                                                                           --------       --------          -------
                                                                           $  3,519       $  3,481          $ 2,868
                                                                           ========       ========          =======

As a voluntary member of the Federal Home Loan Bank of Boston ("FHLB"), the Bank is required to invest in $100 par value stock of the FHLB in an amount equal to 1% of its outstanding home loans or 5% of its outstanding advances from the FHLB, whichever is higher. As and when such stock is redeemed, the Bank would receive from the FHLB an amount equal to the par value of the stock. At its discretion, the FHLB may declare dividends on the stock. Such dividends amounted to $139 and $116 for the eight months ended August 31, 1997 and 1996 and $183, $178 and $194 for the years ended December 31, 1996, 1995 and 1994, respectively.

                    BROOKLINE SAVINGS BANK AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)
   August 31, 1997 and 1996 (unaudited) and December 31, 1996, 1995 and 1994

The maturities of the investments in debt securities at August 31, 1997 are as follows:

                                                                                  Available for sale
                                                                              --------------------------
                                                                              Amortized       Estimated
Maturity                                                                        cost          fair value
--------                                                                      ---------       ----------
Within 1 year..........................................................     $   58,752       $   58,798
After 1 year through 5 years...........................................         45,832           45,915
After 5 years through 10 years.........................................            197              186
                                                                            ----------       ----------
                                                                            $  104,781       $  104,899
                                                                            ==========       ==========
                                                                                   Held to maturity
                                                                              --------------------------
                                                                              Amortized       Estimated
Maturity                                                                        cost          fair value
--------                                                                      ---------       ----------
Within 1 year..........................................................      $  11,012        $  11,035
After 1 year through 5 years...........................................         36,129           36,206
After 5 years through 10 years.........................................            313              304
Over 10 years..........................................................          2,347            2,401
                                                                             ---------        ---------
                                                                             $  49,801        $  49,946
                                                                             =========        =========

The maturities of the investments in debt securities at December 31, 1996 are as follows:

                                                                                  Available for sale
                                                                              --------------------------
                                                                              Amortized       Estimated
Maturity                                                                        cost          fair value
--------                                                                      ---------       ----------
Within 1 year..........................................................      $  50,666        $  50,731
After 1 year through 5 years...........................................         45,998           45,971
After 5 years through 10 years.........................................            315              305
                                                                             ---------        ---------
                                                                             $  96,979        $  97,007
                                                                             =========        =========
                                                                                   Held to maturity
                                                                              --------------------------
                                                                              Amortized       Estimated
Maturity                                                                        cost          fair value
--------                                                                      ---------       ----------
Within 1 year..........................................................      $  19,066        $  19,083
After 1 year through 5 years...........................................         19,790           19,805
After 5 years through 10 years.........................................            239              227
Over 10 years..........................................................          2,525            2,580
                                                                             ---------        ---------
                                                                             $  41,620        $  41,695
                                                                             =========        =========

                    BROOKLINE SAVINGS BANK AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)
   August 31, 1997 and 1996 (unaudited) and December 31, 1996, 1995 and 1994

The maturities of the investments in debt securities at December 31, 1995 are as follows:

                                                                                  Available for sale
                                                                             ---------------------------
                                                                             Amortized        Estimated
Maturity                                                                        cost          fair value
--------                                                                     ----------       ----------
Within 1 year..........................................................      $  14,518        $  14,532
After 1 year through 5 years...........................................         46,442           46,737
After 5 years through 10 years.........................................          1,431            1,422
                                                                             ---------        ---------
                                                                             $  62,391        $  62,691
                                                                             =========        =========

                                                                                   Held to maturity
                                                                             ---------------------------
                                                                             Amortized        Estimated
Maturity                                                                        cost          fair value
--------                                                                     ----------       ----------
Within 1 year..........................................................      $  79,686        $  80,008
After 1 year through 5 years...........................................          6,007            6,047
After 5 years through 10 years.........................................            499              502
Over 10 years..........................................................          3,150            3,252
                                                                             ---------        ---------
                                                                             $  89,342        $  89,809
                                                                             =========        =========

Mortgage-backed securities are included above based on their contractual maturities (primarily in excess of 10 years); the expected lives, however, are expected to be shorter due to anticipated payments.

Sales of investment securities, all of which were marketable equity securities, are summarized as follows:

                                                                Eight months
                                                             ended August 31,               Year ended December 31,
                                                           --------------------       --------------------------------
                                                            1997          1996         1996         1995         1994
                                                           ------        ------       ------       ------       ------
Proceeds from sales..................................       $ 752       $ 2,712      $ 2,712     $  1,256        $   4
Gross gains from sales...............................          74           469          469        1,006            4
Gross losses from sales..............................           -             5            5          129            -

                    BROOKLINE SAVINGS BANK AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)
   August 31, 1997 and 1996 (unaudited) and December 31, 1996, 1995 and 1994

(4)  Loans (In Thousands)

A summary of loans follows:

                                                                                             December 31,
                                                                           August 31,  -----------------------
                                                                              1997         1996        1995
                                                                          -----------  -----------  ----------
Mortgage loans:
  One-to-four family ................................................     $   65,226   $   57,725   $   56,814
  Multi-family.......................................................        214,062      200,368      193,812
  Commercial real estate.............................................        143,187      139,430      125,363
  Construction and development.......................................          7,849        7,261       10,288
  Home equity........................................................          5,359        6,398        7,420
  Second.............................................................         16,706       19,872       17,680
                                                                          ----------   ----------   ----------
      Total mortgage loans...........................................        452,389      431,054      411,377
                                                                          ----------   ----------   ----------
Commercial loans:
  Participations.....................................................         36,500       52,950       43,100
  Other..............................................................          8,384        9,221        4,584
                                                                          ----------   ----------   ----------
      Total commercial loans.........................................         44,884       62,171       47,684
                                                                          ----------   ----------   ----------
Consumer loans.......................................................          1,336        1,023        1,192
                                                                          ----------   ----------   ----------
      Total gross loans..............................................        498,609      494,248      460,253
Unadvanced funds on loans............................................        (11,812)     (11,950)      (9,879)
Deferred loan origination fees.......................................         (1,272)      (1,326)      (1,012)
Unearned discounts...................................................            (10)        (289)        (731)
                                                                          ----------   ----------   ----------
                                                                          $  485,515   $  480,683   $  448,631
                                                                          ==========   ==========   ==========

The Bank's portfolio, other than commercial loan participations, is substantially concentrated within Massachusetts. Commercial loan participations represent purchases of a portion of loans to national companies originated and serviced by money center banks. Such participations generally mature between one day and three months.

Non-accrual loans amounted to $1,412, $1,337 and $748 at August 31, 1997 and December 31, 1996 and 1995, respectively. If interest payments on all non-accrual loans for the eight months ended August 31, 1997 and 1996 and the years ended December 31, 1996, 1995 and 1994 had been made in accordance with original loan agreements, interest income of $92, $88, $201, $90 and $110 would have been recognized on the loans compared to interest income actually recognized of $12, $13, $39, $38 and $18, respectively.

Restructured loans amounted to $2,288, $5,438 and $10,922 at August 31, 1997 and December 31, 1996 and 1995, respectively. Restructured loans represent performing multi-family commercial real estate mortgage loans for which concessions (such as reductions of interest rates to below market terms and/or extension of repayment terms) have been granted due to the borrower's financial condition. At August 31, 1997, there were no outstanding commitments to lend additional funds to borrowers with restructured loans. If interest payments on all restructured loans for the eight months ended August 31, 1997 and 1996 and the years ended December 31, 1996, 1995 and 1994 had been made in accordance with original loan agreements, interest income of $180, $683, $993, $989 and $447 would have been recognized on the loans compared to interest income actually recognized of $77, $579, $1,080, $653 and $340, respectively.

                    BROOKLINE SAVINGS BANK AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)
   August 31, 1997 and 1996 (unaudited) and December 31, 1996, 1995 and 1994


The recorded investment in impaired loans, as defined by SFAS No. 114 at the dates indicated, is as follows:


                                                                                             December 31,
                                                                           August 31,  -----------------------
                                                                              1997         1996        1995
                                                                          -----------  -----------  ----------
Multi-family mortgage loans..........................................     $    135     $     768    $   6,855
Commercial real estate mortgage loans................................        2,038         5,097        8,762
Construction and development loans...................................           -            687          685
                                                                          --------     ---------    ---------
                                                                          $  2,173     $   6,552    $  16,302
                                                                          ========     =========    =========

Average recorded investment in impaired loans for the
  eight months ended August 31, 1997 and the years
  ended December 31, 1996 and 1995...................................     $  4,363     $  11,427    $  12,307
                                                                          ========     =========    =========

Impaired loans for which an allowance for impairment was not required primarily due to prior charge-offs and/or the sufficiency of collateral values amounted to $2,173, $1,527 and $1,637 at August 31, 1997 and December 31, 1996 and 1995,
respectively. The remaining impaired loans of $0, $5,025 and $14,665 at those dates had an allowance for impairment of $0, $1,009 and $1,915, respectively, all of which were included in the overall allowance for loan losses.

Interest income recognized on impaired loans, all of which was recorded on a cash basis, was $124 and $310 for the eight months ended August 31, 1997 and 1996 and $844, $1,099 and $665 for the years ended December 31, 1996, 1995 and 1994, respectively.

A portion of certain commercial real estate loans originated and serviced by the Bank are sold periodically to other banks on a non-recourse basis. The balance of loans acquired by other banks amounted to $14,701, $17,277 and $16,756 at August 31, 1997 and December 31, 1996 and 1995, respectively. No fees are collected by the Bank for servicing such loan participations.

In the ordinary course of business, the Bank makes loans to its Trustees and their related interests, generally at the same prevailing terms as those of other borrowers. A summary of related party activity follows:

                                                              Eight months
                                                            ended August 31,             Year ended December 31,
                                                          --------------------       -------------------------------
                                                            1997         1996         1996        1995         1994
                                                          -------       ------       ------      ------       ------
Balance at beginning of period.......................       $ 571      $  827       $  827       $  842       $  854
Repayments...........................................           8         225          256           15           12
                                                            -----      ------       ------       ------       ------
Balance at end of period.............................       $ 563      $  602       $  571       $  827       $  842
                                                            =====      ======       ======       ======       ======

                    BROOKLINE SAVINGS BANK AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)
   August 31, 1997 and 1996 (unaudited) and December 31, 1996, 1995 and 1994

(5)  Allowance for Loan Losses (In Thousands)

An analysis of the allowance for loan losses for the periods indicated follows:

                                                               Eight months
                                                             ended August 31,             Year ended December 31,
                                                           -------------------       ---------------------------------
                                                            1997         1996         1996          1995         1994
                                                           ------       ------       ------        ------       ------
Balance at beginning of period.......................   $  12,326    $  12,326     $ 12,326     $  12,274    $  12,745
Provision (credit) for loan losses...................         -            -            -             -           (477)
Charge-offs..........................................          (6)         (94)        (166)         (240)         (40)
Recoveries...........................................         123          160          166           292           46
                                                        ---------    ---------     --------     ---------    ---------
Balance at end of period.............................   $  12,443    $  12,392     $ 12,326     $  12,326    $  12,274
                                                        =========    =========     ========     =========    =========

(6)  Bank Premises and Equipment (In Thousands)

Bank premises and equipment consist of the following:

                                                                                             December 31,
                                                                           August 31,  -----------------------
                                                                              1997         1996        1995
                                                                          -----------  -----------  ----------
Land  ...............................................................      $    62     $     62     $      62
Office building and improvements.....................................        1,863        1,815         1,803
Furniture, fixtures and equipment....................................        1,643        1,495         1,582
                                                                          --------     --------      --------
                                                                             3,568        3,372         3,447
Accumulated depreciation and amortization............................        2,214        1,930         2,325
                                                                          --------     --------      --------
                                                                          $  1,354     $  1,442      $  1,122
                                                                          ========     ========      ========

(7)  Other Real Estate Owned (In Thousands)

The composition of other real estate owned as of the dates indicated is as follows:

                                                                                             December 31,
                                                                           August 31,  -----------------------
                                                                              1997         1996        1995
                                                                          -----------  -----------  ----------
Commercial real estate...............................................     $  1,868     $  1,840     $   1,693
Residential..........................................................          320           70           348
                                                                          --------     --------     ---------
                                                                             2,188        1,910         2,041
Valuation allowance..................................................          186          221           319
                                                                          --------     --------     ---------
                                                                          $  2,002     $  1,689     $   1,722
                                                                          ========     ========     =========


                    BROOKLINE SAVINGS BANK AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)
   August 31, 1997 and 1996 (unaudited) and December 31, 1996, 1995 and 1994


   An analysis of the valuation allowance for the periods indicated follows:

                                                              Eight months
                                                            ended August 31,            Year ended December 31,
                                                          --------------------      --------------------------------
                                                           1997         1996         1996         1995         1994
                                                          ------       ------       ------       -------      ------
Balance at beginning of period.......................     $  221        $ 319        $ 319        $ 403        $   -
Provision for losses.................................         -            -            -            -            541
Write-downs..........................................        (35)         (82)         (98)         (84)         (138)
                                                          ------        -----        -----        -----        ------
Balance at end of period.............................     $  186        $ 237        $ 221        $ 319        $  403
                                                          ======        =====        =====        =====        ======

Net other real estate owned income (expense) for the periods indicated is comprised of the following:

                                                              Eight months
                                                            ended August 31,            Year ended December 31,
                                                          --------------------      --------------------------------
                                                           1997         1996         1996        1995          1994
                                                          ------       ------       ------      ------        ------
Rental income........................................     $  242        $ 139        $ 272       $ 168       $   291
Provision for losses.................................         -            -            -           -           (541)
Operating and foreclosure expenses...................        (84)        (102)        (122)       (208)         (491)
Gains from sales.....................................         -           149          149          -             -
                                                          ------        -----        -----       -----       -------
                                                          $  158        $ 186        $ 299       $ (40)      $  (741)
                                                          ======        =====        =====       =====       =======

(8) Deposits (Dollars In Thousands)

A summary of deposits follows:

                                                     August 31, 1997          December 31, 1996           December 31, 1995
                                                ------------------------  -------------------------  --------------------------
                                                              Weighted                   Weighted                    Weighted
                                                               average                    average                     average
                                                  Amount        rate        Amount         rate        Amount          rate
                                                ---------     --------    ---------      --------    --------        --------
Demand checking accounts....................    $  10,356       0.00%     $   9,988        0.00%     $  9,461          0.00%
NOW accounts................................       37,786       1.75         38,560        1.75        36,885          1.75
Savings accounts............................       14,160       2.50         15,578        2.50        18,373          2.50
Money market savings accounts...............      157,782       3.81        158,110        3.85       148,599          3.83
                                                ---------                 ---------                  --------
      Total transaction deposit accounts....      220,084       3.19        222,236        3.22       213,318          3.19
                                                ---------                 ---------                  --------
Certificate of deposit accounts maturing:
    Within six months.......................      134,449       5.43        121,116        5.30       131,566          5.70
    After six months but within 1 year......       75,352       5.64         74,709        5.55        68,410          5.65
    After 1 year but within 2 years.........       22,333       5.70         36,917        5.85        24,050          6.01
    After 2 years but within 3 years........       21,170       6.75         13,135        6.18        18,838          6.17
    After 3 years...........................        8,079       6.12         15,903        6.76        18,033          6.86
                                                ---------                 ---------                  --------
       Total certificate of deposit accounts      261,383       5.64        261,780        5.58       260,897          5.83
                                                ---------                 ---------                  --------
                                                $ 481,467       4.52%     $ 484,016        4.50%     $474,215          4.64%
                                                =========                 =========                  ========

Certificate of deposit accounts issued in amounts of $100,000 or more totaled $41,783, $38,251 and $33,183 at August 31, 1997 and December 31, 1996 and 1995,
respectively.

                    BROOKLINE SAVINGS BANK AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)
   August 31, 1997 and 1996 (unaudited) and December 31, 1996, 1995 and 1994


Interest expense on deposit balances is summarized as follows:

                                                            Eight months
                                                           ended August 31,               Year ended December 31,
                                                       -----------------------    ---------------------------------------
                                                          1997         1996          1996          1995           1994
                                                       ----------   ----------    ----------    ----------     ----------
NOW accounts.........................................  $     430    $     423     $     641      $    620      $     657
Savings accounts.....................................        252          290           426           498            628
Money market savings accounts........................      4,066        3,925         5,957         5,665          5,278
Certificate of deposit accounts......................      9,715        9,892        14,751        14,127          9,272
                                                       ---------    ---------     ---------      --------      ---------
                                                       $  14,463    $  14,530     $  21,775      $ 20,910      $  15,835
                                                       =========    =========     =========      ========      =========

(9)  Borrowed Funds (Dollars In Thousands)

Borrowed funds are comprised of the following advances from the FHLB:


                                                                                                    December 31,
                                                                               -----------------------------------------------------
                                                       August 31, 1997                   1996                         1995
                                                 --------------------------    ------------------------       ----------------------
                                                                  Weighted                     Weighted                    Weighted
                                                                   average                      average                     average
Maturity                                           Amount           rate         Amount          rate           Amount       rate
--------                                         ---------       ---------     ---------      ---------       ----------  ----------
Within 1 year...............................     $  21,450         6.25%       $  15,100         6.97%        $   8,600      6.94%
Over 1 year to 2 years......................        12,615         6.29           20,665         5.98            15,100      6.97
Over 2 years to 3 years.....................        12,400         6.66           10,550         6.83            17,565      5.88
Over 3 years to 4 years.....................         5,350         6.73            4,900         6.13             3,500      7.31
Over 4 years to 5 years.....................        10,000         6.59            9,350         6.65             4,900      6.13
                                                 ---------                     ---------                      ---------
                                                 $  61,815         6.44%       $  60,565         6.49%        $  49,665      6.52%
                                                 =========                     =========                      =========

The advances are secured by all the Bank's stock and deposits in the FHLB and a general lien on one-to-four family residential mortgage loans and U.S. Government and Agency obligations in an aggregate amount equal to outstanding advances.

                    BROOKLINE SAVINGS BANK AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)
   August 31, 1997 and 1996 (unaudited) and December 31, 1996, 1995 and 1994


(10) Income Taxes (Dollars in Thousands)

Provision for income taxes are comprised of the following amounts:

                                                            Eight months
                                                           ended August 31,               Year ended December 31,
                                                       -----------------------    ---------------------------------------
                                                          1997         1996          1996          1995           1994
                                                       ----------   ----------    ----------    ----------     ----------
Current:
     Federal.........................................   $  4,899     $  4,090        $ 5,957       $ 5,855       $  4,446
     State...........................................         88        1,229          1,773         1,826          1,457
                                                        --------     --------        -------       -------       --------
                                                           4,987        5,319          7,730         7,681          5,903
                                                        --------     --------        -------       -------       --------
Deferred:
     Federal.........................................        198         (138)           (31)         (238)            27
     State...........................................         91           10             52           (34)            12
                                                        --------     --------        -------       -------       --------
                                                            (107)        (128)            21          (272)            39
                                                        --------     --------        -------       -------       --------

                                                        $  4,880     $  5,191        $ 7,751       $ 7,409       $  5,942
                                                        ========     ========        =======       =======       ========

The reduction in state income tax expense for the eight months ended August 31, 1997 is attributable primarily to the establishment of a real estate investment trust.

Total income tax expense differed from the amounts computed by applying the statutory U.S. federal income tax rate (between 34% and 35% for the periods presented) to income before tax expense as a result of the following:

                                                            Eight months
                                                           ended August 31,               Year ended December 31,
                                                       -----------------------    ---------------------------------------
                                                          1997         1996          1996          1995           1994
                                                       ----------   ----------    ----------    ----------     ----------
Expected income tax expense at
  statutory federal tax rate.........................   $  4,862     $  4,685      $ 6,891      $ 6,583      $  5,144
State taxes, net of federal income tax benefit.......        116          818        1,204        1,183           969
Dividend income received deduction...................       (118)        (115)        (167)        (163)         (137)
Change in federal tax rate applied to deferred
  income taxes.......................................         -          (123)        (123)          -             -
Utilization of capital loss carryforward.............         -            -            -          (124)           -
Other, net...........................................         20          (74)         (54)         (70)          (34)
                                                        --------     --------      -------      -------      --------
                                                        $  4,880     $  5,191      $ 7,751      $ 7,409      $  5,942
                                                        ========     ========      =======      =======      ========

Effective income tax rates...........................       34.8%        38.8%        39.4%        38.7%         39.5%
                                                        ========     ========      =======      =======      ========

                    BROOKLINE SAVINGS BANK AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)
   August 31, 1997 and 1996 (unaudited) and December 31, 1996, 1995 and 1994


The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at the dates indicated are as follows:

                                                                                             December 31,
                                                                           August 31,  -----------------------
                                                                              1997         1996        1995
                                                                          -----------  -----------  ----------
Deferred tax assets:
  Allowance for loan losses..........................................      $ 5,208      $ 5,253      $  5,177
  Pension and postretirement benefits................................        1,257        1,026           741
  Loan origination fees..............................................            1           80           178
  Other..............................................................           60            8            32
                                                                           -------      -------      --------
      Total gross deferred tax assets................................        6,526        6,367         6,128
                                                                           -------      -------      --------
Deferred tax liabilities:
  Unrealized gain on available for sale securities...................        6,619        5,031         4,209
  Post-1987 bad debt reserves........................................          227          256             3
  Savings Bank Life Insurance Company stock..........................          108          108           106
  Other..............................................................          126           97           134
                                                                           -------      -------      --------
      Total gross deferred tax liabilities...........................        7,080        5,492         4,452
                                                                           -------      -------      --------

      Net deferred tax asset (liability).............................      $  (554)     $   875      $  1,676
                                                                           =======      =======      ========

For income tax purposes, the Bank uses October 31 as its fiscal year end date. Historically, the Bank has been subject to special provisions in the tax law regarding allowable tax bad debt deductions and related reserves. Bad debt deductions were determined based on loss experience or a percentage of taxable income. The bad debt reserve balance represents allowable deductions in excess of actual losses and consists of a defined base-year amount (accumulated through October 31, 1988) and additional amounts accumulated after that date.

Tax law changes were enacted in August 1996 that eliminated use of the percentage of taxable income method for tax years after 1995 (after October 31, 1996 in the case of the Bank) and required recapture into taxable income over a six year period all bad debt reserves accumulated after October 31, 1988. The Bank had previously recorded a deferred tax liability with respect to these post-1987 reserves and, therefore, this new requirement had no effect on the Bank's income tax expense or net income.

The tax law changes also require recapture of pre-1988 bad debt reserves into taxable income if the Bank makes "non-dividend distributions." Non-dividend distributions is defined as distributions in excess of the Bank's current and accumulated earnings and profits, as calculated for federal income tax purposes, distributions in redemption of stock, and distributions in partial or complete liquidation.

The amount of additional taxable income from a non-dividend distribution is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Thus, if after Conversion, the Bank makes a non-dividend distribution to the Company, approximately one and one-half times the amount of such distribution (but not in excess of the amount of such reserves) would be includable in income for federal income tax purposes, assuming a 35% federal corporate income tax rate. The Bank does not intend to pay dividends that would result in recapture of any portion of its bad debt reserves, and accordingly, has not provided for any portion of the $772 liability relating to the balance of its pre-1988 bad debt reserves.

                    BROOKLINE SAVINGS BANK AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)
   August 31, 1997 and 1996 (unaudited) and December 31, 1996, 1995 and 1994


(11) Employee Benefits (Dollars In Thousands)

Pension Plan

The Bank sponsors a non-contributory defined benefit pension plan that covers all employees who meet specific age and length of service requirements, which is administered by the Savings Banks Employees Retirement Association ("SBERA"). The plan provides for benefits to be paid to eligible employees at retirement based primarily upon their years of service with the Bank and the average of their three highest consecutive years of compensation. The Bank's funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes. Contributions are intended to provide not only for benefits attained to date, but also for those expected to be earned in the future. The plan assets are invested primarily in U.S. Government obligations, corporate bonds and equity securities.

The following table sets forth the funded status of the plan for the years ended October 31, the plan's latest valuation dates, as determined by the plan's actuary:

                                                                                1996              1995
                                                                             ---------          --------
Actuarial present value of benefit obligations:
  Accumulated benefit obligation, including vested benefits
  of $2,997 and $3,014............................................           $   3,060          $  3,090
                                                                             =========          ========

Projected service obligation for service rendered to date.........           $   4,338          $  4,683
Plan assets at fair value.........................................               4,833             4,070
                                                                             ---------          --------
  Plan assets greater (less) than projected benefit obligation....                 495              (613)
Unamortized transition assets.....................................                 (61)              (65)
Unrecognized net gain.............................................              (1,615)             (239)
                                                                             ---------          --------
  Accrued pension expense.........................................           $  (1,181)         $   (917)
                                                                             =========          ========

Net pension expense for the years ended December 31 follows:

                                                                              1996         1995         1994
                                                                            -------      -------       -----
Service cost-benefits earned during the year.........................       $   276      $   207       $ 227
Interest cost on projected benefit obligation........................           328          325         267
Actual return on plan assets.........................................          (618)        (695)       (202)
Amortization of net (gains) losses...................................           279          385         (47)
                                                                            -------      -------       -----
  Net pension expense................................................       $   265      $   222       $ 245
                                                                            =======      =======       =====

Net pension expense for the eight months ended August 31, 1997 and 1996 amounted to $60 and $176, respectively.

Assumptions used in determining the actuarial present value of projected benefit obligations and pension expenses follow:

                                                                                 1996        1995        1994
                                                                               -------      -------     ------
Discount rate........................................................           7.00%        8.00%       8.00%
Rate of increase in compensation.....................................           6.00         7.00        7.00
Expected long-term rate of return on assets..........................           8.00         7.00        7.00

                    BROOKLINE SAVINGS BANK AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)
   August 31, 1997 and 1996 (unaudited) and December 31, 1996, 1995 and 1994


Supplemental Executive Retirement Agreements

The Bank maintains agreements that provide supplemental retirement benefits to certain executive officers. Total expenses for benefits payable under the agreements amounted to $438 and $209 for the eight months ended August 31, 1997 and 1996 and $311, $284 and $153 for the years ended December 31, 1996, 1995 and 1994, respectively. Aggregate benefits payable included in accrued expenses and other liabilities at August 31, 1997 and December 31, 1996 and 1995 amounted to $1,483, $1,045 and $734, respectively.

401(K) Plan

The Bank has an employee tax deferred thrift incentive plan under Section 401(k) of the Internal Revenue Code. All employees who meet specified age and length of service requirements are eligible for voluntary participation in the plan. The plan is administered by SBERA and the Bank makes no contribution to the Plan.

Other Postretirement Benefits

The Bank provides for part of the annual expense of health insurance for certain retired employees and their dependents. The Bank accrues the cost of these benefits over the years employees provide service to the date of their eligibility for such benefits. The transition obligation for future benefits is being amortized over a twenty year period.

The following is a reconciliation of the postretirement benefit obligations and the amount of accrued postretirement benefit cost included in the consolidated balance sheet as of October 31, the latest valuation date.

                                                                                   1996       1995
                                                                                  ------     ------
Actuarial present value of postretirement benefit obligations:
   Retirees............................................................           $  111     $  141
   Fully eligible employees............................................               54         56
   Other active employees..............................................              201        204
                                                                                  ------     ------
      Accumulated postretirement benefit obligation (unfunded).........              366        401
   Unamortized net transition obligation...............................             (317)      (344)
   Unrecognized net gain...............................................               76        -
                                                                                  ------     ------
      Total accrued postretirement benefit cost........................           $  125     $   57
                                                                                  ======     ======

The components of postretirement benefit expense for the years ended December 31 were as follows:

                                                                                   1996       1995
                                                                                  ------     ------
Service cost-benefits earned during the year...........................           $   24     $   23
Interest cost on accumulated postretirement benefit obligation.........               26         27
Amortization of transition obligation..................................               18         18
                                                                                  ------     ------
   Net postretirement benefit expense..................................           $   68     $   68
                                                                                  ======     ======

Net postretirement expense for the eight months ended August 31, 1997 and 1996 amounted to $46 and $46, respectively, and $10 for the year ended December 31, 1994 (on a pay-as-you-go basis).

                    BROOKLINE SAVINGS BANK AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)
   August 31, 1997 and 1996 (unaudited) and December 31, 1996, 1995 and 1994


The discount rate used to determine the accumulated postretirement benefit obligations was 7.50% in 1996 and in 1995. The assumed health care trend rate used to measure the accumulated postretirement benefit obligation at December 31, 1996 was 8.0% initially, decreasing gradually to 5.0% in 2001 and thereafter. A 1% point increase in the assumed health care cost trend rate would have increased the 1996 postretirement benefit expense by $12 and would have increased the accumulated postretirement benefit obligation at December 31, 1996 by $69.

(12) Commitments and Contingencies (In Thousands)

Off-Balance Sheet Financial Instruments

The Bank is party to off-balance sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheet. The contract amounts reflect the extent of the involvement the Bank has in particular classes of these instruments. The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument is represented by the contractual amount of those instruments. The Bank uses the same policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

Financial instruments with off-balance sheet risk at the dates indicated follows:

                                                                                             December 31,
                                                                           August 31,  -----------------------
                                                                              1997         1996        1995
                                                                          -----------  -----------  ----------
Financial instruments whose contract amounts
  represent credit risk:
  Commitments to originate loans:
      Residential mortgage...........................................      $     263     $  4,506    $   2,395
      Multi-family mortgage..........................................          5,159        4,954       11,147
      Commercial real estate mortgage................................          9,090        7,315       10,723
      Construction and development...................................          8,250        1,400        2,145
      Commercial.....................................................          2,910        2,280          400
  Unadvanced portion of loans........................................         11,812       11,950        9,879
  Unused lines of credit:
      Equity.........................................................          9,043        8,272        8,903
      Other..........................................................          1,384        1,455        1,407

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require the payment of a fee by the customer. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit-worthiness on a case-by-case basis. The amount of collateral obtained, if any, is based on management's credit evaluation of the borrower.

                    BROOKLINE SAVINGS BANK AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)
   August 31, 1997 and 1996 (unaudited) and December 31, 1996, 1995 and 1994


Lease Commitments

The Bank leases certain office space under various noncancellable operating leases. A summary of future minimum rental payments under such leases at the dates indicated follows:

             Year ending                                                     August 31,      December 31,
            December 31,                                                        1997             1996
            ------------                                                   -------------     ------------
                1997...................................................       $    98           $ 284
                1998...................................................           295             295
                1999...................................................           295             295
                2000...................................................           292             292
                2001...................................................           254             254

The leases contain escalation clauses for real estate taxes and other expenditures. Total rental expense was $204 and $167 for the eight months ended August 31, 1997 and 1996 and $258, $232 and $236 for the years ended December 31, 1996, 1995 and 1994, respectively.

Legal Proceedings

In the normal course of business, there are various outstanding legal proceedings. In the opinion of management, after consulting with legal counsel, the consolidated financial position and results of operations of the Bank will not be affected materially by the outcome of such proceedings.

(13) Regulatory Capital Requirements

The Bank is subject to a capital based supervisory system that applies to all insured depository institutions. The category into which the Bank's capital ratios fall determines the degree of regulatory supervision to which the Bank could be subjected. Capital categories consist of "well capitalized", "adequately capitalized", "undercapitalized", "significantly undercapitalized" and "critically undercapitalized. " An institution is deemed to be "well capitalized" if (a) its risk based capital is 10% or greater, (b) its Tier 1 risk based capital ratio is 6% or greater, and (c) its leverage ratio is 5% or greater. At August 31, 1997, the Bank is "well capitalized."

When an insured institution's capital ratios fall below the "well capitalized" level, it becomes subject to a series of increasingly restrictive supervisory actions, to the point where a conservator or receiver must be designated for a "critically undercapitalized" institution unless certain conditions are made by the appropriate regulatory agencies. An institution is deemed to be "critically undercapitalized" if its ratio of Tier I capital to total assets is 2% or less.

                    BROOKLINE SAVINGS BANK AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)
   August 31, 1997 and 1996 (unaudited) and December 31, 1996, 1995 and 1994


(14) Fair Value of Financial Instruments (In Thousands)

The following is a summary of the carrying values and estimated fair values of the Bank's significant financial and non-financial instruments as of the dates indicated:

                                                                                   August 31, 1997
                                                                            ----------------------------
                                                                              Carrying        Estimated
                                                                                value         fair value
                                                                            -----------       ----------
Financial assets:
  Cash and due from banks................................................   $    8,021        $    8,021
  Short-term investments.................................................        7,495             7,495
  Securities.............................................................      181,845           181,990
  Loans, net.............................................................      473,072           473,441
  Accrued interest receivable............................................        5,923             5,923
Financial liabilities:
  Demand, NOW, savings and money market savings deposit accounts.........      220,084           220,084
  Certificate of deposit accounts........................................      261,383           260,745
  Borrowed funds.........................................................       61,815            61,592

                                                        December 31, 1996                  December 31, 1995
                                                  -----------------------------      -----------------------------
                                                   Carrying          Estimated        Carrying         Estimated
                                                     value          fair value          value          fair value
                                                  -----------      ------------      -----------      ------------
Financial assets:
   Cash and due from banks.....................   $    6,465       $    6,465        $    5,980        $   5,980
   Short-term investments......................       19,870           19,870             5,698            5,698
   Securities..................................      162,473          162,548           173,975          174,442
   Loans, net..................................      468,357          466,666           436,305          436,287
   Accrued interest receivable.................        5,106            5,106             5,593            5,593
Financial liabilities:
   Demand, NOW, savings and money
     market savings deposit accounts...........      222,236          222,236           213,318          213,318
   Certificate of deposit accounts.............      261,780          262,023           260,897          261,959
   Borrowed funds..............................       60,565           60,583            49,665           50,234

SFAS No. 107 requires disclosures about fair values of financial instruments for which it is practicable to estimate fair value. Fair value is defined in SFAS No. 107 as the amount that a financial instrument could be exchanged in a current transaction between willing parties, other than in a forced liquidation sale. Quoted market prices are used to estimate fair values when those prices are available. However, active markets do not exist for many types of financial instruments. Consequently, fair values for these instruments must be estimated by management using techniques such as discounted cash flow analysis and comparison to similar instruments. These instruments are highly subjective and require judgments regarding significant matters such as the amount and timing of future cash flows and the selection of discount rates that may appropriately reflect market and credit risks. Changes in these judgments often have a material impact on the fair value estimates. In addition, since these estimates are as of a specific point in time, they are susceptible to material near-term changes. Fair values disclosed in accordance with SFAS No. 107 do not reflect any premium or discount that could result from the sale of a large volume of a particular financial instrument, nor do they reflect the possible tax ramifications or estimated transaction costs.

                    BROOKLINE SAVINGS BANK AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)
   August 31, 1997 and 1996 (unaudited) and December 31, 1996, 1995 and 1994


The following is a description of the principal valuation methods used by the Bank to estimate the fair values of its financial instruments:

Securities

The fair values of securities were based principally on market prices and dealer quotes. Certain fair values were estimated using pricing models or were based on comparisons to market prices of similar securities. The fair value of stock in the FHLB equals its carrying amount since such stock is only redeemable at its par value.

Loans

The fair value of performing loans, other than commercial participation loans, is estimated by discounting the contractual cash flows using interest rates currently being offered for loans with similar terms to borrowers of similar quality. The fair value of commercial participation loans is considered to equal their carrying amounts since such loans generally are repayable within 90 days. For non-performing loans where the credit quality of the borrower has deteriorated significantly, fair values are estimated by discounting cash flows at a rate commensurate with the risk associated with those cash flows.

Deposit Liabilities

In accordance with SFAS No. 107, the fair values of deposit liabilities with no stated maturity (demand, NOW, savings and money market savings accounts) are equal to the carrying amounts payable on demand. The fair value of time deposits represents contractual cash flows discounted using interest rates currently offered on deposits with similar characteristics and remaining maturities. The fair value estimates for deposits do not include the benefit that results from the low-cost funding provided by the deposit liabilities compared to the cost of alternative forms of funding ("deposit based intangibles").

Borrowed Funds

The fair value of borrowings from the FHLB represent contractual repayments discounted using interest rates currently available for borrowings with similar characteristics and remaining maturities.

Other Financial Assets and Liabilities

Cash and due from banks, short-term investments and accrued interest receivable have fair values which approximate the respective carrying values because the instruments are payable on demand or have short-term maturities and present relatively low credit risk and interest rate risk.

Off-Balance Sheet Financial Instruments

In the course of originating loans and extending credit, the Bank will charge fees in exchange for its commitment. While these commitment fees have value, the Bank has not estimated their value due to the short-term nature of the underlying commitments and their immateriality.

                    BROOKLINE SAVINGS BANK AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)
   August 31, 1997 and 1996 (unaudited) and December 31, 1996, 1995 and 1994


(15)  Plan of Reorganization

On October 8, 1997, the Board of Trustees of the Bank adopted a Plan of Reorganization ("the Plan") whereby the Bank will be reorganized from a state chartered mutual savings bank into a mutual holding structure, subject to approval by regulatory authorities and the Corporators of the Bank. As part of the Plan, the Bank will establish a state chartered mutual holding company ("MHC") and a capital stock holding company incorporated in Massachusetts, ("the Company"). The Bank will become a state chartered capital stock bank wholly owned by the Company. The Company plans to offer for sale 47% of the shares of its common stock (the "Minority Ownership Interest") in a subscription offering initially to Bank depositors, employee benefit plans of the Bank and other certain eligible subscribers ("the Offering"). Any shares of common stock not sold in the Offering are expected to be sold to underwriters for resale to the public. After completion of the Offering, the MHC will be the 53% owner of the Company.

As part of the Offering, the Bank will establish a liquidation account in an amount equal to the Minority Ownership Interest multiplied by the net worth of the Bank as of the date of the latest consolidated balance sheet appearing in the final prospectus. The liquidation account will be maintained for the benefit of eligible account holders and supplemental eligible account holders who maintain their accounts at the Bank after the Offering. The liquidation account will be reduced annually to the extent that such account holders have reduced their qualifying deposits as of each anniversary date. Subsequent increases will not restore an account holder's interest in the liquidation account. In the event of a complete liquidation, each eligible account holder will be entitled to receive balances for accounts then held.

Subsequent to the Offering, the Company and the Bank may not declare or pay dividends on and the Company may not, repurchase, any of its shares of common stock if the effect thereof would cause stockholders' equity to be reduced below applicable regulatory capital maintenance requirements or if such declaration, payment or repurchase would otherwise violate regulatory requirements.

Offering costs will be deferred and reduce the proceeds from the shares sold in the Offering. If the Offering is not completed, all costs will be expensed. As of August 31, 1997, Offering costs of $30 have been incurred and are included in other assets.

================================================================================
No dealer, salesman or any other person has been authorized to give any information or to make any representation other than as contained in this Prospectus in connection with the Offering made hereby and, if given or made, such other information or representation must not be relied upon as having been authorized by Brookline Bancorp, Inc., Brookline Savings Bank or Ryan Beck & Co., Inc. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of Brookline Bancorp, Inc. or Brookline Savings Bank since any of the dates as of which information is furnished herein or since the date hereof.

                                  ___________

                               TABLE OF CONTENTS
                                                                            Page
                                                                            ----
Summary of Reorganization and Offering..........................................
Description of Reorganization...................................................
Selected Consolidated Financial and Other Data of the Bank......................
Risk Factors....................................................................
Brookline Bancorp, MHC..........................................................
Brookline Bancorp, Inc..........................................................
Brookline Savings Bank..........................................................
Regulatory Capital Compliance...................................................
Use of Proceeds.................................................................
Dividend Policy.................................................................
Market for Common Stock.........................................................
Capitalization..................................................................
Pro Forma Data..................................................................
Consolidated Statements of Income...............................................
Management's Discussion and Analysis of Financial...............................
 Condition and Results of Operations............................................
Business of the Company.........................................................
Business of the Bank............................................................
Federal and State Taxation......................................................
Regulation......................................................................
Management of the Company.......................................................
Management of the Stock Bank....................................................
Participation by Management.....................................................
The Reorganization and Offering.................................................
Restrictions on Acquisition of the Company and the Bank.........................
Description of Capital Stock of the Company.....................................
Transfer Agent and Registrar....................................................
Legal and Tax Matters...........................................................
Experts.........................................................................
Additional Information..........................................................
Index to Consolidated Financial Statements......................................


                                  ___________



  Until _______________, 1998, or 25 days after commencement of a broker assisted public offering, if any, whichever is later, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments of subscriptions.

================================================================================

                               11,891,000 SHARES
                             (ANTICIPATED MAXIMUM)


                                   BROOKLINE
                                 BANCORP, INC.


                         (PROPOSED HOLDING COMPANY FOR
                            BROOKLINE SAVINGS BANK)


                                 COMMON STOCK
                           PAR VALUE $.01 PER SHARE

                        ________________________________
                                  PROSPECTUS
                        ________________________________


                               RYAN, BECK & CO.


                               January ___, 1998


================================================================================

PART II:  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES:

          The exhibits and financial statement schedules filed as part of this registration statement are as follows:

          (a)  LIST OF EXHIBITS

1.1   Engagement Letter between Brookline Savings Bank and Ryan, Beck & Co.,
      Inc. **

1.2 Form of Agency Agreement among Brookline Bancorp, Inc., Brookline Savings Bank, and Ryan, Beck and Co., Inc. *

2     Plan of Reorganization **

3.1 Articles of Organization of Brookline Bancorp, Inc. (Incorporated herein by reference to Exhibit B of the Plan of Reorganization)

3.2 Bylaws of Brookline Bancorp, Inc. (Incorporated herein by reference to Exhibit B of the Plan of Reorganization)

3.3 Proposed Stock Charter of Brookline Savings Bank (Incorporated herein by reference to Exhibit A of the Plan of Reorganization)

3.4 Proposed Stock Bylaws of Brookline Savings Bank (Incorporated herein by reference to Exhibit A of the Plan of Reorganization)

4     Form of Common Stock Certificate of Brookline Bancorp, Inc. **

5 Opinion of Luse Lehman Gorman Pomerenk & Schick, P.C. regarding legality of securities being registered ***

8.1   Form of Federal Tax Opinion of Luse Lehman Gorman Pomerenk & Schick,
      P.C. ***

8.2   Form of State Tax Opinion of Foley, Hoag & Elliot LLP **

8.3 Letter from Feldman Financial Advisors, Inc. with respect to Subscription Rights **

10.1  Form of Employment Agreement **

10.2  Form of Severance Agreement **

10.3  Supplemental Retirement Income Agreement with Richard P. Chapman, Jr.
      **

10.4  Supplemental Retirement Income Agreement with Susan M. Ginns **

10.5  Supplemental Retirement Income Agreement with Charles H. Peck **

10.6  Employee Stock Ownership Plan **

21    Subsidiaries of the Registrant **

23.1 Consent of Luse Lehman Gorman Pomerenk & Schick, P.C. (contained in opinion filed as Exhibit 5)

23.2  Consent of Grant Thornton LLP

23.3  Consent of Feldman Financial Advisors, Inc. **

23.4 Consent of Foley, Hoag & Elliot LLP (contained in opinion filed as Exhibit 8.2)

24    Power of Attorney (set forth on Signature Page)

27    EDGAR Financial Data Schedule **

99.1 Appraisal Agreement between Brookline Savings Bank and Feldman Financial Advisors, Inc. **

99.2  Appraisal Report of Feldman Financial Advisors, Inc. **

99.3  Information Statement **

99.4  Marketing Materials **

99.5  Order and Acknowledgment Form **

____________________________
*To be filed supplementally or by amendment.
**Previously filed.
***As amended from previous filing.

          (b)  FINANCIAL STATEMENT SCHEDULES

          No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

ITEM 17.  UNDERTAKINGS

          The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) To provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

              Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the

Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Brookline, Massachusetts on December 31, 1997.

                              BROOKLINE BANCORP, INC.


                              By:   /s/ Richard P. Chapman, Jr.
                                    ---------------------------
                                    Richard P. Chapman, Jr.
                                    President and Chief Executive Officer
                                    (Duly Authorized Representative)

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Brookline Bancorp, Inc. (the "Company") hereby severally constitute and appoint Richard P. Chapman, Jr. as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Richard P. Chapman, Jr. may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 relating to the offering of the Company's Common Stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Richard P. Chapman, Jr. shall do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and as of the dates indicated.

        Signatures                          Title                     Date
        ----------                          -----                     ----
/s/ Richard P. Chapman, Jr.    Chairman, President, and Chief   December 31, 1997
-----------------------------
Richard P. Chapman, Jr.        Executive Officer (Principal
                               Executive Officer)

/s/ Charles H. Peck            Executive Vice President and     December 31, 1997
-----------------------------
Charles H. Peck                Director

/s/ Paul R. Bechet             Senior Vice President and        December 31, 1997
-----------------------------
Paul R. Bechet                 Chief
                               Financial Officer (Principal
                               Financial and Accounting
                               Officer)

/s/ Oliver F. Ames             Director                         December 31, 1997
-----------------------------
Oliver F. Ames

/s/ Dennis S. Aronowitz        Director                         December 31, 1997
-----------------------------
Dennis S. Aronowitz

/s/ George C. Caner, Jr.       Director                         December 31, 1997
-----------------------------
George C. Caner, Jr.

        Signatures                          Title                     Date
        ----------                          -----                     ----
/s/ David C. Chapin            Director                         December 31, 1997
-----------------------------
David C. Chapin

/s/ William G. Coughlin        Director                         December 31, 1997
-----------------------------
William G. Coughlin

/s/ John L. Hall, II           Director                         December 31, 1997
-----------------------------
John L. Hall, II

/s/ Hollis W. Plimpton, Jr.    Director                         December 31, 1997
-----------------------------
Hollis W. Plimpton, Jr.

/s/ Edward D. Rowley           Director                         December 31, 1997
-----------------------------
Edward D. Rowley

/s/ Joseph J. Slotnik          Director                         December 31, 1997
-----------------------------
Joseph J. Slotnik

/s/ William V. Tripp, III      Director                         December 31, 1997
-----------------------------
William V. Tripp, III

/s/ Rosamond B. Vaule          Director                         December 31, 1997
-----------------------------
Rosamond B. Vaule

/s/ Peter O. Wilde             Director                         December 31, 1997
-----------------------------
Peter O. Wilde

/s/ Franklin Wyman, Jr.        Director                         December 31, 1997
-----------------------------
Franklin Wyman, Jr.

   As filed with the Securities and Exchange Commission on January 2, 1998
                                                 Registration No. 333-40471

================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549





                           _________________________



                                   EXHIBITS
                                      TO

                       PRE-EFFECTIVE AMENDMENT NO. 1 TO
                            REGISTRATION STATEMENT
                                      ON
                                   FORM S-1



                           _________________________






                            BROOKLINE BANCORP, INC.





================================================================================

                                 EXHIBIT INDEX

1.1    Engagement Letter between Brookline Savings Bank and Ryan, Beck & Co.,
       Inc.**

1.2 Form of Agency Agreement among Brookline Bancorp, Inc., Brookline Savings Bank, and Ryan, Beck and Co., Inc.*

2      Plan of Reorganization**

3.1 Articles of Organization of Brookline Bancorp, Inc. (Incorporated herein by reference to Exhibit B of the Plan of Reorganization)

3.2 Bylaws of Brookline Bancorp, Inc. (Incorporated herein by reference to Exhibit B of the Plan of Reorganization)

3.3 Proposed Stock Charter of Brookline Savings Bank (Incorporated herein by reference to Exhibit A of the Plan of Reorganization)

3.4 Proposed Stock Bylaws of Brookline Savings Bank (Incorporated herein by reference to Exhibit A of the Plan of Reorganization)

4      Form of Common Stock Certificate of Brookline Bancorp, Inc.**

5 Opinion of Luse Lehman Gorman Pomerenk & Schick, P.C. regarding legality of securities being registered***

8.1    Form of Federal Tax Opinion of Luse Lehman Gorman Pomerenk & Schick,
       P.C.***

8.2    Form of State Tax Opinion of Foley, Hoag & Elliot LLP**

8.3 Letter from Feldman Financial Advisors, Inc. with respect to Subscription Rights**

10.1   Form of Employment Agreement**

10.2   Form of Severance Agreement**

10.3   Supplemental Retirement Income Agreement with Richard P.
       Chapman, Jr.**

10.4   Supplemental Retirement Income Agreement with Susan M. Ginns**

10.5   Supplemental Retirement Income Agreement with Charles H. Peck**

10.6   Employee Stock Ownership Plan**

21     Subsidiaries of the Registrant**

23.1 Consent of Luse Lehman Gorman Pomerenk & Schick, P.C. (contained in opinion filed as Exhibit 5)

23.2   Consent of Grant Thornton LLP

23.3   Consent of Feldman Financial Advisors, Inc.**

23.4   Consent of Foley, Hoag & Elliot LLP (contained in opinion filed as
       Exhibit 8.2)

24     Power of Attorney (set forth on Signature Page)

27     EDGAR Financial Data Schedule**

99.1 Appraisal Agreement between Brookline Savings Bank and Feldman Financial Advisors, Inc.**

99.2   Appraisal Report of Feldman Financial Advisors, Inc.**

99.3 Information Statement**

99.4 Marketing Materials**

99.5 Order and Acknowledgment Form**

______________________
/*/   To be filed supplementally or by amendment.

/**/  Previously filed

/***/ Amended from previous filing